Filed Pursuant to Rule 424(b)(3)
Registration No. 333-185676

PROSPECTUS

$1,500,000,000 Maximum Offering

$2,000,000 Minimum Offering

TriLinc Global Impact Fund, LLC, or the Company, is a newly formed Delaware limited liability company that intends to make impact investments in Small and Medium Enterprises, or SMEs, primarily in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact. We intend to use the proceeds of this offering to invest in SMEs through local market sub-advisors in a diversified portfolio of financial assets, including direct loans, convertible debt instruments, trade finance, structured credit and preferred and common equity investments. We anticipate that a substantial portion of our assets will consist of collateralized private debt instruments, which we believe offer opportunities for competitive risk-adjusted returns through income generation. Our investment objectives are to generate current income, capital preservation and modest capital appreciation primarily through investments in SMEs. We will be externally managed by TriLinc Advisors, LLC, which we refer to as our Advisor.

We are offering on a continuous basis up to $1,500,000,000 in units of our limited liability company interest, consisting of up to $1,250,000,000 of units in our primary offering and up to $250,000,000 of units pursuant to our distribution reinvestment plan. We are publicly offering three classes of units: Class A units, Class C units and Class I units. The unit classes have different sales commissions, dealer manager fees and there is an ongoing distribution fee with respect to Class C units. We are offering to sell any combination of Class A, Class C and Class I units with a dollar value up to the maximum offering amount. The initial offering price for the units in the primary offering shall be $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit. We reserve the right to reallocate the units we are offering between this offering and our distribution reinvestment plan. This is a best efforts offering, which means that SC Distributors, LLC, the dealer manager for this offering, will use its best efforts but is not required to sell any specific amount of units. The minimum permitted purchase is $2,000 in our units.

We will determine our net asset value each quarter commencing during the first full quarter after the minimum offering is achieved. If our net asset value on such valuation date increases above or decreases below our net proceeds per unit as stated in this prospectus, we will adjust the offering price of units, effective five business days later, to ensure that no unit is sold at a price, after deduction of selling commissions, dealer manager fees and organization and offering expenses, that is above or below our net asset value per unit on such valuation date.

We will not sell any units unless we have raised gross offering proceeds of $2.0 million by the date that is one year from the date of this prospectus, which we refer to as the minimum offering requirement. See “Plan of Distribution.” All subscription payments will be held in an escrow account by UMB Bank, N.A., as escrow agent, for our subscribers’ benefit pending release to us upon satisfaction of the minimum offering requirement. If we do not satisfy the minimum offering requirement within one year from the date of this prospectus, we will arrange for our escrow agent to promptly return all funds in the escrow account (including interest), and we will stop offering units. We will not receive any fees or expenses out of any funds returned to investors.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our units may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. Please see “Risk Factors” on page 29. Among others, these risks include the following:

•

We were recently formed and have no operating history. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of our units could decline substantially.

•

This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing units. We may change our investment policies without unitholder consent, which could result in investments that are different from those described in this prospectus.

•	We may not achieve investment results that will allow us to make distributions on a monthly basis or at a specified level.

•

We may pay distributions from any source and there are no limits on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for the investments, and your overall return may be reduced.

•	We are dependent upon our key management personnel and the key management personnel of our Advisor, and on the continued operations of our Advisor, for our future success.

•	We intend to make non-U.S. investments which involve certain legal, geopolitical, investment, repatriation and transparency risks not typically associated with U.S. investments.

•

There are substantial conflicts among the interests of our investors, our interests and the interests of our Advisor, dealer manager and their respective affiliates regarding compensation, investment opportunities and management resources.

•	Since this is a “best-efforts” offering, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

•

The units sold in this offering will not be listed on an exchange for the foreseeable future, if ever. Therefore, if you purchase units in this offering, it will be difficult for you to sell your units and, if you are able to sell your units, you will likely sell them at a substantial discount.

	Aggregate Price to Public (1)	Selling Commissions (2)	Dealer Manager Fee (2)	Proceeds Before Expenses to Us (2)(3)
Primary Offering
Per Class A Unit	$10.00	$0.700	$0.275	$9.025
Per Class C Unit	$9.576	$0.287	$0.263	$9.025
Per Class I Unit	$9.186	—	$0.161	$9.025
Minimum Offering	$2,000,000.00	$66,666.67	$48,333.33	$1,885,000
Maximum Offering	$1,250,000,000.00	$41,666,667.67	$30,208,333.33	$1,178,125,000
Distribution reinvestment Plan
Per Class A Unit	$9.025	—	—	$9.025
Per Class C Unit	$9.025	—	—	$9.025
Per Class I Unit	$9.025	—	—	$9.025
Maximum Offering	$250,000,000.00	—	—	$250,000,000.00
Total Maximum Offering	$1,500,000,000.00	$41,666,667.67	$30,208,333.33	$1,428,125,000.00
(Primary and Distribution Reinvestment Plan)

(1)	Assumes we will sell $1,250,000,000 in the primary offering and $250,000,000 in our distribution reinvestment plan. We reserve the right to reallocate units being offered between the primary offering and our distribution reinvestment plan.
(2)	The table assumes that 1/3 of primary offering gross proceeds come from sales of Class A units, 1/3 of primary offering gross proceeds come from sales of Class C units and 1/3 of primary offering gross proceeds come from sales of Class I units. We reserve the right to reallocate units being offered between Class A, Class C and Class I units. The table excludes the distribution fees for Class C units, which will be paid over time and will not be paid from offering proceeds. With respect to Class C units, we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. We will continue paying distribution fees with respect to all Class C units sold in this offering until the earlier to occur of the following: (i) a listing of the Class C units on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) there are no longer any Class C units outstanding. The figures in the table are calculated based on rounding to three decimal points.
(3)	Proceeds are calculated before deducting issuer costs other than selling commissions and the dealer manager fee. These issuer costs are expected to consist of, among others, expenses of our organization and offering.

This prospectus contains important information about us that a prospective investor should know before investing in units of our limited liability company interest. Please read this prospectus before investing and keep it for future reference.

Neither the SEC, the Attorney General of the State of New York, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in units of our limited liability company interest is not permitted.

The date of this prospectus is February 27, 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, to register a continuous offering of units of our limited liability company interest, which we refer to as “units.” Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement or amend this prospectus that may add, update or change information contained in this prospectus. We will endeavor to avoid interruptions in the continuous offering of units of our limited liability company interest, but may, to the extent permitted or required under the rules and regulations of the SEC, supplement the prospectus or file an amendment to the registration statement with the SEC if we determine to adjust the prices of our units because our net asset value per unit declines or increases from the amount of the net proceeds per unit as stated in the prospectus. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective.

Any statement that we make in this prospectus may be modified or superseded by us in a subsequent prospectus supplement. The registration statement we have filed with the SEC includes exhibits that provide more detailed descriptions of certain matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described in the section entitled “Available Information” in this prospectus. In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

You should rely only on the information contained in this prospectus. Neither we nor the dealer manager has authorized any other person to provide you with different information from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the dealer manager is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of units. If there is a material change in the affairs of our company, we will amend or supplement this prospectus.

For information on the suitability standards that investors must meet in order to purchase units in this offering, see “Suitability Standards.”

SUITABILITY STANDARDS

The following are our suitability standards for investors that are required by the Omnibus Guidelines published by the North American Securities Administrators Association in connection with our continuous offering of our units under this registration statement.

Pursuant to applicable state securities laws, units offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. There is not expected to be any public market for the units, which means that it may be difficult for unitholders to sell units. As a result, we have established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth (not including home, home furnishings, and personal automobiles) of at least $250,000. Our suitability standards also require that a potential investor (1) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (2) is able to bear the economic risk of the investment based on the prospective unitholder’s overall financial situation; and (3) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity and restrictions on transferability of the units and (d) the tax consequences of the investment. Persons who meet these standards are most likely to benefit from an investment in our company.

The minimum purchase amount is $2,000 in units. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts, or IRAs, provided that each such contribution should be not less than $500. You should note that an investment in our units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code, or the Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $500. The investment minimum for subsequent purchases does not apply to units purchased pursuant to our distribution reinvestment plan.

In the case of sales to fiduciary accounts, these suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of units or by the beneficiary of the account.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in units, our investment objectives and the relative illiquidity of units, units are an appropriate investment for those of you who become unitholders. Our sponsor and those selling units on our behalf must make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each unitholder based on information provided by the unitholder in the subscription agreement. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in units is suitable and appropriate for a unitholder.

Certain states have established suitability requirements different from those described above. Units will be sold to investors in these states only if they meet the special suitability standards set forth below:

California: In addition to the minimum suitability standards described above, a California investor’s maximum investment in us may not exceed 10% of such investor’s net worth.

Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in us to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in us and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

Kentucky: In addition to the minimum suitability standards described above, all Kentucky residents who invest in us must have a minimum gross annual income of $85,000 and a minimum net worth of $85,000 or a minimum net worth of $300,000. In addition, Kentucky investors must limit his or her investment in us to 10% of his or her liquid net worth.

Maine: In addition to our suitability requirements, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachussetts: Massachusetts investors may not invest more than 10% of their liquid net worth in us and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Nebraska: In addition to the suitability standards described above, a Nebraska investor must have either (i) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor’s maximum investment in us may not exceed 10% of such investor’s net worth.

New Jersey: New Jersey investors must limit their investment in us, our affiliates, and in other non-traded business development companies to not more than 10% of their liquid net worth. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

New Mexico: In addition to our suitability standards, a New Mexico investor’s maximum investment in us may not exceed 10% of such investor’s liquid net worth.

North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in us, our affiliates, and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oregon: In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in us.

Tennessee: In addition to the suitability standards described above, Tennessee residents’ investment in us must not exceed ten percent (10%) of their liquid net worth.

Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than

10% of their net worth in us, our affiliates or other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

The exemptions for secondary trading available under California Corporations Code §25104(h) will be withheld, but there may be other exemptions to cover private sales by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.

In purchasing units, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, or ERISA, or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, prior to purchasing units, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. Please note that the purchase of units may not be suitable for tax exempt investors because they may receive unrelated business taxable income from the investments that we make.

NOTICE TO RESIDENTS OF PENNSYLVANIA ONLY

BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $125,000,000, YOU ARE CAUTIONED TO CAREFULLY EVALUATE OUR ABILITY TO FULLY ACCOMPLISH OUR STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF OUR SUBSCRIPTIONS.

WE WILL PLACE ALL PENNSYLVANIA INVESTOR SUBSCRIPTIONS IN ESCROW UNTIL THE COMPANY HAS RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $62,500,000, OR FOR AN ESCROW PERIOD OF 120 DAYS, WHICHEVER IS SHORTER.

IF WE HAVE NOT RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $62,500,000 BY THE END OF THE ESCROW PERIOD, WE MUST:

A. RETURN THE PENNSYLVANIA INVESTORS’ FUNDS WITHIN 15 CALENDAR DAYS OF THE END OF THE ESCROW PERIOD; OR

B. NOTIFY THE PENNSYLVANIA INVESTORS IN WRITING BY CERTIFIED MAIL OR ANY OTHER MEANS WHEREBY RECEIPT OF DELIVERY IS OBTAINED WITHIN 10 CALENDAR DAYS AFTER THE END OF THE ESCROW PERIOD, THAT THE PENNSYLVANIA INVESTORS HAVE A RIGHT TO HAVE THEIR INVESTMENT RETURNED TO THEM. IF SUCH AN INVESTOR REQUESTS THE RETURN OF SUCH FUNDS WITHIN 10 CALENDAR DAYS AFTER RECEIPT OF NOTIFICATION, THE COMPANY MUST RETURN SUCH FUNDS WITHIN 15 CALENDAR DAYS AFTER RECEIPT OF THE INVESTOR’S REQUEST.

NO INTEREST IS PAYABLE TO AN INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF THE INITIAL 120-DAY ESCROW PERIOD. ANY PENNSYLVANIA INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF ANY SUBSEQUENT 120-DAY ESCROW PERIOD WILL BE ENTITLED TO RECEIVE INTEREST EARNED, IF ANY, FOR THE TIME THAT THE INVESTOR’S FUNDS REMAIN IN ESCROW COMMENCING WITH THE FIRST DAY AFTER THE INITIAL 120-DAY ESCROW PERIOD.

QUESTIONS AND ANSWERS

Q: What is a best efforts securities offering?

A: When units are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell such units. Broker-dealers are not underwriters, and they do not have a firm commitment or obligation to purchase any of the units.

Q: When will you accept and close on subscriptions?

A: We are expecting to close on subscriptions received and accepted by us on a daily basis, once we have reached the minimum offering requirement.

Q: Who can buy units in this offering?

A: In general, you may buy units pursuant to this prospectus if you have either (1) net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Our suitability standards also require that a potential investor (1) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (2) is able to bear the economic risk of the investment based on the prospective unitholder’s overall financial situation; and (3) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity and restrictions on transferability of the units and (d) the tax consequences of the investment.

Generally, you must purchase at least $2,000 of units, except for certain investors. See “Suitability Standards.” Certain volume discounts may be available for large purchases. See “Plan of Distribution.” If you have previously acquired units, additional purchases must be not less than $500, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards.”

Our affiliates may also purchase units. The selling commission that is payable by other investors in this offering will be reduced or waived for certain purchasers, including our affiliates.

Q: What is the difference between the Class A, Class C and Class I units being offered?

A: We are offering three classes of units, Class A units, Class C units and Class I units at the initial offering price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit. The unit classes have different sales commissions and dealer manager fees, and there is an ongoing distribution fee with respect to Class C units. Specifically, we will pay to our dealer manager a sales commission of up to 7.00% of gross proceeds from the sale of Class A units sold in the primary offering. For Class C units sold in the primary offering, we will pay a sales commission of up to 3.00% of gross proceeds. In addition, for Class C units, we will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. We will continue paying the distribution fees with respect to Class C units sold in this offering until the earlier to occur of the following: (i) a listing of the Class C units on a national securities exchange, (ii) upon the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) such Class C units no longer being outstanding. We will not pay any selling commission with respect to Class I units. We will pay our dealer manager a dealer manager fee of up to 2.75% of proceeds from the primary offering of class A and Class C units and up to 1.75% of gross proceeds from the primary offering of Class I units. See “Description of Units and Our Operating Agreement” and “Plan of Distribution” for a discussion of the differences between our classes of units.

Our Class A units, Class C units and Class I units are available for different categories of investors and/or different distribution channels. Class I units are available for purchase to institutional clients. Class A and C units each are available for purchase by the general public through different distribution channels (See “Plan of Distribution”). Only Class A units are available for purchase in this offering by our executive officers and board of managers and their immediate family members, as well as officers and employees of the Advisor and other affiliates of the Advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers. When deciding which class of units to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of units, the amount of your investment, the length of time you intend to hold the units (assuming you are able to dispose of them), the selling commission and fees attributable to each class of units and whether you qualify for any selling commission discounts described below. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of units you may be eligible to purchase.

Q: How will investments be made?

A: We plan to implement our investment strategy through partnering with multiple sub-advisors in our target regions. Our Advisor will retain the services of sub-advisors to, subject to our Advisor’s oversight, identify, evaluate, and negotiate our investments, and to provide asset management services. Our Advisor has engaged in an extensive search for leading providers of SME finance to serve as our sub-advisors, and has chosen those with solid track records, deep experience in target geographies and asset classes, and a commitment to sustainable business principles. Sub-advisors will make individual investment decisions based on the underwriting guidelines and other criteria provided by our Advisor as approved by our board of managers, and a member of the Advisor’s investment team will participate as an observer on sub-advisor investment committees. In addition, although our Advisor will engage sub-advisors, our Advisor retains ultimate responsibility for the performance of all of the services under the Advisory Agreement. Our Advisor will pay to sub-advisors a portion of certain fees payable to our Advisor under the Advisory Agreement for the performance of these services. Our board of managers will annually review the compensation we pay to TriLinc Advisors to determine that the compensation is reasonable and that the provisions of the Advisory Agreement are carried out.

Q: What is the experience of TriLinc Advisors?

A: TriLinc Advisors is a newly formed private investment company focusing on impact investments in SMEs around the world. TriLinc Advisors’ management team has a long track record and broad experience in the management of regulated, multi-billion dollar fund complexes and global macro portfolio management. TriLinc Advisors and our sub-advisors have an extensive network of relationships with emerging market private equity and debt managers, bilateral and multilateral Development Finance Institutions (DFIs), and international consultancies and service providers that we believe will benefit our portfolio of investments. We will benefit from both the top-down, global macro investing approach of TriLinc Advisors and its affiliates and the bottom-up deal sourcing and structuring of our sub-advisors. See “Management of the Company” for more information on the experience of the members of the senior management team.

Q: How long will this offering last?

A: This is a continuous offering of units as permitted by the federal securities laws. We intend to file post-effective amendments to the registration statement of which this prospectus is a part, that are subject to SEC review, to allow us to continue this offering for two years from the date of this prospectus; however, we may decide to extend this offering, which may be for up to an additional 18 months, or we may terminate the offering earlier. This offering must be registered in every state in which we offer or sell units. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units in any state in which our registration is not annually renewed or otherwise extended. Your ability to submit units for repurchase will not be affected by the expiration of this offering and the commencement of a new one.

Q: What happens if you do not raise a minimum of $2,000,000 in this offering?

A: We will not sell any units unless we sell a minimum of $2,000,000 in units from this offering by February 27, 2014 (one year from the date of this prospectus). Purchases of Class A units by our managers, officers and other affiliated persons and entities will be included for purposes of determining whether we have satisfied the minimum offering requirement. Pending satisfaction of this minimum offering requirement, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for our subscribers’ benefit, pending release to us. If we do not meet the minimum offering requirement by one year from the date of this prospectus, we will promptly return all funds in the escrow account (including interest) to subscribers, and we will stop this offering. We will not deduct any fees if we return funds from the escrow account. If we meet the minimum offering requirement, the proceeds held in escrow, plus interest, will be released to us. See “Plan of Distribution.”

Q: Can I invest through my IRA, SEP or after-tax deferred account?

A: Yes, subject to the suitability standards. A custodian, trustee or other authorized person must process and forward to us subscriptions made through individual retirement accounts, or IRAs, simplified employee pension plans, or SEPs, or after-tax deferred accounts. In the case of investments through IRAs, SEPs or after-tax deferred accounts, we will send the confirmation and notice of our acceptance to such custodian, trustee or other authorized person. Please be aware that in purchasing units, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, depending on the structure used to make investments, it is possible that the purchase of units by tax-exempt investors such as IRAs and employee pension benefit plans could result in unrelated business taxable income. Furthermore, prior to purchasing units, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See “Suitability Standards” for more information.

Q: Who is the transfer agent?

A: The name and address of our transfer agent is as follows:

DST Systems, Inc.

P.O. Box 219312

Kansas City, MO 64121-9312

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

Q: What kinds of fees will I be paying?

A: There are upfront and other types of fees that you will incur. First, there are unitholder transaction expenses that are a one-time up-front fee. They are calculated as a percentage of the public offering price and made up of selling commissions and dealer manager fees. There are also other offering expenses, and, with respect to Class C units, a distribution fee. In addition, as an externally managed fund, we will also incur various recurring expenses, including asset management fees and incentive fees that are payable under our Advisory Agreement. See “Our Expenses,” “Compensation of the Dealer Manager and the Advisor,” and “Advisory and Sub-Advisory Agreements” for more information.

Q: How will the payment of fees and expenses affect my invested capital?

A: The payment of fees and expenses will reduce: (1) the funds available to us for investments, (2) the net income generated by us, (3) funds available for distribution to our unitholders and (4) the net asset value of your units.

Q: Are there any restrictions on the transfer of units?

A: The operating agreement places substantial limitations upon your ability to transfer units. Any transferee must be a person that would have been qualified to purchase units in this offering. No unit may be transferred if, in the judgment of the managers, and/or their counsel, a transfer would jeopardize our status as a “partnership” for federal income tax purposes. In addition, you will not be permitted to make any transfer or assignment of your units if we determine such transfer or assignment would result in the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code. Furthermore, our operating agreement requires the consent of our board of managers for a transferee to be substituted as a member of the Company, which consent shall not be unreasonably withheld. We do not intend to list units on any securities exchange, and we do not expect there to be a public market for units in the foreseeable future. As a result, your ability to sell your units will be limited. We will not charge for transfers of units except for necessary and reasonable costs actually incurred by us. See “Risk Factors — Risks Relating to Investing in the Offering.”

Q: Will I be able to sell the units in a secondary market?

A: We do not intend to list units on a securities exchange during the offer period, and do not expect a public market to develop for units in the foreseeable future. Because of the lack of a trading market for units, unitholders may not be able to sell their units promptly or at a desired price. If you are able to sell your units you may have to sell them at a discount to the purchase price of your units.

Q: Will I otherwise be able to liquidate my investment?

A: In the future, our board of managers may consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) dissolution and winding up distribution of our assets; (2) merger or sale of all or substantially all of our assets; or (3) the listing of units on a national securities exchange. If we do not consummate a liquidity event within five years from the termination of the offering period, we will be required to commence an orderly liquidation of the assets unless a majority of our board, including a majority of the independent managers, determines that liquidation is not in the best interests of our unitholders. Under such circumstances the commencement of an orderly liquidation will be postponed for one year. Further postponement of the liquidity event would only be permitted if a majority of our board, including a majority of independent managers, again determined that liquidation would not be in the best interest of our unitholders and our board must make a determination in this manner during each successive year until a liquidity event has occurred. If we at any time choose to seek but then fail to obtain unitholder approval of our liquidation, our operating agreement would not require us to consummate a liquidity event or liquidate and would not require our board to revisit the issue of liquidation, and we could continue to operate as before. There can be no assurance that we will complete a liquidity event. Prior to the completion of a liquidity event, our unit repurchase program may provide a limited opportunity for you to have your units repurchased, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price you paid for the units being repurchased. See “Unit Repurchase Program” for a detailed description of our unit repurchase program.

Q: Will the distributions I receive be taxable?

A: As discussed below, we intend to be characterized as a partnership. As a partnership, our unitholders will be allocated their respective share of the Company items of income gain, loss, deduction and credit that may not be directly related to the actual cash distributions made by the Company. Accordingly, while the Company is operating, a unitholder generally will not recognize gain on the receipt of a distribution of money from the company (including any constructive distribution of money resulting from a reduction in the unitholder’s share of our liabilities), except to the extent such a distribution exceeds the unitholder’s adjusted tax basis in our units. A unitholder’s tax basis in its units initially will be the amount paid for such units, plus the unitholder’s allocable share (as determined for federal income tax purposes) of any liabilities of the company, and will thereafter be adjusted as required under the Code to give effect on an ongoing basis to the unitholder’s allocable share of our tax items, distributions and liabilities. Liquidating distributions, however, generally will result in the recognition of taxable gain by the unitholder. Such gain will be recognized to the extent that the amount of money received (including any constructive distribution of money resulting from a reduction in the unitholder’s share of our liabilities) exceeds the unitholder’s adjusted tax basis in its units.

The rules governing the taxation of partnerships and individual partners are quite complex, and unitholders should consult their tax advisors concerning the tax consequences of an investment in the units in light of the investor’s particular circumstances.

Q: When will I get my detailed tax information?

A: We intend to send to each of our U.S. unitholders, within 75 days after the end of each calendar year, a Form K-1 detailing each unitholder’s allocable share of the Company’s items of income, gain, loss, deduction and credit.

Q: Who can help answer my questions?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the dealer manager at:

SC Distributors, LLC

610 Newport Center Drive

Suite #350

Newport Beach, CA 92660

949-706-8640

FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects and the prospects of our borrowers;

•	the economic, social and/or environmental impact of the investments that we expect to make;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the companies in which we invest;

•	the ability of our sub-advisors and borrowers to achieve their objectives;

•	our expected financings and investments;

•	the adequacy of our cash resources and working capital; and

•	the timing of cash flows, if any, from the operations of our borrowers.

We use words such as “anticipates,” “believes,” “expects,” “intends” and similar expressions to identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in this prospectus.

We have based the forward-looking statements included in this prospectus on information available to us on the date of this prospectus, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It may not contain all of the information that you may want to consider. To understand this offering fully, you should read the entire prospectus carefully, including the section entitled “Risk Factors,” before making a decision to invest in the units of our limited liability company interest.

TriLinc Global Impact Fund, LLC is a Delaware limited liability company formed on April 30, 2012. Unless otherwise noted, the terms “we,” “us,” “our,” “the Company” and “our company” refer to TriLinc Global Impact Fund, LLC; the term our “Advisor” and “TriLinc Advisors” refers to TriLinc Advisors, LLC, our external advisor; the term “SC Distributors” and our “dealer manager” refers to SC Distributors, LLC, our dealer manager; and the term our “Sponsor” refers to TriLinc Global, LLC, our sponsor.

TriLinc Global Impact Fund

TriLinc Global Impact Fund, LLC is a newly formed Delaware limited liability company that intends to make impact investments in Small and Medium Enterprises, or SMEs, which we define as those businesses having less than 500 employees, primarily in developing economies, that provide the opportunity to achieve both competitive financial returns and positive measurable impact. We intend to use the proceeds of this offering to invest in SMEs through local market sub-advisors in a diversified portfolio of financial assets, including direct loans, convertible debt instruments, trade finance, structured credit and preferred and common equity investments. We anticipate that a substantial portion of our assets will consist of collateralized private debt instruments, which we believe offer opportunities for competitive risk-adjusted returns through income generation. We will be externally managed and advised by TriLinc Advisors.

Market Opportunity

We are centered on a single idea: providing access to finance for SMEs, particularly in developing economies, is both a profitable investment proposition and an effective driver of sustainable economic development. We believe significant opportunity exists in small and growing businesses, which through expansion have the ability to hire more employees, produce more goods for local consumption, provide training to locally-based employees and pay more taxes through increased revenues. By increasing the local production of quality goods and services, these businesses can support the growing middle class in those markets.

Consistently across countries in the developed and developing world, SMEs account for a significant portion of economic growth and job creation. According to the private sector arm of the World Bank, the International Finance Corporation (IFC) in its 2010 SME Banking Guide, SMEs account for over 50% of GDP and create 70% of the new jobs in high-income countries. In developing economies, defined as those classified as upper-middle income and below by the World Bank, IFC studies have estimated that there are 25-30 million formal SMEs in operation, representing up to 33% of GDP and up to 45% of formal employment. Despite the economic and social importance of small businesses, there are many obstacles to their growth globally.

We believe that the underserved nature of such a large segment of the global economy, coupled with a strong demand for capital from the SMEs themselves, has created significant opportunity for investment. Because of the current investing environment, we believe that SMEs are likely to offer attractive investment terms in the form of current cash yield, deferred interest and equity warrants, and more attractive security features such as stricter loan covenants and quality collateral. Additionally, as compared to larger companies, SMEs often have simpler capital structures and carry less debt, thus aiding the structuring and negotiation process and allowing for greater flexibility in structuring favorable transactions.

Potential Competitive Strengths

We believe that the following key strengths and potential competitive advantages will enable us to capitalize on the significant opportunities in SME finance around the world.

•	Significant Experience of Management of our Advisor and Sub-advisors

The senior management team of our Advisor has a long track record and broad experience in managing and operating regulated, multi-billion dollar fund complexes. Among this experience, members of TriLinc Advisors’ senior management team have held senior executive positions at large global banks, institutional money managers and independent investment advisors. Furthermore, the senior management team has significant experience in global macro portfolio management, including executing multi-manager global macro investment strategies across asset classes, geographies and industries. This experience emphasizes maximizing risk-adjusted returns, utilizing alternative asset classes and hedging portfolio risk exposures, as well as the importance of a rigorous and disciplined approach to manager due diligence. This macro experience will be complimented by the experience of our sub-advisors, who have deep local networks, a firm understanding of the local culture and regulatory environment, and a reputation for being high-quality investment partners. These qualities have enabled them to realize solid track records, and afford them access to high quality deal flow to the benefit of the Company.

•	Attractive Return Profile of Asset Classes

We believe that investments in SME direct loans and SME trade finance globally present the opportunity to generate competitive and stable cash flows and deliver attractive financial returns. Although SMEs are underserved by traditional capital providers like local commercial banks, the profitability of such investments is not the limiting factor, according to the IFC. Surveys conducted by the IFC have indicated that developing economy banks perceive SME banking as a “big market” with “good prospects,” and have realized returns on assets for their SME operations that were on average twice as high as for bank-wide operations. We also plan to provide trade financing to SMEs, an asset class, according to the International Chamber of Commerce (ICC), that has enjoyed stable performance and low default rates in recent years. We believe that SME finance will continue to present an attractive financial opportunity in the coming years, and that we will be well-positioned to identify high-quality borrowers in our target regions.

•	Strategic Relationships and Access to Deal Flow

Our senior executives have extensive backgrounds in the asset management and investment industry, and along with our sub-advisors, have developed an expansive network of relationships with developing economy private equity and debt managers, bilateral and multilateral DFIs, and international consultancies and service providers that we believe will benefit our portfolio of investments. TriLinc Advisors’ local market sub-advisors are the conduit to country and region-specific deal flow. To be considered for participation, sub-advisors must demonstrate their presence and track record in their geographies, both of which are dependent on their ability to tap their local market networks to source lending opportunities from local SMEs. Since our sub-advisors typically have decades of experience in these markets, they are able to maintain a robust pipeline of potential investments and maintain a high degree of selectivity when evaluating multiple opportunities.

•	Unique Focus, Structure, and Early Mover Advantage

We have created a unique fund structure that we believe will give U.S. non-accredited investors their first-ever opportunity to invest in a fund dedicated to financing developing economy SMEs. As a public company with access to capital, we believe that we will be uniquely positioned to address the capital shortage problem in global SME finance. In making these investments, we will also measure and report the economic, social and/or environmental impacts at the borrower and portfolio level. We believe that we will be the first retail product that will provide this level of transparency and impact reporting to non-accredited investors.

•	Alignment of Interests

We have taken multiple steps to structure our relationship with TriLinc Advisors so that our interests and those of TriLinc Advisors are closely aligned. TriLinc Advisors will not offer any units it owns for repurchase as long as TriLinc Advisors remains our Advisor. We believe TriLinc Advisors’ incentive compensation structure will align our interests with those of TriLinc Advisors, which will create the conditions to optimize returns and risk tolerance for our unitholders. In addition, by providing primarily debt to SMEs instead of equity, we leave ownership in the hands of the current owners, which encourages responsible growth to protect the value of their equity. Furthermore, we have voluntarily structured the Company with a board of managers, a majority of who will be independent, in order to monitor our policies and conflicts.

Our Business Objective and Policies

Our business objective is to generate competitive financial returns and positive economic, social and/or environmental impact by providing financing to SMEs, primarily in developing economies. Our style of investment is referred to as impact investing, which J.P. Morgan Global Research and Rockefeller Foundation in a 2010 report called “an emerging alternative asset class” and defined as investing with the intent to create positive impact beyond financial return. We believe it is possible to generate competitive financial returns while creating positive, measurable impact. We intend to measure the economic, social and environmental impact of our investments using industry-standard metrics, including the Impact Reporting and Investment Standards, or IRIS. Through our investments in SMEs, we intend to enable job creation and stimulate economic growth.

Our investment objectives are to provide our unitholders current income, capital preservation and modest capital appreciation. This will be achieved primarily through SME trade finance and term loan financing, while employing rigorous risk-mitigation and due diligence practices, and transparently measuring and reporting the economic, social and/or environmental impacts of our investments. We expect that the majority of our investments will be senior and other collateralized loans to SMEs with established, profitable businesses in developing economies. With our sub-advisors, we expect to provide growth capital financing generally ranging in size from $1-10 million. We will seek to protect and grow investor capital by: (1) targeting countries with favorable economic growth and investor protections; (2) partnering with sub-advisors with significant experience in local markets; (3) focusing on creditworthy lending targets which have at least 3-year operating histories and demonstrated cash flows enabling loan repayment; (4) making primarily debt investments, backed by collateral and borrower guarantees; (5) employing best practices in our due diligence and risk mitigation processes; and (6) monitoring our portfolio on an ongoing basis.

Our goal is to create a diversified portfolio of primarily private debt instruments, including term loans and trade finance, whose counterparties are small and medium-size businesses in developing economies. Private debt facilities generate current income and, in some cases, offer the potential for modest capital appreciation, while maintaining a higher place in a company’s capital structure than the equity held by the owners and other investors. It is expected that, as small and growing businesses, our borrowers will use capital to expand operations, improve the financial standing of their operations, or finance the trade of their goods with other markets. According to a 2010 report by the IFC, SMEs have been shown to improve job creation and GDP growth throughout the world, and, based on our underwriting criteria, we expect the portfolio of our investments to have a positive, measurable impact in their communities, in addition to offering a competitive financial return to the investor.

Our Corporate Structure

Our anticipated organizational structure upon completion of the offering will be as follows:

*	Gloria S. Nelund owns 31.98% of the equity interest in the Sponsor.

Risk Factors

An investment in our units involves a high degree of risk and may be considered speculative. You should carefully consider the information found in “Risk Factors” before deciding to invest in our units. The following are some of the risks you will take in investing in our units:

•

This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing units. We may change our investment policies without unitholder consent, which could result in investments that are different from those described in this prospectus.

•	We may not achieve investment results that will allow us to make distributions on a monthly basis or at a specified level of cash distributions.

•

We may pay distributions from any source and there are no limits on the amount of proceeds we may use to fund distributions. Until the proceeds from this offering are fully invested and from time to time during our operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for the investments, and your overall return may be reduced.

•	We are dependent upon our key management personnel and the key management personnel of our Advisor, and on the continued operations of our Advisor, for our future success.

•	We intend to make non-U.S. investments which involve certain legal, geopolitical, investment, repatriation, and transparency risks not typically associated with U.S. investments.

•

There are substantial conflicts among the interests of our investors, our interests and the interests of our Advisor, dealer manager and their respective affiliates regarding compensation, investment opportunities and management resources. The fees we pay to affiliates were not determined on an arms-length basis.

•	Since this is a “best-efforts” offering, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

•

The units sold in this offering will not be listed on an exchange for the foreseeable future, if ever. Therefore, if you purchase units in this offering, it will be difficult for you to sell your units and, if you are able to sell your units, you will likely sell them at a substantial discount.

•	We established the initial offering price for our units on an arbitrary basis and the offering price may not accurately reflect the value of our assets.

•

We were recently formed and will not commence operations until we meet our minimum offering requirement of selling, in aggregate, $2,000,000 in units from this offering. We have no operating history. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of units could decline substantially.

•

Our ability to achieve our investment objectives depends on our Advisor’s ability to manage and support our investment process and to choose appropriate sub-advisors. If our Advisor were to lose any members of its senior management team, our ability to achieve our investment objectives could be significantly harmed.

•	We will be subject to risks incident to making loans to small and medium sized enterprises in developing countries.

•	You will experience substantial dilution in the net tangible book value of your units equal to the offering costs associated with your units.

Our Advisor

TriLinc Advisors, a newly formed Delaware limited liability company, will manage our investments. TriLinc Advisors is a private investment company focusing on impact investments in SMEs around the world. TriLinc Advisors is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Led by its Chief Executive Officer, Gloria Nelund, Mark Torline, its President and Chief Operating Officer, and Paul Sanford, its Chief Investment Officer, TriLinc Advisors’ management team has a long track record and broad experience in the management of regulated, multi-billion dollar fund complexes and global macro portfolio management. TriLinc Advisors and our sub-advisors have an extensive network of relationships with emerging market private equity and debt managers, bilateral and multilateral DFIs, and international consultancies and service providers that we believe will benefit our portfolio of investments. We will benefit from both the top-down, global macro investing approach of TriLinc Advisors and its affiliates and the bottom-up deal sourcing and structuring of our sub-advisors. TriLinc Advisors will receive certain management and incentive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. See “ — Compensation of the Dealer Manager and the Advisor” below.

TriLinc Advisors is a joint venture between TriLinc Global, LLC, or TriLinc Global, and Strategic Capital Advisory Services, LLC, or Strategic Capital. The purpose of the joint venture is to permit our Advisor to capitalize upon the expertise of the TriLinc management team as well as the experience of the executives of Strategic Capital in providing advisory services in connection with the formation, organization, registration and operation of entities similar to the Company. Strategic Capital will provide certain services to, and on behalf of, our Advisor, including but not limited to formation and advisory services related to our formation and the structure of this offering, financial and strategic planning advice and analysis, overseeing the development of marketing materials, selecting and negotiating with third party vendors and other administrative and operational services. Pursuant to the joint venture agreement and its ownership in TriLinc Advisors, Strategic Capital is entitled to receive distributions equal to 15% of the gross cash proceeds received by TriLinc Advisors from the management and incentive fees payable by us to TriLinc Advisors under the Advisory Agreement. These distributions are for bona fide services performed by Strategic Capital for TriLinc Advisors in accordance with its ownership percentage and is not underwriting compensation.

On May 15, 2012, TriLinc Advisors purchased 22,161 Class A units for aggregate gross proceeds of $200,000. In addition, our Sponsor has agreed that the Sponsor or one of its affiliates will purchase at least $800,000 more in units in this offering before we will accept $10,000,000 in subscriptions so that the aggregate contribution by the Sponsor and its affiliates, including TriLinc Advisors, will be $1,000,000.

Our Sponsor

TriLinc Global serves as our Sponsor and is the managing member of our Advisor with the right to control the activities of the Advisor, except with respect to certain major decisions. TriLinc Global is a private investment company that invests capital in small and mid-sized businesses in developing economies globally through a series of impact-focused investment funds. TriLinc Global’s primary goal across its business platforms is to provide access to impact investments with potential for both competitive financial returns and positive, measurable global impact through the alternative investment products it creates. TriLinc Global believes it is differentiated from other impact investors in both its focus on generating investor returns in line with broader commercial markets and its ability to deliver quantitative reporting on the impact generated through its investments. As required by the Omnibus Guidelines, as adopted by the North American Securities Administrators Association, our sponsors and their affiliates have an aggregate net worth in excess of $15.8 million. No portion of such net worth will be available to us to satisfy any of our liabilities or other obligations.

Our Dealer Manager

SC Distributors, LLC, or SC Distributors, a Delaware limited liability company formed in March 2009, will serve as our dealer manager for this offering. Strategic Capital is an affiliate of our dealer manager and has an equity interest in our Advisor. Our dealer manager is a member firm of the Financial Industry Regulatory Authority, or FINRA, and is located at 610 Newport Center Drive, Suite 350, Newport Beach, California 92660. Our dealer manager will receive dealer manager fees, selling commissions, distribution fees with respect to Class C units, and certain reimbursements for services relating to this offering. See “— Compensation of the Dealer Manager and the Advisor” below.

Classes of Units

Class A Units

Each Class A unit issued in the primary offering will be subject to a sales commission of up to 7.00% per unit and a dealer manager fee of up to 2.75% per unit. We will not pay sales commissions or dealer manager fees on Class A units sold pursuant to our distribution reinvestment plan. Class A units are available for purchase by the general public through different distribution channels. In addition, our executive officers and board of managers and their immediate family members, as well as officers and employees of the Advisor and other affiliates of the Advisor and their immediate family members and, if approved by our board of managers, joint venture partners, consultants and other service providers may only purchase Class A units.

Class C Units

Each Class C unit issued in the primary offering will be subject to a sales commission of up to 3.00% per unit and a dealer manager fee of up to 2.75% per unit. In addition, for Class C units, we will pay our dealer manager on a monthly basis a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. The payment of distribution fees with respect to Class C units out of cash otherwise distributable to Class C unitholders will result in a lower amount of distributions being paid with respect to Class C units. We will not pay sales commissions or dealer manager fees on Class C units sold pursuant to our distribution reinvestment plan. Class C units are available for purchase by the general public through different distribution channels.

Class I Unit

No selling commission will be paid for sales of any Class I units, and we will not pay our dealer manager a distribution fee with respect to the Class I units. Each Class I unit will be subject to a dealer manager fee of up to 1.75% per unit. Class I units are available for purchase to certain institutional clients.

Other than the differing fees with respect to each class described above and the payment of a distribution fee out of cash otherwise distributable to Class C unitholders, Class A units, Class C units, and Class I units have identical rights and privileges, such as identical voting rights. The net proceeds from the sale of all three classes of units will be commingled for investment purposes and all earnings from all of the investments will proportionally accrue to each unit regardless of the class.

In addition, the net asset value per unit will be calculated in the same manner for each unit of any class and we anticipate that the net asset value per unit of any class will be the same. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any liquidating distribution of our assets, such assets, or the proceeds thereof, will be distributed among all the unitholders in proportion to the number of units held by such holder. See “Description of Units and Our Operating Agreement” for more details regarding our classes of units.

The Offering

We are offering up to $1,500,000,000 in our units, $1,250,000,000 of which are being offered to the public at the initial price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit and $250,000,000 of which are being offered pursuant to our distribution reinvestment plan at the initial price of $9.025 per unit. We will commence valuations of our assets during the first full quarter following the satisfaction of the minimum offering. Thereafter, units will be offered in our primary offering at a price based on the most recent valuation, plus related selling commissions, dealer manager fees and organization and offering expenses. Once we commence valuations, units will be offered pursuant to our distribution reinvestment plan at a price equal to our then current offering price per each class of units, less the sales fees associated with that class of units in the primary offering. The new offering prices will be effective five business days after the board of managers determines to set new prices and we publicly disclose such prices. We are publicly offering three classes of units: Class A units, Class C units and Class I units. The unit classes have different selling commissions and dealer manager fees and there is an ongoing distribution fee with respect to Class C units. We are offering to sell any combination of Class A, Class C and Class I units with a dollar value up to the maximum offering amount. We reserve the right to reallocate the units between Class A, Class C and Class I and between the primary offering and our distribution reinvestment plan.

We will not sell any units unless we have raised gross offering proceeds of $2.0 million by the date that is one year from the date of this prospectus. We refer to this threshold as the minimum offering requirement. Purchases of Class A units by our managers, officers and other affiliated persons and entities will be included for purposes of determining whether we have satisfied the minimum offering requirement. After meeting the minimum offering requirement and holding our initial closing, except as described in this prospectus, we will sell units on a continuous basis at a price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit. We will determine our net asset value each quarter commencing during the first full quarter after the minimum offering is achieved. If our net asset value increases above or decreases below our net proceeds per unit as stated in this prospectus, we will adjust the offering prices of units to ensure that after the effective date of the new offering prices no unit is sold at a price, after deduction of selling commissions, dealer manager fees and organization and offering expenses, that is above or below our net asset value per unit as of the most recent valuation date. See “Plan of Distribution.”

If we do not satisfy the minimum offering requirement within one year from the date of this prospectus, we will arrange for our escrow agent to promptly return all funds in the escrow account (including interest), and we will stop offering units. We will not receive any fees or expenses out of any funds returned to investors. We may sell the units in this offering until February 27, 2015, which is two years from the date of this prospectus; however, we may decide to extend this offering, which may be for up to an additional 18 months, or we may terminate the offering earlier. In some states, we will need to renew our registration annually in order to continue offering units.

Until such time as subscription proceeds equal the minimum offering requirement of $2,000,000, all funds received by the escrow agent from the dealer manager and selected broker-dealers in connection with subscriptions will be promptly deposited in an interest bearing escrow account with the escrow agent at our expense until these funds are released.

Units will not be sold pursuant to our distribution reinvestment plan until the minimum offering requirement is met.

Valuations

Our board of managers has established procedures for the valuation of our investment portfolio commencing during the first full quarter after we meet our minimum offering requirement. Our net asset value will be determined by our board of managers based on the input of our Advisor, our audit committee, an opinion of Duff & Phelps, LLC as to the reasonableness of our internal estimates of fair value, and, if engaged by our board of managers, one or more independent valuation firms. We may value our investments using different valuation approaches. For more information regarding our valuation process and approaches, see “Business — Valuations.” We will supplement the prospectus or file an amendment to the registration statement with the SEC, as appropriate, if we adjust the prices of our units because our net asset value per unit increases or decreases from the amount of the net proceeds per unit as stated in the prospectus. We will include in any such prospectus supplement or amendment the new offering price as well as how each class of assets in our investment portfolio was valued.

Estimated Use of Proceeds

Assuming that 1/3 of the primary offering gross proceeds come from sales of Class A units, 1/3 of primary offering gross proceeds come from sales of Class C units and 1/3 of primary offering gross proceeds come from sales of Class I units and all of the units available for the distribution reinvestment plan are sold if we sell the maximum offering, our management team expects to invest approximately 89.25%, if only the minimum offering is sold, to 93.96%, if the maximum offering is sold, of the gross offering proceeds to make investments in accordance with our investment objectives and by following the strategies described in this prospectus. If all of our gross offering proceeds come from sales of Class A units, we expect to invest approximately 85.25%, if only the minimum offering is sold, to 90.63%, if the maximum offering is sold, of the gross offering proceeds. The actual percentage of offering proceeds used to make investments will depend on the number of primary units sold and the number of units sold pursuant to our distribution reinvestment plan as well as whether we sell more or less than we have assumed of Class A units, Class C units or Class I units and actual organization and offering expenses incurred. See “Estimated Use of Proceeds.”

Suitability Standards

Pursuant to applicable state securities laws, units offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. There is not expected to be any public market for the units, which means that investors will likely have limited ability to sell their units. As a result, we have established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

How to Subscribe

Investors who meet the suitability standards described herein may purchase our units. Investors seeking to purchase our units should proceed as follows:

•	Read this entire prospectus and all appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•

Deliver a check for the full purchase price of the units being subscribed for along with the completed subscription agreement to the participating broker-dealer. Prior to our satisfaction of the minimum offering requirement, you should make your check payable to “UMB Bank, N.A., as escrow agent for TriLinc Global Impact Fund, LLC.” Subsequent to our satisfaction of the minimum offering requirement, you should make your check payable to “TriLinc Global Impact Fund, LLC.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be for the minimum of $500, except for purchases made pursuant to our distribution reinvestment plan.

•

By executing the subscription agreement and paying the total purchase price for the units subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of the terms of our operating agreement.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 10 business days of receipt of each completed subscription agreement by us and, if rejected, all funds shall be returned to subscribers without interest and without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for the units until at least five business days after the date you receive the final prospectus. If we accept your subscription, our transfer agent will mail you a confirmation of acceptance.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Unit Repurchase Program

We do not currently intend to list our units on any securities exchange and do not expect a public market to develop for the units in the foreseeable future. As a result, if you purchase our units, your ability to sell your units will be limited. Beginning 12 months after we meet the minimum offering requirement, we intend to commence a unit repurchase program pursuant to which we will conduct quarterly unit repurchases to allow our unitholders, who have held our units for a minimum of one year, to sell their units back to us at a price equal to the then current offering price less the sales fees associated with that class of units. Our unit repurchase program will include numerous restrictions that limit your ability to sell your units. In particular, the unit repurchase program provides that we may make repurchase offers only if we have sufficient funds available for repurchase and to the extent the total number of units for which repurchase is requested in any 12 month period does not exceed 5% of the weighted average number of outstanding units at the beginning of the 12 month period. The limitations and restrictions relating to our unit repurchase program may prevent us from accommodating all repurchase requests made in any quarter. See “Unit Repurchase Program.”

Our board of managers has the ability, in its sole discretion, to amend or suspend the plan or to waive any specific condition if it is deemed to be in our best interest. See “Unit Repurchase Program.”

Advisor Fees

We will pay TriLinc Advisors a fee for its services under the Advisory Agreement. The fee will consist of two components: a management fee and an incentive fee.

The asset management fee will be calculated at an annual rate of 2.00% of our gross assets payable quarterly in arrears. The incentive fee will be divided into two parts:

•

An incentive fee on net investment income, which we refer to as the subordinated incentive fee on income, will be calculated and payable quarterly in arrears and will be based upon our pre-incentive fee net investment income for the immediately preceding quarter. No subordinated incentive fee is earned by the Advisor in any calendar quarter in which our pre-incentive fee net investment income does not exceed the preferred return rate of 1.50% (6.0% annualized), or the preferred return. All of our pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 1.875% (7.5% annualized) on our net assets at the end of the immediately preceding fiscal quarter, in any quarter, will be payable to the Advisor. We refer to this portion of our subordinated incentive fee on income as the catch up. It is intended to provide an incentive fee of 20% on all of our pre-incentive fee net investment income when our pre-incentive fee net investment income exceeds 1.875% on our net assets at the end of the immediately preceding fiscal quarter in any quarter. For any quarter in which our pre-incentive fee net investment income exceeds 1.875% on our net assets at the end of the immediately preceding fiscal quarter, the subordinated incentive fee on income shall equal 20% of the amount of our pre-incentive fee net investment income, because the preferred return and catch up will have been achieved.

•

An incentive fee on capital gains will be earned on investments sold and shall be determined and payable in arrears as of the end of each calendar year during which the Advisory Agreement is in effect. In the case the Advisory Agreement is terminated, the fee will also become payable as of the effective date of such termination. The fee will equal 20% of our realized capital gains, less the aggregate amount of any previously paid incentive fee on capital gains. Incentive fee on capital gains is equal to our realized capital gains on a cumulative basis from inception, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis.

Liquidity Strategy

In the future, our board of managers will consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) dissolution and winding up distribution of our assets, (2) sale of all or substantially all of our assets, or our sale or merger or (3) the listing of units on a national securities exchange. In making the decision to apply for a listing, our board will consider whether listing or liquidating our assets will result in greater value for our unitholders. If we do not consummate a liquidity event within five years from the termination of the offering stage, we will be required to commence an orderly liquidation of the assets unless a majority of our board, including a majority of the independent managers, determines that liquidation is not in the best interests of our unitholders.

Under such circumstances the commencement of an orderly liquidation will be postponed for one year. Further postponement of the liquidity event would only be permitted if a majority of our board, including a majority of independent managers, again determined that liquidation would not be in the best interest of our unitholders and our board must make a determination in this manner during each successive year until a liquidity event has occurred.

If we at any time choose to seek but then fail to obtain unitholder approval of our liquidation, our operating agreement would not require us to consummate a liquidity event or liquidate and would not require our board to revisit the issue of liquidation for the next year or indefinitely, and we could continue to operate as before. Accordingly, unitholders may be required to hold their units for an extended period of time or indefinitely. If we sought and obtained unitholder approval of our liquidation, we will cease reinvestment of the offering proceeds and will begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing capital and credit markets generally as well as the federal income tax consequences to our unitholders. See “Liquidity Strategy.”

Reports to Unitholders

Our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q will be made available on our website at www.trilincglobalimpactfund.com, following the end of each fiscal quarter and fiscal year, as applicable. These reports, as well as our Current Reports on Form 8-K, will also be available on the SEC’s website at www.sec.gov.

Distributions

We intend to pay distributions pursuant to the terms of our operating agreement on a monthly basis beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. From time to time, we may also pay interim distributions at the discretion of our board. Distributions are subject to the board of managers’ discretion and applicable legal restrictions and accordingly, there can be no assurance that we will make distributions at a specific rate or at all. Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings and offering proceeds, provided, however that no funds will be advanced or borrowed for purpose of distributions, if the amount of such distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. We have not established a cap on the use of proceeds to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have less funds available for investments and your overall return will be reduced. Distributions will be made on all classes of our units at the same time. The cash distributions with respect to the Class C units will be lower than the cash distributions with respect to Class A and Class I units because of the distribution fee relating to Class C units, which will be allocated as a Class C specific expense. Amounts distributed to each class will be allocated among the unitholders in such class in proportion to their units.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional units of the same class. Units under our distribution reinvestment plan will be initially offered at a price equal to $9.025 per unit until such time as we commence valuations of our assets during the first full quarter following the satisfaction of the minimum offering requirement and, thereafter, at a price equal to the then current offering price per unit less the sales fees associated with that class of units in the primary offering. No selling commissions or dealer manager fees will be paid on units sold under our distribution reinvestment plan. The distribution fee is payable with respect to all Class C units, including Class C units issued under our distribution reinvestment plan. We may effect registration of additional units for issuance under our distribution reinvestment plan and may reallocate units between the primary offering and our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than any special distributions that are designated by our board of managers. As a result, you may have a tax liability with respect to your deemed distributions, but you will not receive cash distributions to pay such liability. We may amend, suspend or terminate the distribution reinvestment plan at our discretion. For information on how to participate in our distribution reinvestment plan, see “Distribution Reinvestment Plan.”

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Although these exemptions will be available to us, they will not have a material impact on our public reporting and disclosure. We are deemed a “non-accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act, and as a non-accelerated filer, we are permanently exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, because we have no employees, we do not have any executive compensation or golden parachute payments to report in our periodic reports and proxy statements.

We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Exchange Act.

Under the JOBS Act, emerging growth companies can also delay the adoption of new or revised accounting standards until such time as those standards apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Investment Company Act Considerations

We intend to conduct our operations so that we and our subsidiaries, if any, will qualify for an exemption under, or otherwise will not be required to register as an investment company under, the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to conduct our business primarily through our direct and indirect wholly- and majority-owned subsidiaries, including foreign subsidiaries, which will be established to carry out specific activities. Although we reserve the right to modify our business methods at any time, at the time of this offering we expect the focus of our business will involve providing loans and other financing of the nature described in this prospectus. We intend to conduct our operations so that they comply with the limit imposed by the 40% test and we will not hold ourselves out as being engaged primarily, or actually engage, in the business of investing in securities. Therefore, we expect that we will not be subject to registration or regulation as an investment company of any kind (including, without limitation, a face-amount certificate company, unit investment trust, open-end or closed-end company or a management company electing to be treated as a business development company) under the Investment Company Act. The securities issued to us by our wholly-owned or majority-owned subsidiaries, which subsidiaries will be neither investment companies nor companies exempt under Section 3(c)(1) or 3(c)(7) of the Investment Company Act, will not be investment securities for the purpose of this 40% test.

One or more of our subsidiaries may seek to qualify for an exception or exemption from registration as an investment company under the Investment Company Act pursuant to other provisions of the Investment Company Act, such as Sections 3(c)(5)(A) which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance and services” and Section 3(c)(5)(B) which is available for entities “primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance and services.” Each of these exemptions generally requires that at least 55% of such subsidiary’s assets be invested in eligible loans and receivables. To qualify for either of the foregoing exemptions, the subsidiary would be required to comply with interpretations issued by the staff of the SEC that govern the respective activities.

We will monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these and/or other applicable tests, and we will be responsible for making the determinations and calculations required to confirm our compliance with tests. If the SEC does not agree with our determinations, we may be required to adjust our activities and/or those of our subsidiaries.

Qualification for these or other exceptions or exemptions could affect our ability to originate, participate in or hold fixed-income assets, or could require us to dispose of investments that we might prefer to retain in order to remain qualified for such exemptions. Changes in current policies by the SEC and its staff could also require that we alter our business activities for this purpose. For a discussion of certain risks associated with the Investment Company Act, please see “Risk Factors.”

Corporate Information

Our principal executive offices are located at 1230 Rosecrans Ave, Suite 605, Manhattan Beach, CA 90266. We maintain a website at www.trilincglobalimpactfund.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

OUR EXPENSE SUMMARY

The following table is intended to assist investors in understanding the various fees and expenses associated with an investment in us. The table summarizes our aggregate expenses.

Unitholder Transaction Expenses (1)

Selling Commissions for Class A units, as % of Class A gross offering proceeds	7.00%
Selling Commissions for Class C units, as % of Class C gross offering proceeds	3.00%
Dealer Manager Fee for Class A and C units, as % of Class A and Class C gross offering proceeds	2.75%
Dealer Manager Fee for Class I units, as % of Class I gross offering proceeds	1.75%
Maximum Aggregate Sale Charge (Load), as % of gross offering proceeds	10.00%

Maximum Reimbursement of Organization Expenses	5.00%

Ongoing Annual Company Expenses

Annual Management Fee, as % of Gross Assets (2)	2.00%
Incentive Fees, as % of investment income and capital gains	0.00%
Other Operating Expenses	0.75%

Distribution Fee for Class C units (3)(4)	0.80%

(1)	Your financial advisor or broker may independently charge additional fees for unitholder transactions or advisory services. Please consult your advisor’s materials for more information.

(2)	Asset management fees are paid to our Advisor in exchange for fund management and administrative services. Our asset management fee is calculated at an annual rate of 2.00% of gross assets, which consists of the net asset value plus borrowings, if any, and is payable quarterly in arrears. See “Advisory Agreement and Sub-Advisory Agreement — Fees.” Our net asset value will be determined by our board of managers based on the input of our Advisor, our audit committee and one or more independent valuation firms, if engaged by our board of managers. For more information regarding the valuation process, see “Business — Valuations.” The Company may also be responsible for paying direct transaction-related expenses, including legal fees and other necessary professional services.

(3)	With respect to Class C units, we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for Class C units for such day on a continuous basis from year to year.

(4)	We may have investment income that could result in the payment of an incentive fee in the first quarter of operations and capital gains that could result in the payment of an incentive fee in the first year of operations. The incentive fees, if any, are divided into two parts:

(i)	a subordinated incentive fee on income, which, at a maximum, for any quarter in which our pre-incentive fee net investment income exceeds 1.875% (7.5% annualized) of our net assets at the end of the immediately preceding quarter, will equal 20% of the amount of our pre-incentive fee net investment income; and

(ii)	an incentive fee on capital gains that will equal 20% of our capital gains, if any, less the aggregate amount of any previously paid incentive fee on capital gains; and

The incentive fees are based on our performance and will not be paid unless we achieve certain goals. We will record an expense accrual relating to the incentive fee on capital gains, payable by us to our Advisor (but not paid) when the unrealized gains on our investments exceed all realized capital losses on our investments given the fact that an incentive fee on capital gains would be owed to our investment advisor if we were to sell our investment portfolio at such time. As we cannot predict whether we will meet the necessary performance targets, we have assumed an incentive fee of 0% in this chart. Once fully invested, we expect the incentive fees we pay to increase to the extent we earn greater interest income or generate capital gains through our investments in portfolio companies. See “Advisory and Sub-advisory Agreements” for more information concerning the incentive fees.

COMPENSATION OF THE DEALER MANAGER AND THE ADVISOR

Our Advisor and our dealer manager and their respective affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation that our Advisor, TriLinc Advisors LLC, and our dealer manager, SC Distributors, LLC, and their respective affiliates are entitled to receive are included in the following table. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes no discounts or waived fees or commissions.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Fees to the Dealer Manager

Selling Commission (1)(2)(3)(4)

We will pay the dealer manager sales commissions of up to 7.00% of gross offering proceeds from the sale of Class A units and up to 3.00% of gross offering proceeds from the sale of Class C units. All selling commissions are expected to be re-allowed to participating broker-dealers.

We will not pay any selling commission with respect to Class I units.

Actual amounts depend upon the number of units of each class purchased and, therefore, cannot be determined at this time. The aggregate selling commissions will equal $87,500,000.00 if we sell the maximum offering, assuming that all units sold are Class A units, the maximum selling commission is paid for each primary offering unit, and no reallocation of units between our primary offering and our distribution reinvestment plan.

Dealer Manager Fee (1)(2)(3)(4)(5)(6)

We will pay the dealer manager a dealer manager fee of up to 2.75% of gross offering proceeds from the sale of Class A and Class C units and up to 1.75% of gross offering proceeds from the sale of Class I units.

A portion of the dealer manager fee may be re-allowed to participating broker-dealers.

Actual amounts depend upon the number of Class I units purchased and, therefore, cannot be determined at this time. The aggregate dealer manager fee will equal $34,375,000.00 if we sell the maximum offering, assuming that all units sold are Class A units and/or Class C units, the maximum dealer manager fee is paid for each primary offering unit, and no reallocation of units between our primary offering and our distribution reinvestment plan.

Distribution Fee (2)(6)	With respect to our Class C units only, we will pay the dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. We will continue paying distribution fees with respect to	Actual amounts depend upon the number of Class C units purchased and, therefore, cannot be determined at this time. The distribution fee will equal $12,000,000.00 per annum if we sell the maximum offering, assuming all units sold are Class C units, that the net asset value per Class C units remains the same as the net asset value per Class C unit

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Class C units sold in this offering until the earlier to occur of the following: (i) a listing of the Class C units on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) such Class C units no longer being outstanding. The dealer manager may reallow all or a portion of the distribution fee to participating broker-dealers and servicing broker dealers. The distribution fee will be payable monthly in arrears. The distribution fee is payable with respect to all Class C units, including Class C units issued under our distribution reinvestment plan.

We will not pay a distribution fee with respect to Class A and Class I units.

		at the commencement of this offering and no reallocation of units between our primary offering and our distribution reinvestment plan.

	Reimbursement to our Advisor

Organization and Offering Expense Reimbursement (2)(4)(6)	We will reimburse our Advisor and its affiliates for the organizational and offering costs it has incurred on our behalf. If we sell the maximum offering, we anticipate that such expenses will equal approximately 1.25% of the gross proceeds raised by the Company.	$18,750,000

Reimbursement of Operating Expenses	We will reimburse the expenses incurred by our Advisor and its affiliates directly or indirectly in connection with its provision of services to us, including impact monitoring service and other administrative services as well as for any acquisition expenses that are not reimbursed by the borrowers. We will not reimburse our Advisor or its affiliates for (i) rent or depreciation, capital equipment or other similar costs;	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

(ii) salaries, fringe benefits, travel expenses and other similar items incurred or allocated to any controlling person of our Advisor, (iii) the salaries and benefits paid to our named executive officers or (iv) any services for which it receives a separate fee.

Advisor Fees

Asset Management Fees (7)(8)	The asset management fee will be calculated at a quarterly rate of 0.50% of our gross assets (including amounts borrowed) and is payable quarterly in arrears.	Actual amounts cannot be determined since they are based upon the average asset value held by us and on the amount of borrowings. We have not commenced operations and have no prior performance.

Subordinated Incentive Fee on Income (8)(9)(10)	The subordinated incentive fee on income is calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter, and will be subordinated to a preferred return on our net assets at the end of the immediately preceding quarter equal to 1.50% per quarter (an annualized rate of 6.00%). No subordinated incentive fee on income is earned in any calendar quarter in which pre-incentive fee net investment income does not exceed the preferred quarterly return of 1.50%, or the preferred quarterly return, on our net assets at the end of the immediately preceding quarter. For any calendar quarter in which pre-incentive fee net investment income is greater than the preferred quarterly return, but less than 1.875%, the subordinated incentive fee on income shall equal the amount of pre-incentive fee net investment income in excess of the preferred quarterly return. This fee is referred to as the catch-up and	These amounts cannot be estimated since they are based upon the performance of the assets held by the Company. We have not commenced operations and have no prior performance. The amount of subordinated incentive fee on income will be disclosed by the Company in its quarterly and annual reports filed with the SEC under the Exchange Act.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

provides an increasing fee, but is in no event greater than 20% of the pre-incentive fee net investment income, as the pre-incentive fee net investment income increases from a 1.50% to a 1.875% quarterly return on our net assets at the end of the immediately preceding quarter. For any calendar quarter in which the pre-incentive fee net investment income exceeds 1.875% of our net assets at the end of the immediately preceding quarter, the subordinated incentive fee on income shall equal 20% of pre-incentive fee net investment income.

Incentive Fee on Capital Gains (10)	An incentive fee on capital gains earned on our investments will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement) and will equal 20% of our incentive fee capital gains, which will equal our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees.	These amounts cannot be estimated since they are based upon the performance of the assets held by the Company. We have not commenced operations and have no prior performance. The amount of any incentive fee on capital gains earned on our investments will be disclosed by the Company in its quarterly and annual reports filed with the SEC under the Exchange Act.

(1)	Unless otherwise indicated, assumes we sell the maximum of $1,250,000,000 in units in our primary offering and excludes the sale of any units under our distribution reinvestment plan, which may be used for repurchases or other purposes.
(2)	The total compensation related to our organization and offering activities, which includes selling commissions, the dealer manager fee and organizational and offering expense reimbursement will not exceed 15.0% of the gross offering proceeds.
(3)	The selling commission and/or dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisers or banks acting as trustees or fiduciaries and sales to our affiliates. No selling commission or dealer manager fee will be paid in connection with sales under our distribution reinvestment plan. In addition, we may reimburse our dealer manager for due diligence expenses included in detailed and itemized invoices.

(4)	In accordance with the state blue sky guidelines, all front end fees, including dealer manager fees, sales commissions, reimbursement of organization and offering expenses and acquisition fees and expenses, if any, will be reasonable and will not exceed 18.0% of the gross proceeds of the offering, regardless of the source of payment.
(5)	In addition, out of its dealer manager fee, our dealer manager may reimburse participating broker dealers for distribution and marketing-related costs and expenses, such as costs associated with attending or sponsoring conferences, technology costs and other marketing costs and expenses.
(6)	Organizational and offering expense reimbursement consists of costs incurred by TriLinc Advisors and its affiliates on our behalf for legal, accounting, printing and other offering expenses, including costs associated with technology integration between our systems and those of our participating broker-dealers, marketing expenses, salaries and direct expenses of TriLinc Advisors employees, employees of its affiliates and others while engaged in registering and marketing units, which shall include development of marketing and marketing presentations and training and educational meetings and generally coordinating the marketing process for us. We may reimburse our dealer manager for certain expenses that are deemed underwriting compensation. Assuming an aggregate selling commission and a dealer manager fee of 9.75% of the gross offering proceeds (which assumes all offering proceeds come from Class A units), we would reimburse the dealer manager in an amount up to 0.25% of the gross offering proceeds. In the event the aggregate selling commission and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from the sale of any Class C or Class I units), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of units and ownership of units by such broker-dealers’ customers will be considered underwriting compensation. We also will pay a $25.00 fee per subscription agreement to Strategic Capital, an affiliate of our dealer manager, for reviewing and processing subscription agreements. Any such reimbursements will not exceed actual expenses incurred by TriLinc Advisors.
(7)	The asset management fee may or may not be taken in whole or in part at the discretion of our Advisor. All or any part of the asset management fee not taken as to any period shall be deferred without interest and may be taken in any other period prior to the occurrence of a liquidity event as our Advisor shall determine.
(8)	A portion of these fees may be reallowed by the Advisor, directly or indirectly through its affiliates, to any sub-advisors.
(9)	As the quarterly pre-incentive fee net investment income rises from 1.50% to 1.875%, the “catch-up” feature allows TriLinc Advisors to recoup the fees foregone as a result of the existence of the investor’s preferred quarterly return.
(10)	A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee preferred return and may result in an increase in the amount of incentive fees payable to TriLinc Advisors.

RISK FACTORS

Before you invest in our units, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to make an investment in us. The risks set out below are not the only risks we face but do cover the material risks that may impact your investment in our units. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value could decline, and you may lose all or part of your investment.

Risks Relating to Investing in the Offering:

We are a new company, have no operating history and may be unable to successfully implement our investment strategy.

We were formed on April 30, 2012, and will not commence operations until we meet our minimum offering requirement of selling, in aggregate, $2,000,000 in units from this offering. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of units could decline substantially. Our financial condition and results of operations will depend on many factors including the availability of investment opportunities, general economic and market conditions and the performance of our Advisor and sub-advisors.

The units sold in this offering will not be listed on an exchange for the foreseeable future, if ever. Therefore, if you purchase units in this offering, it will be difficult for you to sell your units and, if you are able to sell your units, you will likely sell them at a substantial discount.

The units offered by us are illiquid assets for which there is not expected to be any secondary market nor is it expected that any will develop in the future. Moreover, you should not rely on our unit repurchase program as a method to sell units promptly because our unit repurchase program includes numerous restrictions that limit your ability to sell your units to us, and our board of managers may amend, suspend or terminate our unit repurchase program at any time. In particular, the unit repurchase program provides that we may make repurchase offers only if you have held our units for a minimum of one year, we have sufficient funds available for repurchase and to the extent the total number of units for which repurchase is requested in any 12 month period does not exceed 5% of our weighted average number of outstanding units as of the same date in the prior 12 month period. See “Unit Repurchase Program” for a description of our unit repurchase program. Therefore, it will be difficult for you to sell your units promptly or at all. If you are able to sell your units, you may only be able to sell them at a substantial discount from the price you paid. Investor suitability standards imposed by certain states may also make it more difficult to sell your units to someone in those states. The units should be purchased as a long-term investment only.

In the future, our board of managers may consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) dissolution and winding up distribution of our assets; (2) merger or sale of all or substantially all of our assets; or (3) the listing of units on a national securities exchange. If we do not consummate a liquidity event within five years from the termination of the offering stage, we will be required to commence an orderly liquidation of the assets unless a majority of our board, including a majority of the independent managers, determines that liquidation is not in the best interests of our unitholders. Under such circumstances the commencement of an orderly liquidation will be postponed for one year. Further postponement of the liquidity event would only be permitted if a majority of our board, including a majority of independent managers, again determined that liquidation would not be in the best interest of our unitholders and our board must make a determination in this manner during each successive year until a liquidity event has occurred. If we at any time choose to seek but then fail to obtain unitholder approval of our liquidation, our operating agreement would not require us to consummate a liquidity event or liquidate and would not require our board to revisit the issue of liquidation, and we could continue to operate as before.

We may be unable to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your units may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We established the initial offering prices for our classes of units on an arbitrary basis, and the offering price may not accurately reflect the value of our assets.

The initial prices of our units were established on an arbitrary basis and are not based on the amount or nature of our assets, the market value of our assets, or our book value. Even after we commence quarterly valuations of our assets, the price of our units may not be indicative of the price at which such units would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a unitholder would receive if we were liquidated or dissolved. In addition, our board of managers may determine the fair value of our assets based upon internal valuation assessments and not independent valuation assessments, which may be materially different. Future offering prices will take into consideration other factors such as selling costs and organization and offering expenses so the offering price will not be the equivalent of the value of our assets.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

We have not yet identified any potential investments for our portfolio and, thus, you will not be able to evaluate any specific investments prior to purchasing units. Additionally, our investments will be selected by our sub-advisors and reviewed by our Advisor and our unitholders will not have input into such investment decisions, so you will have to rely entirely on the ability of our Advisor and sub-advisors to select suitable and successful investment opportunities. Both of these factors will increase the uncertainty, and thus the risk, of investing in units.

Since this is a “best-efforts” offering, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

This is a “best-efforts,” as opposed to a “firm commitment” offering. This means that the dealer manager is not obligated to purchase any units, but has only agreed to use its “best efforts” to sell the units to investors. So long as the minimum offering requirement is met, these proceeds may be released from escrow to us and used by us for acquisitions, operations and the other purposes described generally in this prospectus. Purchases of Class A units by our managers, offerings and other affiliated persons and entities will be included for purposes of determining whether we have satisfied the minimum offering requirement.

There is no requirement that any units above the minimum offering requirement be sold, and the Company has no way of knowing how many units above the minimum offering requirement will be sold. Thus, aggregate gross proceeds from the offering made by this prospectus could be as low as $2.0 million. This would result in a relatively small amount of net offering proceeds available for investment and would limit flexibility in implementation of our business plans and result in minimal, if any, diversification in our investments.

As a general matter, at any point during the offering of units after the minimum offering requirement is met, there can be no assurance that more units will be sold than have already been sold. Accordingly, investors purchasing such units should not assume that the number of units sold or gross offering proceeds received by us will be greater than the number of units sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount. See “Plan of Distribution” and “Estimated Use of Proceeds.”

Our success will be dependent on the performance of our Advisor; however, our Advisor has no operating history and no experience managing a public company, which may hinder our ability to achieve our investment objectives.

TriLinc Advisors was formed in April 2012 and has no operating history. Furthermore, our Advisor has never acted as an advisor to a public company and has no experience complying with regulatory requirements applicable to public companies. Our current management team has no direct experience in impact lending. The Advisor and its affiliates will be responsible for selecting the sub-advisors. Our current management team has not previously been involved in the selection or supervision of sub-advisors who are private debt impact investors. Although our Advisor retains ultimate responsibility for the performance of services under the Advisory Agreement, it can delegate its responsibilities to one of its affiliates or a third party. If our Advisor or any of its affiliates fail to perform according to our expectations and in accordance with the Advisory Agreement, we could be materially adversely affected.

The offering prices will change on a quarterly basis and investors may not know the offering price when they submit their subscriptions.

The offering prices for our classes of units will change on a quarterly basis and investors will need to determine the price by checking our website at www.trilincglobalimpactfund.com or reading a supplement to our prospectus. In addition, if there are issues processing your subscription, the offering price may change prior to the acceptance of your subscription.

Investors may wait up to one year before receiving their units or a refund of their money if the minimum offering is not achieved.

Until the minimum offering requirement is met, investors will not receive their units. If at least $2,000,000 of units have not been sold within one year from the date of this prospectus, we will terminate this offering. If the minimum offering is sold within one year, investors will receive their units plus the applicable interest on their subscription monies at the time of closing. If the offering is terminated, investors will have their money promptly refunded at that time with interest. See “Plan of Distribution.”

Because the dealer manager is not an independent entity, you will not have the benefit of an independent review of the prospectus as customarily performed in underwritten offerings.

Strategic Capital has an equity interest in our Advisor and is affiliated with SC Distributors, our dealer manager and is not an independent entity. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. Therefore, you will not have an independent review of our performance and the value of units relative to publicly traded companies.

Our dealer manager has limited experience in public offerings, which may affect the amount of funds it raises in this offering and our ability to achieve our investment objectives.

Our dealer manager, SC Distributors, LLC, was formed in March 2009 and has limited experience conducting public offerings. This lack of experience may affect the way in which our dealer manager conducts this offering. In addition, because this is a “best efforts” offering, we may not raise proceeds in this offering sufficient to meet our investment objectives. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to enter into selling agreements with a network of licensed participating brokers-dealers. Because no selling agreements were signed prior to the date of this prospectus, there is no way to predict how many units will be sold and we may not be able to sell a sufficient number of units to allow us to have adequate funds to purchase a diversified portfolio of investments. As a result, we may be unable to achieve our investment objectives, and you could lose some or all of the value of your investment.

We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms in the timeframe contemplated by this prospectus.

Delays in investing the net proceeds of this offering may impair our performance. We may be unable to identify any investment opportunities that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

We expect to invest proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds to invest in assets meeting our investment objectives. The income we earn on these temporary investments is not substantial. Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay for fees and expenses in connection with this offering and distributions. Therefore, delays in investing proceeds we raise from this offering could impact our ability to generate cash flow for distributions.

Your interest in us will be diluted if we issue additional units, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any units we issue in the future. After your purchase in this offering, our board of managers may elect to sell additional units in this or future public offerings or issue units in private offerings. To the extent we issue additional membership interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional units sold in this offering and in any additional offerings and in the value of our investments, you may also experience dilution in the book value and fair value of your units.

You will experience substantial dilution in the net tangible book value of your units equal to the offering costs associated with your units.

If you purchase units in this offering, you will incur immediate dilution, which will be substantial, equal to the costs of the offering associated with the sale of units. This means that the investors who purchase units will pay a price per unit that substantially exceeds the amount available with which to purchase assets and therefore, the value of these assets upon purchase. The costs of this offering are currently unknown and cannot be precisely estimated at this time.

Because of all the risks described in this section, investing in units may involve an above average degree of risk.

Because of all the risks described in this section, the investments we make in accordance with our investment objectives may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments may be highly risky and aggressive, and therefore, an investment in units may not be suitable for someone with lower risk tolerance.

There is a risk that you may not receive distributions or that our distributions may not grow over time.

We may not achieve investment results that will allow us to make a specified level of cash distributions. In addition, due to covenants and asset coverage tests, which may apply to us in the event we choose to employ financial leverage, we may be subject to restrictions on unitholder distributions.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for the investments, and your overall return may be reduced.

Our operating agreement permits us to make distributions from any source, including offering proceeds and, subject to certain limitations, borrowings, and we may choose to pay distributions when we do not have sufficient cash flow from operations to fund such distributions. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds from this offering are fully invested and from time to time during our operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we fund distributions from borrowings or the net proceeds from this offering, we will have less funds available for the investments, and your overall return may be reduced.

If we internalize our management functions, we could incur adverse effects on our business and financial condition, including significant costs associated with becoming and being self-managed and the percentage of our units owned by our unitholders could be reduced.

If we seek to list our units on an exchange as a way of providing our unitholders with a liquidity event, we may consider internalizing the functions performed for us by our Advisor. An internalization could take many forms, for example, we may hire our own group of executives and other employees or we may acquire our Advisor or its respective assets including its existing workforce. Any internalization could result in significant payments, including in the form of our units, to the owners of our Advisor as compensation, which could reduce the percentage ownership of our then existing unitholders and concentrate ownership in our Sponsor. Internalizing our management functions may not result in the anticipated benefits to us and our unitholders. For example, we may not realize the perceived benefits because of: (i) the costs of being self-managed; (ii) our inability to effectively integrate a new staff of managers and employees; or (iii) our inability to properly replicate the services provided previously by our Advisor or its affiliates. Additionally, internalization transactions have also, in some cases, been the subject of litigation and even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to make investments or to pay distributions. In connection with any such internalization transaction, a special committee consisting of all or some of our independent managers will be appointed to evaluate the transaction and to determine whether a fairness opinion should be obtained.

Our success will be dependent on the performance of our sub-advisors.

Our Advisor will employ sub-advisors in its execution of the investment strategy, some of whom may not be identified at the time you make your investments. Sub-advisors will be responsible for locating, performing due diligence and closing on suitable acquisitions based on their access to local markets, local market knowledge for quality deal flow and extensive local private credit experience. However, because the sub-advisors are separate companies from our Advisor, the risk exists that our sub-advisors will be ineffective or materially underperform. In addition, the Sub-Advisory Agreements with the sub-advisors can only be terminated under specific circumstances and they don’t automatically terminate upon the termination of the Advisory Agreement.

We may be unable to find suitable investments through our sub-advisors. Our ability to achieve our investment objectives and to pay distributions will be dependent upon the performance of our local sub-advisors in the identification, performance of due diligence on and acquisition of investments, the determination of any financing arrangements, and the management of our projects and assets. If our sub-advisors fail to perform according to our expectations, or if the due diligence conducted by the sub-advisors fails to reveal all material risks of the businesses of our target investments, we could be materially adversely affected.

Our sub-advisors’ failure to identify and make investments that meet our investment criteria or perform their responsibilities under the Sub-Advisory Agreements may adversely affect our ability to realize our investment objectives.

Our ability to achieve our investment objectives will depend, in part, on our sub-advisors’ ability to identify and invest in debt and equity instruments that meet our investment criteria. Accomplishing this result on a cost-effective basis will, in part, be a function of our sub-advisors’ execution of the investment process, their capacity to provide competent and efficient services to us, and, their ability to source attractive investments. Our sub-advisors will have substantial responsibilities under the Sub-Advisory Agreements. Any failure to manage the investment process effectively could have a material adverse effect on our business, financial condition and results of operations.

The fees we pay in connection with this offering and the agreements entered into with our Advisor and our dealer manager were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to our Advisor, our dealer manager and their respective affiliates for services they provide us pursuant to the Advisory Agreement and the Dealer Manager Agreement was not determined on an arm’s-length basis. A third party unaffiliated with us may be willing and able to provide certain services to us at a lower price.

We will pay substantial compensation to our Advisor, our dealer manager and their respective affiliates, which may be increased during this offering or future offerings by our independent managers.

Subject to limitations in our operating agreement, the fees, compensation, income, expense reimbursements, interests and other payments payable to our Advisor, our dealer manager and their respective affiliates may increase during this offering or in the future from those described in “Compensation of the Dealer Manager and the Advisor,” if such increase is approved by a majority of our independent managers.

We do not, and do not expect to, have research analysts reviewing our performance.

We do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, you will not have an independent review of our performance and the value of our units relative to publicly traded companies.

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our units less attractive to investors.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Risks Relating to our Business and Structure:

General

The lack of liquidity of our privately held investments may adversely affect our business.

Most of our investments will consist of loans and other fixed income instruments either originated in private transactions directly from borrowers or via participating agreements with direct lenders and the borrower. Investments may be subject to restrictions on resale, including, in some instances, legal restrictions, or will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to quickly obtain cash equal to the value at which we record our investments if the need arises. This could cause us to miss important business opportunities. In addition, if we are required to quickly liquidate all or a portion of our portfolio, we may realize significantly less than the value at which we have previously recorded our investments. In addition, we may face other restrictions on our ability to liquidate an investment in a public company to the extent that the Company, its Advisor, or respective officers, employees or affiliates have material non-public information regarding such company.

When we are a debt or minority equity investor in a portfolio company, which we expect will generally be the case, we may not be in a position to control the entity, and its management may make decisions that could decrease the value of our investment.

We anticipate that most of our investments will be either debt or minority equity investments in our portfolio companies. Therefore, we will be subject to risk that a portfolio company may make business decisions with which we disagree, and the management of such company may take risks or otherwise act in ways that do not serve our best interests. As a result, a portfolio company may make decisions that could decrease the value of our portfolio holdings. In addition, we will generally not be in a position to control any portfolio company by investing in its debt securities.

We operate in a highly competitive market for investment opportunities.

A large number of entities may compete with us and make the types of investments that we seek to make in small and medium-sized privately owned businesses. We compete with a large number of commercial banks, non-bank financial institutions, private equity funds, leveraged buyout and venture capital funds, investment banks and other equity and non-equity based investment funds. Many of our potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, certain of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships and build their market shares. The competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, or to identify and make investments that satisfy our investment objectives or that we will be able to fully invest our available capital.

An investment strategy focused primarily on privately held companies presents certain challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key borrower personnel and a greater vulnerability to economic downturns.

We will invest primarily in privately held companies. Generally, little public information exists about these companies, and we will be required to rely on the ability of the Advisor and sub-advisors’ investment professionals to obtain adequate information to evaluate the potential returns from investments made in, with or through these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments.

We may not realize gains from equity instruments granted as return enhancement vehicles when we acquire certain debt instruments.

When we invest in collateralized or senior secured loans, we may acquire warrants or other equity securities as well. Our goal is to ultimately dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Actions of our investment partners could negatively impact our performance.

We may participate in investments with third parties. Such participations may involve risks not otherwise present with a direct origination of loans, including, for example:

•	The possibility that our partner in an investment might become bankrupt or otherwise be unable to meet its obligations;

•	The risk that such partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•	The risk that such partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	The risk that actions by such partner could adversely affect our reputation, negatively impacting our ability to conduct business.

Actions by such an investment partner, which are generally out of our control, might have the result of subjecting the investment to liabilities in excess of those contemplated and may have the effect of reducing your returns, particularly if the loan agreement provides that our partner can take actions contrary to our interests.

Economic slowdowns or recessions could impair our borrowers and harm our operating results.

Our borrowers may be susceptible to economic slowdowns or recessions and may be unable to repay our loans during these periods. Therefore, our non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders to not extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A borrower’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize our borrower’s ability to meet its obligations under the investment instruments that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting borrower. In addition, if one of our borrowers were to go bankrupt, even though we may have structured our interest as senior debt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that borrower, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to that of other creditors.

Our borrowers may incur debt that ranks equally with, or senior to, the debt instruments in which we invest.

Our borrowers may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt instruments in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a borrower, holders of debt instruments ranking senior to our investment in that borrower would typically be entitled to receive payment in full before we receive any distribution with respect to our investment. After repaying such senior creditors, such borrower may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with that of our debt instruments, we would have to share on an equal basis any distributions with other creditors in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant borrower. In addition, we may not be in a position to control any borrower through the loans we make. As a result, we are subject to the risk that any borrower in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.

We may engage in hedging activity, which could expose us to risks associated with such transactions, including the risk that we may artificially limit the investment income realized by the Company on certain investments.

If we engage in hedging transactions, we may expose ourselves to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation for any given investment at an acceptable price.

The success of our hedging transactions will depend on our ability to correctly predict movements, currencies and interest rates. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of investments denominated in non-U.S. currencies because the value of those investments is likely to fluctuate as a result of factors not related to currency fluctuations.

Our business plan may require external financing which may expose us to risks associated with leverage.

In order to achieve our investment objectives, we may be required to utilize financial leverage. We may borrow money in order to make investments, for working capital and to make distributions to our unitholders. Borrowing money for investments increases the risk of a loss. A decrease in the value of our investments will have a greater impact on the value of units to the extent that we have borrowed money to make investments. There is a possibility that the costs of borrowing could exceed the income we receive on the investments we make with such borrowed funds. Accordingly, we are subject to the risks that our cash flow will not be sufficient to cover the required debt service payments and that we will be unable to meet the other covenants or requirements of the credit agreements. In addition, our ability to pay distributions or incur additional indebtedness may be restricted by our credit agreements. If the value of our assets declines, we may be required to liquidate a portion or our entire investment portfolio and repay a portion or all of our indebtedness at a time when liquidation may be disadvantageous. Furthermore, any amounts that we use to service our indebtedness will not be available for distributions to our unitholders.

A change in interest rates may adversely affect our profitability and our hedging strategy may expose us to additional risks.

We may use a combination of equity and long-term and short-term borrowings denominated in one or more currencies to finance our lending activities. If we utilize borrowings, a portion of our income will depend upon the difference between the rate at which we borrow funds and the rate at which we loan these funds. Certain of our borrowings may be at fixed rates and others at variable rates. In connection with any borrowings, we may decide to enter into interest rate hedging interests. Hedging activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse impact on our business, financial condition and operating results. An increase in interest rates would decrease the value of our investments were we seeking to liquidate our portfolio.

Our investments may be long term and may require several years to realize liquidation events.

We anticipate maintaining an average portfolio duration in excess of two years with regard to our debt investments. As a result, you should not expect liquidity, if any, to occur over the near term. In addition, we expect that any warrants or other return enhancements that we receive when we make loans may require several years to appreciate in value and may not appreciate at all.

Prepayments by our borrowers could adversely impact our operating results, reducing total income and increasing the number of investments the Company will have to execute.

We are also subject to the risk that investments that we make may be repaid prior to scheduled maturity. In such an event, we will generally use proceeds from prepayments first to repay any borrowings outstanding on our line of credit, if we have any outstanding. In the event that funds remain after repayment of our outstanding borrowings, we will generally reinvest these proceeds in short-term securities, pending their future investment in new investment instruments. These short-term securities will typically have substantially lower yields than the debt securities being prepaid and we could experience significant delays in reinvesting these amounts. As a result, our operating results could be materially adversely affected if one or more of our borrowers elects to prepay amounts owed to us.

Non-payment by our borrowers would prevent us from realizing expected income and could result in the decrease in our net asset value.

All of our fixed-income investments are subject to the risk that a borrower will fail to repay a portion or all of periodically scheduled interest and/or principal. If this were to occur, we would fail to realize expected income, possibly resulting in a write-down of the value of under-performing loans as well as our net asset value.

We will allocate substantially all of our fixed-income investment capital to unrated instruments, which may be viewed as highly speculative.

We will likely allocate substantially all of our fixed-income investment capital to unrated instruments. Such instruments may be viewed as highly speculative and the recovery of projected interest and principal payments is reliant on the Advisor’s and sub-advisors’ ability to accurately underwrite and manage our investments.

Terrorist attacks, acts of war or national disasters may affect any market for units, impact the businesses in which we invest, and harm our business, operating results and financial conditions.

Terrorist acts, acts of war or national disasters have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. Future terrorist activities, civil war, military or security operations, or national disasters could further weaken the domestic/global economies and create additional uncertainties in the regions in which we may invest, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and national disasters are generally uninsurable.

Small and Medium-Sized Businesses

Small and medium-sized businesses may have limited financial resources and may not be able to repay the loans we make to them.

Our strategy includes providing financing to borrowers that typically is not readily available to them. This may make it difficult for the borrowers to repay their loans to us. A borrower’s ability to repay its loan may be adversely affected by numerous factors, including the failure to meet its business plan, a downturn in its industry or negative economic conditions. A deterioration in a borrower’s financial condition and prospects will usually be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing on any guarantees we may have obtained from the borrower’s management. We may at times be subordinated to a senior lender, and, in such situations, our interest in any collateral would likely be subordinate to another lender’s security interest.

Small and medium-sized businesses typically have narrower product offerings and smaller market shares than large businesses.

Because our target borrowers are smaller businesses, they will tend to be more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. In addition, borrowers may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing and other capabilities and a larger number of qualified managerial and technical personnel.

Small and medium-sized businesses generally have less predictable operating results.

We expect that our borrowers may have significant variations in their operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, may require substantial additional capital to support their operations, finance expansion or maintain their competitive position, may otherwise have a weak financial position or may be adversely affected by changes in the business cycle. Our borrowers may not meet net income, cash flow and other coverage tests typically imposed by their senior lenders. A borrower’s failure to satisfy financial or operating covenants imposed by senior lenders could lead to defaults and, potentially, foreclosure on its senior credit facility, which could additionally trigger cross-defaults in other agreements. If this were to occur, it is possible that the borrower’s ability to repay our loan would be jeopardized.

Small and medium-sized businesses are more likely to be dependent on one or two persons.

Typically, the success of a small or medium-sized business depends on the management talents and efforts of one or two persons or a small group of persons. The death, disability or resignation of one or more of these persons could have a material adverse impact on our borrower and, in turn, on us.

Small and medium-sized businesses are likely to have greater exposure to economic downturns than larger businesses.

We expect that our borrowers will have fewer resources than larger businesses and an economic downturn is more likely to have a material adverse effect on them. If one of our borrowers is adversely impacted by an economic downturn, its ability to repay our loan would be diminished.

Small and medium-sized businesses may have limited operating histories.

Borrowers with limited operating histories will be exposed to all of the operating risks that new businesses face and may be particularly susceptible to, among other risks, market downturns, competitive pressures and the departure of key executive officers.

Lack of minimum requirements when lending to small and medium-sized businesses could increase the risk of default.

Although our investment strategy is focused on small and medium-sized businesses meeting certain underwriting criteria, we are not required to invest only in businesses meeting certain minimum asset size, revenue size or profitability standards and the lack of these minimum requirements could create additional risks with respect to our investments, including the risk of default.

Non-U.S. Investments

Our investments in foreign debt and equity instruments may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates investing primarily in debt and equity instruments issued by foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Non-U.S. investments involve certain legal, geopolitical, investment, repatriation, and transparency risks not typically associated with investing in the U.S.

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Legal Risk: The legal framework of certain developing countries is rapidly evolving and it is not possible to accurately predict the content or implications of changes in their statutes or regulations. Existing legal frameworks may be unfairly or unevenly enforced, and courts may decline to enforce legal protections covering our investments altogether. The cost and difficulties of litigation in these countries may make enforcement of our rights impractical or impossible. Adverse regulation or legislation may be introduced at any time without prior warning or consultation.

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Geopolitical Risk: Given that we will invest in developing economies, there is a possibility of nationalization, expropriation, unfavorable regulation, economic, political, or social instability, war, or terrorism which could adversely affect the economies of a given jurisdiction or lead to a material adverse change in the value of our investments in such jurisdiction.

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Investment & Repatriation Risks: Significant time and/or financial resources may be required to obtain necessary government approval for us to invest under certain circumstances. In addition, we may invest in jurisdictions that become subject to investment restrictions as a result of economic or other sanctions after the time of our investment. Under such circumstances, we may be required to divest of certain investments at a loss.

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Transparency Risks: Disclosure, accounting, and financial standards in developing economies vary widely and may not be equivalent to those of developed countries. Although our Advisor will use its best efforts to verify information supplied to it and will engage qualified sub-advisors when appropriate, our investments may still be adversely affected by such risks.

A portion of our investments are likely to be denominated in foreign currencies, and we may be exposed to fluctuation in currency exchange rates, which could result in losses.

Some of our investments are likely to be denominated in a foreign currency and will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but effective hedging instruments may not be available in all cases, or may not be available at economically-feasible pricing or that hedging strategies, or may not be effective.

Risks Related to Potential Conflicts of Interest:

We are dependent upon our key management personnel and the key management personnel of our Advisor, who will face conflicts of interest relating to time management , and on the continued operations of our Advisor, for our future success.

We have no employees. Our executive officers and the officers and employees of our Advisor and its affiliates may hold similar positions in other affiliated entities and they may from time to time allocate more of their time to service the needs of such entities than they allocate to servicing our needs. We encourage you to read the “Conflicts of Interest” section of this prospectus for a further discussion of this topic.

In addition, we have no separate facilities and are completely reliant on our Advisor, which has significant discretion as to the implementation and execution of our business strategies and risk management practices. We are subject to the risk of discontinuation of our Advisor’s operations or termination of the Advisory Agreement and the risk that, upon such event, no suitable replacement will be found. We believe that our success depends to a significant extent upon our Advisor and that discontinuation of its operations could have a material adverse effect on our ability to achieve our investment objectives.

We may compete with other Sponsor affiliated entities for opportunities to originate or participate in investments, which may have an adverse impact on our operations.

We may compete with other Sponsor affiliated entities, and with other entities that Sponsor affiliated entities may advise or own interests in, whether existing or created in the future, for opportunities to originate or participate in impact investments. The Advisor may face conflicts of interest when evaluating investment opportunities for us and other owned and/or managed by Sponsor affiliated entities and these conflicts of interest may have a negative impact on us.

Sponsor affiliated entities may have, and additional entities (including those that may be advised by Sponsor affiliated entities or in which Sponsor affiliated entities own interests) may be given, priority over us with respect to the acquisition of certain types of investments. As a result of our potential competition with these entities, certain investment opportunities that would otherwise be available to us may not in fact be available.

There are significant potential conflicts of interest, which could impact our investment returns.

In the course of our investing activities, we will also pay management and incentive fees to our Advisor and will reimburse our Advisor for certain administrative expenses incurred on behalf of the Company. As a result, our investors will invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in, among other things, a lower rate of return than one might achieve by making direct investments. As a result of this arrangement, there may be times when the management team of our Advisor has interests that differ from those of our unitholders, giving rise to a conflict. For example, our Advisor has incentives to recommend that we make investments using borrowings since the asset management fees that we pay to our Advisor will increase if we use borrowings in connection with our investments.

Our subordinated incentive fee may induce our Advisor to make certain investments, including speculative investments.

The management compensation structure that has been implemented under the Advisory Agreement, with our Advisor may cause our Advisor to invest in higher-risk investments or take other risks. In addition to its asset management fee, our Advisor is entitled under the Advisory Agreement to receive subordinated incentive compensation based in part upon our achievement of specified levels of net cash flows.

The incentive fee payable by us to our Advisor may create an incentive for the Advisor to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable from operations, sales or other sources is determined, which is calculated as a percentage of our net cash flows, may encourage our Advisor to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor our unitholders, including investors in this offering.

In evaluating investments and other management strategies, the opportunity to earn subordinated incentive compensation may lead our Advisor to place undue emphasis on the maximization of investment income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity, or management of credit risk or market risk, in order to achieve higher subordinated incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

Risks related to Tax Matters:

Certain federal income tax considerations applicable to this offering are summarized in the “Federal Income Tax Consideration” section of this prospectus. This discussion under “Risks related to Tax Matters” and the discussion in the “Federal Income Tax Consideration” section of this prospectus do not take into account any prospective investor’s particular financial or tax situation and assume an investor is sophisticated in tax matters or has retained its own tax advisors regarding possible federal, state and local tax consequences of an investment in us. Each unitholder should consult with his or her tax advisors concerning the federal, state and local tax consequences arising from its investment in the Company and should review this discussion and the discussion contained in the “Federal Income Tax Consideration” section of this prospectus for a more detailed discussion of federal income tax considerations.

Tax Treatment as a Partnership

We intend to be treated as a partnership (other than a publicly traded partnership) for federal income tax purposes and not as a corporation. Although we have received an opinion from Greenberg Traurig LLP to the effect that we will be treated as a partnership (other than a publicly traded partnership) for federal income tax purposes, we will not seek a ruling from the Internal Revenue Service, or IRS, on the tax treatment of us or our units. Counsel’s opinion represents only its best legal judgment based upon existing law and, among other things, factual representations provided by our managers. The opinion of counsel has no binding effect on the IRS or any court, and the conclusions reached in said opinion may not be sustained by a court if challenged by the IRS.

If we were taxable as a corporation, the “pass through” treatment of our income and losses would be lost. Instead, we would, among other things, pay income tax on our earnings in the same manner and at the same rate as a corporation, and our losses, if any, would not be deductible by the unitholders. Unitholders would be taxed upon distributions substantially in the manner that corporate shareholders are taxed on dividends.

Taxable Income in Excess of Cash Available for Distribution

For federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as original issue discount, which may arise if we receive warrants in connection with the making of a loan or possibly in other circumstances, or contracted payment-in-kind interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount, which could be significant relative to our overall investment activities, or increases in loan balances as a result of contracted payment-in-kind arrangements, will be included in income before we receive any corresponding cash payments. We may also be required to include in income certain other amounts that we will not receive in cash. If a borrower defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously reported as investment income will become uncollectible.

Since in certain cases we may recognize income before or without receiving cash representing such income, we may have difficulty paying investor distributions without resorting, in part or in whole, to borrowings or other sources of capital.

As discussed above, the payment of the distribution fee over time with respect to the Class C units will be deemed to be paid from cash distributions that would otherwise be distributable to the Class C unitholders. Accordingly, the holders of Class C units will receive a lower cash distribution to the extent of such Class C unitholder’s obligation to pay such fees. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the Company allocable to the Class C unitholders may, therefore, exceed the amount of cash distributions made to the Class C unitholders.

Risk of Audit and Adjustments

The IRS could challenge certain federal income tax positions taken by us if we are audited. Any adjustment to our return resulting from an audit by the IRS would result in adjustments to your tax returns and might result in an examination of items in such returns unrelated to your investment in the units or an examination of tax returns for prior or later years. Moreover, we and our unitholders could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome. Our management generally will have the authority and power to act for, and bind the Company in connection with, any such audit or adjustment for administrative or judicial proceedings in connection therewith.

No Rulings

We will not seek rulings from the IRS with respect to any of the federal income tax considerations discussed in this prospectus. Thus, positions to be taken by the IRS as to tax consequences could differ from positions taken by us.

Unrelated Business Taxable Income

Tax-exempt investors (such as an employee pension benefit plan or an IRA) may have Unrelated Business Taxable Income, or UBTI, from investments that are made by us. We expect to borrow funds on a limited basis, which can lead to the generation of UBTI. We may also receive income from services rendered in connection with making loans, which is likely to constitute UBTI. We may acquire investments that generate UBTI and we will not be liable for the recognition of any UBTI with respect to an investment in the Company, and potential investors can expect some or all of their profits from the Company to be UBTI. Each unitholder should consult with its own tax advisor regarding the federal, state, local and foreign tax considerations applicable to an investment in the Company.

Possible Legislative or Other Developments

All statements contained in this prospectus concerning the federal income tax consequence of any investment in the Company are based upon existing law and the interpretations thereof. The currently anticipated income tax treatment of an investment in the Company may be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of the unitholders.

Reportable Transactions

Under regulations promulgated by the U.S. Treasury Department regulations, the activities of the Company may create one or more “reportable transactions,” requiring the Company and each unitholder, respectively, to file information returns with the IRS. We give notice to all unitholders of any reportable transaction of which it becomes aware in the annual tax information provided to unitholders in order to file their tax returns. Unitholders should consult with their own advisors concerning the application of these reporting obligations and any similar state and local tax reporting requirements to their specific situations.

Filings and Information Returns

We will use reasonable commercial efforts to cause all tax filings to be made in a timely manner (taking permitted extensions into account); however, investment in the Company may require the filing of tax return extensions. Unitholders may have to file one or more tax filing extensions if the Company does not deliver Schedule K-1 by the due date of the unitholders’ returns. Although our management will attempt to cause the Company to provide unitholders with estimated annual federal tax information prior to March 15th as long as the Company’s taxable year is the calendar year, the Company may not obtain annual federal tax information from all borrowers by such date and tax return extensions may be required to be filed by unitholders. Moreover, although estimates will be provided to the unitholders by the Company in good faith based on the information obtained from the borrowers, such estimates may be different from the actual final tax information and such differences could be significant, resulting in interest and penalties to the unitholders due to underpayment of taxes or loss of use of funds for an extended period of time due to overpayment of taxes. Furthermore, the Company’s activities may require unitholders to file in multiple jurisdictions if composite state returns are not filed by the Company. We shall have the right, but not the obligation, to file composite state tax returns for the benefit of unitholders that elect to participate in the filing of such returns.

Avoiding Publicly Traded Partnership Status

No transfer of an interest may be made if it would result in the Company being treated as a publicly traded partnership taxable as a corporation under the Code. We may, without the consent of any unitholder, amend our operating agreement in order to improve, upon advice of counsel, the Company’s position in avoiding such publicly traded partnership status for the Company (and we may impose time-delay and other restrictions on recognizing transfers as necessary to do so). Furthermore, we, upon advice of counsel, may restructure the Company (including the creation or liquidation of subsidiary entities) and/or enter into any agreements it deems necessary, without the prior approval of the unitholders if such activities are reasonable determined by us, in its sole discretion, to avoid the Company being characterized as a publicly traded partnership under the Code that is taxable as a corporation.

Foreign Income Taxes

We may conduct our activities in foreign jurisdictions and, in conjunction therewith, form one or more subsidiaries to conduct such activities. The conduct of activities in foreign jurisdictions (whether or not foreign subsidiaries are formed to conduct such activities) may result in the Company or its subsidiaries being subject to tax in such foreign jurisdictions. Taxes paid by the Company in such foreign jurisdictions will reduce the cash available for distribution to the unitholders. However, because we are taxable as a partnership for U.S. Federal income tax purposes, certain foreign income taxes paid by the Company may generate a foreign tax credit that will be allocated to each unitholder, which may be used to reduce, on a dollar-for-dollar basis, the tax liability of such unitholder. The U.S. Federal income tax treatment and reporting of foreign tax credits is complex and unitholders are urged to consult their tax advisor with respect to such items.

Effectively Connected Income, FIRPTA, and State Tax Withholding

We may generate income that is “effectively connected” with a U.S. trade or business, and, if so, a foreign unitholder will generally be required to file an annual federal income tax return. A 35% federal withholding tax generally will be imposed on a foreign unitholder’s allocable share of such effectively connected income (whether or not such income is distributed). There also may be state or local tax withholding. Foreign investors will also be subject to the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended, which generally treats any gain or loss of a foreign person that is realized in connection with the (actual or constructive) disposition of a “U.S. real property interest” as gain or loss effectively connected with a trade or business engaged in by the taxpayer in the U.S. Unitholders that are non-U.S. corporations also should be aware that a 30% U.S. “branch profits tax” will generally apply to an investment in the Company by such unitholders.

Foreign investors should also be aware that the Company is being formed as a limited liability company that may not be treated the same as a limited partnership for purposes of certain foreign tax laws that may apply to foreign investors. Consult with your tax advisors regarding these issues. See also, “Federal Income Tax Considerations — Special Considerations for Non-U.S. Investors” below.

Risks related to the Investment Company Act:

We are not registered as an investment company under the Investment Company Act and, therefore, we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices.

The Company and our subsidiaries will conduct our businesses so that none of such entities are required to register as “investment companies” under the Investment Company Act. Although we could modify our business methods at any time, at the present time we expect that the focus of our activities will involve investments in fixed-income assets and other loans of the nature described in this prospectus.

Companies subject to the Investment Company Act are required to comply with a variety of substantive requirements including, but not limited to:

•	limitations on the capital structure of the entity;

•	restrictions on certain investments;

•	prohibitions on transactions and restrictions on fees with affiliated entities; and

•	public reporting disclosures, record keeping, voting procedures, proxy disclosures, board operations and similar corporate governance rules and regulations.

These and other requirements are intended to provide benefits and/or protections to security holders of investment companies. Because we and our subsidiaries do not expect to be subject to these requirements, you will not be entitled to these benefits or protections. It is our policy to operate in a manner that will not require us to register as an investment company, and we do not expect or intend to register as an investment company under the Investment Company Act.

Whether a company is an investment company can involve analysis of complex laws, regulations and SEC staff interpretations. We intend to conduct the Company’s operations so as not to become subject to regulation as an investment company under the Investment Company Act. So long as the Company conducts its businesses directly and through its wholly-owned or majority-owned subsidiaries that are not investment companies and none of the Company and the wholly-owned or majority-owned subsidiaries hold themselves out as being engaged primarily in the business of investing in securities, the Company should not have to register. The securities issued by any subsidiary that is excepted from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other “investment securities” (as used in the Investment Company Act) its parent may own, may not have a combined value in excess of 40% of the value of the parent entity’s total assets on an unconsolidated basis (which we refer to as the 40% test). In other words, even if some interests in other entities were deemed to be investment securities, so long as such investment securities do not comprise more than 40% of an entity’s assets, the entity will not be required to register as an investment company. If an entity held investment securities and the value of these securities exceeded 40% of the value of its total assets, and no other exemption from registration was available, then that entity might be required to register as an investment company.

We do not expect that we or any of our majority- or wholly-owned subsidiaries will be an investment company, and in particular, we will seek to assure that holdings of investment securities in the Company will not exceed 40% of the total assets of that entity as calculated under the Investment Company Act. In order to operate in compliance with that standard, we may be required to conduct our business in a manner that takes account of these provisions. In order for us to so comply, we or a subsidiary could be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain, if we deem it necessary to remain in compliance with the 40% test. In addition, we may also have to forgo opportunities to acquire certain assets or interests in companies or entities that we would otherwise want to acquire, or acquire assets we might otherwise not select for purchase, if we deem it necessary to remain in compliance with the 40% test. For example, these restrictions will limit our ability to invest directly in certain types of assets, such as in securities that represent less than 50% of the voting securities (as used in the Investment Company Act) of the issuer thereof.

If the Company or any subsidiary owns assets that qualify as “investment securities” as such term is defined under the Investment Company Act and the value of such assets exceeds 40% of the value of its total assets, the entity could be deemed to be an investment company. In that case the entity would have to qualify for an exemption from registration as an investment company in order to operate without registering as an investment company. Certain of the subsidiaries that we may form in the future could seek to rely upon one of the exemptions from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(A) or Section 3(c)(5)(B) of the Investment Company Act. The exemption pursuant to Section 3(c)(5)(A) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services” (which we refer to as the 3(c)(5)(A) exemption), while the exemption pursuant to Section 3(c)(5)(B) is available for entities “primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services” (which we refer to as the 3(c)(5)(B) exemption). Each of the 3(c)(5)(A) exemption and the 3(c)(5)(B) exemption generally requires that at least 55% of the assets of a subsidiary relying on such exemption be invested in eligible loans and receivables. To qualify for either of the foregoing exemptions, the subsidiary would be required to comply with interpretations issued by the staff of the SEC that govern the respective activities.

In addition to the exceptions discussed above, we and/or our subsidiaries may rely upon other exceptions and exemptions, including the exemptions provided by Section 3(c)(6) of the Investment Company Act (which exempts, among other things, parent entities whose primary business is conducted through majority-owned subsidiaries relying upon the 3(c)(5)(A) exemption and/or the 3(c)(5)(B) exemption discussed above) from the definition of an investment company and the registration requirements under the Investment Company Act.

The laws and regulations governing the Investment Company Act status of entities like the Company and our subsidiaries, including actions by the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, may change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions discussed above or other exemptions from the definition of an investment company under the Investment Company Act upon which we may rely, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If the Company or any of our subsidiaries is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.

If we become an investment company or are otherwise required to register as such, we might be required to revise some of our current policies, or substantially restructure our business, to comply with the Investment Company Act. This would likely require us to incur the expense of holding a unitholder meeting to vote on such changes. Further, if we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable, unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks related to ERISA:

In considering an investment in the units, if you are an employee benefit plan subject to ERISA, you should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; and (ii) whether the investment is prudent, since there may not be a market created in which you can sell or otherwise dispose of the units. In addition if you are a Plan, as defined in the “ERISA Consideration” section, including a tax-qualified pension or 401(k) plan or an IRA, you should consider (i) whether a distribution of units from a tax-qualified plan or IRA would be accepted by an IRA custodian as a rollover, and if not, the automatic 20% income tax withholding which you may need to satisfy out of other assets that you own; (ii) whether a required distribution from a tax-qualified plan or IRA commencing on the April 1 following the calendar year in which you attain age 70 1/2 or, with respect to a tax-qualified plan distribution, retire, if later, could cause you to become subject to income tax that you would need to satisfy out of other assets if you were not able to transfer the units for cash; and (iii) whether interests in us or the underlying assets owned by us constitute “plan assets” for purposes of Section 406 of ERISA or Section 4975 of the Code which could cause certain transactions with us to constitute non-exempt prohibited transactions. Finally, all tax-exempt investors, including tax-qualified pension and 401(k) plans and IRAs should consider (i) whether the investment will impair the liquidity of your plan or other entity; and (ii) whether the investment will create unrelated business taxable income for the plan or other entity. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the units from year to year, since there will not be a market for those units. For more information, please see “ERISA Considerations.”

BUSINESS

Overview

The Company is a newly formed, Delaware limited liability company that intends to make impact investments in SMEs primarily in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact. We intend to use the proceeds of this offering to invest in SMEs through local market sub-advisors in a diversified portfolio of financial assets, including direct loans, convertible debt instruments, trade finance, structured credit and preferred and common equity investments. We anticipate that a substantial portion of our assets will consist of collateralized private debt instruments, which we believe offer opportunities for competitive risk-adjusted returns through income generation. We will be externally managed and advised by TriLinc Advisors.

Our business objective is to generate competitive financial returns and positive economic, social and/or environmental impact by providing financing to SMEs, primarily in developing economies. Our style of investment is referred to as impact investing, which J.P. Morgan Global Research and Rockefeller Foundation in a 2010 report called “an emerging alternative asset class” and defined as investing with the intent to create positive impact beyond financial return. We believe it is possible to generate competitive financial returns while creating positive, measurable impact. Through our investments in SMEs, we intend to enable job creation and stimulate economic growth. We will measure the economic, social and environmental impact of our investments using industry-standard metrics, including the Impact Reporting and Investment Standards, or IRIS. In 2008, The Rockefeller Foundation, Acumen Fund and B Lab initiated the IRIS effort to create a common framework for defining, tracking and reporting the performance of impact capital. PricewaterhouseCoopers and Deloitte were hired to draft the initial framework. As described on the IRIS website, IRIS is a set of standardized metrics that can be used to describe an organization’s social, environmental, and financial performance. IRIS metrics span an array of performance objectives and include sector-specific metrics for areas such as financial services, agriculture, and energy among others. Like financial accounting standards, IRIS provides a basis for social, environmental and financial performance reporting globally.

Our investment objectives are to provide our unitholders current income, capital preservation and modest capital appreciation primarily through SME trade finance and term loan financing, while employing rigorous risk mitigation and due diligence practices, and transparently measuring and reporting the economic, social and environmental impacts of our investments. We expect that the majority of our investments will be senior and other collateralized loans to SMEs with established, profitable businesses in developing economies. With our sub-advisors, we expect to provide growth capital financing generally ranging in size from $1-10 million. We will seek to protect and grow investor capital by: (1) targeting countries with favorable economic growth and investor protections; (2) partnering with sub-advisors with significant experience in local markets; (3) focusing on creditworthy lending targets which have at least 3-year operating histories and demonstrated cash flows enabling loan repayment; (4) making primarily debt investments, backed by collateral and borrower guarantees; (5) employing best practices in our due diligence and risk mitigation processes; and (6) monitoring our portfolio on an ongoing basis.

Our goal is to create a diversified portfolio of primarily private debt instruments, including term loans and trade finance, whose counterparties are small and medium-size businesses in developing economies. Private debt facilities generate current income and in some cases offer the potential for modest capital appreciation, while maintaining a higher place in a company’s capital structure than the equity held by the owners and other investors. It is expected that, as small and growing businesses, our borrowers will use capital to expand operations, improve the financial standing of their operations, or finance the trade of their goods. According to the IFC 2010 report, SMEs have been shown to improve job creation and GDP growth throughout the world, and we expect the portfolio of our investments to have a positive, measurable impact in their communities, in addition to offering a competitive financial return to the investor.

We were organized as a Delaware limited liability company on April 30, 2012. We intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940. See “— Investment Company Act Considerations,” below.

Our Advisor

TriLinc Advisors will manage our investments. TriLinc Advisors is a newly formed private investment company focusing on impact investments in SMEs around the world. TriLinc Advisors is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Led by its Chief Executive Officer, Gloria Nelund, Mark Torline, its President and Chief Operating Officer, and Paul Sanford, its Chief Investment Officer, TriLinc Advisors’ management team has a long track record and broad experience in the management of regulated, multi-billion dollar fund complexes and global macro portfolio management. TriLinc Advisors and our sub-advisors have an extensive network of relationships with emerging market private equity and debt managers, bilateral and multilateral DFIs, and international consultancies and service providers that we believe will benefit our portfolio of investments. We will benefit from both the top-down, global macro investing approach of TriLinc Advisors and the bottom-up deal sourcing and structuring of our sub-advisors. Pursuant to the joint venture agreement and its ownership in TriLinc Advisors, Strategic Capital is entitled to receive distributions equal to 15% of the gross cash proceeds received by TriLinc Advisors from the management and incentive fees payable by us to TriLinc Advisors under the Advisory Agreement. These distributions are for bona fide services performed by Strategic Capital for TriLinc Advisors in accordance with its ownership percentage and is not underwriting compensation.

We will seek to capitalize on the significant investment experience of our Advisor’s management team, which has over 100 years of collective experience in financial services and investment. Our CEO, Gloria Nelund, founded TriLinc Global in 2008 after a thirty year career in the international asset management industry. Most recently, Mrs. Nelund served as Head of the U.S. Private Wealth Management Division of Deutsche Bank, the world’s fifth largest financial institution. In this capacity, she held fiduciary responsibility for more than $50 billion in investment assets, including more than $20 billion in emerging markets and credit instruments. Prior to her tenure at Deutsche Bank, Mrs. Nelund spent sixteen years as an executive at Bank of America/Security Pacific Bank, most notably as President and CEO of BofA Capital Management, Inc., an investment management subsidiary managing $35 billion in assets for both retail and institutional investors. Additionally, Ms. Nelund acts as Independent Trustee and Chairman of the Legal and Regulatory Committee for RS Investments, a mutual fund complex with more than $20 billion in Assets Under Management (AUM). Ms. Nelund had served as the Managing Director of Scudder Kemper Investments, prior to its purchase by Deutsche Bank. While at Scudder Kemper Investments, she supported the development and growth of one of the industry’s early socially responsible investment (SRI) investment products. In addition, she was instrumental in making Deutsche Bank a leading institutional supporter of microcredit, creating multiple programs for private wealth management clients to be educated about, and invest in the asset class. Throughout her career, Ms. Nelund has been a pioneer in the development of Social Impact products for institutional and high net worth investors.

Mark Torline, our President and Chief Operating Officer, has extensive experience in the financial services, fixed income asset management and capital markets industries, as well as significant successful entrepreneurial experience. Most recently, Mr. Torline served as Managing Director of Macquarie Allegiance Capital (a subsidiary of Macquarie Funds Group) after identifying, negotiating and executing the sale of his private investment company, Allegiance Capital, in 2008. At Macquarie Allegiance Capital, Mr. Torline established and oversaw all North American fixed income investment management activities, including administration, investments and distribution. Prior, Mr. Torline co-founded and served as CEO and Chief Compliance Officer of Allegiance Capital, a provider of fixed income investment solutions with $5.5 billion AUM from institutions and individuals. During Mr. Torline’s twenty year post at Allegiance, he was responsible for all investment management activities and served as Chief Compliance Officer, establishing policies and procedures and a culture of compliance ultimately resulting in no material compliance violations during two routine SEC examinations. Earlier in his career, Mr. Torline held various senior banking roles including serving as the Chief Credit Officer, Trust Department for Security Pacific Bank. In this role, he oversaw and approved all lending activity.

Our Chief Investment Officer, Paul Sanford, has twelve years of experience developing, managing and executing global macro investment strategies at both large global banks and boutique investment firms. Throughout his career, Mr. Sanford has followed and invested in emerging markets as part of his various investment mandates, including conducting extensive research on developing economies and reviewing and selecting leading managers of emerging market debt and equities, most prominently as Portfolio Manager for Latin American accounts at the U.S. Private Bank of HSBC. Mr. Sanford has a deep understanding of macroeconomics and geo-politics, and an in-depth knowledge of traditional and alternative asset classes in both public and private capital markets. Most recently, Mr. Sanford was Chief Investment Officer for a Los Angeles-based boutique registered investment advisor, where he was responsible for developing and implementing the firm’s global investment strategy, performing manager due diligence, and managing all fund investment relationships. Mr. Sanford’s extensive experience in the banking and investment industry also includes portfolio manager positions at Deutsche Bank, HSBC and Morton Capital Management. For over a decade, Mr. Sanford has been a global macro investor with a focus on Central Bank policy, GDP growth trends, global interest rates, global currencies and foreign government policies.

We will engage multiple investment managers in a sub-advisory capacity to source, evaluate, and monitor investments. Our local market sub-advisors will have significant experience and established networks in our targeted asset classes, regions and countries, and will adhere to the investment parameters as directed by the TriLinc investment team and our board of managers. Primary sub-advisors, who will source the majority of our investments, must have a minimum five year investment track record and have invested at least $250 million in their target region. Secondary sub-advisors, who will focus on a specific region or asset class, must have a minimum three year investment track record and have invested at least $100 million in their target region. All sub-advisors must have continuity in their investment team, including senior management, and an investment strategy that can responsibly deploy appropriate levels of capital. Sub-advisors will have strong, independent risk controls and will screen for and track impact and the Environmental, Social and Governance (ESG) practices of the borrowers.

TriLinc Advisors is a joint venture between TriLinc Global LLC and Strategic Capital. The purpose of the joint venture is to permit our Advisor to capitalize upon the expertise of the TriLinc management team as well as the experience of the executives of Strategic Capital in providing advisory services in connection with the formation, organization, registration and operation of entities similar to the Company. Strategic Capital will provide certain services to, and on behalf of, our Advisor, including but not limited to formation and advisory services related to our formation and the structure of this offering, financial and strategic planning advice and analysis, overseeing the development of marketing materials, selecting and negotiating with third party vendors and other administrative and operational services.

Potential Competitive Strengths

We believe that the following key strengths and potential competitive advantages will enable us to capitalize on the significant opportunities in SME finance around the world.

•	Significant Experience of Management of our Advisor and Sub-Advisors

The senior management team of our Advisor has a long track record and broad experience in managing and operating regulated, multi-billion dollar fund complexes. Among this experience, members of TriLinc Advisors’ senior management team have held senior executive positions at large global banks, institutional money managers and independent investment advisors. Furthermore, the senior management team has significant experience in global macro portfolio management, including executing multi-manager global macro investment strategies across asset classes, geographies and industries. This experience emphasizes maximizing risk-adjusted returns, utilizing alternative asset classes and hedging portfolio risk exposures, as well as the importance of a rigorous and disciplined approach to manager due diligence. This macro experience is complimented by the experience of our sub-advisors, who have deep local networks, a firm understanding of the local culture and regulatory environment, and a reputation for being high-quality investment partners. These qualities have enabled them to realize solid track records, and afford them access to high quality deal flow to the benefit of the Company.

•	Attractive Return Profile of Asset Classes

We believe that investments in SME direct loans and SME trade finance globally present the opportunity to generate competitive and stable cash flows and deliver attractive financial returns. Although SMEs are underserved by traditional capital providers like local commercial banks, the profitability of such investments is not the limiting factor, according to the IFC 2010 report. Surveys conducted by the IFC have indicated that developing economy banks perceive SME banking as a “big market” with “good prospects,” and have realized returns on assets for their SME operations that were on average twice as high as for bank-wide operations. We also plan to provide trade financing to SMEs, an asset class which according to the International Chamber of Commerce (ICC) has enjoyed stable performance and low default rates in recent years, notwithstanding the global financial crisis. We believe that SME finance will continue to present an attractive financial opportunity in coming years, and that we will be well-positioned to identify high-quality borrowers in our target regions.

•	Strategic Relationships and Access to Deal Flow

Our senior executives have extensive backgrounds in the asset management and investment industry, and along with our sub-advisors, have developed an expansive network of relationships with developing economy private equity and debt managers, bilateral and multilateral DFIs, and international consultancies and service providers that we believe will benefit our portfolio of investments. TriLinc Advisors’ local market sub-advisors are the conduit to country and region-specific deal flow. To be considered for participation with us, sub-advisors must demonstrate their presence and track record in their geographies, both of which are dependent on their ability to tap their local market networks to source lending opportunities from local SMEs. Since our sub-advisors will typically have decades of experience in these markets, they are able to maintain a robust pipeline of potential investments and maintain a high degree of selectivity when evaluating multiple opportunities.

•	Unique Focus, Structure, and Early Mover Advantage

We have created a unique fund structure that we believe will give U.S. non-accredited investors their first-ever opportunity to invest in a fund dedicated to financing developing economy SMEs. As a public company with access to capital, we believe that we will be uniquely positioned to address the capital shortage problem in global SME finance, as described below in “Market Opportunity.” In making these investments, we will also measure and report the economic, social and/or environmental impacts at the borrower level. We believe that we will be the first retail product that will provide this level of transparency and impact reporting to non-accredited investors.

•	Alignment of Interests

We have taken multiple steps to structure our relationship with TriLinc Advisors so that our interests and those of TriLinc Advisors are closely aligned. TriLinc Advisors will not offer any units it owns for repurchase as long as TriLinc Advisors remains our Advisor. We believe TriLinc Advisors’ incentive compensation structure will align our interests with those of TriLinc Advisors, which will create the conditions to optimize returns and risk tolerance for our unitholders. In addition, by providing primarily debt to SMEs instead of equity, we leave ownership in the hands of the current owners, which encourages responsible growth to protect the value of their equity. Furthermore, we have voluntarily structured the Company with a board of managers, a majority of whom will be independent, in order to monitor our policies and conflicts.

Market Opportunity

Overview

We are centered on a single idea: providing access to finance for SMEs, particularly in developing economies, is both a profitable investment proposition and an effective driver of sustainable economic development. We believe significant opportunity exists in financing small and growing businesses, which through expansion have the ability to hire more employees, produce more goods for local consumption, provide training to locally-based employees and pay more taxes through increased revenues. By increasing the local production of quality goods and services, these businesses can support the growing middle class in those markets.

Consistently across countries in the developed and developing world, SMEs account for a significant portion of economic growth and job creation. According to the IFC, SMEs account for over 50% of GDP and create 70% of the new jobs in high-income countries. In developing economies, defined as those classified as upper-middle income and below by the World Bank, IFC studies have estimated that there are 25-30 million formal SMEs in operation, representing up to 33% of GDP and up to 45% of formal employment.

The World Bank classifies countries by national income using the following categories:

• High-income Organization for Economic Co-operation and Development, or OECD, members

• High-income (non-OECD members)

• Upper-middle-income	}
• Lower-middle-income		Developing Economies
• Low-income

In addition to the national income level classifications listed above, we will also target SME investment in developing economies by geography using the following regional definitions from the World Bank:

•	Latin America and the Caribbean

•	Middle East and North Africa

•	Sub-Saharan Africa

•	Eastern Europe and Central Asia

•	East Asia and Pacific

•	South Asia

We currently do not anticipate making any U.S. investments.

Despite the economic and social importance of small businesses, there are many obstacles to their growth globally. A major barrier to growth is lack of access to capital:

•

According to the IFC and McKinsey & Company, between 45 and 55 percent of registered SMEs in developing economies do not have access to loans or lines of credit despite the need for them. The gap is even larger when considering informal, unregistered enterprises — there are at least ten times as many unregistered SMEs as registered enterprises, and 65-72 percent of them lack access to credit.

•

According to the IFC and McKinsey & Company, the gap between demand and supply of SME credit is estimated to be $1.3-1.6 trillion globally, with developing economies representing about half of that gap.

•	As shown in Figure 1, access to finance is viewed as a major obstacle to growth, at a significantly higher rate by developing economy SMEs than by larger firms in high income countries.

•	Faced with few financing options, as illustrated in Figure 2, the vast majority of firms in developing economies use internal financing for growth, thus limiting their growth potential.

Figure 1. Percentage of firms identifying access to finance as a major obstacle by firm size by the number of employees and country income group	Figure 2. Financing sources for fixed investment in developing economies

The SME finance market is a growth market

SME Finance is often characterized as the “Missing Middle,” which typically refers to businesses that are too large to be served by microfinance institutions, but too small to access local commercial bank financing. In the last few years, however, banks throughout the world have increasingly recognized the opportunity of banking SMEs. The IFC characterizes this market as an “industry in transition,” with banks reporting higher return on assets, or ROA, for their SME portfolio than the ROA for the overall bank. In fact, a 2008 IFC survey found that banks on average reported higher returns on their SME lending portfolio than for their overall portfolio — 28 percent higher operating incomes and 35 percent higher operating profits as a percentage of assets.

The IFC has increased its focus on SMEs in recent years, increasing its committed portfolio of investments in SME financial institutions by 271% between 2004 and 2009. Its client banks have increased their focus on SME finance concurrently, growing their SME term loan portfolios by nearly 14% annually to $97.1 billion from 2006-2009. For a description of investing in direct SME loans, see “— Investing in Direct SME Loans,” below. The IFC has also helped to support exporter SMEs with trade financing, supporting the export of goods in more than 7,000 transactions since the global financial crisis.

Even within the highly developed financial system of the United States, SME finance is a growth market. In the United States, Congress established the Small Business Administration, or SBA, in 1953 to help support the establishment and viability of small businesses in the United States, and began tracking lending to SMEs in 1994. In the ensuing 14 years, the number of small business loans more than quadrupled to over $700 billion, according to the 2010 IFC SME Banking Guide.

Trade finance plays a crucial role in enabling global trade. For a description of trade finance, see “— Investing in Trade Finance Assets,” below. An ICC survey estimated that approximately 90% of world trade is supported by some type of trade finance. With increased globalization of supply chains and decreased barriers to trade, exports from developing economies have increased over six-fold in the last 20 years as illustrated in the graph below. As the world recovers from the 2008 financial crisis, trade has bounced back dramatically — the World Trade Organization found that trade increased 14.5% from 2009 to 2010, with developing economies experiencing 16.7% growth. World exports rose to over $15 trillion by the end of 2010.

Figure 4. Merchandise Exports from Developing Economies, in Billions

Source: UNCTADStat

Despite gains in recognizing the SME finance opportunity, huge gaps in the supply of capital remain: the IFC and McKinsey estimate that at least 7 million SMEs in East Asia and up to 2 million in both Sub-Saharan Africa and South Asia lack sufficient access to capital. Through term loans and trade finance, we will provide SMEs with the capital they need to grow and deliver goods and services to their buyers around the world.

There is a significant capital shortage in the market

A 2010 study by the IFC and McKinsey found that between 45 and 55 percent of formal SMEs, or 11-17 million firms, in developing economies do not have access to loans or lines of credit despite the need for them (see Figure 5 for regional data). That same study estimated the gap between demand and supply of SME credit to be $1.3-1.6 trillion globally, with developing economies representing about half of that gap.

In these regions, banks tend to invest the vast majority of their assets in large corporate loans and government debt. A World Bank survey found that SME loans make up 62% of total business loans in high income countries, but only 34% in low and middle income countries. We believe that this capital shortage will continue to exist for the foreseeable future, as SME banking is a complex endeavor that involves informed loan officers, local networks, and flexibility in structuring.

Global trade continues to increase, yet we believe the global supply of trade finance will not keep pace. In response to the global financial crisis, central banks sought to increase the amounts of capital banks must hold in reserve against potential losses, agreeing to a series of accords called Basel III. Banks have been the largest providers of trade finance to date, but Basel III will soon require banks to hold greater reserves when making these loans, which will act as a disincentive to making those loans. At the same time, many of these same banks are reducing their aggregate loan portfolios as they absorb losses from the European sovereign crisis and other effects of the global financial crisis, according to the Bank for International Settlements. As a result, the opportunity for non-bank providers of trade finance has grown dramatically.

Figure 5. Formal SMEs’ Access to Finance by Region

SME Lending has been shown to generate attractive returns

Although SMEs are underserved by traditional capital providers like local commercial banks, the profitability of such investments is not the limiting factor, according to the IFC. In a 2008 survey, 83 percent of developing economy banks perceived SME banking as a “big market” with “good prospects.” In the same survey, banks reported returns on assets for their SME operations that were on average twice as high as for bank-wide operations. Another survey conducted by the World Bank in 2008 found that banks lending to medium-size businesses in developing countries charged interest rates ranging from 11-15%.

The asset class has not just proven to be attractive in developing economies. Since 1958, the SBA in the United States has encouraged the formation of Small Business Investment Companies, or SBICs, which are investment funds that provide debt financing to small businesses in the United States. In 2010, when funds originated between 1999 and 2002 were maturing, their reported average annual returns were over 12%. Although past performance does not guarantee future performance, we believe that the asset class will continue to present an attractive financial return in the coming years, and that the Company will be well-positioned to identify high-quality borrowers in our target regions.

We believe that the underserved nature of such a large segment of the global economy, coupled with a strong demand for capital from the SMEs themselves, has created significant opportunity for investment. Because of the current investing environment, we believe that SMEs are likely to offer attractive investment terms in the form of current cash yield, deferred interest and equity warrants, and more attractive security features such as stricter loan covenants and quality collateral. Additionally, as compared to larger companies, SMEs often have simpler capital structures and carry less debt, thus aiding the structuring and negotiation process and allowing for greater flexibility in structuring favorable transactions.

Investments in SMEs have a significant impact on local economic development

While competitive financial returns are our primary focus, we also seek to make a quantifiable development impact with each of our investments. With a focus on providing access to capital, enabling job creation, increasing wages and promoting sustainable business practices, we aim to create measureable economic, social and/or environmental impact. The Small Enterprise Assistance Funds, or SEAF, who have been investing in developing economy SMEs for over 20 years, have collected large amounts of data on the impact of their investments. The SEAF 2011 Development Impact Report estimated that every $1 invested in an SME generates an additional $13 in the local economy, and that their investee companies increased employment by an average of 25% per year versus the 1% national average. We believe that providing access to growth capital for SMEs in our targeted geographies will drive direct, systematic and long-term economic expansion for the populations most in need.

We will primarily target investment in countries classified as upper- and lower-middle income by the World Bank as illustrated in Figure 6 below. While many of those markets exhibit high levels of growth and strong fundamentals, they are frequently still underdeveloped. By providing financing to the SME sector in these regions, we seek to catalyze economic growth and underpin broad-based social change. This change is realized in many ways, including job creation, increased incomes, and enhanced government services due to increased tax contributions. According to the IFC, “helping SMEs in developing countries to grow…lead(s) to income growth and poverty reduction.”

Figure 6. Example of the Countries within World Bank Income Classification

Low Income	Lower-Middle Income	Upper-Middle Income	High Income
Bangladesh Cambodia Ethiopia Kenya Rwanda	Ghana Indonesia Paraguay Philippines Vietnam	Brazil Bulgaria Mexico Colombia Malaysia Peru South Africa Turkey	Chile Poland Singapore South Korea United States
Initial Company Focus

Source: World Bank, 2012

As evidenced by research shown here, providing creditworthy SMEs with capital can both enable job creation and deliver competitive financial returns to investors. By mobilizing capital to this end, we believe we can fundamentally improve the lives of many around the world.

Investment Strategy

The Company seeks to generate competitive financial returns and positive economic, social and environmental impact by providing financing to SMEs. Our investment objectives are to provide our unitholders current income, capital preservation, and modest capital appreciation. We intend to meet our investment objectives through:

•	Investing primarily in SME trade finance and term loans

•

A rigorous multi-level risk mitigation strategy at the portfolio level through “extreme” diversification, the sub-advisor level through rigorous due diligence and oversight, and the investment level through local market knowledge and credit expertise of our sub-advisors

•	Equity warrants and discounted trade receivables

We expect that the majority of our investments will be senior and other collateralized loans to SMEs with established, profitable businesses in developing economies. With our sub-advisors, we expect to provide growth capital financing generally ranging in size from $1-10 million per transaction. We will seek to protect and grow investor capital by: (1) targeting countries with favorable economic growth and investor protections; (2) partnering with sub-advisors with significant experience in local markets; (3) focusing on creditworthy lending targets who have at least 3-year operating histories and demonstrated cash flows enabling loan repayment; (4) making primarily debt investments, backed by collateral and borrower guarantees; (5) employing sound due diligence and risk mitigation processes; and (6) monitoring our portfolio on an ongoing basis.

We will employ a three-pronged strategy for deploying capital to developing economy SMEs:

•	Economics: “Top-down” portfolio optimization

•	Expertise: “Bottom-up” local market execution, and

•	“Extreme” Diversification.

For a discussion of extreme diversification, see “— ‘Extreme’ Diversification,” below.

Investments will primarily be credit facilities to developing economy SMEs, including trade finance and SME term loans, through TriLinc Advisors’ team of professional sub-advisors with a local presence in the markets where they invest. We will typically provide financing that is collateralized, has a short to medium-term maturity and is self-liquidating through the repayment of principal. By providing additional liquidity to growing small businesses, we believe we will support both economic growth and the expansion of the global middle class.

Economics

The economic outlook for developing economies is very positive as evidenced by the IMF forecast and by recent experience in China, both in Figure 7. In the 1980s and 1990s, many governments in developing economies engaged in comprehensive macroeconomic reforms that stabilized country budgets, built up foreign reserves, and encouraged foreign direct investment. An increasingly globalized economy has led to massive growth of the global middle class: in China alone, over 150 million people are estimated to have joined the middle class since 1985, according to the OECD. The IMF has forecasted that the GDP of developing economies will grow by 5.3 percent in 2013, versus just 1.3 percent for developed countries.

Figure 7. GDP Growth in Developing and Developed Countries

Our top-down approach identifies asset classes and geographic markets with strong potential for financial, as well as economic, social and/or environmental impact returns. Scenario modeling is then used to determine the optimal mix of risk/return characteristics and investment duration. Our investment team monitors global macro and geo-political factors for our asset classes, regions, and countries through research, public market indices, local news, key partner relationships and intelligence gained through our sub-advisors.

From a top-down macro perspective, we identify countries with excellent growth prospects and a friendly environment to entrepreneurs and investors alike. The key factors we consider are:

•	Growth: Target economies with friendly business environments that are experiencing rapid growth.

•	Stability: Focus on countries with consistent political leadership and strong investor rights.

•	Access: Target economies where the flow of capital is not significantly restricted and work with local sub-advisors with expansive origination networks in otherwise difficult-to-reach places.

We will manage our specific exposure to developing economies through the detailed analysis of many country factors, including:

Figure 8. Factors and Indicators for Macro Analysis

Factor	Indicators	Source(s)
Economic	• Gross Domestic Product • Inflation • Interest rates • Currency values • Gross fixed investment • Foreign direct investment • Labor force size • Unemployment rate	Central bank data, UNCTAD, CIA World Factbook

Legal and political stability	• Rule of law • Regime stability • Government effectiveness • Individuals’ political rights • Regulation	World Bank Governance Indicators, Freedom House, Center for Global Policy

Entrepreneurial access	• Business start-up costs • Internet and mobile phone security and penetration • Research and development expenditures	World Bank World Development Indicators, Legatum Prosperity Index

Attractive Yield and Return	• Local market lending rates • SME access to finance	Central bank data, IFC

Relationships	• Local market intelligence	TriLinc and sub-advisors, DFIs, Industry Networks

Expertise

Although the shortage of capital available for SMEs is consistent throughout the developing world, the individual economies themselves are unique. Finding quality businesses to invest in requires deep local networks, a firm understanding of the local culture and regulatory environment, and a local reputation for being a high-quality lending partner. For these reasons, we believe the most prudent strategy is to complement top-down, macroeconomic portfolio optimization and management with experienced, local sub-advisors who have solid track records and ample access to high-quality potential investments.

Investing with Sub-advisors

TriLinc Advisors plans to implement our investment strategy through partnering with multiple sub-advisors. In accordance with our risk management philosophy which emphasizes a comprehensive approach to investing and asset management, sub-advisors’ strategies are tailored to the characteristics of private financing of SMEs in developing economies.

Sub-advisors are selected based upon a comprehensive due diligence process and based upon their exposure to, skill with, and track record in selected asset classes, regions and countries. In order to qualify for sub-advisor status, interested firms must invest in our target asset classes with a local presence in our desired regions and/or countries. Sub-advisors are designated as “primary” and “secondary.” Primary sub-advisors, who will source the majority of investments for us, must have a minimum five year investment track record and have invested at least

$250 million in their target region. Secondary sub-advisors, who will focus on a specific region or asset class, must have a minimum three year investment track record and have invested at least $100 million in their target region. All sub-advisor candidates must have continuity in their investment team, including senior management, and an investment strategy that can responsibly invest the allocation received from the Company. Sub-advisors must have strong, independent risk controls and be willing to screen for and track impact and ESG practices.

With multiple sub-advisors sourcing deals in different asset classes across the globe, dynamic allocation to different managers is a key element of TriLinc Advisors’ portfolio management. Allocation decisions are driven by ongoing monitoring of asset class and geographic trends, balanced by dividend requirements, cash flow needs, and sub-advisor performance. As an element of oversight and quality control, a TriLinc investment team member will participate as an observer in sub-advisor investment committees. Sub-advisors are held accountable for performance and can be replaced by the TriLinc Advisors’ Investment Committee at will. TriLinc Advisors has initially selected the following managers to act as sub-advisors:

•

The International Investment Group L.L.C. (IIG): an asset management firm founded in 1994, specializing in international trade finance. IIG has placed over $8 billion in global trade finance transactions since its inception and will serve as a primary sub-advisor.

•

Asia Impact Capital Ltd (AIC): advised by the principals who established TAEL Partners, a Southeast Asia-focused investment firm founded in 2007. During their careers, these principals have originated, structured, and/or invested in a broad spectrum of financings spanning from debt to equity. This includes debt and quasi-debt financings in Southeast Asia in excess of $15 billion. AIC will serve as a primary sub-advisor.

•

GMG Investment Advisors, LLC (GMG): an emerging market asset management firm, previously known as GSA GP, founded in 2002 and specializing in private credit investments in Latin America. GMG has originated, structured and invested over $300 million in secured private credit transactions in Latin America, and will serve as a secondary sub-advisor.

“Extreme” Diversification

A key aspect of the investment strategy involves reducing portfolio risk through “extreme” diversification, a signature approach that TriLinc Advisors employs that emphasizes the reduction of risks by ensuring we minimize our concentration by investment, asset class, country, and region. This degree of diversification is crucial to managing risk, which TriLinc Advisors analyzes at the portfolio, sub-advisor and individual investment levels. Portfolio level risk mitigation encompasses a variety of factors including: significant diversification (across region, country, asset class, manager, sector/industry, number of investments, duration, average deal size) and portfolio limits (region, country, individual investments), daily portfolio reviews, currency structuring and TriLinc Advisors’ Investment Committee stringent decision process. Extreme diversification is further aided by our use of multiple sub-advisors, which allows diversification by investment styles as well.

Once we are fully invested, specific portfolio concentration limits will include a regional limit of 45%, country limit of 20%, and individual investment limit of 5%.

As detailed below, we will primarily invest in two types of investments: direct loans and trade finance. Our target businesses are expected to be well-run, cash flowing operating companies. Focus will be placed on credit-worthy borrowers whose credit and cost of capital are mispriced because of the lack of viable financing alternatives. Generally, these businesses are established private companies that are in need of capital for expansion, have a demonstrated capability to pay interest during the expected loan period and demonstrate revenue, earnings and cash flow growth to realistically support the borrowing.

Investing in Direct SME loans

We expect to provide financing, mainly in the form of senior and other collateralized debt, to SMEs primarily in developing economies. Financing types include, but are not limited to:

•	Senior secured loans: Loans with first priority claim over the borrower’s assets and distributions.

•

Subordinate and mezzanine loans with collateral: Loans that are secured by pledges of ownership interests, in whole or in part, in operating entities. These loans are junior in the capital structure to a borrower’s accounts payable and senior debt. These loans may also be accompanied by other collateral that serves as security, including letters of credit, personal guarantees, or other hard asset collateral.

•	Acquisition finance and bridge loans: Short-term loans that are used until permanent financing is found or until an existing obligation is removed.

•	Convertible and other hybrid facilities: Credit facilities of various structures that can be converted into common equity, at the holder’s discretion.

SME loan sizes are generally expected to range from $1,000,000 and $10,000,000, with loan terms of approximately three to five years. Our target businesses are expected to be well-run, cash flowing operating companies. Focus will be placed on credit-worthy borrowers whose credit and cost of capital are mispriced because of the lack of viable financing alternatives. Generally, these businesses are established private companies that are in need of capital for expansion, have the capability to pay interest during the expected loan period, and show a trend of revenue, earnings and cash flow growth in their last three years of operations to realistically support the borrowing.

Investing in Trade Finance Assets

We expect to invest in trade finance assets, which are short-term financings provided to importers or exporters in order to facilitate the international trade of goods. The term “trade finance” covers a number of different activities related to managing the risks associated with doing business internationally. Exporters frequently require that importers prepay for goods shipped, while importers frequently require that exporters document that the goods have been shipped. Of the many forms of financing that make up trade finance, we will focus predominately on three types:

•

Accounts Receivable Financing: A financing structure by which a company is provided with a short-term credit facility using its accounts receivable as collateral. Accounts receivable transactions are extremely short term (usually 90 days or less), due to the very short duration for which accounts receivable are usually outstanding.

•

Inventory Financing: A form of financing for qualifying products that uses securely stored goods as collateral. Inventory financing allows companies to obtain credit by depositing their inventory in a qualified, third-party supervised warehouse. While still considered short-term financing, because the collateral is still in the exporter’s inventory (and therefore not yet an account receivable), duration is generally slightly longer in nature (usually not more than 180 days, although dependent upon the specific goods).

•

Asset Based Lending: A hybrid financing structure that is a combination of inventory financing and accounts receivable financing, with collateral progressing from inventory to accounts receivable over time. Asset based lending tends to have the longest duration of the three main strategies, but duration is still less than one year.

We may also utilize other common trade finance structures such as: letter of credit financing, purchase order financing and import financing.

Our focus and mission within trade finance is to provide financing to SMEs who generally sell to larger and better capitalized buyers. Due to the predominance of opportunity within the region, the strategy will initially be concentrated in Latin America, with the opportunity to expand into other markets over time. By taking credit ownership of highly collateralized transactions from SME borrowers, and financing the delivery of goods to larger, creditworthy buyers, the fund seeks to realize higher returns with lower risk. Our trade finance strategy pursues a relationship-oriented (repeat financing) and transactional approach (focus on financing over-collateralized transactions vs. balance sheet lending) and utilizes the broad international expertise and local market presence of our trade finance sub-advisor to originate, service and monitor USD-based, short-term credit facilities. Trade Finance transaction sizes are generally expected to range from $200,000 to $3,000,000, with terms of three to eight months.

Incorporation of ESG and Commitment to Responsible Investing

We have a fiduciary duty to act in the best long-term interests of our investors. Fundamental to this duty is the incorporation of ESG issues into our investment analysis and decision-making processes. ESG issues are not only central to measuring the sustainability and non-financial impacts of an investment, but can have a material impact on the long-term risk and return profile of investment portfolios. The United Nations has stated its belief that ESG issues can affect the financial performance of investments (to varying degrees across companies, sectors, regions, asset classes and through time) and a March 2009 study by risklab, a division of Allianz Global Investors, concluded that “clear financial benefits can be expected” when a focus on ESG factors is employed. We are committed to following globally accepted ESG standards and seek to invest in businesses that uphold the highest standards of business integrity and operate in accordance with local and international laws and good practices. For companies that are interested in formalizing or improving upon their existing ESG policies, TriLinc will provide guidance with regard to best practices and implementation.

Further, we will employ the IFC Exclusion List as part of our commitment to supporting sustainable businesses. The IFC has demonstrated leadership in responsible investing, in part by excluding certain types of investments they either make directly or through financial intermediaries. The types of businesses that appear on the IFC Exclusion List, which has been adopted by many fund managers in developing economies, include those that engage in the production of weapons, liquor, tobacco products, radioactive products, unbonded asbestos fibers, or any product or activity deemed illegal under host country laws or international conventions. In addition, gambling enterprises, certain types of forestry and fishing, and any enterprise that involves exploitative forms of forced or child labor are prohibited. We believe that adopting this exclusion list supports our mission and will leave us with ample opportunities to make competitive investments.

Additionally, our Sponsor is a signer of the United Nations Principles for Responsible Investment, or PRI. The PRI, launched in 2006, have over 1000 signatories from 48 countries, including asset owners, money managers and investment service providers who have pledged to incorporate ESG issues into their investment analysis and ownership policy. As a PRI signatory, our Sponsor is demonstrating a commitment to be responsive to stakeholders, aware and proactive with regard to ESG issues when it comes to fiduciary responsibility, and determination to advance responsible investment. We also recognize that applying these PRI may better align our investment decisions with the broader objectives of society.

Measuring Impact

TriLinc will measure and regularly provide accurate and transparent accounting of economic, social and/or environmental impact achieved through our investments. TriLinc’s impact measurement system will be utilized with investments to evaluate the progress of borrower companies toward their impact objectives during the life of the investment. The system leverages technology that has been specifically developed for tracking and analyzing impact and includes full integration of the IRIS metrics. Impact measurement will be accomplished through the establishment of initial baseline measurements for both TriLinc core economic development metrics, as well as metrics associated with borrower companies’ stated impact objectives. These baseline measurements will be compared against future measurements in order to track incremental progress. In addition to furthering TriLinc’s economic development impact objectives, we anticipate that our investments will have a positive effect on borrower companies’ ability to make progress toward their stated impact objectives(s).

Our Investment Process

The investment process that we will follow in providing capital to SMEs is illustrated by the chart below.

TriLinc Advisors has engaged in an extensive search for leading providers of SME finance to serve as our sub-advisors in our target regions, and will choose those with solid track records, deep experience in target geographies and asset classes, and a commitment to sustainable business principles. Sub-advisors will work closely with borrowers to maximize the probability of achieving our financial and impact objectives. Beyond the process followed for specific investments, TriLinc Advisors will closely monitor the portfolio of investments to help anticipate problems and mitigate risk.

Investment Origination and Participation

We seek to originate debt investments in private companies that have a proven business model, stable management, and opportunity for growth. In certain cases where we are not able to directly originate debt investments, we may make investments via participation agreements with direct lenders to the borrower. We will not target new or start-up businesses, but rather those which have been operating for at least three years with proven profitability and stable revenues (Figure 9). Trade financing will be provided to companies with a diversified group of credit-worthy trade counterparties, strong cash flow, and robust monitoring and inventory systems.

Our sub-advisors will identify attractive opportunities through their extensive local networks. With most of our sub-advisors active in their region for a decade or more, their local networks include current borrowers, other investors, local business groups, government officials, investment advisors, banks, and lawyers which allow them to identify opportunities where there is frequently little or no competition from other investors. Potential borrowers will submit initial paperwork and financial statements to the relevant sub-advisor, with the type and size of financing needed, the intended use of capital, and collateral to be used among the details provided.

Evaluation

Due Diligence. Each sub-advisor will engage in comprehensive due diligence to determine if the potential financing meets the basic criteria defined by TriLinc Advisors. Each sub-advisor has unique guidelines for investment based on their specific region and asset class, but all incorporate components of the following areas:

•	A full analysis of the borrower’s business model and operating history, with an eye specifically toward the viability of projected cash flows and potential market and industry risks;

•	Detailed consideration of regulatory, tax and legal issues relating to the borrower’s industry;

•	Diligence and background checks on the borrower and management;

•	Consideration of historical and projected cash flows and borrower’s ability to service all obligations (including our potential investment) without violating standard covenants;

•	On-site visits;

•	For trade finance, additional focus on creditworthiness of trade counterparties, warehouse systems, letters of credit and insurance

ESG Screening. All borrowers must pass an ESG screen of their business practices. The screen includes an exclusion of those businesses detailed in the IFC Exclusion List, a basic screen to ensure that the borrower company is operating in compliance with local laws and an initial assessment of the company’s commitment to ESG practices. Companies that do not pass this screen will not be eligible for TriLinc funding.

Impact Screening. As part of the loan application process, borrower companies must indicate a willingness and ability to create, track and report on the economic, social and/or environmental impact of their business. All borrower companies are required to track metrics associated with our core impact objective of economic development (with metrics including employment growth, revenue growth, wage growth, profitability, employee ownership and taxes paid). Additionally, borrowers must indicate a specific impact objective or objectives that match their business sector, model and goals. Examples of specific impact objectives include access to health care, pollution prevention and access to clean water.

Execution

Approval. After completing the evaluation of the investment opportunity, the sub-advisor will prepare an investment memorandum with a formal recommendation which it will advance to its investment committee; of which a member of the TriLinc investment team will participate as an observer. As part of the investment process, sub-advisor investment committees will consider whether the proposed investment meets the basic criteria set forth by the Advisor, presents a favorable risk/return tradeoff, and contributes to a diversified portfolio.

Individual investments that exceed $25 million must be approved by the Advisor’s Investment Committee, which will consist of the Chief Executive Officer, Chief Operating Officer, Chief Investment Officer, Investment Analyst(s), Chief Impact Officer and Senior Credit Officer of our Advisor. The relevant investment must be presented by a representative of the originating sub-advisor, with supporting documentation from the investment due diligence and discussion summary from the sub-advisor investment committee. These investments must be approved unanimously.

Baseline Impact Assessment. At or around the time a loan is funded, a baseline impact assessment will be completed. This includes collection of our core impact metrics, as well as borrower company impact objective-specific metrics. This data will be used to measure a borrower’s progress from the time of funding forward.

Monitoring

Portfolio Monitoring. After an investment is approved and funded, it is monitored by the Advisor and the sub-advisor. Sub-advisors are responsible for maintaining regular contact with the borrower, collecting regular financial statements, and processing principal and interest payments. Using their local teams, sub-advisors will monitor loan covenants and local market trends as part of their normal loan servicing and observation. At least once a quarter, TriLinc Advisors will hold a performance monitoring call with each sub-advisor, reviewing the performance of each outstanding loan. In addition, TriLinc Advisors will monitor the global portfolio at a macro level, considering macroeconomic variables, political conditions, and insight from our global network of contacts. Frequent contact between TriLinc Advisors and sub-advisors will combine analysis of both loan-specific performance and macroeconomic trends. Between the activities of TriLinc Advisors and its sub-advisors, best efforts will be made to anticipate investment problems before they happen and proactively work out a solution that maximizes unitholder return.

Impact Monitoring. On an annual basis, an updating assessment will be completed. This includes collection of our core impact metrics and borrower company impact objective-specific metrics.

Annual audits of impact metrics data will be completed by an independent, third party provider.

Overview of Impact Process

Valuations

Our board of managers has established procedures for the valuation of our investment portfolio during the first full quarter after we meet our minimum offering requirement. Our valuation procedures will be performed in accordance with Accounting Standards Codification 820, or ASC 820. ASC 820 requires enhanced disclosures about assets and liabilities that are measured and reported at fair value. As defined in ASC 820, fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Based on the observability of the inputs used in the valuation techniques, the Company is required to provide disclosures on fair value measurements according to the fair value hierarchy. The fair value hierarchy ranks the observability of the inputs used to determine fair values. Investments carried at fair value are classified and disclosed in one of the following three categories:

•	Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•	Level 2 — Valuations based on inputs other than quoted prices in active markets, which are either directly or indirectly observable.

•

Level 3 —Valuations based on inputs that are unobservable and where there is little, if any, market activity at the measurement date. The inputs for the determination of fair value may require significant management judgment or estimation and is based upon management’s assessment of the assumptions that market participants would use in pricing the assets or liabilities. These investments include debt and equity investments in private companies or assets valued using the market or income approach and may involve pricing models whose inputs require significant judgment or estimation because of the absence of any meaningful current market data for identical or similar investments. The inputs in these valuations may include, but are not limited to, capitalization and discount rates, beta and EBITDA multiples. The information may also include pricing information or broker quotes which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimer would result in classification as Level 3 information, assuming no additional corroborating evidence.

Investments for which market quotations are readily available are valued at those quotations. Most of our investments will be private investments in companies whose securities are not actively traded in the market. For those investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our board of managers has approved a multi-step valuation process to be followed each fiscal quarter, as described below:

1.	Each investment will be valued by TriLinc Advisors in collaboration with the relevant sub-advisor;

2.	For all investments with a maturity of greater than 12 months, we will engage Duff & Phelps, LLC to conduct a review on the reasonableness of our internal estimates of fair value on each asset on a quarterly rotating basis and provide an opinion that TriLinc’s estimate of fair value for each investment is reasonable;

3.	The audit committee of our board of managers will review and discuss the preliminary valuation prepared by TriLinc Advisors and any opinion rendered by Duff & Phelps, LLC; and

4.	Our board of managers will discuss the valuations and determine the fair value of each investment in our portfolio in good faith based on the input of TriLinc Advisors and the audit committee. Our board of managers is ultimately responsible for the determination, in good faith, of the fair value of each investment.

Determination of fair value involves subjective judgments and estimates. As described above, the board of managers may determine the fair value of investments based upon internal valuation assessments and not independent valuation assessments, which may be materially different. Below is a description of factors that our board of managers may consider when valuing our investments.

Fixed income investments are typically valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, interest payments) to a single present value amount (discounted) calculated based on an appropriate discount rate. The measurement is based on the net present value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in valuing our investments include, as applicable: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the borrower’s ability to make payments, its earnings and discounted cash flows, the markets in which the company does business, comparisons of financial ratios of peer companies that are public, the principal market and enterprise values, among other factors.

Equity interests in portfolio companies for which there is no liquid public market are valued at fair value. The board of managers, in its analysis of fair value, may consider various factors, such as multiples of earnings before interest, taxes, depreciation and amortization, or EBITDA, cash flows, net income, revenues or in limited instances book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a portfolio company or our actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or acquisition, recapitalization, restructuring or other related items.

We may also look to private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the portfolio companies or industry practices in determining fair value. We may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, as well as any other factors we deem relevant in assessing the value.

To the extent in the future, in connection with our quarterly net asset valuations, we use any valuation approach not described above, we will include a description of such valuation approach in an applicable prospectus supplement or an amendment to the registration statement.

Exit

Our investments are generally self-liquidating, through the scheduled principal repayment from the borrower or payment by the importer in a trade finance transaction. Certain investments may carry equity warrants on borrowers, which allow us to buy shares of the portfolio company at a given price, which TriLinc Advisors will exercise at its discretion during the life of the Company. With respect to debt investments, we may determine to refinance them prior to the maturity date and/or allow prepayment from the borrower with or without penalty.

Risk Mitigation

Beyond the process followed for specific investments, TriLinc Advisors will closely monitor the portfolio of investments to help anticipate problems and mitigate risk. This risk analysis approaches risk at multiple levels, including the portfolio level, sub-advisor level, and investment level.

Portfolio Level. A primary mitigation tool that TriLinc Advisors employs is “extreme” diversification, which diversifies the portfolio across region, country, asset class, manager, sector/industry, number of investments, duration and average deal size, applying concentration limits for exposures to regions, countries and individual investments. TriLinc Advisors also uses its global network to obtain local market intelligence, and seeks to partner with local and multilateral government institutions in areas such as loan guarantees, political risk insurance and other programs. We will not make any investments in countries such as Iran and North Korea, where investment is prohibited by the U.S. Treasury’s Office of Foreign Assets Control.

Sub-Advisor Level. Sub-advisor level risk mitigation is accomplished through the use and rigorous due diligence of multiple sub-advisors, semi-annual site visits and annual audits, and TriLinc Advisors’ investment team involvement on individual sub-advisor investment committees. Multiple managers are used to diversify the portfolio by investment style, and TriLinc Advisors will participate on the investment committee of each sub-advisor to monitor adherence to credit processes. TriLinc Advisors will require that sub-advisors certify their compliance with any applicable Anti-Money Laundering and Know-Your-Customer procedures.

Investment Level. Sub-advisors are responsible for maintaining regular contact with borrower company management and making on-site visits, structuring deal covenants with favorable information rights and re-examining and updating all deal investment memoranda annually. Sub-advisors will be in frequent contact with TriLinc Advisors personnel to relay pertinent investment information, and company financial statements will be updated regularly and kept by both TriLinc Advisors and the relevant sub-advisor. Additionally, incorporating ESG analysis into our due diligence and monitoring processes will add a layer of risk mitigation by actively identifying companies whose business practices do not meet accepted global standards.

Financing Strategy

We may opt to supplement our equity capital and increase potential returns to our unitholders through the use of prudent levels of borrowings from either commercial financial institutions or DFIs. We may use debt when the available terms and conditions are favorable to long-term investing and well-aligned with our investment strategy and portfolio composition. In determining whether to borrow money, we will seek to optimize maturity, covenant packages and rate structures. Most importantly, the risks of borrowing within the context of our investment outlook and the impact on our investment portfolio will be extensively analyzed in making this determination.

Hedging Activities

Most of our investments are anticipated to be denominated in US Dollars, but when exposed to foreign currencies, we will seek to hedge the exposure when prudent and cost-effective. These hedging activities may include the use of derivatives, swaps, or other financial products to hedge our interest rate or currency risk.

Investment Company Act Considerations

We intend to conduct our operations so that we and our subsidiaries, if any, will qualify for an exemption under, or otherwise will not be required to register as an investment company under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to conduct our business primarily through our direct and indirect wholly- and majority-owned subsidiaries, including foreign subsidiaries, who will be established to carry out specific activities. Although we reserve the right to modify our business methods at any time, at the time of this offering we expect the focus of our business will involve providing loans and other financing of the nature described in this prospectus. We intend to conduct our operations so that they comply with the limit imposed by the 40% test and we will not hold ourselves out as being engaged primarily, or actually engage, in the business of investing in securities. Therefore, we expect that we will not be subject to registration or regulation as an investment company of any kind

(including, without limitation, a face-amount certificate company, unit investment trust, open-end or closed-end company or a management company electing to be treated as a business development company) under the Investment Company Act. The securities issued to us by our wholly-owned or majority-owned subsidiaries, which subsidiaries will be neither investment companies nor companies exempt under Section 3(c)(1) or 3(c)(7) of the Investment Company Act, will not be investment securities for the purpose of this 40% test.

One or more of our subsidiaries may seek to qualify for an exception or exemption from registration as an investment company under the Investment Company Act pursuant to other provisions of the Investment Company Act, such as Sections 3(c)(5)(A) which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance and services” and Section 3(c)(5)(B) which is available for entities “primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance and services.” Each of these exemptions generally requires that at least 55% of such subsidiary’s assets be invested in eligible loans and receivables. To qualify for either of the foregoing exemptions, the subsidiary would be required to comply with interpretations issued by the staff of the SEC that govern the respective activities.

We will monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these and/or other applicable tests, and we will be responsible for making the determinations and calculations required to confirm our compliance with tests. If the SEC does not agree with our determinations, we may be required to adjust our activities and/or those of our subsidiaries.

Qualification for these or other exceptions or exemptions could affect our ability to originate, participate in or hold fixed-income assets, or could require us to dispose of investments that we might prefer to retain in order to remain qualified for such exemptions. Changes in current policies by the SEC and its staff could also require that we alter our business activities for this purpose. For a discussion of certain risks associated with the Investment Company Act, please see “Risk Factors.”

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimate of how we intend to use the gross and net proceeds from this offering assuming that we sell specified numbers of units pursuant to the primary offering and the distribution reinvestment plan, which we refer to in this section as our “DRIP offering.” However, the number of units to be offered, including the number of units to be offered pursuant to the DRIP offering, and the other terms of any offering under this prospectus, may vary from these assumptions. Units in the primary offering are initially being publicly offered on a best efforts basis at $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit and pursuant to our DRIP offering plan at the initial price of $9.025 per unit. We will commence valuations of our assets during the first full quarter following the satisfaction of the minimum offering. Thereafter, units will be offered in our primary offering at a price based on the most recent valuation, plus related selling commissions, dealer manager fees and organization and offering expenses. Once we commence valuations, units will be offered pursuant to our distribution reinvestment plan at a price equal to our then current offering price per each class of units, less the sales fees associated with that class of units in the primary offering. As a result, the allocation of units sold pursuant to the primary offering and pursuant to the DRIP offering will affect the gross proceeds, net proceeds and amount invested.

The table assumes that 1/3 of primary offering gross proceeds come from sales of Class A units, 1/3 of primary offering gross proceeds come from sales of Class C units and 1/3 of primary offering gross proceeds come from sales of Class I units. The table also assumes that the full dealer manager fee and sales commission are paid on all units offered in our primary offering to the public on a best efforts basis. The sales commission and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales. The reduction in these fees will be accompanied by a corresponding reduction in the per unit purchase price but will not affect the amounts available to us for investments. After paying the sales commission and the dealer manager fee, we will use the net proceeds of the offering to acquire investments and to pay the fees set forth in the table below. Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Therefore, particularly in the earlier part of this offering, some or all of our distributions may be paid from other sources, such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. We have not placed a cap on the amount of our distributions that may be paid from cash resulting from a waiver or deferral of fees, and/or proceeds from this offering.

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell: (i) only $2,000,000 in units, the minimum offering amount, in the primary offering; (ii) $1,250,000,000 in units, the maximum offering amount, in the primary offering and no units pursuant to our DRIP offering; and (iii) $1,250,000,000 in units, the maximum offering amount, in the primary offering and $250,000,000 in units pursuant to our DRIP offering. We reserve the right to reallocate the units we are offering between the primary offering and our DRIP offering. The figures set forth below cannot be precisely calculated at this time and will depend on a number of factors, including, but not limited to, rates of reinvestment pursuant to the DRIP offering and any potential reallocation of units between the primary offering and the DRIP offering and to reallocate units among the different classes of units. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings. The following table is presented solely for informational purposes.

	Minimum Primary Offering		Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	% of Proceeds	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$2,000,000	100.00%	$1,250,000,000	100.00%	$1,500,000,000	100.00%
Less Offering Expenses:
Selling Commissions (1)(2)	$66,600	3.33%	$41,666,667	3.33%	$41,666,667	2.78%
Dealer Manager Fee (1)(2)	$48,400	2.42%	$30,208,333	2.42%	$30,208,333	2.01%
Organization and Offering Expense Reimbursement (3)	$100,000	5.00%	$15,625,000	1.25%	$18,750,000	1.25%

Net Proceeds Available for Investment (4)(5)	$1,785,000	89.25%	$1,162,500,000	93.00%	$1,409,375,000	93.96%

(1)	The figures in the table are calculated based on rounding to three decimal points. The table assumes that 1/3 of primary offering gross proceeds come from sales of Class A units, 1/3 of primary offering gross proceeds come from sales of Class C units and 1/3 of primary offering gross proceeds come from sales of Class I units. We reserve the right to reallocate units being offered among Class A, Class C and Class I units. If all of our gross offering proceeds come from sales of Class A units, we expect to invest approximately 85.25%, if only the minimum offering is sold, to 90.63%, if the maximum offering is sold, of the gross offering proceeds. Because no sales commissions or dealer manager fees are paid on units sold pursuant to the DRIP offering, it is not necessary to make any assumptions regarding the number of Class A, Class C and Class I units sold in the distribution reinvestment plan. This table excludes the distribution fees for Class C units, which will be paid over time and will not be paid from offering proceeds. With respect to Class C units, we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. We will continue paying distribution fees with respect to all Class C units sold in this offering until the earlier to occur of the following: (i) a listing of the Class C units on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) there are no longer any Class C units outstanding.
(2)	The dealer manager, in its sole discretion, may reallow all or a portion of the sales commission attributable to the units sold by other broker-dealers participating in this offering to them and may also reallow a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of units sold by participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering. The maximum compensation payable to members of FINRA participating in this offering will not exceed 10.00% of the aggregate gross offering proceeds from the sale of units sold in the primary offering. The sales commission and dealer manager fee are not paid in connection with sales pursuant to the DRIP offering. Thus, the sales commission and dealer manager fee are calculated only on amounts sold in the primary offering.
(3)

Amount reflected is an estimate. Organization and offering expenses to be paid by us in connection with the organization and formation of our company and this offering include legal, accounting and printing expenses, expenses associated with unitholder relations, escrow agent and transfer agent fees, fulfillment costs, blue sky, SEC and FINRA filing fees, expenses associated with advertising and sales literature prepared by us and detailed and itemized due diligence reimbursements. A portion of our organizational and offering expenses are anticipated to be used for accountable or non-accountable expense reimbursement of cumulative organization and offering expenses which will be deemed additional underwriting compensation pursuant to FINRA Rule 2310. Assuming an aggregate selling commission and a dealer manager fee of 9.75% of the gross offering proceeds (which assumes all offering proceeds come from Class A units), we would reimburse the dealer manager in an amount up to 0.25% of the gross offering proceeds. In the event the aggregate selling commission and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from the sale of any Class C or Class I units), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. We will reimburse the Advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.00% of gross offering proceeds as of the date of reimbursement.
(4)	Until required in connection with our targeted investments, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of managers. The amount of investments which we are able to make will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from our distribution reinvestment plan are used to repurchase units under our unit repurchase program and whether we use offering proceeds to make distributions. We are not able to estimate the amount of investments we may make assuming the sale of any particular number of units. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of units sold in this offering.
(5)	We may incur capital expenses and acquisition expenses relating to our investments. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold period of the investment. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.

The fees, compensation, income, expense reimbursements, interests and other payments described above payable to our Advisor, our dealer manager and their respective affiliates may increase or decrease during or after this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Overview

We are a newly formed Delaware limited liability company that intends to make impact investments in SMEs that provide the opportunity to achieve both competitive financial returns and positive measurable impact. We intend to use the proceeds of this offering to invest in SMEs through local market sub-advisors in a diversified portfolio of financial assets, including direct loans, convertible debt instruments, trade finance, structured credit and preferred and common equity investments. We anticipate that a substantial portion of our assets will consist of collateralized private debt instruments, which we believe offer opportunities for competitive risk-adjusted returns and income generation. We will be externally managed and advised by TriLinc Advisors.

Our business objective is to generate competitive financial returns and positive economic, social and environmental impact by providing financing to SMEs, primarily in developing economies. Our style of investment is referred to as impact investing, which J.P. Morgan Global Research and Rockefeller Foundation in a 2010 report called “an emerging alternative asset class” and defined as investing with the intent to create positive impact beyond financial return. We believe it is possible to generate competitive financial returns while creating positive, measurable impact. We intend to measure the economic, social and environmental impact of our investments using industry-standard metrics, including the IRIS metrics. Through our investments in SMEs, we intend to enable job creation and stimulate economic growth.

Our investment objectives are to provide our unitholders current income, capital preservation, and modest capital appreciation primarily through SME trade finance and term loan financing, while employing rigorous risk-mitigation and due diligence practices, and transparently measuring and reporting the economic, social and environmental impacts of our investments. We expect that the majority of our investments will be senior and other collateralized loans to SMEs with established, profitable businesses in developing economies. With our sub-advisors, we expect to provide growth capital financing generally ranging in size from $1-10 million. We will seek to protect and grow investor capital by: (1) targeting countries with favorable economic growth and investor protections; (2) partnering with sub-advisors with significant experience in local markets; (3) focusing on creditworthy lending targets who have at least 3-year operating histories and demonstrated cash flows enabling loan repayment; (4) making primarily debt investments, backed by collateral and borrower guarantees; (5) employing best practices in our due diligence and risk mitigation processes; and (6) monitoring our portfolio on an ongoing basis.

Investments will primarily be credit facilities to developing economy SMEs, including trade finance and term loans, through TriLinc Advisor’s team of professional sub-advisors with a local presence in the markets where they invest. We will typically provide financing that is collateralized, has a short to medium-term maturity and is self-liquidating through the repayment of principal. By providing additional liquidity to growing small businesses, we believe we will support both economic growth and the expansion of the global middle class.

Since we anticipate that the majority of our assets will consist of term loans and trade finance instruments, we expect that the majority of our revenue will be generated in the form of interest. We will also generate revenue from capital repayments from investments and from acquisition fees and expenses paid by borrowers in connection with the origination of loans.

We were organized as a Delaware limited liability company on April 30, 2012. We intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940. Other than $200,000 contributed by our Advisor, we currently have no assets and will not commence any significant operations until we have satisfied the minimum offering requirement. We are not a blank check company within the meaning of Rule 419 of Securities Act and have no specific intent to engage in a merger or acquisition in the next 12 months.

Critical Accounting Policies and Use of Estimates

The following discussion addresses the initial accounting policies that we expect to utilize based on our current expectations of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we continue to implement our business and operating strategy. Those material accounting policies and estimates that we initially expect to be most critical to an investor’s understanding of our financial results and condition, as well as those that require complex judgment decisions by our management are discussed below.

Basis of Presentation

Our financial statements will be prepared in accordance with U.S. generally accepted accounting principles, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.

Although we were organized and intend to conduct our business in a manner so that we are not required to register as an investment company under the Investment Company Act, our financial statements will be prepared using the specialized accounting principles of Accounting Standards Codification Topic 946, Financial Services – Investment Companies, or ASC Topic 946. Overall, we believe that the use of investment company accounting will make our financial statements more useful to investors and other financial statement users since it will allow a more appropriate basis of comparison to other entities with similar objectives.

Valuation of Investments

Our board of managers has established procedures for the valuation of our investment portfolio in accordance with ASC 820. ASC 820 requires enhanced disclosures about assets and liabilities that are measured and reported at fair value. As defined in ASC 820, fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Based on the observability of the inputs used in the valuation techniques, the Company is required to provide disclosures on fair value measurements according to the fair value hierarchy. The fair value hierarchy ranks the observability of the inputs used to determine fair values. Investments carried at fair value are classified and disclosed in one of the following three categories:

•	Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•	Level 2 — Valuations based on inputs other than quoted prices in active markets, which are either directly or indirectly observable.

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Level 3 — Valuations based on inputs that are unobservable and where there is little, if any, market activity at the measurement date. The inputs for the determination of fair value may require significant management judgment or estimation and is based upon management¹s assessment of the assumptions that market participants would use in pricing the assets or liabilities. These investments include debt and equity investments in private companies or assets valued using the market or income approach and may involve pricing models whose inputs require significant judgment or estimation because of the absence of any meaningful current market data for identical or similar investments. The inputs in these valuations may include, but are not limited to, capitalization and discount rates, beta and EBITDA multiples. The information may also include pricing information or broker quotes which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimer would result in classification as Level 3 information, assuming no additional corroborating evidence.

The inputs used in the determination of fair value may require significant judgment or estimation. Such information may be the result of consensus pricing information or broker quotes which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimer would result in classification as a Level 3 asset, assuming no additional corroborating evidence.

Investments for which market quotations are readily available are valued at those quotations. Most of our investments will be private investments in companies whose securities are not actively traded in the market. For those investments for which market quotations are not readily available, or when such market quotations are deemed not to represent fair value, our board of managers has approved a multi-step valuation process to be followed each fiscal quarter, as described below:

1.	Each investment will be valued by TriLinc Advisors in collaboration with the relevant sub-advisor;

2.	For all investments with a maturity of greater than 12 months, we will engage Duff & Phelps, LLC to conduct a review on the reasonableness of our internal estimates of fair value on each asset on a quarterly rotating basis and provide an opinion that TriLinc’s estimate of fair value for each investment is reasonable;

3.	The audit committee of our board of managers will review and discuss the preliminary valuation prepared by TriLinc Advisors and any opinion rendered by Duff and Phelps, LLC; and

4.	Our board of managers will discuss the valuations and determine the fair value of each investment in our portfolio in good faith based on the input of TriLinc Advisors and the audit committee. Our board of managers is ultimately responsible for the determination, in good faith, of the fair value of each investment.

Determination of fair value involves subjective judgments and estimates. Below is a description of factors that our board of managers may consider when valuing our investments.

Fixed income investments are typically valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, interest payments) to a single present value amount (discounted) calculated based on an appropriate discount rate. The measurement is based on the net present value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in valuing our investments include, as applicable: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the borrower’s ability to make payments, its earnings and discounted cash flows, the markets in which the company does business, comparisons of financial ratios of peer companies that are public, the principal market and enterprise values, among other factors.

Equity interests in portfolio companies for which there is no liquid public market are valued at fair value. The board of managers, in its analysis of fair value, may consider various factors, such as multiples of earnings before interest, taxes, depreciation and amortization, or EBITDA, cash flows, net income, revenues or in limited instances book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a portfolio company or our actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or acquisition, recapitalization, restructuring or other related items.

We may also look to private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the portfolio companies or industry practices in determining fair value. We may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, as well as any other factors we deem relevant in assessing the value.

Revenue Recognition

We record interest income on an accrual basis to the extent that we expect to collect such amounts. We do not accrue as a receivable interest on loans for accounting purposes if we have reason to doubt our ability to collect such interest. We record prepayment premiums on loans and debt securities as interest income.

We place loans on non-accrual status when principal and interest are past due 90 days or more or when there is a reasonable doubt that we will collect principal or interest. Accrued interest is generally reversed when a loan is placed on non-accrual. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment. Non-accrual loans are generally restored to accrual status when past due principal and interest is paid and, in our management’s judgment, is likely to remain current.

Structuring and similar fees are recognized as income as earned, usually when paid. Structuring fees are included in other income.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation on Investments

We will measure net realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees and prepayment penalties. Net change in unrealized appreciation or depreciation will reflect the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Payment-in-Kind Interest

We may have investments that contain a payment-in-kind, or PIK, interest provision. For loans with contractual PIK interest, any interest will be added to the principal balance of such investments and be recorded as income, if the valuation indicates that such interest is collectible.

Organization Expenses

Organization expenses will be expensed on the company’s statement of operations as incurred.

Offering Expenses

Offering expenses, which consist of fees paid in relation to items such as legal, accounting, regulatory and printing work incurred related to our offering, will be charged directly against the proceeds of the offering.

U.S. Federal Income Taxes

We intend, for U.S. Federal income tax purposes, to be characterized as a partnership, however, the tax treatment of the Company as a partnership, as opposed to being subject to characterization as a corporation under the rules related to publicly traded partnerships, is highly complex and discussed below in the section, “Federal Income Tax Considerations.”

Calculation of Net Asset Value

Our net asset value is expected to be calculated on a quarterly basis commencing during the first full quarter after the minimum offering is achieved. We will calculate our net asset value per unit by subtracting total liabilities from the total value of our assets on the date of valuation and dividing the result by the total number of outstanding units on the date of valuation. See “Value Determinations in Connection with this Best Efforts Offering” below.

Value Determinations in Connection with this Best-Efforts Offering

We are offering our units on a continuous basis at an initial offering price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit; however, following the commencement of valuations, to the extent that our net asset value on the most recent valuation date increases above or decreases below our net proceeds per unit as stated in this prospectus, our board of managers will adjust the offering prices of all classes of units to ensure that no unit is sold at a price, after deduction of selling commissions, dealer manager fees and organization and offering expenses, that is above or below our net asset value per unit as of such valuation date.

Promptly following any such adjustment to the offering prices per unit, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices, and we will also post the updated information on our website at www.trilincglobalimpactfund.com. The adjusted offering prices will become effective five business days after our board of managers determines to set the new prices and we publicly disclose such prices.

Recently Issued Accounting Pronouncements

Under the JOBS Act, emerging growth companies can delay the adoption of new or revised accounting standards until such time as those standards apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Prior Independent Registered Public Accounting Firm

On February 20, 2013, the audit committee of our board of managers voted to dismiss SS&G, Inc., or SS&G, as our independent registered public accounting firm, effective as of February 20, 2013. We informed SS&G of the decision on February 20, 2013. SS&G’s report on our consolidated financial statements as of and for the year ended December 31, 2012 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2012 through February 20, 2013, there were no disagreements with SS&G on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SS&G, would have caused it to make reference to the subject matter of the disagreements in its report for such year.

We provided SS&G with a copy of the above disclosure and requested that SS&G provide us with a letter addressed to the SEC stating whether or not SS&G agrees with the above disclosures and, if not, stating the respects in which it does not agree. A copy of that letter, dated February 20, 2013, is filed as Exhibit 16.1 to this registration statement.

New Independent Registered Public Accounting Firm

On February 20, 2013, the audit committee of our board of managers engaged Deloitte and Touche LLP to serve as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2013.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organizational stage. We will not commence any significant operations until we have satisfied the minimum offering requirement.

Revenues. We plan to generate revenue in the form of interest on the debt securities that we hold and distributions and capital gains on other interests that we acquire in our portfolio companies. We expect that the senior debt we invest in will generally have stated terms of three to five years and that the subordinated debt we invest in will generally have stated terms of three to five years. Our senior and subordinated debt investments are expected to bear interest at a fixed or floating rate. Interest on debt securities is generally payable monthly, quarterly or semi-annually. In some cases, some of our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt securities and any accrued but unpaid interest generally will become due at the maturity date. In addition, we may generate revenue in the form of acquisition and other fees in connection with transactions. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, will be recognized on an accrual basis to the extent that we expect to collect such amounts.

Expenses. During our offering and operating stage, we expect our primary expenses to be the payment of asset management fees and the reimbursement of expenses under our Advisory Agreement with TriLinc Advisors. We will bear other expenses, which are expected to include, among other things:

•	organizational and offering expenses relating to offerings of units, subject to limitations included in our Advisory Agreement;

•	the cost of calculating our net asset value, including the related fees and cost of retaining Duff & Phelps, LLC and any other third-party valuation services;

•	the cost of effecting sales and repurchases of units;

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fees payable to third parties relating to, or associated with our financial and legal affairs, making investments, and valuing investments, including fees and expenses associated with performing due diligence reviews of prospective investments and sub-advisors;

•	interest payable on debt, if any, incurred to finance our investments;

•	transfer agent and custodial fees;

•	fees and expenses associated with marketing efforts;

•	federal and state registration fees;

•	independent manager’ fees and expenses, including travel expenses;

•	costs of manager meetings, unitholders’ reports and notices and any proxy statements;

•	costs of fidelity bonds, managers and officers/errors and omissions liability insurance and other types of insurance;

•	direct costs, including those relating to printing of unitholder reports and advertising or sales materials, mailing, long distance telephone and staff;

•	fees and expenses associated with the collection, monitoring, reporting of the non-financial impact of our investments, including expenses associated with third party audits of our impact data;

•	fees and expenses associated with independent audits and outside legal costs, including compliance with the Sarbanes-Oxley Act of 2002 and applicable federal and state securities laws; and

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all other expenses incurred by us or the Advisor or sub-advisors in connection with administering our investment portfolio, including expenses incurred by our Advisor in performing certain of its obligations under the Advisory Agreement.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation on Investments. We will measure net realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees and prepayment penalties. Net change in unrealized appreciation or depreciation will reflect the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Liquidity and Capital Resources

We will generate cash primarily from the net proceeds of this offering and from cash flows from interest, dividends and fees earned from our investments and principal repayments and proceeds from sales of our investments. Our primary use of cash will be to make investments in portfolio companies, payments of our expenses and cash distributions to our unitholders. We expect to maintain cash reserves from time to time for investment opportunities, working capital and distributions. Immediately after we meet our minimum offering requirement, gross subscription funds will total at least $2,000,000, excluding the purchase of at least $200,000 of units by TriLinc Advisors. Subsequent to satisfying the minimum offering requirement, we will sell our units on a continuous basis at initial offering prices of $10.00 per Class A unit, $9.576 per Class C unit, and $9.186 per Class I unit; however if our net asset value increases above or decreases below our net proceeds per unit as stated in this prospectus, we will adjust the offering prices of units to ensure that after the effective date of the new offering prices, no unit is sold at a price, after deduction of selling commissions, dealer manager fees and organization and offering expenses, that is above or below our net asset value per unit as of the most recent valuation date.

We may borrow funds to make investments, including before we have fully invested the proceeds of this offering, to the extent we determine that leveraging our portfolio would be appropriate. We have not decided whether, and to what extent, we will finance portfolio investments using debt or the specific form that any such financing would take. Accordingly, we cannot predict with certainty what terms any such financing would have or the costs we would incur in connection with any such arrangement.

On May 15, 2012, TriLinc Advisors purchased 22,161 Class A units for aggregate gross proceeds of $200,000.

Contractual Obligations

We have entered into certain contracts under which we have material future commitments. On February 25, 2013, we entered into the Advisory Agreement with TriLinc Advisors. The Advisory Agreement is effective as of the date that this offering is declared effective by the SEC. TriLinc Advisors will serve as our advisor in accordance with the terms of our Advisory Agreement. Payments under our Advisory Agreement in each reporting period will consist of (i) an asset management fee equal to a percentage of the value of our gross assets, and (ii) the reimbursement of certain expenses. Certain subordinated fees based on our performance are payable after our subordination is met.

If any of our contractual obligations discussed above is terminated, our costs may increase under any new agreements that we enter into as replacements. We would also likely incur expenses in locating alternative parties to provide the services we expect to receive under our Advisory Agreement.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Distributions

We intend to pay distributions pursuant to the terms of our operating agreement on a monthly basis beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. From time to time, we may also pay interim distributions at the discretion of our board. Distributions are subject to the board of managers’ discretion and applicable legal restrictions and accordingly, there can be no assurance that we will make distributions at a specific rate or at all. Distributions will be made on all classes of our units at the same time. The cash distributions with respect to the Class C units will be lower than the cash distributions with respect to Class A and Class I units because of the distribution fee relating to Class C units, which will be allocated as a Class C specific expense. Amounts distributed to each class will be allocated among the unitholders in such class in proportion to their units. For more information regarding allocation of distributions among unit classes, see “Description of Units and Our Operating Agreement — Distributions.”

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in interest rates. To the extent that we borrow money to make investments, our net investment income will be dependent upon the difference between the rate at which we borrow funds and the rate at which we invest these funds. In periods of rising interest rates, our cost of funds would increase, which may reduce our net investment income. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

In addition, any investments we make that are denominated in a foreign currency will be subject to risks associated with changes in currency exchange rates. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved.

We may hedge against interest rate and currency exchange rate fluctuations by using standard hedging instruments such as futures, options and forward contracts. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in benefits of lower interest rates with respect to our portfolio of investments with fixed interest rates.

Legal Proceedings

Neither we nor our Advisor is currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us or against our Advisor.

MANAGEMENT OF THE COMPANY

Board of Managers

We operate under the direction of our board of managers, whose members are accountable to us and to our unitholders as fiduciaries. The board is responsible for the direction and control of our affairs. The board has engaged our Advisor to manage our day-to-day affairs and our portfolio of investment assets, subject to the board’s supervision. Because of the conflicts of interests created by the relationships between us and our Advisor and its affiliates, certain of the responsibilities of the board have been delegated to a committee comprised exclusively of independent managers. For more information, please see the section entitled “Conflicts of Interest.”

We currently have five managers on our board of managers, three of whom are independent of us, our Advisor, our Sponsor and our respective affiliates. Our full board of managers has determined that each of our independent managers is independent in accordance with our operating agreement. Our operating agreement defines an “independent manager” as a person who has not been, directly or indirectly associated with our Sponsor or the Advisor within previous two years by virtue of:

•	ownership interests in our Sponsor, our Advisor or any of their affiliates, other than any compensation received for being a manager or director as permitted below;

•	employment by our Sponsor, our Advisor or any of their affiliates;

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service as an officer, director or manager of our Sponsor, our Advisor or any of their affiliates, other than as a manager or director for us and up to two other funds organized by our Sponsor or advised by our Advisor with securities registered under the federal securities laws;

•	performance of services, other than as our manager; or

•	maintenance of a material business or professional relationship with our Sponsor, our Advisor or any of their affiliates.

We refer to our managers who are not independent as our “affiliated managers.” Our operating agreement sets forth the material business or professional relationships that cause a person to be affiliated with us and therefore not eligible to serve as an independent manager. A business or professional relationship is per se material if the prospective independent manager received more than five percent of his annual gross income in the last two years from our Sponsor, our Advisor or any affiliate of our Sponsor or our Advisor, or if more than five percent of his net worth, on a fair market value basis, has come from our Sponsor, our Advisor or any affiliate of our Sponsor or our Advisor.

The board of managers may increase the number of managers and fill any vacancy on the board of managers, whether resulting from an increase in the number of managers or otherwise. Any vacancies on our board of managers may be filled only by the affirmative vote of a majority of the remaining managers in office, even if the remaining managers do not constitute a quorum. Any replacements for vacancies among the independent managers will be nominated by the remaining independent managers. In addition, our unitholders, by a majority vote, may remove a manager and elect a new manager.

Our managers are accountable to us and to our unitholders as fiduciaries. This means that each manager must perform his or her duties in good faith and in a manner that each manager considers to be in our best interest and in the best interests of the unitholders. Our managers have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company and will not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Company. Further, our managers must act with such care as a prudent person in a similar situation would use under similar circumstances, including exercising reasonable inquiry when acting. However, our managers are not required to devote all of their time to our business and must devote only that portion of their time to our business as the reasonable execution of the duties shall require. We do not expect that our managers will be required to devote a significant portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our board of managers to hold at least four regular board meetings each year. Our board has the authority to pay compensation to independent managers in connection with services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our board of managers may establish further written policies pertaining to investment and borrowing. Our independent managers will review the investment and borrowing policies of the Company with sufficient frequency (and, upon commencement of this offering, at least annually) to determine that the policies being followed by the Company at any time are in the best interests of the unitholders. Each such determination and the basis therefore will be set forth in the minutes of the meetings of our board of managers. Unless modified by our board of managers, we will follow the policies and procedures set forth in this prospectus.

Managers and Executive Officers

As of the date of this prospectus, our managers and executive officers and their positions and offices are as follows:

Name	Age	Position
Gloria S. Nelund	51	Chairman of our Board of Managers and Chief Executive Officer
Mark Torline	56	President, Chief Operating Officer and Manager
Paul Sanford	37	Chief Investment Officer
Joshua Zuckerwise	35	Chief Financial Officer and Chief Compliance Officer
Scott Becker	50	Corporate Controller and Secretary
Terry Otton	58	Independent Manager
Cynthia Hostetler	50	Independent Manager
R. Michael Barth	63	Independent Manager

Gloria S. Nelund, Chairman and Chief Executive Officer

Gloria S. Nelund has served as our Chairman and Chief Executive Officer since our formation in April 2012. In addition, she has served as the Chairman and Chief Executive Officer of our Advisor since its formation in April 2012 and as the Chairman and Chief Executive Officer of our Sponsor since its formation in August 2008. From October 2006 until August 2008, Ms. Nelund served as the President and founder of Titus Development Group, LLC, a consulting firm focusing on strategy development, business planning and launch for start-up companies, as well as growth planning for small to mid-sized firms. Prior to founding Titus Development, LLC, Ms. Nelund spent her career as a high level executive in the international Asset Management Industry. Most recently, Ms. Nelund served as Head of the U.S. Private Wealth Management Division at Deutsche Bank, the world’s fifth largest financial institution. In this capacity, Ms. Nelund held fiduciary responsibility for more than $50 billion in investment assets, including more than $20 billion in emerging markets and credit instruments. In addition to this role, Ms. Nelund served as the only female member of the Global Private Wealth Management Executive Committee. Ms. Nelund had served as the Managing Director of Scudder Kemper Investments, prior to its purchase by Deutsche Bank.

Prior to her tenure at Deutsche Bank, Ms. Nelund spent sixteen years as an executive at Bank of America / Security Pacific Bank, most notably as President and CEO of BofA Capital Management, Inc., an investment management subsidiary managing $35 billion in assets for both retail and institutional investors. In addition to managing fixed-income and equity mutual funds in both the U.S. and internationally, Ms. Nelund’s division was responsible for managing assets on behalf of public funds, common trust funds and corporate funds. Ms. Nelund also spent five years as Manager of Worldwide Sales and Marketing of BofA Global Asset Management and three years as CEO of InterCash Capital Advisors, Inc., a $15 billion investment management subsidiary of Security Pacific Bank.

Ms. Nelund has been a pioneer in the development of Social Impact products for institutional and high net worth investors. While at Scudder, she supported the development and growth of one of the industry’s first socially responsible investment (SRI) products. In addition, Ms. Nelund was instrumental in making Deutsche Bank a major institutional supporter of microcredit, creating multiple programs for Private Wealth Management clients.

Ms. Nelund brings to us more than 30 years of experience in executive management of financial institutions, as well as deep expertise in the creation, sale and distribution of financial products within the wealth management community.

In addition to her activities with TriLinc, Ms. Nelund acts as Independent Trustee for RS Investments, a mutual fund complex with more than $20 billion in assets under management. She is also a life-long supporter of development-oriented philanthropic causes. While at Deutsche Bank, Ms. Nelund served on the Board of the Deutsche Bank Americas Community Development Group, with responsibility for providing loans, investments and grants to targeted organizations throughout the U.S. and Latin America. She has also volunteered as a teacher of at-risk youth in the Los Angeles Unified School District and the YMCA of Los Angeles. Ms. Nelund currently sits on the board of multiple not-for-profit organizations and actively supports entrepreneurship research and education. She is an active speaker and guest lecturer on Impact Investing at conferences and several top business schools, including Wheaton, Kellogg and the Massachusetts Institute of Technology. Ms. Nelund attended the University of Dayton in Dayton, Ohio as a Business and Economics major, and she is a graduate of the University of Virginia Colgate Darden Graduate School’s Sales and Marketing Executives Program.

We believe that Ms. Nelund’s qualifications to serve as Chairman of our board of managers include her over 30 years’ of experience in the international asset management industry, including significant experience serving as CEO of multiple investment institutions. In addition, her experience as a pioneer in the development of social impact products for institutional and high net worth investors affords her a unique perspective on the evolving world of impact investing and these insights will be valuable to us.

Mark Torline, Manager, President and Chief Operating Officer

Mark Torline has served as our President and Chief Operating Officer and as a member of our board since our formation in April 2012. In addition, Mr. Torline has served as the President and Chief Operating Officer of our Advisor since its formation in April 2012 and as the President and Chief Operating Officer of our Sponsor since July 2011. Mr. Torline has extensive experience in the financial services, fixed income asset management and capital markets industries, as well as significant successful entrepreneurial experience. From June 2008 until June 2011, Mr. Torline served as Managing Director of Macquarie Allegiance Capital (a subsidiary of Macquarie Funds Group) after identifying, negotiating and executing the sale of his private investment company, Allegiance Capital, in 2008. At Macquarie Allegiance Capital, Mr. Torline established and oversaw all North American fixed income investment management activities, including administration, investments and distribution. From October 1988 until June 2008, Mr. Torline co-founded and served as CEO and Chief Compliance Officer of Allegiance Capital, a provider of fixed income investment solutions with a $5.5 billion AUM from institutions and individuals. During Mr. Torline’s twenty year post at Allegiance, he was responsible for all investment management activities and served as Chief Compliance Officer, establishing policies and procedures and a culture of compliance ultimately resulting in no material compliance violations during two routine SEC examinations. Earlier in his career, Mr. Torline held various senior banking roles including serving as the Chief Credit Officer, Trust Department for Security Pacific Bank. In this role, he oversaw and approved all lending activity. Mr. Torline holds an MBA from Northwestern University, Kellogg School of Management and a B.A. from Wichita State University.

We believe Mr. Torline’s qualifications to serve on our board of managers are demonstrated by his proven entrepreneurial success as co-founder, CEO and Chief Compliance Officer of Allegiance Capital, his position as Managing Director at Macquarie Allegiance Capital and his leadership as a management executive in the banking and asset management industries. His career-long emphasis on credit and process positions him to provide valuable insight with respect to investment due diligence and our system of internal controls.

Paul Sanford, Chief Investment Officer

Paul Sanford has served as our Chief Investment Officer since our formation in April 2012. In addition, Mr. Sanford has served as the Chief Investment Officer of our Advisor since its formation April 2012 and as Chief Investment Officer of our Sponsor since July 2011. From September 2007 until July 2011, Mr. Sanford was Managing Director and Chief Investment Officer for a Los Angeles-based boutique Registered Investment Advisor, where he was responsible for developing and implementing the firm’s Global Investment Strategy, performing manager due diligence, and managing all fund investment relationships. Mr. Sanford’s extensive experience in the banking and investment industry also includes portfolio manager positions at Deutsche Bank from January 2007 until September 2007, HSBC and Morton Capital Management.

Mr. Sanford has twelve years of experience developing, managing and executing global macro investment strategies at both large global banks and boutique investment firms. Throughout his career, Mr. Sanford has followed and invested in emerging markets as part of his various investment mandates, including conducting extensive research on developing economies and reviewing and selecting leading managers of emerging market debt and equities, most prominently as Portfolio Manager for Latin American accounts at the U.S. Private Bank of HSBC. Mr. Sanford has a deep understanding of macroeconomics and geo-politics, and an in-depth knowledge of traditional and alternative asset classes in both public and private capital markets. For over a decade, Mr. Sanford has been a global macro investor with a focus on Central Bank policy, GDP growth trends, global interest rates, global currencies and foreign government policies.

Mr. Sanford holds a B.A. in Business Economics from California State University, Long Beach and previously served in the United States Marine Corps. He is a member of the CFA Society of Los Angeles and the CFA Institute. Mr. Sanford serves on the Investment Committee for the City of Hope, an independent biomedical research, treatment and education institution, leading the fight to conquer cancer, diabetes, HIV/AIDS and other life-threatening diseases. Mr. Sanford is also a member of the Board of Trustees and Investment Committee member for Providence Little Company of Mary Foundation, a not-for-profit 501(c)(3) charitable organization dedicated to supporting the Providence Health and Services, Southern California, organization. The foundation provides philanthropic support as well as community based programs and services to the communities serviced by Providence Little Company of Mary Medical Centers in San Pedro and Torrance, California.

Joshua Zuckerwise, Chief Financial Officer and Chief Compliance Officer

Joshua Zuckerwise has served as our Chief Financial Officer and Chief Compliance Officer since November 2012. Additionally, he has served as Chief Financial Officer and Chief Compliance Officer of our Advisor since November 2012 and Chief Financial Officer and Chief Compliance Officer of our Sponsor since November 2012. Mr. Zuckerwise has broad experience in the investment and accounting industries. From June 2008 until November 2012, Mr. Zuckerwise was Chief Operating Officer and Chief Financial Officer of Armory Funds, LLC (formerly Fulcrum Strategy, LLC), the investment manager of Armory Credit Opportunity Fund, LP (formerly Oppenheimer Distressed Opportunities, LP), a U.S. middle-market distressed credit fund. While at Armory Funds, Mr. Zuckerwise was responsible for all middle- and back-office functions and contributed to various portfolio management functions. From July 2006 until May 2008, Mr. Zuckerwise was the Global Controller of Clearwater Capital Partners, LLC, an investment manager focused on investments in primary and secondary loans of distressed Asian companies. While at Clearwater Capital Partners, Mr. Zuckerwise was responsible for ensuring consistent application of US GAAP across four offices located in Asia, financial reporting for multiple funds and levered vehicles, and a global portfolio accounting system implementation. Prior to Clearwater Capital Partners,

Mr. Zuckerwise was an Audit Manager at PricewaterhouseCoopers LLC in New York, NY, and managed the audits of various multi-billion dollar hedge funds across a variety of investment strategies.

Mr. Zuckerwise has twelve years of experience working with and for various investment managers. His extensive investment industry experience spans multiple disciplines and geographies, with an emphasis in emerging Asia, and includes fund accounting, tax structuring, compliance, investment banking and risk management. He has particular experience in matters such as accounting policy, valuation, investor reporting, international fund structuring and tax compliance, and has spent the last six years designing and implementing processes and procedures for growing investment management firms. Mr. Zuckerwise is a Certified Public Accountant and holds a B.S. in Management, with a dual concentration in Accounting and Information Systems, from Tulane University.

Scott Becker, Corporate Controller and Secretary

Scott Becker has served as our Corporate Controller and Secretary since November 2012 and prior to that has served as our Chief Financial Officer and Secretary since our formation in April 2012. In addition, Mr. Becker has served as the Corporate Controller of our Advisor and our Sponsor since November 2012 and prior to that as Chief Financial Officer of our Advisor since its formation in April 2012 and as Chief Financial Officer of our Sponsor since April 2010. From October 2005 until October 2009 Mr. Becker held the position of Chief Financial Officer for Clear Path Networks, Inc., a private equity-funded IT service provider with customers in Europe and the Middle East and operations in China, India, and the U.K. Prior to ClearPath, Mr. Becker was Chief Financial Officer and Controller at Richard Marshall Fine Flooring, Inc., a manufacturer of ultra-premium hardwood flooring. He was hired to oversee restructuring after a failed business venture brought the firm near insolvency, resulting in meeting all financial obligations while manufacturing operations continued unabated.

Mr. Becker brings broad financial management experience including executive-level positions in the manufacturing, distribution, and non-profit sectors, as well as extensive experience in high-growth environments. His strategic and financial planning backgrounds have enabled him to anticipate capital requirements and work with lenders and investors to secure adequate liquidity to fund corporate development objectives and his experience in restructuring debt and effectively managing working capital has enabled him to successfully address the challenging business climate we face today. Mr. Becker has expertise in the implementation of sound internal controls and procedures to proactively minimize risks while maintaining operational efficiencies. He has successfully overseen a wide range of independent third party audits, including financial statement, government, lender, and insurance audits. Mr. Becker holds an MBA from the University of Southern California Marshall School of Business and a B.S. from California State University, Long Beach.

Terry Otton, Independent Manager

Terry Otton served as Chief Executive Officer of RS Investments from September 2005 until his retirement in March 2012 and as President and Trustee of RS Investment Trust and RS Variable Products Trust since April 2004 and May 2006 until March 2012, respectively. Mr. Otton re-joined RS Investments in 2004 and became Chief Executive Officer in September 2005. Mr. Otton has 30 years of experience in the investment management and securities industry, having previously served since 2001 as a Managing Director of the mergers and acquisition practice at Putnam Lovell NBF Group, an investment banking firm focused on the investment management and securities industry. Previously, Mr. Otton spent more than 10 years as a Managing Director and CFO of Robertson, Stephens & Company and Robertson Stephens Investment Management, the predecessor to RS Investments. Mr. Otton was one of the principal founders of Robertson Stephens Investment Management in 1986. Mr. Otton serves on the Board of Trustees of the Children’s Hospital and Research Center Foundation and as a Board member and past President of the Foundation of City College of San Francisco and serves on the Board of Trustees of the Cal State East Bay Educational Foundation Board. Mr. Otton holds a Bachelor of Science degree in Business Administration from the University of California at Berkeley and is a Certified Public Accountant.

Mr. Otton was selected to serve on the Company’s board of managers because of his over 30 years of experience in the investment management and securities industry. Having most recently served as Chief Executive Officer of RS Investments and President and Trustee of RS Investment Trust and RS Variable Products Trust, Mr. Otton brings recent and relevant perspective on the state of the investment management industry. He is also able to provide valuable insight with regard to our investment strategy, regulatory and compliance oversight and operational processes.

Cynthia Hostetler, Independent Manager

Cynthia Hostetler has been an independent trustee of the Artio Global Investment Funds since November 2011 and an independent director of Artio Global Equity Fund Inc. since November 2010. Ms. Hostetler has also served since May 2012 as an independent director of Edgen Group (NYSE:EDG), an energy infrastructure company. From August 2001 until her retirement in January 2009, Ms. Hostetler was the Head of Private Equity and Vice President of Investment Funds at the Overseas Private Investment Corporation (OPIC). Prior to OPIC, Ms. Hostetler was the President and a member of the Board of Directors of First Manhattan Bancorporation. Ms. Hostetler began her professional career as an attorney in the corporate/banking department of the law firm Simpson Thacher & Bartlett, and received a Bachelor of Arts degree from Southern Methodist University and her law degree from The University of Virginia School of Law.

Ms. Hostetler was selected to serve on the Company’s board of managers because of her direct experience in investing and development in the geographic regions in which TriLinc will operate, as well as her extensive experience in the banking and investment industries. As TriLinc will seek to establish and leverage relationships with DFIs, Ms. Hostetler’s seven years as Vice President of Investment Funds at OPIC should position her as an excellent source of insight and guidance in working with these institutions. Her diverse board positions make her a valuable resource in the areas of risk management, governance, valuation and with regard to certain sectors in which we anticipate making investments.

R. Michael Barth, Independent Manager

R. Michael Barth has been a Managing Partner of Barth & Associates LLC, an emerging markets capital advisory and consulting firm, since January 2012. Previously, Mr. Barth held various positions with Darby Overseas Investment Ltd., a 100% subsidiary of Franklin Templeton Investments, including Senior Advisor, Business Development from January 2011 until January 2012, Senior Director, Business Development from January 2009 until January 2011, Senior Managing Director, Global Investment from March 2007 until January 2009 and Managing Director, Global Investment from March 2006 until March 2007. Before joining Darby, Mr. Barth spent over twenty years working for some of the most prominent development finance institutions in the world. Mr. Barth holds a Masters Degree in International Economics / International Affairs from the Johns Hopkins University, School of Advanced International Studies, and a Bachelor’s Degree in Economics from Brandeis University.

Mr. Barth was selected to serve on the Company’s board of managers because of his distinguished career in emerging markets development and investment. His qualifications to serve on the Company’s board of managers span more than 30 years’ of relevant experience in development/emerging markets, including serving as Chief Executive Officer of FMO (Netherlands Development Finance Company), Director of the Capital Markets Development Department at the World Bank and several senior positions at the International Finance Corporation, the private sector arm of the World Bank Group. Mr. Barth is currently a member of the Board of Directors of FINCA Microfinance Holding and SNV (USA), and Senior Advisor of the Grassroots Business Fund. He is also a member of the Investment Committee of private equity manager Tuninvest /Africinvest. Additionally, he is a non-resident Fellow of the Center for Strategic and International Studies, a member of the Expert Advisory Board of Dalberg Global Development Advisors, the International Council of the Bretton Woods Committee, the Council of the Royal Tropical Institute of The Netherlands and of Bamboo Finance (Luxembourg). Previously, he has held several board positions, including of EMPEA, the Emerging Markets Private Equity Association.

Unless a manager resigns, is removed “for cause” by the majority of the remaining managers (excluding the manager being removed) or is removed by the majority vote of our unitholders, our managers will serve for our duration. Our executive officers will serve until their successors are elected and qualify. Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of managers from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Each of our executive officers is also an officer of our Advisor. See “— Our Advisor,” below.

Committees of the Board of Managers

Our board of managers may delegate many of its powers to one or more committees. Our operating agreement requires that each of these committees be majority-comprised of our independent managers and our board will have two committees, the audit committee and the corporate governance and conflicts committee, each of which consists solely of independent managers.

Audit Committee

Our board of managers has established an audit committee that consists of Messrs. Terry Otton and R. Michael Barth, and has designated Mr. Terry Otton as an audit committee financial expert. The audit committee will assist our board in overseeing the following:

•	our accounting and financial reporting policies;

•	the integrity and audits of our financial information;

•	our compliance with legal and regulatory requirements;

•	quarterly valuations of our investment portfolio; and

•	the performance of our risk management function and the independent auditors.

The audit committee has selected the independent public accountants to audit our annual financial statements, and will review with the independent public accountants the plans and results of the audit engagement, and consider and approve the audit and non-audit services provided by the independent public accountants.

Corporate governance and conflicts committee

In order to assist our board with certain corporate governance procedures and to reduce or eliminate certain potential conflicts of interest, our operating agreement creates a corporate governance and conflicts committee of the board of managers, which is composed of all of our independent managers, Messrs. Terry Otton and R., Michael Barth and Ms. Hostetler. Our operating agreement authorizes the corporate governance and conflicts committee to act on any matter permitted under state law. Both the board of managers and the corporate governance and conflicts committee are expected to act jointly on any conflict-of-interest issues. Our operating agreement also authorizes the corporate governance and conflicts committee to retain its own legal or financial advisors. For more information, please see the section entitled “Conflicts of Interest.”

Compensation of Executive Officers and Managers

We do not currently have any employees nor do we currently intend to hire any employees. Each of our executive officers, including each executive officer who serves as a manager, is employed by our Sponsor and also serves as an executive officer of our Advisor. Each of these individuals receives compensation from our Sponsor for his or her services, including services performed for us and for our Advisor. As executive officers of our Advisor, these individuals will manage our day-to-day affairs and carry out the directives of our board of managers in the review and selection of our sub-advisor and review of our investment opportunities and will oversee and monitor our acquired investments. Although we will reimburse our Advisor for certain expenses incurred in connection with providing these services to us, we do not intend to pay any compensation directly to our executive officers and we will not reimburse our Advisor for the salaries and benefits paid to our named executive officers, as defined under the federal securities rules and regulations.

We intend to compensate each of our independent managers with an annual retainer of $30,000, which will be pro-rated in the event of a partial term. In addition, we will pay our independent managers fees for attending board and committee meetings as follows:

•	each member of the board will receive $2,500 for each board meeting attended in person;

•	each member of the board will receive $1,000 for each board meeting attended telephonically;

•	each member of a committee of the board will receive $1,000 for each committee meeting; and

•

the chairman of the audit committee will receive an additional annual retainer of $10,000 and the chairman of any other committee will receive an additional annual retainer of $2,500, each of which will be pro-rated in the event of a partial term.

All managers shall be entitled to reimbursement of reasonable and documented out-of-pocket expenses incurred in connection with attendance at any meeting of the board of managers or a committee thereof. If a manager is also one of our officers, we will not pay any compensation to said manager for services rendered as a manager. In addition, we will purchase and maintain liability insurance on behalf of our managers and officers.

Limited Liability and Indemnification of Managers, Officers, Employees and Other Agents

Our organizational documents limit the liability of our managers and officers to us and our unitholders for monetary damages and require us to indemnify our officers, our Advisor, and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined in good faith that the course of action leading to the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or providing services to us;

•	in the case of an independent manager, the loss or liability was not the result of gross negligence or willful misconduct by the independent manager;

•

in the case of an affiliated manager, our Advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct on the part of the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of net assets and not from our unitholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 are against public policy and unenforceable. Furthermore, our organizational documents prohibit the indemnification of our officers, our managers, our Advisor, any of its affiliates, or any other person operating as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions is met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitees and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authorities in states in which the securities were offered as to indemnification for violations of securities law.

Our operating agreement also provides that advancement of funds to managers, our Advisor or any of its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are met:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the proceeding was initiated by a third party who is not a unitholder or, if by a unitholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the person seeking advancement seeks to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon; if it is ultimately determined that such individual is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all our managers and executive officers against liability asserted against or incurred by them in their official capacities with us.

Compensation Committee Interlocks and Insider Participation

No compensation committee exists, and no deliberations occurred with respect to executive compensation, as no executive officers will receive any compensation for their service as executive officers.

Our Advisor

Our Advisor is TriLinc Advisors, LLC. Our officers and two of our managers also are officers, key personnel and/or members of our Advisor. Our Advisor has fiduciary responsibility to us and our unitholders pursuant to the Advisory Agreement. The officers and key personnel of our Advisor are as follows:

Name	Age	Position
Gloria S. Nelund	51	Chairman and Chief Executive Officer
Mark Torline	56	President, Chief Operating Officer and Manager
Paul Sanford	37	Chief Investment Officer
Patrick Miller	48	Executive Vice President
Joshua Zuckerwise	35	Chief Financial Officer and Chief Compliance Officer
Scott Becker	50	Corporate Controller
Michael Dean	42	Senior Credit Officer
Marni Hodder	40	Chief Impact Officer
Steve Napleton	32	Senior Investment Officer

For biographical information for Ms. Nelund and Messrs. Torline, Sanford, Zuckerwise and Becker, see “— Managers and Executive Officers” above.

Patrick Miller, Executive Vice President

Patrick Miller has served as Executive Vice President of our Advisor since its formation in April 2012. He is a co-founder of our dealer manager and has served as its President since its formation in March 2009. In addition, he is co-founder and Managing Director of Strategic Capital Companies, LLC, an advisory company with the focus on advising companies on marketing alternative investment products via professional financial intermediaries. Mr. Miller is responsible for overall strategy and new business development at Strategic Capital Companies. Mr. Miller has also served as Executive Vice President of Carter/Validus Advisors, LLC since April, 2010 and Executive Vice President of O’Donnell Strategic Industrial Advisors, LLC since August 2010. Prior to founding Strategic Capital Companies, he served as President of KBS Capital Markets Group, LLC since the company’s inception in October 2005. During his tenure, KBS raised approximately $1.7 billion in investment capital for KBS Real Estate Investment Trust and successfully launched KBS Real Estate Investment Trust II, Inc. From 2002 until joining KBS Capital Markets Group in October 2005, Mr. Miller served as President and Chief Executive Officer of FinancialCampus, an online education and training company serving the financial services industry. He was responsible for facilitating the successful acquisition of the company by the Thomson Corporation in 2004. Mr. Miller also served as Chief Executive Officer of Equitable Distributors Inc., the wholesale distribution subsidiary of AXA Financial until 2001. Mr. Miller was elected Chief Executive Officer in 2000 after having joined Equitable Distributors at its inception in 1996 as President of the Wirehouse Division. Mr. Miller obtained a Bachelor of Arts from the University of California at Los Angeles in 1985. Mr. Miller serves on the Board of Trustees for the Investment Program Association.

Michael Dean, Senior Credit Officer

Michael Dean has served as Senior Credit Officer of our Advisor and our Sponsor since December 2012. From July 2011 through December 2012, Mr. Dean served as Executive Director at Umoya Capital Management, Inc. a California based boutique consulting firm that advises hedge funds, fund of hedge funds, and banks focused on asset-based lending. From May 2010 through June 2011, Mr. Dean was Head of Fund Risk and Operational Due Diligence at Harcourt Investment Consulting, a Fund of Hedge Funds based in Zurich, Switzerland. During his tenure at Harcourt, Mr. Dean directed all operational due diligence activities across the firm’s investment portfolio and spearheaded the wind-down of the firm’s legacy asset-based lending positions. From January 2007 through May 2010, Mr. Dean served as Director and Investment Analyst at Gottex Fund Management, a Swiss based Fund of Hedge Funds. Based in New York, Mr. Dean performed detailed due diligence on asset-based lending and credit opportunity funds in the U.S., Latin America and Europe. Before joining Gottex, Mr. Dean spent seven years at Sovereign Bank structuring and underwriting asset-based and middle market loans.

Mr. Dean graduated from Boston University with a Bachelor of Arts in Economics and International Relations. Born and raised in South Africa, Mr. Dean is a dual citizen of South Africa and the UK and is fluent in Afrikaans.

Marni Hodder, Chief Impact Officer

Marni Hodder has served as Chief Impact Officer of our Advisor since its formation in April 2012 and of our Sponsor since July 2011. From September 2007 until July 2011, Ms. Hodder served as Managing Director and Chief Operating Officer for Tow Financial Advisors, a Los Angeles-based boutique registered investment advisor, or RIA, where she was also a member of the Investment Committee. From March 2005 until September 2007, she served as Compliance and Benefits Manager for Tow. During her tenure at Tow, she created and implemented a start-up compliance program for the RIA, developed a proprietary fiduciary-focused 401(k) platform, created and implemented a profit-center tracking program designed to focus resources on most profitable business lines, developed and implemented a fiduciary-focused investment due diligence program, and provided oversight of portfolio accounting and administration, as well as all IT platforms. Ms. Hodder has spent her career in the investment industry and has more than 13 years of investment industry experience. Her specific expertise includes portfolio accounting and administration, and RIA operations and compliance, with an emphasis on robust and efficient process.

Ms. Hodder holds a Bachelor of Arts from Northern Arizona University and is fluent in both German and French. She has received formal training in investment fiduciary responsibility, and has earned the Accredited Investment Fiduciary professional designation, awarded by the Center for Fiduciary Studies, which is associated with University of Pittsburgh.

Steve Napleton, Senior Investment Officer

Steve Napleton has served as Senior Investment Officer for our Advisor and our Sponsor since January, 2013. Prior to that Mr. Napleton had served as Investment Analyst for our Advisor and our Sponsor since July 2012 and as the Director of Investment Partnerships of our Advisor and our Sponsor since April 2012 and August 2011, respectively. From August 2008 until July 2011, Mr. Napleton served as Senior Private Sector Advisor at the U.S. State Department, where he spearheaded numerous private sector initiatives on behalf of the U.S. President’s Emergency Plan for AIDS Relief, or PEPFAR. In that role, Mr. Napleton led a number of large-scale public-private partnerships for the State Department, leveraging private sector expertise on problems ranging from local production of fortified foods to capacity-building of local partners in sub-Saharan Africa. He also served on department-wide initiatives, including the Haiti earthquake response task team and an interagency working group to engage impact investors. While pursuing his Master’s degree, Mr. Napleton worked for the United States Agency for International Development/ Development Alternatives, Inc. as a Global Development Alliance Research Associate from January 2008 until July 2008, for the United Nations Development Program/Millennium Villages Project as an Enterprise Development Intern from June 2007 until July 2007, and as an Office of Investment Policy Intern at the Overseas Private Investment Corporation from January 2007 until April 2007.

Prior to his roles in public service, Mr. Napleton worked in the investment banks of Goldman Sachs and Citigroup. He provided market research, asset allocation advice and trade execution in fixed income structured investments to money managers, insurance companies and banks throughout the U.S. Mr. Napleton’s experience encompasses the capital markets as well as international development, affording him a unique perspective on the discipline of impact investing. Mr. Napleton holds a Masters in Public Policy from Georgetown University and a BS in Science-Business from the University of Notre Dame. Mr. Napleton is a CFA charterholder and member of the CFA Society of Washington, DC. He serves on the board of Upendo Village, an organization based outside of Nairobi that provides medical care, education and job training for people infected and affected by HIV/AIDS.

ADVISORY AND SUB-ADVISORY AGREEMENTS

General

The management of our investment portfolio is the responsibility of our Advisor and its Investment Committee. The Advisor performs its duties and responsibilities under the Advisory Agreement. Under the terms of the Advisory Agreement, our Advisor will be responsible for overall management of our activities and overseeing the performance of the sub-advisors and will have a fiduciary responsibility to us and to our unitholders. The sub-advisors and its affiliates will be responsible for initially identifying, evaluating, and negotiating our investments, and providing asset management services. Although our Advisor, directly or through one of its affiliates, has engaged the sub-advisors, our Advisor retains ultimate responsibility for the performance of services under the Advisory Agreement.

The Advisory Agreement

This summary is provided to illustrate the material functions that we expect our Advisor, directly and through its engagement of the sub-advisors, will perform for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties. Pursuant to the Advisory Agreement, our Advisor will manage our day-to-day operations, retain appropriate professional service providers and asset management personnel and perform other duties, including, but not limited to the following:

•	Provide global macro-economic forecasting, including in-depth analyses of developing economic regions and specific countries, global trends and currency movements;

•	Provide in-depth asset class analysis, including liquidity, risk and return attributes as part of initial and ongoing asset allocation;

•	Find, perform due diligence and select sub-advisors who will be responsible for:

•	Sourcing, underwriting, presenting and recommending appropriate investments consistent with our investment policies and objectives;

•	Negotiating, structuring and executing the investments we choose to execute and manage our relationship with borrowers and other investment counterparts;

•	Managing investment documentation and monitoring investment compliance with all relevant covenants, representations and warranties;

•	Supervise, monitor and evaluate the performance of sub-advisors and individual investments in accordance with the Company’s investment policies and objectives;

•	Manage investment dispositions and reinvestment of returned capital;

•	Supervise, monitor and evaluate the performance of investments and collateral assets;

•	Enforce rights and recourse of the Company granted pursuant to investment documents where appropriate;

•	Pursue transaction modifications;

•	Create annual operating budgets;

•	Assist us in obtaining insurance coverage;

•	Source and assist us in obtaining financing, if appropriate;

•	Maintain our accounting and other records and assist us in filing all reports required to be filed with the SEC, the IRS and any other regulatory agencies;

•	Provide investor relations;

•	Engage and supervise the performance of our agents, including our registrar and transfer agent; and

•	Perform all other services reasonably requested by us.

Impact monitoring

In addition the services described above, our Advisor and sub-advisors will evaluate our investments to ensure they meet our ESG criteria and impact objectives as set forth by our board of managers. Our Advisor and sub-advisors will regularly monitor and report on the ESG practices, as well as economic, social and environmental impact of our investments.

Fees payable pursuant to the Advisory Agreement

Organization and Offering Expenses

To date, our Advisor has paid organization and offering expenses on our behalf. We will reimburse our Advisor and its affiliates for these expenses and future organization and offering expenses it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be 1.25% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including but not limited to:

•	Our legal, accounting, printing, mailing and filing fees;

•	Charges of our escrow holder and transfer agent, charges of our Advisor for administrative services related to the issuance of units in the offering;

•	Reimbursement of bona fide due diligence expenses of broker-dealers;

•

Reimbursement of our Advisor for costs in connection with preparing sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers; and

•

Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of units and the ownership of units by such broker-dealers’ customers, which will be included in underwriting compensation.

Advisor Fees

We will pay TriLinc Advisors an asset management fee and an incentive fee for its services under the Advisory Agreement.

Asset Management Fee

The asset management fee will be calculated at an annual rate of 2.00% of our gross assets payable quarterly in arrears. For purposes of calculating the asset management fee, the term “gross assets” includes borrowings used in acquiring assets. The Advisor will benefit when we incur debt or use leverage. Asset management fees for any partial quarter will be appropriately prorated.

Incentive Fee

The incentive fee will be divided into two parts: (i) a subordinated incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.

The subordinated incentive fee on income will be earned on pre-incentive fee net investment income and shall be determined and payable in arrears as of the end of each calendar quarter during which the Advisory Agreement is in effect. If the Advisory Agreement is terminated, the fee will also become payable as of the effective date of the termination.

The subordinated incentive fee on income is subject to a quarterly preferred return to investors, expressed as a rate of return on net assets at the beginning of the most recently completed calendar quarter, of 1.50% (6.0% annualized), subject to a “catch up” feature. The subordinated incentive fee on income for each quarter will be calculated as follows:

No incentive fee is earned by the Advisor in any calendar quarter in which our pre-incentive fee net investment income does not exceed the preferred return rate of 1.50%, or the preferred return.

100% of our pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 1.875% (7.5% annualized) on our net assets at the end of the immediately preceding fiscal quarter, in any quarter, will be payable to the Advisor. We refer to this portion of our subordinated incentive fee on income as the catch up. It is intended to provide an incentive fee of 20% on all of our pre-incentive fee net investment income when our pre-incentive fee net investment income exceeds 1.875% on our net assets at the end of the immediately preceding fiscal quarter in any quarter.

For any quarter in which our pre-incentive fee net investment income exceeds 1.875% on our net assets at the end of the immediately preceding fiscal quarter, the subordinated incentive fee on income shall equal 20% of the amount of our pre-incentive fee net investment income, because the preferred return and catch up will have been achieved.

Pre-incentive fee net investment income is defined as interest income, dividend income and any other income accrued during the calendar quarter, minus our operating expenses for the quarter, including the asset management fee and operating expenses reimbursed to the Advisor. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The following is a graphical representation of the calculation of the quarterly subordinated incentive fee on income:

Quarterly Subordinated Incentive Fee on Income

Pre-incentive fee net investment income

(expressed as a percentage of net assets)

Percentage of pre-incentive fee net investment

income allocated to quarterly incentive fee

The incentive fee on capital gains will be earned on investments sold or matured and shall be determined and payable in arrears as of the end of each calendar year during which the Advisory Agreement is in effect. In the case the Advisory Agreement is terminated, the fee will also become payable as of the effective date of such termination. The fee will equal 20% of our realized capital gains, less the aggregate amount of any previously paid incentive fee on capital gains. Incentive fee on capital gains is equal to our realized capital gains on a cumulative basis from inception, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis.

Because of the structure of the subordinated incentive fee on income and the incentive fee on capital gains, it is possible that we may pay such fees in a quarter where we incur a net loss. For example, if we receive pre-incentive fee net investment income in excess of the 1.75% on our net assets at the end of the immediately preceding fiscal quarter for a quarter, we will pay the applicable incentive fee even if we have incurred a net loss in the quarter due to a realized or unrealized capital loss. Our Advisor will not be under any obligation to reimburse us for any part of the incentive fee it receives that is based on prior period accrued income that we never receive as a result of a subsequent decline in the value of our portfolio.

The fees that are payable under the Advisory Agreement for any partial period will be appropriately prorated. The fees will also be calculated using a detailed policy and procedure approved by our Advisor and our board of directors, including a majority of the independent directors, and such policy and procedure will be consistent with the description of the calculation of the fees set forth above.

Our Advisor may elect to defer or waive all or a portion of the fees that would otherwise be paid to it in its sole discretion. Any portion of a fee not taken as to any month, quarter or year will be deferred without interest and may be taken in any such other month prior to the occurrence of a liquidity event as our Advisor may determine in its sole discretion.

Below are examples of the two-part incentive fee:

Example — Subordinated Incentive Fee on Income, Determined on a Quarterly Basis

Assumptions

First Quarter: Pre-incentive fee net investment income equals 0.8500%

Second Quarter: Pre-incentive fee net investment income equals 1.6500%

Third Quarter: Pre-incentive fee net investment income equals 2.300%

The subordinated incentive fee on income in this example would be:

First Quarter: Pre-incentive fee net investment income does not exceed the 1.50% preferred return rate, therefore there is no catch up or split incentive fee on pre-incentive fee net investment income

Second Quarter: Pre-incentive fee net investment income falls between the 1.50% preferred return rate and the catch up of 1.875%, therefore the incentive fee on pre-incentive fee net investment income is 100% between the 1.50% preferred return and 1.65%

Third Quarter: Pre-incentive fee net investment income exceeds the 1.50% preferred return and the 1.875% catch up provision. Therefore the catch up provision is fully satisfied by the 2.30% of pre-incentive fee net investment income and there is a 20% incentive fee on pre-incentive fee net investment income above the 1.875% “catch up”

Example — Incentive Fee on Capital Gains (Millions)

Alternative 1 — Assumptions

Year 1: $2 million investment made in company A (“Investment A”), and $3 million investment made in company B (“Investment B”)

Year 2: Investment A sold for $5 million and fair market value, or FMV, of Investment B determined to be $3.2 million

Year 3: FMV of Investment B determined to be $2.5 million

Year 4: Investment B sold for $3.1 million

The capital gains portion of the incentive fee would be:

Year 1: None, because no investments were sold

Year 2: Capital gains incentive fee of $600,000 ($3 million realized capital gains on sale of Investment A multiplied by 20%)

Year 3: None, because no investments were sold

Year 4: Capital gains incentive fee of $20,000 ($620,000 ($3.1 million cumulative realized capital gains multiplied by 20%) less $600,000 (capital gains fee taken in Year 2))

Alternative 2 — Assumptions

Year 1: $2 million investment made in Company A (“Investment A”), $3 million investment made in Company B (“Investment B”), $2.5 million investment made in Company C (“Investment C”) and the cost basis of Other Portfolio Investments is $2.5 million

Year 2: Investment A sold for $5 million ($2 million cost basis to be reinvested into Other Portfolio Investments and the $3 million capital gain is available for distribution), fair market value, or FMV, of Investment B determined to be $2.5 million (creates $500,000 in unrealized capital depreciation), the FMV of Investment C determined to be $2.5 million and FMV of Other Portfolio Investments determined to be $2.5 million

Year 3: FMV of Investment B determined to be $2.7 million (creates $300,000 in unrealized capital depreciation), Investment C sold for $3 million ($2.5 million cost basis to be reinvested into Other Portfolio Investments and the $500,000 capital gain is available for distribution) and FMV of Other Portfolio Investments determined to be $4.5 million

Year 4: FMV of Investment B determined to be $3 million and FMV of Other Portfolio Investments determined to be $7 million

Year 5: Investment B sold for $3 million ($3 million cost basis to be reinvested into Other Portfolio Investments) and FMV of Other Portfolio Investments determined to be $7 million

Year 6: Total Portfolio is sold for $10.5 million ($500,000 capital gain computed based on a cumulative cost basis in Other Portfolio Investments of $10 million)

The incentive fee on capital gains in this example would be:

Year 1: None, because no investments were sold

Year 2: $500,000 incentive fee on capital gains (20% multiplied by $2.5 million ($3 million realized capital gains on Investment A less unrealized capital depreciation on Investment B))

Year 3: $140,000 incentive fee on capital gains ($640,000 (20% multiplied by $3.2 million ($3.5 million cumulative realized capital gains less $300,000 unrealized capital depreciation)) less $500,000 incentive fee on capital gains paid in Year 2

Year 4: None, because capital gains incentive fees are paid on realized capital gains only

Year 5: $60,000 incentive fee on capital gains ($700,000 (20% multiplied by $3.5 million cumulative realized capital gains) less $640,000 cumulative incentive fee on capital gains paid in years 2 and 3)

Year 6: $100,000 incentive fee on capital gains (20% multiplied by $4 million ($3.5 million cumulative realized capital gains plus $500,000 realized capital gains) less $700,000 cumulative incentive fee on capital gains received in prior years)

Other Operating Expenses

We will reimburse the expenses incurred by our Advisor or its affiliates in connection with its provision of services to us, including impact monitoring service and other administrative services as well as for any acquisition expenses that are not reimbursed by the borrowers, provided that such reimbursement will be the lower of our Advisor’s actual costs or the amount that we would be required to pay for comparable services in the same geographic location, and provided further that such costs will be reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We will not reimburse our Advisor or its affiliates for (i) rent or depreciation, capital equipment or other costs of its own administrative items, (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any controlling person of our Advisor, (iii) the salaries and benefits paid to our named executive officers or (iv) any services for which it receives a separate fee.

Termination of the Advisory Agreement

The Advisory Agreement has an initial one-year term, but may be extended for an indefinite number of subsequent one-year periods with the mutual consent of TriLinc Advisors and us. The Advisory Agreement may be terminated by either us or the Advisor except that, if the Advisor terminates the Advisory Agreement without 120 days prior written notice us, the Advisor will be responsible for all expenses incurred as a result of its termination. Upon termination of the Advisory Agreement, we may be required to pay to the terminated Advisor all amounts then accrued and owing.

Our Advisor and its affiliates expect to engage in other business ventures and will not dedicate their resources exclusively to our business. However, pursuant to the Advisory Agreement, they are required to devote sufficient resources to discharge their obligations to us. Our Advisor may assign the Advisory Agreement to an affiliate upon our consent. We may assign or transfer the Advisory Agreement to any successor entity.

The Sub-Advisory Agreements

Our Advisor, directly or through one of its affiliates, will engage multiple investment managers in a sub-advisory capacity to source, evaluate, and monitor investments. Our local market sub-advisors will have significant experience and established networks in our targeted asset classes, regions and countries, and will adhere to the investment parameters as directed by the TriLinc investment team and our board of managers. We do not expect that our local sub-advisors will be related to or affiliated with our Advisor, our Sponsor or any of its employees, affiliates or related parties. Primary sub-advisors, who will source the majority of our investments, must have a minimum five year investment track record and have invested at least $250 million in their target region. Secondary sub-advisors, who will focus on a specific region or asset class, must have a minimum three year investment track record and have invested at least $100 million in their target region. All sub-advisors have continuity in their investment team, including senior management, and an investment strategy that can responsibly invest the allocation received from us. Sub-advisors will have strong, independent risk controls and will screen for and track impact and the ESG practices of their borrowers.

Subject to the terms of each sub-advisory agreement between our Advisor or its affiliate, the individual sub-advisor and any of our foreign subsidiaries, the sub-advisors have agreed to perform, subject to our Advisor’s oversight, certain of the asset selection and management advisory duties that our Advisor has agreed to provide to us.

The sub-advisors have agreed to use their commercially reasonable efforts to select potential investment opportunities consistent with our investment policies and objectives as described in this prospectus, to provide certain asset management and acquisition services and to provide other specific services as the sub-advisor and our Advisor or one of its affiliates mutually agree upon from time to time. The services to be provided by the sub-advisors, directly or through its affiliates, include, but are not limited to, the following:

•	originate, underwrite and analyze potential investment opportunities consistent with our investment policies and objectives;

•	structure and negotiate the terms and conditions of our investments;

•	make investments on our behalf based on the underwriting guidelines provided by our Advisor and approved by our board of managers and in compliance with our investment objectives and policies;

•	perform borrower level and market specific due diligence on prospective investments and create due diligence reports summarizing the results of such work;

•	oversee, monitor and asset manage in-place portfolio assets in their regions; and

•	provide our Advisor with appropriate metrics and other information for impact monitoring of the assets managed by such sub-advisor.

As an element of oversight and quality control, a member of our Advisor’s investment team will participate as an observer in each sub-advisor’s investment committee.

Our Advisor or its affiliates will pay a portion of the asset management as well as a portion of the incentive fees received by it pursuant to the Advisory Agreement to the sub-advisors as compensation for the asset selection and management provided by the sub-advisors. In addition, our Advisor or its affiliates out of reimbursements they receive from us or otherwise will reimburse the sub-advisors for any acquisition expenses that are not reimbursed by the borrowers.

The sub-advisory agreement will be automatically renewed unless terminated by our Advisor or its affiliates, the sub-advisor or any applicable foreign subsidiary for cause, which includes a material breach of the contract not remedied by the other party and such agreement may continue for some period of time after the termination of the Advisory Agreement. Although our Advisor has, directly or indirectly, engaged the sub-advisors in order to enable our Advisor to fulfill its responsibilities with respect to these asset selection and management services under the Advisory Agreement, our Advisor is responsible for performing day-to-day administrative and other services under the Advisory Agreement and retains ultimate responsibility for the performance of all of the services under the Advisory Agreement.

OUR EXPENSES

In conjunction with our management, our Advisor will be entitled to certain fees and reimbursement of expenses. In addition, your initial investment will be subject to certain sales charges and organizational and offering expenses. Following is a summary of initial and ongoing expenses investors will incur:

Unitholder Transaction Expenses

Selling Commissions for Class A units, as % of Class A gross offering proceeds	7.00%
Selling Commissions for Class C units, as % of Class C gross offering proceeds	3.00%
Dealer Manager Fee for Class A and C units, as % of Class A and Class C gross offering proceeds	2.75%
Dealer Manager Fee for Class I units, as % of Class I gross offering proceeds	1.75%
Maximum Aggregate Sale Charge (Load), as % of gross offering proceeds	10.00%
Maximum Reimbursement of Organization & Offering Expenses	5.00%

Ongoing Annual Company Expenses

Annual Asset Management Fee, as % of Gross Assets	2.00%
Incentive Fees, as % of investment income and capital gains	0.00%
Other Operating Expenses	0.75%
Distribution Fee for Class C units	0.80%

Selling Commissions: In connection with an investment in us, your broker-dealer is entitled to a selling commission of up to 7.00% for Class A units and up to 3.00% for Class C units. There are no selling commission on Class I units.

Dealer Manager Fee: In compensation for its services, our dealer manager is entitled to a fee of up to 2.75% for Class A and Class C units and up to 1.75% for Class I units.

Organizational & Offering Expenses: Our Advisor is entitled to reimbursement of certain qualifying expenditures realized in the course of our organization and this offering of the units to investors. Reimbursement of these expenses is expected to be 1.25% over our life and may not exceed 5.00%

Asset Management Fees: The Advisor will be entitled to an annual asset management fee of 2.00% of gross assets, which consists of the net asset value plus borrowings, if any, and is payable quarterly in arrears. See “Advisory Agreement and Sub-Advisory Agreement — Fees.” Our net asset value will be determined by our board of managers based on the input of our Advisor, our audit committee and one or more independent valuation firms, if engaged by our board of managers. For more information regarding the valuation process, see “Business — Valuations.” This fee will compensate the Advisor for construction and execution of our global macro analysis and forecasts, asset allocation and diversification strategy, as well as sub-advisor due diligence and oversight. Sub-advisors will be responsible for sourcing, underwriting and managing individual investments. Although the Advisor will manage, on our behalf, many of the risks associated with global investments in developing economies, management fees do not include the cost of any hedging instruments or insurance policies that may be required to appropriately manage our risk.

Distribution fee: With respect to Class C units, we will pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year.

Incentive Fees: We may have investment income and capital gains that could result in the payment of an incentive fee in the first year after completion of this offering. The incentive fees, if any, are divided into two parts:

(i)	a subordinated incentive fee on income, which, at a maximum, for any quarter in which our pre-incentive fee net investment income exceeds 1.875% of our net assets at the end of the immediately preceding quarter, will equal 20% of the amount of our pre-incentive fee net investment income; and

(ii)	an incentive fee on capital gains that will equal 20% of our capital gains, if any, less the aggregate amount of any previously paid incentive fee on capital gains; and

The incentive fees are based on our performance and will not be paid unless we achieve certain goals. We will record an expense accrual relating to the incentive fee on capital gains, payable by us to our investment advisor (but not paid) when the unrealized gains on our investments exceed all realized capital losses on our investments given the fact that an incentive fee on capital gains would be owed to our investment advisor if we were to sell our investment portfolio at such time. As we cannot predict whether we will meet the necessary performance targets, we have assumed an incentive fee of 0% in this chart. Once fully invested, we expect the incentive fees we pay to increase to the extent we earn greater interest income or generate capital gains through our investments in portfolio companies. See “Advisory and Sub-Advisory Agreements — Fees payable pursuant to the Advisory Agreement” for more information concerning the incentive fees.

Other Operating Expenses: The Advisor or its affiliates shall be entitled to reimbursement of the expenses incurred by our Advisor in connection with its provision of services to us, including impact monitoring service and other administrative services as well as for any acquisition expenses that are not reimbursed by the borrowers, provided that such reimbursement will be the lower of our Advisor’s actual costs or the amount that we would be required to pay for comparable services in the same geographic location, and provided further that such costs will be reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We will not reimburse our Advisor or its affiliates for (i) rent or depreciation, capital equipment or other costs of its own administrative items, (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any controlling person of our Advisor, (iii) the salaries and benefits paid to our named executive officers or (iv) any services for which it receives a separate fee. Reimbursement of operating expenses is expected to be 0.75% of our assets.

COMPENSATION OF THE DEALER MANAGER AND THE ADVISOR

Although we have executive officers that will manage our operations, we have no paid employees. Our Advisor and its affiliates will manage our day-to-day affairs and our portfolio of investment assets, subject to the board’s supervision. Our Advisor, TriLinc Advisors LLC, and our dealer manager, SC Distributors, LLC, will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation that our Advisor and our dealer manager are entitled to receive are included in the following table. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes no discounts or waived fees or commissions.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Fees to the Dealer Manager

Selling Commission (1)(2)(3)(4)

We will pay the dealer manager sales commissions of up to 7.00% of gross offering proceeds from the sale of Class A units and up to 3.00% of gross offering proceeds from the sale of Class C units. All selling commissions are expected to be re-allowed to participating broker-dealers.

We will not pay any selling commission with respect to Class I units.

Actual amounts depend upon the number of units of each class purchased and, therefore, cannot be determined at this time. The aggregate selling commissions will equal $87,500,000.00 if we sell the maximum offering, assuming that all units sold are Class A units, the maximum selling commission is paid for each primary offering unit, and no reallocation of units between our primary offering and our distribution reinvestment plan.

Dealer Manager Fee (1)(2)(3)(4)(5)(6)

We will pay the dealer manager a dealer manager fee of up to 2.75% of gross offering proceeds from the sale of Class A and Class C units and up to 1.75% of gross offering proceeds from the sale of Class I units.

A portion of the dealer manager fee may be re-allowed to participating broker-dealers.

Actual amounts depend upon the number of Class I units purchased and, therefore, cannot be determined at this time. The aggregate dealer manager fee will equal $34,375,000.00 if we sell the maximum offering, assuming that all units sold are Class A units and/or Class C units, the maximum dealer manager fee is paid for each primary offering unit, and no reallocation of units between our primary offering and our distribution reinvestment plan

Distribution Fee (2)(6)	With respect to our Class C units only, we will pay the dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. We will continue paying distribution fees with respect to Class C units sold in this offering until the earlier to	Actual amounts depend upon the number of Class C units purchased and, therefore, cannot be determined at this time. The distribution fee will equal $12,000,000.00 per annum if we sell the maximum offering, assuming all units sold are Class C units, that the net asset value per Class C units remains the same as the net asset value per Class C unit at the commencement of this

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

occur of the following: (i) a listing of the Class C units on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) such Class C units no longer being outstanding. The dealer manager may reallow all or a portion of the distribution fee to participating broker-dealers and servicing broker dealers. The distribution fee will be payable monthly in arrears. The distribution fee is payable with respect to all Class C units, including Class C units issued under our distribution reinvestment plan.

We will not pay a distribution fee with respect to Class A and Class I units.

		offering and no reallocation of units between our primary offering and our distribution reinvestment plan.

	Reimbursement to our Advisor

Organization and Offering Expense Reimbursement (2)(4)(6)	We will reimburse our Advisor and its affiliates for the organizational and offering costs it has incurred on our behalf. If we sell the maximum offering, we anticipate that such expenses will equal approximately 1.25% of the gross proceeds raised by the Company.	$18,750,000

Reimbursement of Operating Expenses	We will reimburse the expenses incurred by our Advisor directly or indirectly in connection with its provision of services to us, including impact monitoring service and other administrative services as well as for any acquisition expenses that are not reimbursed by the borrowers. We will not reimburse our Advisor or its affiliates for (i) rent or depreciation, capital equipment or other similar costs; (ii) salaries, fringe benefits, travel expenses and other similar items incurred or	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

allocated to any controlling person of our Advisor, (iii) the salaries and benefits paid to our named executive officers or (iv) any services for which it receives a separate fee.

Advisor Fees

Asset Management Fees (7)(8)	The asset management fee will be calculated at a quarterly rate of 0.50% of our gross assets (including amounts borrowed) and is payable quarterly in arrears.	Actual amounts cannot be determined since they are based upon the average asset value held by us and on the amount of borrowings. We have not commenced operations and have no prior performance.

Subordinated Incentive Fee on Income (8)(9)(10)	The subordinated incentive fee on income is calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter, and will be subordinated to a preferred return on our net assets at the end of the immediately preceding quarter equal to 1.50% per quarter (an annualized rate of 6.00%). No subordinated incentive fee on income is earned in any calendar quarter in which pre-incentive fee net investment income does not exceed the preferred quarterly return of 1.50%, or the preferred quarterly return, on our net assets at the end of the immediately preceding quarter. For any calendar quarter in which pre-incentive fee net investment income is greater than the preferred quarterly return, but less than 1.875%, the subordinated incentive fee on income shall equal the amount of pre-incentive fee net investment income in excess of the preferred quarterly return. This fee is referred to as the catch-up and provides an increasing fee, but is in no event greater than the 20% of the pre-incentive fee net investment income, as the pre-	These amounts cannot be estimated since they are based upon the performance of the assets held by the Company. We have not commenced operations and have no prior performance. The amount of subordinated incentive fee on income will be disclosed by the Company in its quarterly and annual reports filed with the SEC under the Exchange Act.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

incentive fee net investment income increases from a 1.50% to a 1.875% quarterly return on our net assets at the end of the immediately preceding quarter. For any calendar quarter in which the pre-incentive fee net investment income exceeds 1.875% of our net assets at the end of the immediately preceding quarter, the subordinated incentive fee on income shall equal 20% of pre-incentive fee net investment income.

Incentive Fee on Capital Gains (10)	An incentive fee on capital gains earned on our investments will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement) and will equal 20% of our incentive fee capital gains, which will equal our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees.	These amounts cannot be estimated since they are based upon the performance of the assets held by the Company. We have not commenced operations and have no prior performance. The amount of any incentive fee on capital gains earned on our investments will be disclosed by the Company in its quarterly and annual reports filed with the SEC under the Exchange Act.

(1)	Unless otherwise indicated, assumes we sell the maximum of $1,250,000,000 in units in our primary offering and excludes the sale of any units under our distribution reinvestment plan, which may be used for repurchases or other purposes.
(2)	The total compensation related to our organization and offering activities, which includes selling commissions, the dealer manager fee and organizational and offering expense reimbursement will not exceed 15.0% of the gross offering proceeds.
(3)	The selling commission and/or dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisers or banks acting as trustees or fiduciaries and sales to our affiliates. No selling commission or dealer manager fee will be paid in connection with sales under our distribution reinvestment plan. In addition, we may reimburse our dealer manager for due diligence expenses included in detailed and itemized invoices.
(4)	In accordance with the state blue sky guidelines, all front end fees, including dealer manager fees, sales commissions, reimbursement of organization and offering expenses and acquisition fees and expenses, if any, will be reasonable and will not exceed 18.0% of the gross proceeds of the offering, regardless of the source of payment.
(5)	In addition, out of its dealer manager fee, our dealer manager may reimburse participating broker dealers for distribution and marketing-related costs and expenses, such as costs associated with attending or sponsoring conferences, technology costs and other marketing costs and expenses.

(6)	Organizational and offering expense reimbursement consists of costs incurred by TriLinc Advisors and its affiliates on our behalf for legal, accounting, printing and other offering expenses, including costs associated with technology integration between our systems and those of our participating broker-dealers, marketing expenses, salaries and direct expenses of TriLinc Advisors employees, employees of its affiliates and others while engaged in registering and marketing units, which shall include development of marketing and marketing presentations and training and educational meetings and generally coordinating the marketing process for us. We may reimburse our dealer manager for certain expenses that are deemed underwriting compensation. Assuming an aggregate selling commission and a dealer manager fee of 9.75% of the gross offering proceeds (which assumes all offering proceeds come from Class A units), we would reimburse the dealer manager in an amount up to 0.25% of the gross offering proceeds. In the event the aggregate selling commission and dealer manager fees are less than 9.75% of the gross offering proceeds (which will be the case, for example, if any offering proceeds come from the sale of any Class C or Class I units), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of units and ownership of units by such broker-dealers’ customers will be considered underwriting compensation. We also will pay a $25.00 fee per subscription agreement to Strategic Capital, an affiliate of our dealer manager, for reviewing and processing subscription agreements. Any such reimbursements will not exceed actual expenses incurred by TriLinc Advisors.
(7)	The asset management fee may or may not be taken in whole or in part at the discretion of our Advisor. All or any part of the asset management fee not taken as to any period shall be deferred without interest and may be taken in any other period prior to the occurrence of a liquidity event as our Advisor shall determine.
(8)	A portion of these fees may be reallowed by the Advisor, directly or indirectly through its affiliates, to any sub-advisors.
(9)	As the quarterly pre-incentive fee net investment income rises from 1.50% to 1.875%, the “catch-up” feature allows TriLinc Advisors to recoup the fees foregone as a result of the existence of the investor’s preferred quarterly return.
(10)	A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee preferred return and may result in an increase in the amount of incentive fees payable to TriLinc Advisors.

In addition, we pay our independent managers certain fees and reimburse independent managers for certain out-of-pocket expenses, including for their attendance at board or committee meetings. Please see “Management of the Company — Compensation of Executive Officers and Managers.”

Subject to limitations in our operating agreement, the fees, compensation, income, expense reimbursements, interests and other payments payable to our Advisor, our dealer manager and their respective affiliates may increase during this offering or in the future from those described above, if such increase is approved by a majority of our independent managers.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with the Advisor and its affiliates, some of whom serve as our executive officers and managers. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

General

Our executive officers, two of our managers and the key investment professionals of our Advisor who perform services for us on behalf of our Advisor are also officers, directors, managers, and/or key professionals of our Sponsor, our dealer manager and other affiliates. For an overview of the positions held by these individuals at our affiliates, please see “Management of the Company — Managers and Executive Officers.” These persons have legal obligations with respect to those entities that are similar to their obligations to us.

Dealer Manager

Strategic Capital has an equity interest in our Advisor and is affiliated with SC Distributors, our dealer manager. Therefore, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

No Arm’s-Length Agreements

All agreements, contracts or arrangements between or among us and our affiliates, including our Advisor and our dealer manager, were not negotiated at arm’s-length. Such agreements, contracts or arrangements include our Advisory Agreement and our Dealer Manager Agreement. The procedures with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these procedures will eliminate the conflicts of interest or reduce the risks related thereto.

Lack of Separate Representation

Greenberg Traurig, LLP has acted as special U.S. federal income tax counsel to us in connection with this offering and is counsel to us and our Advisor in connection with this offering and may in the future act as counsel for each such company. Greenberg Traurig, LLP may serve as counsel to certain affiliates of our Advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our dealer manager, our Advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Certain Conflict Resolution Measures

Corporate Governance and Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, our operating agreement creates a corporate governance and conflicts committee of our board of managers composed solely of independent managers. Our operating agreement authorizes the corporate governance and conflicts committee to act on any matter related to conflicts of interest and to retain its own legal and financial advisors when and if it deems such an action appropriate. Among the issues relating to conflict of interest we expect the corporate governance and conflicts committee to act upon are:

•	The continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement;

•	Transactions with affiliates;

•	Compensation of the Advisor; and

•	Whether and when we seek to pursue a liquidity event.

Other Provisions Relating to Conflicts of Interest

In addition to the creation of the corporate governance and conflicts committee, our operating agreement contains many other restrictions regarding conflicts of interest, including the following:

Advisor Compensation: Our independent managers will review, at least annually, whether the compensation we contract to pay TriLinc Advisors and its affiliates is reasonable relative to the nature and quality of the services provided and whether such compensation is within the limits provided for in our operating agreement. Our independent managers will supervise the performance of TriLinc Advisors and its compensation to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors, as well as any other factors deemed relevant by the independent managers:

•	The amount of fees and other compensation paid to TriLinc Advisors, in relation to the size, composition and performance of our investment portfolio;

•	Whether the expenses incurred are reasonable in light of our investment performance and the fees and expenses of other similar entities;

•	The success of TriLinc Advisors and the sub-advisors in generating appropriate investment opportunities;

•	The rates charged to other companies of a similar nature by other firms providing advisory services;

•	The quality and extent of services and advice furnished by TriLinc Advisors and its affiliates;

•	The method of allocation of opportunities between us and other affiliated programs; and

•	The performance of our investment portfolio.

Investments with affiliates: We will not invest in any asset or company in which the Advisor, any of our managers or officers or any of their affiliates has a direct economic interest without a determination by the majority of our board of managers (including a majority of our independent managers) that such an investment is fair and reasonable to us. In addition, with respect to any potential debt investment in a portfolio company in which our sub-advisor has an equity interest, our Advisor must determine, before the investment is made, that the procedures by which this potential debt investment is evaluated and priced are fair and reasonable.

Purchase of assets from affiliates: We will not purchase assets from the Sponsor, Advisor, manager or any of their affiliates unless a majority of our board of managers (including a majority of our independent managers) not otherwise interested in the transaction determine that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the assets to the Advisor or its affiliates or such manager, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will the cost of any such assets to us exceed its then current appraised value.

Sale of assets to affiliates: We will not sell or lease assets to the Sponsor, Advisor, manager or any of their affiliates or to the managers without a determination by a majority of our board of managers (including a majority of our independent managers) not otherwise interested in the transaction, that such transaction is fair and reasonable to us. In no event will the cost of any such assets to us exceed its then current appraised value.

Loans to/ from affiliates: We will not borrow money from the Sponsor, Advisor, managers or any of their affiliates unless a majority of our board of managers (including a majority of our independent managers) not otherwise interested in transaction approve it as being fair, competitive and commercially reasonable to us and no less favorable to us than loans between unaffiliated parties under similar circumstances. We will not make loans to an entity in which the Sponsor, Advisor or the managers or any of their affiliates have an interest unless an independent expert appraises the underlying collateral and there is a determination by a majority of our board of managers and majority of the corporate governance and conflicts committee) not otherwise interested in the transaction, that such transaction is fair and reasonable to us.

Other restrictions on transactions with affiliates: We will not give our Advisor an exclusive right to sell our assets. Our Advisor is prohibited from commingling our funds with the funds of any other entity or person for which it provides advisory or other services. Our Advisor will be prohibited from providing any financing with a term in excess of 12 months to us. We may not pay a commission or fee, either directly or indirectly to our Advisor, or its affiliates, except as otherwise permitted by our operating agreement, in connection with the reinvestment of cash flows from operations and available reserves or of the proceeds of the resale, exchange or refinancing of our assets. In addition, our operating agreement prohibits our Advisor and its affiliates from receiving or accepting any rebate, give-up or similar arrangement that is prohibited under federal or state securities laws. Our Advisor and its affiliates are also prohibited from participating in any reciprocal business arrangement that would circumvent provisions of federal or state securities laws governing conflicts of interest or investment restrictions.

We may not invest in general partnerships or joint ventures with affiliates and non-affiliates unless certain conditions, described in our operating agreement are met.

A majority of our board of managers (including a majority of our independent managers) not otherwise interested in the transaction must conclude that all other transactions between us and the Sponsor, Advisor, any of the managers or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. The terms pursuant to which any goods or services, other than those services provided pursuant to the Advisory Agreement, are provided to us by the Advisor, will be embodied in a written contract, the material terms of which will be fully disclosed to our unitholders in a prospectus supplement or another filing.

Allocation of Investment Opportunities

We rely on our executive officers and our Advisor’s investment professionals to identify suitable investments. Our Sponsor and other affiliated entities also rely on these same key investment professionals. Many investment opportunities that are suitable for us may also be suitable for the Sponsor or affiliates of the Sponsor. The Sponsor, the Advisor and their affiliates share certain of the same executive officers and key employees, which we refer to as “TriLinc Professionals.” When the TriLinc Professionals direct an investment opportunity to the Sponsor or any affiliate of the Sponsor, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. The Advisory Agreement will require that this determination be made in a manner that is fair without favoring the Sponsor or any affiliate of the Sponsor. The factors that the TriLinc Professionals will consider when determining the entity for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of the Sponsor and the other affiliated entities;

•	the cash requirements of the Sponsor and its affiliates;

•	the portfolio of the Sponsor and its affiliates by type of investment and risk of investment;

•	the policies of the Sponsor and its affiliates relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase;

•	the size of the investment; and

•	the amount of funds available to the Sponsor and its affiliates and the length of time such funds have been available for investment.

In the event that our investment objectives overlap with those of another affiliate’s program and the opportunity is equally suitable for us and the affiliated program, then the opportunity shall be allocated to such program that had the funds available for investment for a longer time period.

If a subsequent event or development causes any investment, in the opinion of the TriLinc Professionals, to be more appropriate for another affiliated entity, they may offer the investment to such entity.

Our independent managers are responsible for reviewing our Advisor’s performance and determining that the compensation to be paid to our Advisor is reasonable and, in doing so, our independent managers must consider, among other factors, the success of our Advisor in generating appropriate investment opportunities for us.

Appraisal and Compensation of Roll-Up Transactions

Our operating agreement provides that, in connection with any transaction involving a merger, conversion or consolidation, either directly or indirectly, involving us and the issuance of securities of a surviving entity after the successful completion of such transaction, or “roll-up,” an appraisal of all our assets will be obtained from a competent independent appraiser which will be filed as an exhibit to the registration statement registering the roll-up transaction. Such appraisal will be based on all relevant information and shall indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up. The engagement of such independent appraiser shall be for the exclusive benefit of our unitholders. A summary of such appraisal will be included in a report to our unitholders in connection with a proposed roll-up. All unitholders will be afforded the opportunity to vote to approve such proposed roll-up, and shall be permitted to receive cash in an amount of such unitholder’s pro rata share of the appraised value of our net assets.

Investment Policies and Limitations

Our independent managers will review the investment and borrowing policies of the Company with sufficient frequency (and, upon commencement of this offering, at least annually) to determine that the policies being followed by the Company at any time are in the best interests of the unitholders. Each such determination and the basis therefore will be set forth in the minutes of the meetings of our board of managers.

Our operating agreement provides that we may not acquire any assets in exchange for units or other indicia of ownership in the Company.

UNIT REPURCHASE PROGRAM

We do not intend to list units on a securities exchange, and we do not expect there to be a public market for units. As a result, if you purchase units, your ability to sell your units will be limited.

Beginning 12 months after we meet the minimum offering requirement, we intend to commence a unit repurchase program pursuant to which we will conduct quarterly unit repurchases of up to 5% of our weighted average number of outstanding units in any 12-month period to allow our unitholders, who have held our units for a minimum of one year, to sell their units back to us at a price equal to the then current offering price less the sales fees associated with that class of units. Our unit repurchase program will include numerous restrictions, including a one-year holding period, that limit your ability to sell your units. Unless our board of managers determines otherwise, we will limit the number of units to be repurchased during any calendar year to the number of units we can repurchase with the proceeds we receive from the sale of units under our distribution reinvestment plan. See “Distribution Reinvestment Plan.” At the sole discretion of our board of managers, we may also use cash on hand, cash available from borrowings and cash from liquidation of investments as of the end of the applicable quarter to repurchase units. You may request that we repurchase all of the units that you own. If you have made more than one purchase of our units, the one-year holding period will be calculated separately with respect to each such purchase.

To the extent that the number of units submitted to us for repurchase exceeds the number of units that we are able to purchase, we will repurchase units on a pro rata basis from among the requests for repurchase received by us. Further, we will have no obligation to repurchase units if the repurchase would violate the restrictions on distributions under federal law or Delaware law.

Our board of managers has the right to amend, suspend or terminate the unit repurchase program to the extent that it determines that it is in our best interest to do so. We will promptly notify our unitholders of any changes to the unit repurchase program, including any amendment, suspension or termination of it in our periodic or current reports or by means of other notice. Moreover, the unit repurchase program will terminate on the date that our units are listed on a national securities exchange, are included for quotation in a national securities market or, in the sole determination of our board of managers, a secondary trading market for the units otherwise develops. All units to be repurchased under our unit repurchase program must be (i) fully transferable and not be subject to any liens or other encumbrances and (ii) free from any restrictions on transfer. If we determine that a lien or other encumbrance or restriction exists against the units requested to be repurchased, we will not repurchase any such units.

All requests for repurchase must be made in writing and received by us at least five business days prior to the end of the quarter. If you would like to request repurchase of your units, please contact us to receive required redemption forms and instructions concerning required signatures. Certain broker dealers require that their clients make redemption requests through their broker dealer, so please contact your broker dealer first if you want to request redemption of your units. You may also withdraw your request to have your units redeemed. Withdrawal requests must also be made in writing and received by us at least five business days prior to the end of the quarter.

The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. Our unit repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market. There is no assurance that we will repurchase any of your units pursuant to the unit repurchase program or that there will be sufficient funds available to accommodate all of our unitholders’ requests for repurchase. As a result, we may repurchase less than the full amount of units that you request to have repurchased. If we do not repurchase the full amount of your units that you have requested to be repurchased, or we determine not to make repurchases of units, you will likely not be able to dispose of your units, even if we under-perform. Unitholders will not pay a fee in connection with our repurchase of units under the unit repurchase program.

In the event of the death or disability of a unitholder, we will repurchase the units held by such unitholder on the same terms as describe above, except that the one-year holding period will not apply. However, we will not be obligated to repurchase units if more than 360 days have elapsed since the date of the death or disability of the unitholder and, in the case of disability, if the unitholder fails to provide an opinion of a qualified independent physician. For purposes of this repurchase right, a disability will be deemed to have occurred when a unitholder suffers a disability for a period of time, as determined by our board of managers and confirmed by a qualified independent physician.

We intend to seek exemptive relief, if necessary, from the SEC from Rule 102 of Regulation M under the Exchange Act in connection with our proposed unit repurchase program. We believe that we will receive exemptive relief from the SEC which would allow us to conduct repurchases as noted above.

CONTROL PERSONS AND PRINCIPAL UNITHOLDERS

The following table sets forth the beneficial ownership of units as of the date of this prospectus for each person or group that holds more than 5% of any class of units, for each manager and executive officer and for our managers and executive officers as a group. To our knowledge, each person that beneficially owns units has sole voting and disposition power with regard to such units.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266.

Name of Beneficial Owner (1)	Number of Class A Units Beneficially Owned		Percent of All Class A Units
TriLinc Advisors, LLC	22,161		100%
Gloria S. Nelund	—	(2)	—
Mark Torline	—	(2)	—
Paul Sanford	—		—
Joshua Zuckerwise	—		—
Scott Becker	—		—
Terry Otton	—		—
Cynthia Hostetler	—		—
R. Michael Barth	—		—
All control persons as a group	22,161		100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	As of the date of this prospectus TriLinc Advisors owns all of our Class A units, which is the only class of units currently outstanding. TriLinc Advisors is controlled by our Sponsor, TriLinc Global LLC, as the managing member. Our Sponsor is presently directly or indirectly controlled by Gloria Nelund and Mark Torline, and as such, each of them may be deemed to be the beneficial owner of the units owned by our Advisor.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional units of the same class. The following discussion summarizes the principal terms of this plan. The primary purpose of the distribution reinvestment plan is to provide interested investors with an economical and convenient method of increasing their investment in us by investing cash distributions in additional units. To the extent units are purchased from us under the distribution reinvestment plan, we will receive additional funds for acquisitions and general purposes including the repurchase of units.

Eligibility. Any investor who purchases units in this offering may elect to participate in our distribution reinvestment plan by making a written election to participate in such plan on his or her subscription agreement at the time he or she subscribes for units. The broker-dealers are obligated to perform due diligence in connection with the sale of units in both the primary offering and the distribution reinvestment plan. We have adopted an “opt-in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional units of the same class. There will be no selling commissions, dealer manager fees or other sales charges to you if you elect to participate in the distribution reinvestment plan.

Participation. Participation in the distribution reinvestment plan will commence with the next distribution paid after receipt of an investor’s written election to participate in the plan and to all other calendar months thereafter, provided such election is received at least 15 business days prior to the last day of the calendar month.

Unit Purchases. Any purchases of units pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution reinvestment plan are free to elect or revoke reinstatement in the distribution reinvestment plan within a reasonable time as specified in the plan. If you do not elect to participate in the plan you will automatically receive any distributions we declare in cash. For example, if we make a cash distribution, then if you have “opted in” to our distribution reinvestment plan you will have your cash distributions reinvested in additional units, rather than receiving the cash distributions. Units under our distribution reinvestment plan will be initially offered at a price equal to $9.025 per unit until such time as we commence valuations of our assets during the first full quarter following the satisfaction of the minimum offering requirement and, thereafter, at a price equal to the then current offering price per unit less the sales fees associated with that class of units in the primary offering. Units issued pursuant to our distribution reinvestment plan will have the same voting rights as the units offered in the primary offering pursuant to this prospectus.

If you wish to receive your distribution in cash, no action will be required on your part to do so. If you are a registered unitholder, you may elect to have your entire distribution reinvested in additional units by notifying DST Systems, Inc., the reinvestment agent and our transfer agent and registrar, in writing so that such notice is received by the reinvestment agent no later than the record date for distributions to unitholders. If you elect to reinvest your distributions in additional units, the reinvestment agent will set up an account for units you acquire through the plan and will hold such units in non-certificated form. If your units are held by a broker-dealer or other financial intermediary, you may “opt-in” to our distribution reinvestment plan by notifying your broker-dealer or other financial intermediary of your election. Units held by a broker-dealer or nominee must be transferred to ownership in the name of the unitholder in order to be eligible for this plan.

During each fiscal quarter, but in no event later than 30 days after the end of each fiscal quarter, our transfer agent will mail and/or make electronically available to each participant in the distribution reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of units purchased during such quarter, and the per unit purchase price for such units. We reserve the right to amend, suspend or terminate the distribution reinvestment plan at any time by the delivery of written notice to each participant at least 10 days prior to the effective date of the amendment, supplement or termination. Any distributions reinvested through the issuance of units through our distribution reinvestment plan which are not used to redeem units or pay expenses will increase our gross assets on which the management fee and the incentive fee are determined and paid under our Advisory Agreement.

Timing of Purchases. The plan administrator will make every reasonable effort to reinvest all distributions on the day the cash distribution is paid, except where necessary for us to comply with applicable securities laws. If, for any reason beyond the control of the plan administrator, reinvestment of the distribution cannot be completed within 30 days after the applicable distribution payment date, participants’ funds held by the plan administrator will be distributed to the participant.

Taxation of Distributions. The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions. As a result, unless you are exempt from tax, you may have to use funds from other sources to pay the tax liability attributable to reinvested amounts.

Termination of Participation. A participant may terminate participation in the distribution reinvestment plan at any time by written instructions to that effect to the plan administrator. To be effective on a distribution payment date, the notice of termination must be received by the plan administrator at least 15 days before that distribution payment date.

All correspondence concerning the plan should be directed to the plan administrator by mail at DST Systems, Inc., P.O. Box 219312, Kansas City, MO 64121-9312.

LIQUIDITY STRATEGY

In the future, our board of managers will consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) dissolution and winding up distribution of our assets, (2) sale of all or substantially all of our assets, or our sale or merger, or (3) the listing of units on a national securities exchange. In making the decision to apply for a listing, our board will consider whether listing or liquidating our assets will result in greater value for our unitholders. If we do not consummate a liquidity event within five years from the termination of our initial offering stage, we will be required to commence an orderly liquidation of the assets unless a majority of our board, including a majority of the independent managers, determines that liquidation is not in the best interests of our unitholders.

Under such circumstances the commencement of an orderly liquidation will be postponed for one year. Further postponement of the liquidity event would only be permitted if a majority of our board, including a majority of independent managers, again determined that liquidation would not be in the best interest of our unitholders and our board must make a determination in this manner during each successive year until a liquidity event has occurred.

If we at any time choose to seek but then fail to obtain unitholder approval of our liquidation, then our operating agreement would not require us to consummate a liquidity event or liquidate and would not require our board to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained unitholder approval of our liquidation, we will cease reinvestment of the offering proceeds and will begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing capital and credit markets generally as well as the federal income tax consequences to our unitholders. Prior to the completion of a liquidity event, our unit repurchase program may provide a limited opportunity for you to have your units repurchased by us, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price you paid for the units being repurchased. See “Unit Repurchase Program” for a detailed description of our unit repurchase program.

DESCRIPTION OF UNITS AND OUR OPERATING AGREEMENT

The following summary description of units does not purport to be complete and is subject to and qualified in its entirety by reference to our operating agreement, included as Appendix A to this prospectus.

General

By purchasing a unit of our limited liability company interest, you will be admitted as a member of our limited liability company and will be bound by the provisions of, and deemed be a party to, our operating agreement. As of the date of this prospectus, our only unitholder is our Advisor, which owns Class A units. By executing the subscription agreement, each investor agrees to be bound by the terms of our operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes the Company to make all filings of any and all certificates, instruments, agreements or other documents, whether related to our operating agreement or otherwise, as may be required or advisable under Delaware law.

There is no public trading market for the units and none is likely to exist. The transferability of the units will be subject to a number of restrictions. See “— Restrictions on Transfer,” below. Accordingly, the liquidity of the units will be limited and you may not be able to liquidate your investment in the event of an emergency, except as described below.

In order to provide a certain degree of liquidity, you may redeem all or part of your units, subject to certain limitations. See “Unit Repurchase Program.”

Limited Liability of Unitholders

As a unitholder you will not be responsible for the obligations of the Company beyond the amount of the capital contributions you have made and for any wrongful distributions made to you.

Classes of Units

Class A Units

Each Class A unit issued in the primary offering will be subject to a sales commission of up to 7.00% per unit and a dealer manager fee of up to 2.75% per unit. We will not pay sales commissions or deal manager fees on Class A units sold pursuant to our distribution reinvestment plan. Class A units are available for purchase by the general public through different distribution channels. Only Class A units are available for purchase in this offering by our executive officers and board of managers and their immediate family members, as well as officers and employees of the Advisor and other affiliates of the Advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers.

Class C Units

Each Class C unit issued in the primary offering will be subject to a sales commission of up to 3.00% per unit and a dealer manager fee of up to 2.75% per unit. In addition, for Class C units, we will pay our dealer manager on a monthly basis a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. We will not pay sales commissions or dealer manager fees on Class C units sold pursuant to our distribution reinvestment plan. Class C units are available for purchase by the general public through different distribution channels.

Class I Units

No selling commissions will be paid for sales of any Class I units, and we will not pay our dealer manager distribution fees with respect to the Class I units. Each Class I unit will be subject to a dealer manager fee of up to 1.75% per unit. Class I units are available for purchase to certain institutional clients.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any liquidating distribution of our assets, such assets, or the proceeds thereof, will be distributed among all the unitholders in proportion to the number of units held by such holder.

Voting Rights of the Unitholders.

Our operating agreement provides that without a concurrence of a majority of the outstanding unitholder interests, our board of managers may not (a) amend our operating agreement except for amendments that do not adversely affect the rights of the unitholders, (b) sell all or substantially all of our assets other than in the ordinary course of our business or (c) cause our merger into another entity or other reorganization, provided that the board of managers, upon advice of the counsel, may restructure the Company and/or enter into any agreements the board of managers deems necessary, without the prior unitholder approval, if such activities are reasonably determined by our board of managers, in its sole discretion, to avoid the characterization of the Company as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

In addition, our unitholders have the right to take any of the following actions upon the affirmative vote or consent of the majority of the outstanding unitholder interests, without the concurrence of the board of managers: (a) amend our operating agreement; (b) dissolve the Company, (c) remove a manager and elect a new manager, and (d) approve or disapprove the sale of all or substantially all of our assets other than in the ordinary course of our business.

Capital Account

A capital account will be established and maintained for each unitholder. Each unitholder’s capital account will be adjusted to reflect allocations of our net profits or net losses. Capital accounts will also be adjusted to reflect capital contributions, distributions and redemptions and other items in the nature of income or gain, or expenses and losses as required by the Code and Regulations promulgated thereunder.

Distributions

We intend to pay distributions pursuant to the terms of our operating agreement on a monthly basis beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. Thereafter, our board of managers is expected to set daily record dates for purposes of distribution. From time to time, we may also pay interim distributions at the discretion of our board. Distributions are subject to the board of managers’ discretion and applicable legal restrictions and accordingly, there can be no assurance that we will make distributions at a specific rate or at all. Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings and offering proceeds, provided, however that no funds will be advanced or borrowed for purpose of distributions, if the amount of such distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. We have not established a cap on the use of offering proceeds to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have less funds available for investments and your overall return will be reduced. Distributions will be made on all classes of our units at the same time. The cash distributions with respect to the Class C units will be lower than the cash distributions with respect to Class A and Class I units because of the distribution fee relating to Class C units, which will be allocated as a Class C specific expense. Amounts distributed to each class will be allocated among the unitholders in such class in proportion to their units. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the Company allocable to the Class C unitholders may, therefore, exceed the amount of cash distributions made to the Class C unitholders.

Meetings of Unitholders

There are no regularly scheduled meetings of our unitholders. However, our board of managers may call meetings of the unitholders at any time and will call a meeting upon written request to the board of managers by unitholders holding at least 10% of the units. Upon receipt of a proper written request for a meeting, the board of managers will fix a date for such meeting and will, within ten days after receipt of such request, notify all of the unitholders of the meeting’s date and purpose. Meetings duly requested by unitholders will be held not less than fifteen and not more than 60 days following the receipt of the unitholders’ written request for the meeting. Unless otherwise specified in the notice for such meeting, meetings will be held at 2:00 p.m. at our offices. As a unitholder, you may vote in person or by proxy at the meeting, upon those proposals that are required to be voted on by unitholders under our operating agreement. A majority of the unitholders will constitute a quorum at meetings.

Accounting and Reports

We intend to maintain our books and records on the accrual basis for bookkeeping and accounting purposes, and also intend to use the accrual basis method of reporting income and losses for federal income tax purposes. We reserve the right to change such methods of accounting, provided that such change is disclosed in a report publicly filed with the SEC or is disclosed in a written notice sent to the unitholders. You may inspect the books and records of the Company for a proper purpose at all reasonable times. Under our operating agreement and Delaware law, you are entitled to receive information regarding our business and financial condition, as well as a copy of our operating agreement and certificate of formation and all amendments to these documents as well as other information that is just and reasonable. We will provide this information to you through our publicly filed reports with the SEC. Any unitholder will be provided with a copy of any of the reports upon request without expense to him or her. In addition, each unitholder is entitled to receive a copy of the Company’s income tax returns as well as the Company’s annual and quarterly reports and other filings described in “— Regulatory and Administrative Reports” below. You may also request a list of names and addresses of the unitholders of the Company, under the circumstances provided for, and pursuant to the provisions contained in our operating agreement. Our board of managers will follow the policy of providing investors with these books and records, as required under the Delaware Limited Liability Company Act.

Regulatory and Administrative Reports

We will cause our income tax returns to be prepared and timely filed with the appropriate authorities. We will also cause to be prepared and filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. Any unitholder will be provided with a copy of any of the reports upon request without expense to him or her. We will file, with the securities administrators for the various states in which we are registered, as required by such states, a copy of each of the above reports.

Restrictions on Transfer

The operating agreement places substantial limitations upon your ability to transfer units. Any transferee must be a person that would have been qualified to purchase units in this offering. No unit may be transferred if, in the judgment of the managers, and/or their counsel, a transfer would jeopardize our status as a “partnership” for federal income tax purposes. Additional restrictions on transfers of units may be imposed under the securities laws of other states upon transfers occurring in or involving the residents of such states. In addition, you will not be permitted to make any transfer or assignment of your units if we determine such transfer or assignment would result in the company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder. Furthermore, our operating agreement requires the consent of our board of managers for a transferee to be substituted as a member of the Company, which consent will not be unreasonably withheld. We will amend our records at least once each calendar quarter to effect the substitution of a substituted unitholder.

Term of Company

Our term commenced on the day the certificate of formation of the Company was filed with the Delaware Secretary of State, on April 30, 2012 and will continue until dissolution and termination of the Company.

Winding Up

Upon the occurrence of an event of dissolution, we will immediately be dissolved, but will continue until the Company’s affairs have been wound up. Upon our dissolution, our board of managers will wind up our affairs by liquidating our assets as promptly as is consistent with obtaining current fair market value of such assets, either by sale to third parties or by collecting loan payments under the terms of the loans. All funds we receive will be applied to satisfy or provide for our debts and the balance will be distributed to the unitholders in accordance with the terms of the operating agreement.

Amendment

Our operating agreement may be amended by the affirmative vote of unitholders holding a majority of our interests. In addition, our operating agreement may be amended by our board of managers provided that such amendments do not adversely affect the rights of the unitholders. No amendment is permitted if the effect of the amendment would be to increase the duties or liabilities of any manger or unitholder or diminish the rights or benefits to which any manager or unitholder is entitled under the operating agreement, without the affirmative vote or consent of a majority of the percentage interests held by the unitholders who would be adversely affected thereby (or the consent of a manager if it will be adversely affected thereby). The operating agreement will in no event be amended to change the limited liability of the unitholders without the affirmative vote or consent of all of the unitholders. Any amendment which affects the duties of the managers will require the consent of our board of managers. In addition, our board of managers has the right to amend our operating agreement, without the vote or consent of any of the unitholders, when:

•	there is a change in the name of the Company or the amount of the contribution of any unitholder;

•	a person is substituted as a unitholder;

•	an additional unitholder is admitted;

•	a person is admitted as a successor or additional manager in accordance with the terms of the operating agreement;

•

to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the operating agreement which are not inconsistent with the provisions of the operating agreement;

•

to delete or add any provision of the operating agreement required to be so deleted or added by the Staff of the SEC or by a State “Blue Sky” administrator or similar official, which request will be accepted as a determination by such administrator or officer that such change is required by the administrator or official for the benefit or protection of the unitholders;

•	to elect for the Company to be governed by any successor Delaware statute governing limited liability companies;

•	to modify provisions of the operating agreement to cause the operating agreement to comply with Treasury Regulation Section 1.704-1(b); and

•	to improve, upon advice of counsel, the Company’s position in avoiding being treated as a publicly traded partnership taxable as a corporation under the Code.

The board of managers will notify the unitholders within a reasonable time of the adoption of any such amendment, provided that such notice shall be deemed to have been given if the adopted amendment is disclosed in a report that the Company publicly files with the SEC.

Arbitration

Nothing in the operating agreement or the subscription agreement will be deemed to require the mandatory arbitration of disputes between a unitholder and the Company or any manager.

Other rights

Our operating agreement does not provide for any preemptive or dissenting rights for our unitholders.

REPORTS TO UNITHOLDERS

We will provide periodic reports to unitholders regarding our operations over the course of the year. Financial information contained in all reports to unitholders will be prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Tax information will be mailed to the unitholders no later than 75 days after the end of the Company’s fiscal year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year, or such shorter period as may be required by law. Our Quarterly Report on Form 10-Q will be furnished within 45 days after the close of each quarterly fiscal period, or such shorter period as may be required by law. The annual report will also contain an estimated value per unit, the method by which that value was determined, and the date of the data used to develop the estimated value. We expect that we will commence an estimation of the value per unit beginning during the first quarter after the minimum offering is achieved. We will make all reports required to be furnished to you available on our website at www.trilincglobalimpactfund.com. You may receive a paper copy upon request.

We may also receive requests from unitholders and their advisors to answer specific questions and report to them regarding our operations over the course of the year utilizing means of communication in addition to the periodic written reports referred to in the previous paragraph. Personnel from our dealer manager and our Advisor’s investor relations group will endeavor to meet any such reasonable request electronically or in person. We expect that the costs not material to our total operation budget will be incurred to provide this unitholder service.

In the event that the SEC promulgates rules and/or in the event that the applicable guidelines of the North American Securities Administrators Association, Inc., are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if the managers determine this action to be in the best interest of us and if this cessation is in compliance with the rules and regulations of the commission and state securities law and regulations, both as then amended.

PLAN OF DISTRIBUTION

This is a continuous offering of units as permitted by the federal securities laws. We are publicly offering three classes of units of our limited liability company interest: Class A units, Class C units and Class I units. We are offering a maximum of $1,500,000,000 in units of our limited liability company interest, consisting of up to $1,250,000,000 in units in our primary offering and up to $250,000,000 in units pursuant to our distribution reinvestment plan. We reserve the right to reallocate the units we are offering between the primary offering and our distribution reinvestment plan. We are offering to sell any combination of Class A, Class C, and Class I units with a dollar value up to the maximum offering amount and we reserve the right to reallocate among these classes of units. We may sell the units in this offering until February 27, 2015, which is two years from the date of this prospectus; however, we may decide to extend this offering, which may be for up to an additional 18 months, or we may terminate the offering earlier. In some states, we will need to renew our registration annually in order to continue offering units. Therefore, we may have to stop selling units in any state in which our registration is not annually renewed or otherwise extended. The dealer manager is not required to sell any specific number, dollar amount or class of units but will use its best efforts to sell the units offered. We will not sell any units unless we raise gross offering proceeds from this offering of $2,000,000 in any combination of purchases of Class A, Class C, and Class I units by one year from the date of this prospectus, which we refer to as the minimum offering requirement. Purchases of Class A units by our managers, officers and other affiliated persons and entities will be included for purposes of determining whether we have satisfied the minimum offering requirement. Once we satisfy the minimum offering requirement, we will admit unitholders on a daily basis.

Our Class A units, Class C units and Class I units are available for different categories of investors and/or different distribution channels. Class I units are available for purchase to institutional clients. Class A and C units each are available for purchase by the general public through different distribution channels. Only Class A units are available for purchase in this offering by our executive officers and board of managers and their immediate family members, as well as officers and employees of the Advisor and other affiliates of the Advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers.

Pending our satisfaction of the minimum offering requirement, all subscription payments will be placed in an interest bearing account, or as may otherwise be instructed by us and in accordance with applicable rules and regulations applicable to such accounts, held by the escrow agent, UMB Bank, N.A., in trust for our subscribers’ benefit, pending release to us. If we do not raise gross offering proceeds of $2,000,000 by one year from the date of this prospectus, we will promptly return all funds in the escrow account (including interest), and we will stop offering units. We will not deduct any fees or expenses if we return funds from the escrow account. Upon satisfying the minimum offering requirement, funds will be released from escrow to us within approximately 30 days and investors with subscription funds held in the escrow will be admitted as unitholders as soon as practicable, but in no event later than 15 days after such release. The dealer manager will notify the network of participating broker-dealers once the minimum offering requirement has been attained.

The unit classes have different selling commissions and dealer manager fees. In addition, Class C units also have a distribution fee, as described below. When deciding which class of units to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of units, the amount of your investment, the length of time you intend to hold the units (assuming you are able to dispose of them), the selling commission and fees attributable to each class of units and whether you qualify for any selling commission discounts described below. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of units you may be eligible to purchase.

Investments are made by completing and properly executing a subscription agreement. The initial minimum permitted purchase is $2,000. Additional purchases must be for a minimum of $500, except for purchases made pursuant to our distribution reinvestment plan. Your investment funds must be submitted with the subscription agreement.

We will determine our net asset value for each class of units each quarter commencing during the first full quarter after the minimum offering requirement is satisfied. Subsequent to satisfying the minimum offering requirement, we will sell units on a continuous basis at an initial offering price of $10.00 per Class A unit, $9.576 per Class C unit and $9.20 per Class I unit; however, following the commencement of valuations, to the extent that our net asset value on the most recent valuation date increases above or decreases below our net proceeds per unit as stated in this prospectus, our board of managers will adjust the offering prices of all classes of units to ensure that no unit is sold at a price, after deduction of selling commissions, dealer manager fees and organization and offering expenses, that is above or below our net asset value per unit as of the most recent valuation date. Promptly following any such adjustment to the offering prices per unit, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices, and we will also post the updated information on our website at www.trilincglobalimpactfund.com. The adjusted offering prices will become effective five business days after our board of managers determines to set the new prices and we publicly disclose such prices.

To purchase units in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix B) for a specific dollar amount and pay such amount at the time of subscription. The initial minimum permitted purchase is $2,000. Additional purchases must be made for a minimum of $500, except for purchases made pursuant to our distribution reinvestment plan. Prior to our satisfaction of the minimum offering requirement, you should make your check payable to “UMB Bank, N.A., as escrow agent for TriLinc Global Impact Fund, LLC.” Subsequent to our satisfaction of the minimum offering requirement, you should make your check payable to “TriLinc Global Impact Fund, LLC.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Pending acceptance of your subscription, proceeds will be deposited into an account for your benefit. Subscriptions will be accepted or rejected within 10 business days of receipt of each completed subscription agreement by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. In no event will the investors be admitted as members of our limited liability company any later than the last day of the calendar month following the date their subscription was accepted by the Company. We are not permitted to accept a subscription for the units until at least five business days after the date you receive the final prospectus. If we accept your subscription, our transfer agent will mail you a confirmation of acceptance.

Dealer Manager

Our dealer manager is SC Distributors, an affiliate of Strategic Capital and a member of FINRA. The dealer manager is headquartered at 610 Newport Center Drive, Suite 350, Newport Beach, CA 92660. Our dealer manager will act as a distributor of units offered by this prospectus.

Underwriting Compensation

We will enter into a dealer manager agreement with our dealer manager and will have the following compensation arrangements in connection with this offering. We will not pay referral or similar fees to any accountant, attorneys or other persons in connection with the distribution of units. Underwriting compensation includes selling commissions, dealer manager fees, distribution fees in connection with Class C units, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars and sales incentives, legal and due diligence expenses.

Summary

The following table shows the selling commissions payable at the time you subscribe for units in the primary offering, which selling commissions are subject to the provisions for a waiver or reduction in certain circumstances as described below:

Maximum up-front selling commissions as a % gross proceeds from such class of units (1)
Class A units	7.00%
Class C units	3.00%
Class I units	None

(1)	The selling commissions may be reduced or waived in certain circumstances. See “— Special Discounts.”

The following table shows the fees we will pay the dealer manager with respect to each class of units. The dealer manager fee is payable at the time you subscribe for units in the primary offering and the distribution fee for Class C units is payable on an ongoing basis:

	Class A	Class C	Class I
Dealer Manager Fee (1)	2.75%	2.75%	1.75%
Distribution Fee (2)	None	0.80%	None

(1)	The dealer manager fee is a percentage of gross proceeds in the primary offering for such class. The dealer manager fee may be reduced or waived at the direction of the dealer manager in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”
(2)	The distribution fee accrues daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day, on a continuous basis from year to year subject to certain limitations under applicable FINRA rules.

In no event will aggregate underwriting compensation paid exceed 10.0% of gross proceeds of our offering at the termination of the offering. We will not pay any selling commissions on any units sold pursuant to our distribution reinvestment plan.

Selling Commissions — Class A Units

We will pay the dealer manager selling commissions on Class A units sold in the primary offering of up to 7.00% of the gross proceeds from the sale of such Class A units. All of the selling commissions are expected to be re-allowed to participating broker-dealers. We will not pay selling commission on any Class A units sold pursuant to our distribution reinvestment plan. Selling commissions may be reduced or waived in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”

Selling Commissions — Class C Units

We will pay the dealer manager selling commissions on Class C units sold in the primary offering of up to 3.00% of the gross proceeds from the sale of such Class C units. All of the selling commissions are expected to be re-allowed to participating broker-dealers. We will not pay selling commission on any Class C units sold pursuant to our distribution reinvestment plan. Selling commissions on Class C units may be reduced or waived in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”

Selling Commissions — Class I Units

We will not pay selling commissions on any Class I units.

Dealer Manager Fee — Class A and Class C Units

We will pay the dealer manager a dealer manager fee for coordinating our marketing and distribution efforts on Class A and Class C units sold in the primary offering. The dealer manager fee on Class A and Class C units sold in the primary offering will be up to 2.75% of the gross proceeds from the sale of such Class A and Class C units. The dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers. We will not pay dealer manager fees on any Class A or Class C units sold pursuant to our distribution reinvestment plan. Dealer manager fees with respect to Class A and C units may be waived or reduced in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”

Dealer Manager Fee — Class I Units

For coordinating our marketing and distribution efforts, we will pay our dealer manager a dealer manager fee on Class I units sold in the primary offering of up to 1.75% of the gross proceeds from the sale of such Class I units. The dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers and servicing broker-dealers. We will not pay dealer manager fees on any Class I units sold pursuant to our distribution reinvestment plan. Dealer manager fees with respect to Class I units may be waived or reduced in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”

Distribution Fee — Class C Units Only

We will pay the dealer manager a distribution fee with respect to our Class C units as additional compensation for selling units in the offering and for ongoing unitholder services. The distribution fee will accrue daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. The distribution fee will be payable in arrears on a quarterly basis. The dealer manager may re-allow all or any portion of the distribution fee to participating broker-dealers and servicing broker-dealers. We will continue paying distribution fees with respect to Class C units sold in this offering until the earlier to occur of the following: (i) a listing of the Class C units on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds of our primary offering, or (iii) there are no longer any Class C units outstanding. Because the distribution fee is based on our net asset value for Class C units, it is payable with respect to all Class C units, including Class C units issued under our distribution reinvestment plan. We will not pay the distribution fee on Class A and Class I units.

Other Compensation

In addition, we and, to a lesser extent, our affiliates may reimburse our dealer manager and its associated persons and affiliates for other expenses incurred, including expenses related to bona fide training and education meetings, sales seminars, wholesaling activities and legal expenses. We may also reimburse for accountable and non-accountable expenses such as for marketing support and due diligence. Amounts paid by us to our dealer manager may be paid by our dealer manager to any participating broker-dealers. We may also reimburse the participating broker-dealers for certain expenses incurred in connection with this offering. Expenses that we may pay to participating broker-dealers, or those expenses our dealer manager reallows to participating broker-dealers, are subject to reimbursement for reasonable out-of-pocket expenses incurred and supported by a detailed and itemized invoice or similar statement from the participating broker-dealer that demonstrates the actual expenses incurred and include reimbursements for costs and expenses related to investor and broker-dealer sales and training meetings, broker-dealer training and education meetings for such meetings conducted by us, our dealer manager or participating broker dealers and including costs of technology associated with the offering and other costs and expenses related to such technology costs.

We, or our affiliates, may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. The value of any non-cash compensation that are gifts may not exceed an aggregate of $100 per sales person, per year in accordance with FINRA regulations. In the event other incentives are provided to registered representatives of the dealer manager or the participating broker-dealers, those incentives will be paid only in cash, and such payments will be made only to the dealer manager, not to participating broker-dealers or to their registered representatives. This offering is being made in compliance with Conduct Rule 2310 of FINRA. Under the rules of FINRA, the maximum compensation payable to members of FINRA participating in this offering may not exceed 10% of our gross offering proceeds as of the termination of the offering. FINRA rules also limit our total organization and offering expenses (including selling commissions, bona fide due diligence expenses and underwriting compensation) to 15% of our gross offering proceeds.

To the extent permitted under applicable law and our operating agreement, we have agreed to indemnify the dealer manager, participating broker-dealers, and selected registered investment advisors against certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.

The dealer manager and/or participating broker-dealers are required to deliver a copy of the prospectus to each potential investor. We may make this prospectus, our subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to the dealer manager and participating broker-dealers as an alternative to paper copies when possible. If the dealer manager or a participating broker-dealer chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and FINRA and any laws or regulations related to the electronic delivery of documents.

Unit Distribution Channels

We expect our dealer manager to use multiple distribution channels to sell our units. These channels may have different selling commissions or dealer manager fees, and, in the case of Class C units, distribution fees, which may determine whether that broker-dealer makes available to you Class A, Class C or Class I units, and the purchase price of such units. See “— Special Discounts.”

Our dealer manager is expected to engage participating broker-dealers in connection with the sale of the units of this offering in accordance with participating broker-dealer agreements. No participating broker-dealers have entered into a participating broker-dealer agreement related to this offering prior to the effective date of our registration statement. Except as otherwise described, selling commissions, dealer manager fees and, in the case of Class C units, distribution fees, will be paid by us to our dealer manager in connection with such sales.

We also expect to deliver units through independent investment advisors (affiliated with registered broker-dealers) and through banks and other entities exempt from broker-dealer registration and acting as trustees or fiduciaries.

Subject to compliance with applicable regulations, we may sell units directly to certain institutional investors in negotiated transactions in which no party is acting as an underwriter, dealer or agent. We will determine the per unit price through negotiations with these institutional investors.

Investments through IRA Accounts

If you would like to purchase units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for purchasers of our units as described below; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement for an investment in our units, we will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by First Trust Retirement charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.

Special Discounts

If an investor purchases our units through one of the channels described below, we intend to sell the units at a negotiated discount, reflecting reduced or waived selling commissions or dealer manager fees in connection with such purchases. We expect to receive substantially the same net proceeds for sales of units through these channels. Neither our dealer manager nor its affiliates are expected to compensate any person engaged as a financial advisor by a potential investor to induce such financial advisor to advise favorably for an investment in us.

Class A and Class C Units

The selling commission will be waived and, except as indicated below, the dealer manager fee may be waived or reduced at the discretion of the dealer manager, in connection with the following categories of sales:

•	sales in which an investor pays a broker-dealer a fixed fee, e.g., a percentage of assets under management, for investment advisory and broker-dealer services, which is referred to as a “wrap fee;”

•	sales made by certain selected participating broker-dealers at the discretion of the dealer manager;

•	sales in managed accounts that are managed by participating broker-dealers or their affiliates; or

•	sales to employees of selected participating broker-dealers (except that the dealer manager fee will be paid in full).

In addition, the dealer manager may reduce or waive selling commissions and may reduce dealer manager fees with respect to sales of Class A and Class C units to institutional clients aggregated through an omnibus account.

Class I Units

At the discretion of the dealer manager, the dealer manager fee may be reduced or waived in situations in which the Class I investor:

•

has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•

is investing through a bank, investment advisor or other entity exempt from broker-dealer registration acting as trustee or fiduciary, where the investor has delegated the decision-making authority for the investment made through the account; or

•	is granted a waiver or reduction at the discretion of the dealer manager.

In addition, the dealer manager may reduce or waive any dealer manager fees with respect to sales of Class I units to institutional clients aggregated through an omnibus account.

Friends and Family

Our executive officers and managers and their immediate family members, as well as officers and persons associated with our Advisor and its members and their affiliates and their immediate family members (including spouses, parents, grandparents, children and siblings) and other individuals designated by our management, and, if approved by our board of managers, joint venture partners, consultants and other service providers, may purchase Class A units in this offering at a discount. The purchase price for such units will be $9.30 per unit, reflecting the fact that selling commissions in the amount of $0.70 per unit will be waived and not payable in connection with such units. There is no limit on the number of Class A units that may be sold to such persons.

Volume Discounts

In connection with sales of over $500,000 in any combination of Class A, Class C and Class I units to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing or eliminating the selling commissions, where applicable, and/or reducing dealer manager fees. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price payable by the qualifying purchaser for the units purchased by the qualifying purchaser. The net proceeds to us from sales of units eligible for a volume discount will be the same as from other sales of the units.

The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for units purchased in the primary offering:

Dollar Amount of Units Purchased	Class A			Class C			Class I
	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Unit to Investor (1)	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Unit to Investor (2)	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Unit to Investor (3)
$500,000 or less	7.00%	2.75%	$10.00	3.00%	2.75%	$9.576	—	1.75%	$9.186
$500,001-$1,000,000	6.00%	2.75%	$9.890	2.50%	2.75%	$9.525	—	1.75%	$9.186
$1,000,001-$2,000,000	5.00%	2.75%	$9.783	2.00%	2.75%	$9.475	—	1.75%	$9.186
2,000,001-$3,000,000	4.00%	2.75%	$9.678	1.50%	2.75%	$9.426	—	1.75%	$9.186
$3,000,001-$5,000,000	3.00%	2.35%	$9.535	1.00%	2.35%	$9.338	—	1.50%	$9.162
$5,000,001-$10,000,000	2.00%	2.35%	$9.435	0.50%	2.35%	$9.290	—	1.50%	$9.162
$10,000,001 and above	1.00%	2.15%	$9.319	0.00%	2.15%	$9.223	—	1.35%	$9.149

(1)	Assumes $10.00 per unit offering price. Discounts will be adjusted appropriately for changes in the offering price.
(2)

Assumes $9.576 per unit offering price. Discounts will be adjusted appropriately for changes in the offering price. We will also pay the dealer manager a distribution fee with respect to the Class C units, which will accrue daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year.

(3)	Assumes $9.186 per unit offering price. Discounts will be adjusted appropriately for changes in the offering price.

All selling commission and dealer manager rates set forth in the table above are calculated assuming a purchase price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit. We will apply the reduced per unit purchase price, selling commission, if applicable, and dealer manager fee, set forth in the table above to the entire purchase, not just the portion of the purchase which exceeds the $500,000 unit purchase threshold, provided the purchase of all such units is made at one time. For example, a purchase of 300,000 of Class A units in a single transaction would result in a purchase price of $2,903,400.00 ($9.678 per unit) and selling commissions of $116,136.00.

To qualify for a volume discount as a result of multiple purchases of units, an investor must use the same participating broker-dealer for each purchase and must complete a subscription form for additional purchases, a form of which is included in Appendix B. Once an investor qualifies for a volume discount, the investor will be eligible to receive the benefit of such discount for subsequent purchases of units in the primary offering made through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in selling commissions or dealer manager fees, the volume discount will apply only to the current and future investments.

The following persons qualify as a “qualifying purchaser,” and, to the extent purchased through the same participating broker-dealer, may combine their purchases as a “single qualifying purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her subscription combined with others as a single qualifying purchaser, that person must request such treatment in writing at the time of that person’s subscription and identify the subscriptions to be combined. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. If the subscription agreements for the combined subscriptions of a single qualifying purchaser are submitted at the same time, then the selling commissions payable and the discounted unit purchase price will be allocated pro rata among the combined subscriptions on the basis of the respective subscription amounts being combined. Otherwise, the volume discount provisions will apply only to the subscription that qualifies the single qualifying purchaser for the volume discount and the subsequent subscriptions of that single qualifying purchaser.

Only the units purchased in the primary offering are eligible for volume discounts. Units purchased through our distribution reinvestment plan will not be eligible for a volume discount or count toward aggregate purchase amounts for the purposes of determining for which purchase price discount level an investor is eligible.

DISTRIBUTIONS

We intend to pay distributions pursuant to the terms of our operating agreement on a monthly basis beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. Thereafter, our board of managers is expected to set daily record dates. From time to time, we may also pay interim distributions at the discretion of our board. Distributions are subject to the board of managers’ discretion and applicable legal restrictions and accordingly, there can be no assurance that we will make distributions at a specific rate or at all. The cash distributions with respect to the Class C units will be lower than the cash distributions with respect to Class A and Class I units because of the distribution fee relating to Class C units, which will be allocated as a Class C specific expense. Amounts distributed to each class will be allocated among the unitholders in such class in proportion to their units.

Generally, it will be our policy to pay distributions from interest income, capital gains and any fees paid by borrowers. However, we expect to have little, if any, such income until we are able to invest substantial amounts of investor capital. Because the timing of interest income, capital gains and fee income may vary for certain investments, and because we may need to utilize such income during any given period to fund certain of our expenses, we expect that at least during the early stages of our development, we may pay distributions in anticipation of income to be realized at a later date and that we may pay such distributions in advance of receipt of said funds. In these instances, we will generally fund distributions through the Advisor’s deferral of its management fee. Distributions of cash to our investors should not be taxable unless such distributions exceed a unitholder’s adjusted tax basis in his or her interest in the Company. For a more detailed discussion of the taxation of the Company and distributions received from the Company, you are encouraged to read section “Federal Income Tax Considerations” below. We are not prohibited from distributing our own securities in lieu of making cash distributions to unitholders, provided that the securities distributed to unitholders are readily marketable.

It is our general policy not to fund distributions using the proceeds of this offering. However, our board of managers has the authority, under our operating agreement, to the extent permitted by law, to pay distributions from any source, including but not limited to borrowings and the proceeds of this offering or the sale of any subsequent Company securities, provided, however that no funds will be advanced or borrowed for purpose of distributions, if the amount of such distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. We have not established a cap on the use of proceeds to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax implications of making an investment in us. The law firm of Greenberg Traurig LLP serves as our counsel on taxation matters and has provided an opinion on certain tax matters as indicated below. For the purposes of this section, references to “Company,” “we,” “us,” or “our” refers only to TriLinc Global Impact Fund, LLC and not its subsidiaries or lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the Regulations, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and currently do not anticipate seeking an advanced ruling of the IRS regarding any matter discussed in this prospectus. This summary is also based on the assumption that we will operate the Company and its affiliates in accordance with the terms of their organizational documents. This summary is for informational purposes only and does not purport to discuss all aspects of U.S. federal income taxation that may be of interest or important to a given investor in light of his or her particular investment or tax circumstances, or to investors subject to special tax provisions, including but not limited to the following:

•	Financial Institutions;

•	Insurance Companies;

•	Broker-Dealers;

•	Regulated Investment Companies;

•	Partnerships and Trusts;

•	Persons who hold units on behalf of other persons as a nominee;

•	Persons who receive units through the exercise of employee unit options or otherwise as compensation;

•	Persons holding units as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security,” or other integrated investment;

•	“S” Corporations;

•	And, except to the extent discussed below:

•	Tax-Exempt Organizations; and

•	Foreign Investors.

This summary assumes that investors will hold their investment in us as a capital asset, which generally means as property held for investment.

The federal income tax treatment of our unitholders depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular unitholder will depend on such unitholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of your interest in us.

Classification as Partnership

We intend to be classified as a partnership for federal income tax purposes. We have received an opinion of Greenberg Traurig LLP, our counsel, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, we will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.

Counsel’s opinion is based upon the facts described in this prospectus and upon facts and assumptions as they have been represented to counsel by our managers or determined by them as of the date of the opinion. Counsel has not independently audited or verified the facts represented to them. Any alteration of the facts may adversely affect the opinion rendered. In addition, the opinion of counsel described above is not binding on the IRS or the courts. The general partner intends to (and has the authority to) take appropriate steps to prevent interests in us from being considered publicly traded and may take other reasonable steps to prevent or reduce the likelihood that we will be characterized as a publically traded partnership taxable as a corporation.

As a partnership for tax purposes, the Company itself will not be subject to federal income tax. We will file an annual partnership information return with the IRS reporting the results of our operations. Each unitholder is required to report separately on its income tax return its distributive share of our ordinary income or loss, net long-term capital gain or loss and net short-term capital gain or loss, if any and all other items of income or loss. Each unitholder is taxable on its distributive share of our taxable income and gain regardless of whether the unitholder has received or will receive a distribution from us.

If the Company were instead classified as an association or publicly-traded partnership taxable as a corporation, the Company itself would be subject to a federal income tax on any taxable income at regular corporate tax rates. Unitholders would not be entitled to take into account their distributive share of the Company’s deductions or credits, and would not be subject to tax on their distributive share of our income. Distributions to unitholders would be treated as dividends to the extent of accumulated and current earnings and profits. Any excess would be treated as a return of capital to the extent of basis, and thereafter as capital gain. If for any reason the Company becomes taxable as a corporation prospectively, a constructive incorporation may be deemed to have occurred. In the event our liabilities exceeded the tax basis of our assets at the time of any constructive incorporation, unitholders may realize gain equal to their share of the excess of liabilities over basis.

Generally, a “publicly traded partnership” for federal tax purposes is any entity whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable Treasury Regulations (the “Section 7704 Regulations”) provide guidance with respect to such classification standards, and create certain safe harbor standards which, if satisfied, generally preclude classification as a publicly traded partnership. Failure to satisfy a safe harbor provision under the Section 7704 Regulations will not cause an entity to be treated as a publicly traded partnership if, taking into account all facts and circumstances, the members are not readily able to buy, sell or exchange their interests in a manner that is comparable, economically, to trading on an established securities market.

We do not believe that the units will be traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. Greenberg Traurig LLP has opined that, under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based on the representations we have made, the Company will not be treated as a publicly traded partnership within the meaning of Section 7704 of the Code. In connection with receiving this opinion, we have represented that we will not take any affirmative action to intentionally establish a market for the units; that we will use our best efforts to ensure that the units will not be deemed to be traded on an established securities market or a secondary market in the future; and that we will strictly adhere to our operating agreement, which contains transfer restrictions intended to avoid publicly traded partnership status. We also have represented we will limit transfers, including redemptions, to the extent necessary to prevent us from being classified as a publicly traded partnership.

Based upon the legislative history of Section 7704 of the Code, the text of the 7704 Regulations, our anticipated operations as described in this prospectus and the operating agreement, and the representations provided by us, counsel has concluded that we should not be classified as a publicly traded partnership under Section 7704 of the Code. The safe harbor provisions contained in the Section 7704 Regulations are complex, and counsel’s determination regarding publicly traded partnership status is necessarily based upon future facts not yet in existence. For example, although we will use their best efforts to make sure that a secondary market or substantial equivalent thereof does not develop for the units, there can be no assurance that a secondary market for the units will not develop. Thus, no assurance can be given that the IRS will not successfully assert that we should be classified as a “publicly traded partnership” for this purpose. Subject to the “qualifying income” exception discussed below, our classification as a “publicly traded partnership” would result in our being taxable as a corporation.

If we were treated as a “publicly traded partnership” for tax purposes, we would nonetheless remain taxable as a partnership if 90 percent or more of our gross income for each taxable year in which we were a publicly traded partnership consisted of “qualifying income.” For this purpose, qualifying income generally includes, among other things, interest, real property rents and gain from the sale or other disposition of real property. However, qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property. In addition, interest is not treated as “qualifying income” if the interest either (i) is derived in the conduct of a financial business or (ii) subject to exceptions, is contingent on the income or profits of any person. Given the nature of our lending activities, no assurance can be given that the IRS would not successfully assert that our interest income is not qualifying income, in which case this exception would not be available. If we were classified as a publicly traded partnership but qualified for the qualifying income exception to corporate taxation, the passive activity loss limitations discussed below would be required to be applied on a segregated basis to a unitholder’s investment in the units.

The Regulations set forth broad “anti-abuse” rules authorizing the IRS to recast transactions either to reflect the underlying economic arrangement or to prevent the circumvention of the intended purpose of any provision of the Code. Our managers are not aware of any fact or circumstance which could cause these rules to be applied to us; however, if any of the transactions we enter into were to be recharacterized under these rules, or we ourselves were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the unitholders might occur.

Taxation of Unitholders in General

As indicated above, in general, the Company intends to be classified as a partnership for federal income tax purposes and, as a partnership, we will not be a taxable entity. Rather, its items of income, gain, loss, deduction and credit (if any), and the character of such items (e.g., as interest or dividend income, as investment interest deductions or as capital gain or ordinary income), generally will flow through to the unitholders, with each unitholder reporting its distributive share of the items on the unitholder’s federal income tax return for the taxable year which includes the end of the Company year. The unitholders will be taxed on the Company’s income regardless of whether they receive distributions from the Company. The Company will be an accrual basis taxpayer and will recognize income from rentals or accrual of interest income regardless of whether the rents or interest payments are received by the Company. Thus, it is possible that a unitholder could incur income tax liability with respect to its share of the income of the Company without receiving a distribution from the Company to pay such liability. In general, cash distributions from the Company to a unitholder (including a deemed distribution from a reduction in the unitholder’s share of the Company liabilities) will not be taxable except to the extent distributions during a year exceed the unitholder’s share of the Company’s taxable income for the year and the unitholder’s tax basis in its interest in the Company.

As discussed above, the payment of the distribution fee over time with respect to the Class C units will be deemed to be paid from cash distributions that would otherwise be distributable to the Class C unitholders. Accordingly, the holders of Class C units will receive a lower cash distribution to the extent of such Class C unitholder’s obligation to pay such fees. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the Company allocable to the Class C unitholders may, therefore, exceed the amount of cash distributions made to the Class C unitholders.

Prospective U.S. investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010 (the “2010 Act”), expands “FICA” taxes to include a new 3.8% tax on certain investment income, effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this new tax will be 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the new 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, and (y) the excess of the adjusted gross income of the estate or trust for such taxable year over beginning dollar amount (currently $7,500 of the highest tax bracket for such year. Unitholders should note that for tax years beginning in 2013 and thereafter a unitholder’s distributive share of the Company’s taxable income or gain will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code. From that point in time, a unitholder will be subject to the new 3.8% tax if such unitholder’s adjusted gross income is in excess of the unitholder’s applicable threshold amount. Further, in the case of a unitholder’s disposition of an Interest after 2012, any taxable gain will be taken into account by the unitholder, for purposes of determining its “net investment income” under Section 1411(c), as if the Company had sold all its properties immediately for fair market value immediately before such disposition.

The Company will use the accrual method of accounting to report income and deductions for tax purposes, will prepare its financials using GAAP, and will compute distributions based on actual cash receipts, disbursements and reserves. It will report on the basis of a taxable year, which is generally the calendar year, or other taxable period as required by the Code. The Company will file an annual federal informational tax return, Form 1065, reporting its operations for each taxable year or taxable period to the IRS and, after each taxable year or taxable period, will provide unitholders with the information on Schedule K-1 to Form 1065 necessary to enable them to include in their tax returns the tax information arising from their investments in the Company. Section 6222 of the Code requires that the unitholders file their returns in a manner consistent with the treatment of the Company items on the Company return, unless a statement is filed with the IRS identifying the inconsistency.

Tax Allocations

Items of the Company’s income, gain, loss, deduction and credit (if any) will be allocated to unitholders in accordance with the terms of the operating agreement. Under Section 704(b) of the Code, an allocation of income, gain, loss, deduction or credit among the unitholders under our operating agreement will not be recognized and may be reallocated by the IRS for tax purposes if the allocation lacks “substantial economic effect” and it is not in accordance with the unitholder’s interest in the Company. The allocations set forth in our operating agreement do not satisfy the requirements for the substantial economic effect safe harbor. Accordingly, allocations in the operating agreement must be made in accordance with the members’ interests in the Company. Because the operating agreement generally allocates profits and losses in the same manner as cash distributions are made, the Company believes these allocations are in accordance with the members’ interests in the Company. However, there can be no assurance that the IRS will not challenge the allocations in the operating agreement and attempt to reallocate profits and losses (and the tax obligations associated with such items) among the members and/or the managers. Counsel has not rendered an opinion on whether the company’s allocations are in accordance with the members’ interests in the company. If the IRS were to challenge successfully any allocation of the Company’s income, gain, loss, deduction or credit (if any), additional income could be reallocated to a unitholder and the unitholder could otherwise be adversely affected. Each unitholder should consult with its own tax advisor regarding the federal, state, local and foreign tax considerations applicable to an investment in the Company.

Distributions from the Company and Unitholder Tax Basis

While the Company is operating, a unitholder generally will not recognize gain on the receipt of a distribution of money from the company (including any constructive distribution of money resulting from a reduction in the unitholder’s share of our liabilities), except to the extent such a distribution exceeds the unitholder’s adjusted tax basis in its Company units. A unitholder’s tax basis in its units initially will be the amount paid for such units, plus the unitholder’s allocable share (as determined for federal income tax purposes) of any liabilities of the company, and will thereafter be adjusted as required under the Code to give effect on an ongoing basis to the unitholder’s allocable share of our tax items, distributions and liabilities. The rules governing the taxation of partners and partnerships are quite complex, and unitholders are urged to consult their tax advisors concerning the tax consequences of an investment in the units in light of the investor’s particular circumstances and the impact on their individual tax.

Liquidating distributions will generally result in the recognition of taxable gain by the unitholder. Such gain will be recognized to the extent that the amount of money received (including any constructive distribution of money resulting from a reduction in the unitholder’s share of our liabilities) exceeds the unitholder’s adjusted tax basis in its units. A unitholder will recognize a loss only if the only distribution made to the unitholder consists of cash or of unrealized receivables or inventory (both as specially defined in the Code for this purpose), and then only if (and to the extent that) the unitholder’s adjusted tax basis in its interest exceeds the sum of the cash distributed and our adjusted basis for the unrealized receivables and inventory distributed to such unitholder. However, if substantially appreciated inventory or unrealized receivables (each as specially defined in the Code for this purpose) are distributed non-pro rata in liquidation, such distribution would be treated as a sale or exchange, with the result that the distributee unitholders could be required to recognize both ordinary income and capital gain on the distribution.

The character of any gain recognized by a unitholder on the receipt of a distribution from the company, either prior to or upon the liquidation of its units, may include both capital gain and ordinary income components depending upon the application of Section 751 of the Code to the distribution.

Income from Sale of Interest by Unitholder

Interests are not transferable without the consent of our board of managers and subject to other limitations specified in our operating agreement. If a unitholder does sell an interest, gain or loss will generally be recognized in an amount equal to the difference between (i) the amount realized (the sale proceeds plus the unitholder’s share of partnership liabilities of which the unitholder is relieved), and (ii) the unitholder’s adjusted tax basis in the interest. If the interest has been held for more than one year, any gain or loss will generally be long-term capital gain or loss. However, under Section 751 of the Code, any amount received that is attributable to the unitholder’s share of the Company’s “unrealized receivables” (which is defined to include depreciation recapture property) and “substantially appreciated inventory” is treated as an amount received for a non-capital asset and may result in ordinary income. Currently, the maximum federal income tax rate on long-term capital gains recognized by individuals (i.e., gains with respect to capital assets held for more than one year, other than depreciation recapture and the ordinary income items referred to above) is 20 percent commencing January 1, 2013. Special rules will apply to the disposition of an interest by a foreign unitholder. Capital losses for a year may only be used to offset capital gains of the unitholder for such year or future years, plus $3,000 per year for individuals.

In the event a unitholder sells its entire interest in the Company, the Company’s taxable year will close on the date of such sale with respect to the selling unitholder (but not the remaining unitholders). In such a case the tax items of the Company are prorated between the selling unitholder, the transferee unitholder and the remaining unitholders pursuant to Section 706 of the Code. In the event a unitholder disposes of less than the entire interest, the Company’s tax year will not terminate with respect to the selling unitholder, but the selling unitholder’s proportionate share of items of income, gain, loss, deduction and credit will also be determined pursuant to Section 706 of the Code. Because Company income will generally flow through to the unitholder for the period prior to any sale of such unitholder’s units or liquidation of the Company, a selling unitholder may recognize taxable income substantially in excess of the cash, if any, received, in such a liquidation or sale.

Taxation of Company Investments

The federal income tax treatment of the Company’s investments is complex. Because the Company is taxable as a partnership for federal income tax purposes, the taxation of the Company’s investments impacts each of the unitholders. The characterization and treatment of the Company’s investments shall be made in a reasonable manner (who may, but is not required to, seek professional advice) in the sole discretion of the board of managers. The Company will invest in different types of loans. The discussion below reflects a summary of the possible investments that the Company may make, however, the discussion below is not intended to limit the investment objectives of the Company.

Treatment of Loans Containing Participation Features. The Company may extend loans with an equity interest in the property securing the loans. With respect to loans containing such participation features, an issue may arise as to whether the relationship between the Company and the borrower is that of debtor and creditor or whether the Company is more properly construed as an “equity” investor in the borrower entity (e.g. as a partner or shareholder). If the Company is treated as a creditor of the borrower, a unitholder’s distributive share of income derived from the borrower will be treated as interest income. If the Company is treated as an equity investor in the borrower, the income from the participation feature of the loans and/or the stated interest may be treated as a distribution of profits of the partnership or a dividend (to the extent of the borrower’s earnings and profits). If the borrower is a partnership or the loan creates a “deemed partnership,” the nature of the borrower’s income will dictate the treatment of such payments by the Company. Such treatment could result in UBIT for certain tax-exempt unitholders. If the borrower is a corporation, payment received by the Company may be characterized as dividends to the extent of the borrower’s earnings and profits, a return of capital to the extent of the Company’s adjusted tax basis in its “stock” in the borrower and capital gain to the extent of any distributions received in excess of such tax basis.

Repayment or Sale of Loans. No gain or loss will be recognized by the Company upon the repayment of principal of a loan. The Company intends to take the position that it holds loans it makes or acquires for investment purposes rather than as a dealer or as property held for sale to customers in the ordinary course of its trade or business. As a result, the Company generally intends to take the position that gain recognized on the sale or exchange of a loan constitutes capital gain and not ordinary income. However, there can be no assurance that the IRS would agree with this position. If the Company were held to be a dealer or if the loans were treated as property held for sale, the company may recognize ordinary income on the sale of the loans rather than capital gain. Gain will also be treated as ordinary income to the extent the amount received upon the sale of the loan is for accrued but unpaid interest or original issue discount. Any gain recognized by the company on the sale or exchange of a loan will generally be treated as a capital gain unless the Company is deemed to be a “dealer” in loans for federal income tax purposes (See “— Property Held Primarily for Sale; Potential Dealer Status” below) or the loan contains features that are subject to special rules, such as market discount. In such case, a portion or all of the entire gain, if any, may constitute ordinary income.

Property Held Primarily for Sale; Potential Dealer Status. The Company has been structured to act as a lender and to make or invest in loans. However, if the Company were at any time deemed for tax purposes to be holding one or more loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of those loans would be taxable as ordinary income or loss rather than as capital gain or loss. Furthermore, such income would also result in UBIT to any investors that are tax-exempt entities. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The Company intends to hold the loans for investment purposes and to make such occasional dispositions thereof as in the opinion of our managers are consistent with our investment objectives. Accordingly, the Company does not anticipate that it will be treated as a “dealer” with respect to any of its properties. However, there is no assurance that the IRS will not take the contrary position.

Original Issue Discount; Imputed Income. The Company may be subject to the original issue discount (“OID”) rules with respect to interest to be received with respect to certain loans, including, for example, if the interest rate on a loan varies over time according to fixed increases or decreases. If the Company holds loans with OID, the Company will be required to include amounts in taxable income on a current basis even though receipt of such amounts may not occur until a subsequent year. OID would therefore increase the amount of income taxable to the unitholders without a corresponding increase in cash distributable to such unitholders. OID is includible in income as it accrues under a constant yield method, resulting in the reporting of interest income in increasing amounts each taxable year. The amount of OID recognized by the Company with respect to a loan will increase our basis in that loan, and will to that extent reduce the amount of income the company might otherwise recognize upon the receipt of actual payments on, or a disposition of, the loan.

Taxation of Market Discount. The Company may purchase loans at a discount. In such cases, payments of principal may be recharacterized as ordinary income to the extent of any accrued market discount (generally the difference between the amount paid for the loan and the face amount of the loan). Similarly, gain on the sale of such loans may be treated as ordinary income to the extent of any accrued market discount. In the alternative, taxpayers are permitted in some circumstances to include market discount in income as it accrues.

Modification of Debt Instruments. The Company may purchase existing loans as part of its activities and, in some cases, may negotiate changes in the terms of the loans. For tax purposes, modification of the debt may be treated as an exchange of the original debt instrument for a new debt instrument if the modification constitutes a “significant modification” as defined in the Regulations. Gain or loss may be recognized as a result of a significant modification. In addition, the deemed exchange of the old debt instrument for a new debt instrument may have collateral income consequences such as the creation of additional OID.

Limitations on Use of Tax Losses

In the case of unitholders that are individuals, estates, trusts, or certain types of corporations, the ability to utilize any tax losses generated by the Company, or to offset income generated by the Company with losses from other investments, may be limited under the “at risk” limitation in Section 465 of the Code, the passive activity loss limitation in Section 469 of the Code (subject to the discussion below), the limitation of loss pass-through to a unitholder’s outside basis in its limited partnership interest (which applies to all unitholders), and other provisions of the Code and Regulations. Moreover, in the case of unitholders other than corporations, the ability to utilize certain specific items of deduction attributable to the investment activities of the Company (as opposed to its activities that represent a trade or business for federal income tax purposes) may be limited under the investment interest limitation in Section 163(d) of the Code, the 2% floor on miscellaneous itemized deductions (including investment expenses but not interest) in Section 67 of the Code, the reduction in itemized deductions (not including investment interest) of high-income individuals by Section 68 of the Code, and other provisions.

Passive Activity Loss Limitations

As discussed above, Section 469 of the Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. A passive activity generally includes any trade or business activity in which the taxpayer does not materially participate. In general, losses generated by a passive activity will only be allowed to offset income from a passive activity, as distinguished from “portfolio” income and active income. For this purpose, portfolio income generally includes interest, dividends, royalty or annuity income and gain from sales of portfolio assets, for example, property held for investment. However, interest does not constitute portfolio income if it is generated in the ordinary course of a lending business. Instead, any such interest income will ordinarily be treated as passive income to a member who does not materially participate in that lending business.

Under a special rule applicable to “equity financed lending activities,” however, all or a portion of the net income, but not losses, from such lending activities will be treated as “active” or nonpassive income. An equity-financed lending activity is an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year. The amount treated as nonpassive under this rule is the lesser of the net passive income from the lending activity or the “equity financed interest income” (generally, the net interest income from the activity that is attributable to the equity financed portion of the activity’s interest-generating assets). Our management does not expect that the average outstanding balance of our liabilities that are allocable to our loan investment activities will exceed 80% of the average outstanding balance of our loans. Accordingly, if we are treated as engaged in a lending activity, our members will be subject to this “equity financed” rule.

The application of the passive loss limitation rules to an investment in the company depends upon whether the company is considered to be engaged in a lending trade or business. If the company is deemed to be engaged in the trade or business of lending money, all or a portion of its net income allocable to that business will generally be recharacterized as nonpassive income, even though its net losses allocable to that activity or that portion of members’ loss on the sale of a unit that is allocable to our mortgage lending business will be treated as passive activity losses. If instead the company is not considered engaged in a trade or business of lending money, then income and loss from its mortgage lending activities will be considered portfolio income and loss, and members will not be permitted to offset passive losses from other activities against members’ share of that income. The company has taken the position that it is engaged in a lending trade or business, as a result of which all or a portion of the income earned by members with respect to their investment in the company will be treated as nonpassive income, even though any losses from such investment will be treated as passive.

Company Organization, Syndication Fees and Acquisition Fees

Under Section 709 of the Code, all organization, syndication fees and acquisition fees must be capitalized. Although organization fees and expenses may, at the taxpayer’s election, be amortized for tax purposes, syndication expenses paid by the Company cannot be amortized. Syndication expenses include commissions, professional fees and printing costs in marketing sales of interests in the Company, brokerage fees and legal and accounting fees regarding disclosure matters. The Company believes that its expenses associated with this offering of units are syndication expenses that are not amortizable for tax purposes.

Section 754 Election

Pursuant to Section 754 of the Code, the Company may make an election to adjust the basis of its assets in the event of a sale by a unitholder of its interest or upon the occurrence of certain other events. Depending upon the particular facts at the time of any such event, such an election could increase or decrease the value of the interest to the transferee, because the election would increase or decrease the basis of our assets for the purpose of computing the transferee’s distributive share of our income, gains, deductions and losses. Our operating agreement authorizes our board of managers to make such an election. However, because the election, once made, cannot be revoked without obtaining the consent of the IRS, and because of the accounting complexities that can result from having such an election in effect, the our board of managers does not presently intend to make this election. The absence of such an election by the company may make it more difficult for a unitholder to sell their units.

The Code requires partnerships to adjust the basis of their assets in connection with a transfer of an interest in such partnership if there is a “substantial built-in loss” created immediately after the transfer. A substantial built-in loss exists if the adjusted basis in partnership property exceeds the fair market value of such property by more than $250,000. If such basis adjustments are required in connection with the transfer of an interest in the Company, it could impose significant accounting costs and complexities on the Company.

Tax-Exempt Investors

Tax-exempt organizations generally are subject to federal income tax on UBTI. Because the Company expects to use leverage to finance its investments, a substantial portion of the income of the Company will be

UBTI under the debt-financed property rules of Section 514 of the Code. Accordingly, tax-exempt investors may have UBTI (subject to tax at corporate rates) from investments that are made or acquired by the Company. Our board of managers may (but is not required to) elect to utilize one or more subsidiary entities or structures in order to minimize UBTI. The use of such subsidiary entities or structures does not guarantee that tax-exempt investors will avoid UBTI.

Notwithstanding the foregoing, investments that the board of managers determines to cause the Company to acquire may be the type that generate UBTI. The board of managers of the Company has the right to structure the Company’s acquisition and operation of investments as it deems appropriate in its sole and absolute discretion. The board of managers will not be liable for the recognition of any UBTI by a unitholder with respect to an investment in the Company, and potential investors can expect some or all of their profits from the Company to be UBTI. Because the Company may generate UBTI, charitable remainder trusts may not become unitholders. Each unitholder should consult with its own tax advisor regarding the federal, state, local and foreign tax considerations applicable to an investment in the Company.

We intend to hold our loans for investment, therefore, subject to the “debt financed property” rules discussed above, no UBTI should result from our disposition of these assets. While we intend to conduct the activities of the company in a manner so as to minimize or eliminate the risk of having the company classified as a “dealer” for federal income tax purposes, the IRS may assert that we are operating as a “dealer” and this would cause the gain from the disposition of the assets to be considered UBTI.

In computing UBTI, a tax-exempt unitholder may deduct a proportionate share of all expenses which are directly connected with the activities generating such income or with the “debt-financed property,” as the case may be, and is also entitled to an annual exclusion of $1,000 with respect to UBTI. The Company will be required to report to each unitholder that is an exempt organization information as to the portion of its income and gains from the company for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the company is complex, and there is no assurance that our calculation of UBTI will be accepted by the IRS.

In general, if UBTI is allocated to an exempt organization, the portion of our income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Company generally should not affect the tax-exempt status of such an exempt organization. However, certain exempt organizations are more sensitive to the receipt of UBTI and should not invest in the Company. For example, a charitable remainder trust will not be exempt from federal income tax under Section 664(c) of the Code for any year in which it has UBTI. Also, a title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI.

Any person who is a fiduciary of a benefit plan investor considering an investment in units should also consider the impact of minimum distribution requirements under the Code. Section 401(a)(9) of the Code provides generally that certain minimum distributions from tax-qualified pension plans and IRAs must be made commencing not later than April 1 following the calendar year during which the recipient attains age 70 1/2 or, with respect to tax-qualified pension plan distributions, retires, if later. Accordingly, if Company units are held by tax-qualified pension plans or IRAs and mandatory distributions are required to be made to a qualified plan participant or an IRA beneficiary before the Company liquidates its loans, it is likely that a distribution of the units in kind will be required to be made. No corresponding cash distribution will be made by the Company to enable said IRA beneficiary or qualified plan participant to pay the income tax liability arising out of any such in-kind distribution of Company’s units. Potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from tax-qualified pension plans and IRAs. It is unlikely that the loans originated, participated in or acquired by the Company will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any tax-qualified pension plan or IRA holding units for the tax-qualified pension plan or IRA to be able to avoid making mandatory distribution of units in kind.

If you are a benefit plan investor or other tax-exempt investor, you are strongly urged to consult your own tax adviser with regard to the foregoing UBTI aspects of an investment in the company. Furthermore, with regard to certain non-tax aspects of an investment in the company you should consider the ERISA risks discussed in this prospectus.

Tax Audit

Any adjustment of a unitholder’s items pursuant to an IRS audit will generally be determined by a unified administrative proceeding at the Company level. An administrative proceeding would normally be managed by the “tax matters partner,” which will be our board of managers.

Adjustments, if any, to partnership items may require the unitholders to file amended tax returns; could result in the imposition of additional taxes, interest charges, and penalties; and could possibly lead to an audit of a unitholder’s own return and to adjustments not related to the Company.

Our board of managers may extend the statute of limitations with respect to a unitholder’s share of all Company tax items.

State and Local Taxes

The foregoing discussion does not address the state and local tax consequences of an investment in the Company, and prospective investors are again urged to consult their own advisors with respect thereto. It should be noted that unitholders may be subject to state and local taxes, and may be required to file returns, in jurisdictions in which the Company may be deemed to be doing business or own property or in which its income is otherwise sourced. An investment in the Company could subject a unitholder to taxation by such a state on non-partnership income as well. Certain of such states may require the Company to withhold state taxes on partnership income sourced in such state to the extent allocable to nonresidents (which amounts so withheld from a unitholder will be treated as Company distributions to such unitholder). The foregoing taxation may also be in addition to taxation by the unitholder’s state of residence (which may grant a tax credit for taxes paid in other states). Moreover, the Company itself may be subject to entity-level taxation in certain jurisdictions if it owns real estate or is considered to be engaged in business therein.

Foreign Investors

Investment in the Company may be made by foreign investors (i.e., persons who are not U.S. citizens or residents for U.S. income tax purposes, as determined under the Code and Regulations). A foreign investor who purchases units and becomes a unitholder in the company may be required to file a United States tax return on which he must report his distributive share of our items of income, gain, loss, deduction and credit. A foreign investor may be required to pay United States federal income tax at regular United States tax rates on his share of our net income, whether ordinary or capital gains. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor from the company or amounts payable upon the sale of a foreign investor’s units may be reduced by United States tax withholdings the company is required to make pursuant to applicable provisions of the Code. It is possible that distributions may qualify for the portfolio income exemption from withholding; investors may wish to discuss the applicability of this or other exemptions from withholding with their tax advisors. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. Foreign investors should consult their own tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in the company and the potential that the company will be required to withhold United States federal income taxes from amounts otherwise payable to foreign investors.

Withholding Taxes

The board of managers, in its discretion, may withhold and pay any taxes that the board of managers deems payable with respect to any unitholders, as applicable, and any such taxes may be deducted from any distribution otherwise payable to such unitholders. To the extent the withholding on behalf of a unitholder exceeds the amount that would be distributed to it, such excess shall be treated as a demand loan made by the Company to such unitholder that will bear an annual interest rate equal to the prime rate, as published daily by the Wall Street Journal. If a unitholder does not satisfy the demand loan within ten business days after receiving a demand request from the board of managers, such unitholder shall be a Defaulting Member, and the board of managers may exercise any of the remedies available to it with respect to the Defaulting Member.

Special Considerations for Non-U.S. Investors

The tax consequences applicable to prospective investors that are non-U.S. persons generally will depend on whether the Company is deemed to be engaged in a U.S. trade or business. Based on the nature of the investments to be made by the Company, and the nature of the activities contemplated by the Company, the board of managers believes that the Company will be deemed to be engaged in a U.S. trade or business. As a result, a non-U.S. investor would be subject to federal income tax each year on its distributive share of the taxable income of the Company that is deemed to be “effectively connected” with a U.S. trade or business and would be required to file a U.S. federal income tax return, as if such investor were a U.S. citizen or resident, regardless of whether the Company makes any cash distributions. A 35% federal withholding tax generally will be imposed on a non-U.S. unitholder’s allocable share of any taxable income of the Company that is effectively connected with a U.S. trade or business (whether or not such income is distributed). Such withholding tax may be claimed as a credit against such unitholder’s substantive U.S. tax liability. There also may be state or local tax withholding. Prospective investors that are non-U.S. corporations also should be aware that the 30% U.S. “branch profits tax” (and potentially a “branch-level interest tax”) imposed by Section 884 of the Code may apply to an investment in the Company by non-U.S. corporate unitholder, although the tax rate may be reduced or the tax eliminated entirely for qualified residents of certain non-U.S. countries with tax treaties with the U.S. To the extent that the Company realizes any fixed, determinable, annual or periodical income (such as interest and dividend income) that is not effectively connected with a U.S. trade or business, such income distributed or allocable to a non-U.S. investor generally will be subject to a 30% federal withholding tax. Such withholding tax may be reduced or eliminated with respect to certain types of such income under any applicable income tax treaty between the U.S. and the non-U.S. unitholder’s country of residence or under the “portfolio interest” rules contained in Section 871 or 881 of the Code, provided that the non-U.S. unitholder provides proper certification as to his or her eligibility for such treatment. Any non-U.S. unitholder that is a governmental entity qualifying under Code Section 892 may be exempt from the 30% withholding tax that is generally applicable to any fixed, determinable, annual or periodical income distributed or allocable to a non-U.S. investor. All unitholders generally will be personally liable to the Company with respect to any withholding tax not satisfied out of their share of any distributions by the Company (plus interest if not repaid on demand).

A non-U.S. individual who directly invests (without the use of a “blocker” entity) in the Company would also (i) be subject to U.S. (and potentially state) estate tax with respect to the value of his or her interest in the Company and (ii) have to file state tax returns in states in which the Company and its subsidiaries do business.

Non-U.S. unitholders (like other unitholders) will be required to make their capital contributions to the Company in which they invest in US dollars, and any cash distributions made by such Company will be made in U.S. dollars. Profits or losses realized by non-U.S. unitholders on the conversion of other currencies into U.S. dollars, if any, or of U.S. dollars into other currencies, will not be reflected in the unitholders’ capital accounts and will not affect the amounts distributable by the Company to non-U.S. unitholders.

Other Matters

Basis for Description of Tax Consequences. The description of U.S. tax consequences set forth above is based on the provisions of our operating agreement, existing provisions of the Code, existing and proposed

Treasury Regulations, existing administrative interpretations and court decisions, and certain assumptions. Future legislation, Treasury Regulations, administrative interpretations or court decisions could significantly change these authorities. Any such change could have retroactive application and therefore could apply to transactions that have taken place before such change occurs. In addition, some of the issues discussed above have not been addressed by administrative authorities or resolved by the courts. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed herein or, if it does, that it will not be successful. No rulings have been or will be requested from the IRS. Furthermore, any changes in our operating agreement or the operations of the Company could affect the tax consequences described above.

Consultation with Advisors. The description of U.S. tax matters set forth above is not intended as a substitute for careful tax planning. It does not address all of the U.S. federal income tax consequences to investors in the Company, and does not address any of the foreign, state, local, estate or other tax consequences of such investment to any investor, except as otherwise specifically provided. Each prospective investor in the Company is solely responsible for all tax consequences to that person or entity of an investment in the Company. Each prospective investor is advised to consult its own tax counsel as to the U.S. federal income tax consequences attributable to acquiring, holding and disposing of an interest in the Company and as to applicable state, local, estate, foreign and other taxes. The effect of existing U.S. income tax laws and treaties, the tax laws of other jurisdictions to which an investor may be subject, and possible changes in such laws and treaties (including proposed changes which have not yet been adopted) will vary with the particular circumstances of each investor.

Withholding — Deemed Distributions. Any federal, state or local tax withholding by the Company with respect to a unitholder will be treated as a distribution to the unitholder by the Company for all purposes (and then as a payment of the tax by the Company as agent for such unitholder).

Other Taxation. Income or gains from investments held by the Company may be subject to withholding taxes or other taxes in jurisdictions other than the U.S., subject to the possibility of reduction under applicable tax treaties.

Withholding — Recent Legislation. Investors that invest in the Company through an account maintained at a non-U.S. financial institution should be aware that the Foreign Account Tax Compliance Act (“FATCA”), enacted in 2010 provides that a 30% withholding tax will be imposed on certain payments (which could include interest in respect of notes and gross proceeds from the sale, exchange, redemption or other disposition of such notes) made to a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules. FATCA generally requires that (i) in the case of a note holder that is foreign financial institution (defined broadly to include a hedge fund, a private equity fund, a mutual fund, a securitization vehicle or other investment vehicle), the entity identifies and provides information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a note holder that is a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. owners of such entity.

The IRS has released final regulations generally providing that FATCA withholding will not apply to debt obligations outstanding on January 1, 2014. In addition, such withholding tax on interest will not be imposed with respect to payments made prior to January 1, 2014 and that FATCA withholding tax on gross proceeds will not be imposed with respect to payments made prior to January 1, 2017. The United States Treasury is also in the process of signing Intergovernmental Agreements with other countries to implement the exchange of information required under FATCA. Investors that invest in the Company through an account maintained at a non-U.S. financial institution are strongly encouraged to consult with their own tax advisors regarding the potential application and impact of FATCA and any Intergovernmental Agreement between the United States and their home jurisdiction in connection with FATCA compliance.

Foreign Income Taxes

The Company may conduct its activities in foreign jurisdictions and, in conjunction therewith, form one or more subsidiaries to conduct such activities. The conduct of activities in foreign jurisdictions (whether or not foreign subsidiaries are formed to conduct such activities) may result in the Company or its subsidiaries being subject to tax in such foreign jurisdictions. Taxes paid by the Company in such foreign jurisdictions will reduce the cash available to distribution to the unitholders. However, because we are taxable as partnership for U.S. Federal income tax purposes, certain foreign income taxes paid by the Company may generate a foreign tax credit that will be allocated to each unitholder, which may be used to reduce, on a dollar-for-dollar basis, the tax liability of such unitholder. The U.S. Federal income tax treatment and reporting of foreign tax credits is complex and unitholders are urged to consult their tax advisor with respect to such items.

THE FOREGOING DISCUSSION SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

ERISA CONSIDERATIONS

ERISA Considerations for an Initial Investment

The following is a summary of material considerations arising under the ERISA and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other benefit plan that is exempt from ERISA (each, a “Plan”) is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the units by such plan or IRA.

A fiduciary of a Plan subject to ERISA should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in our units. In particular, the fiduciary should consider:

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(c) of ERISA;

•	whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA;

•	whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan;

•	whether the investment is prudent under ERISA;

•	the liquidity needs of the Plan, and the fact that the units are not readily marketable; and

•	the fact that the income of the Company may be subject to the tax on UTBI (see “Federal Income Tax Considerations — Tax-Exempt Investors”)

In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Code prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as “parties in interest” in ERISA and as “disqualified persons” in the Code. Thus, a fiduciary of a Plan considering an investment in our units should also consider whether acquiring or continuing to hold our units, either directly or indirectly, might constitute a prohibited transaction. An excise tax may be imposed on any party in interest or disqualified person who participates in a prohibited transaction. The tax exempt status of an IRA will be lost if the IRA enters into a prohibited transaction.

Each fiduciary of an investing Plan must independently determine whether such investment constitutes a prohibited transaction with respect to that Plan. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the “plan assets” of the Plan. Section 3(42) of ERISA generally provides that “plan assets” means plan assets as defined in regulations issued by the Department of Labor. Under these regulations, if a Plan acquires an equity interest that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, then for purposes of the fiduciary responsibility and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless an exemption applies.

These regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The units are being sold in an offering registered under the Securities Act, and will be registered within the relevant time provided under Section 12(g) of the Exchange Act.

The regulations also provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. The regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, the existence of certain restrictions on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect the determination that such securities are freely transferable.

Our units are subject to certain restrictions on transferability intended to ensure that we continue to qualify as a “partnership” for federal income tax purposes and that the Company would not be taxable as a “publicly-traded partnership.” We believe that the restrictions imposed under our operating agreement on the transfer of units are limited to the restrictions on transfer generally permitted under these regulations, and are not likely to result in the failure of our units to be “freely transferable.”

We believe our units are “widely held” and “freely transferable” as described above and, accordingly, that the units offered hereby should be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets should not be deemed to be “plan assets” of any Plan that invests in our units. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Annual Valuations

Fiduciaries of Plans are required to determine annually the fair market value of the assets of such Plans, typically, as of the close of a Plan’s fiscal year. To enable the fiduciaries of Plans subject to the annual reporting requirements of ERISA or the Code to prepare reports relating to an investment in the Company, our managers are required to furnish an annual statement of estimated unit value to the members. Prior to the termination of this offering, the annual statement will report the estimated value of each unit based on the then current offering price of the units. In addition, we will provide such fiduciaries with information concerning most recent quarterly valuation of the Company’s investment portfolio. After the termination of the offering, the annual report will report the estimated value of each unit based on the quarterly valuation of the Company’s investment portfolio.

During the first full quarter following the satisfaction of the minimum offering requirement, the offering price per unit will be based, in part, upon quarterly valuations of the Company’s investment portfolio performed by us. Although we may engage services of the third party valuation firm, we are not required to do so under our operating agreement and, therefore, such valuations may not satisfy the requirements imposed under ERISA upon fiduciaries of Plans. The estimated value per unit will be reported to our unitholders in our next annual or quarterly report on Form 10-K or 10-Q sent to the unitholders for the period immediately following completion of the valuation process. There can be no assurance that the estimated value per unit will actually be realized by us or by the unitholders upon liquidation in part because estimates do not necessarily indicate the price at which our assets could be sold. Unitholders may not be able to realize estimated net asset value if they were to attempt to sell their units, because no public market for units exists or is likely to develop.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use supplemental sales materials in connection with the offering of the units, but only when accompanied or preceded by the delivery of this prospectus. The supplemental sales material may include brochures, articles, representations or other material containing information about this offering, our Advisor, the sub-advisors, the historical activity of senior management, impact lending, developing economies and investing in general. Certain information may be on our website or provided by electronic media. Some or all of our supplemental materials may not be available in certain jurisdictions.

We are offering units solely through this prospectus. While the information contained in any supplemental sales materials will not conflict with information contained herein, the supplemental sales materials should not be considered complete or definitive, and should not be considered part of or in any way incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the units offered under this prospectus has been passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The financial statements of TriLinc Global Impact Fund, LLC as of December 31, 2012 and for the period from April 30, 2012 (date of incorporation) through December 31, 2012 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of SS&G, Inc., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving the said report.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with all amendments and related exhibits, under the Securities Act, with respect to the units offered by this prospectus. The registration statement contains additional information about us and the units being offered by this prospectus.

We will file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC. The address of this website is http://www.sec.gov. All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers and Member

TriLinc Global Impact Fund, LLC

Manhattan Beach, California

We have audited the accompanying balance sheet of TriLinc Global Impact Fund, LLC (A Development Stage Company) (the “Fund”) as of December 31, 2012, and the related statements of operations, changes in member’s equity, and cash flows for the period from April 30, 2012 (date of inception) to December 31, 2012. The Fund’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TriLinc Global Impact Fund, LLC as of December 31, 2012 and the results of its operations and its cash flows for the period from April 30, 2012 (date of inception) to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ SS&G, Inc.
Akron, Ohio
February 7, 2013

TRILINC GLOBAL IMPACT FUND, LLC

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

DECEMBER 31, 2012
ASSETS
CURRENT ASSETS
Cash	$200,114
TOTAL CURRENT ASSETS	200,114

$200,114

LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable — related party	$252

TOTAL CURRENT LIABILITIES	252

TOTAL LIABILITIES	252
MEMBER’S EQUITY, net of deficit accumulated during the development stage of $251	199,862

$200,114

See accompanying notes to financial statements.

TRILINC GLOBAL IMPACT FUND, LLC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM APRIL 30, 2012 (INCEPTION) TO DECEMBER 31, 2012
REVENUES	$—
EXPENSES
Licenses and fees	252
Bank service charge	12

264

OPERATING LOSS	(264)
OTHER INCOME
Interest	126

NET LOSS	$(138)

See accompanying notes to financial statements.

TRILINC GLOBAL IMPACT FUND, LLC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE PERIOD FROM APRIL 30, 2012 (DATE OF INCEPTION) TO DECEMBER 31, 2012
BALANCE, April 30, 2012	$—
Capital contribution	200,000
Net loss	(138)

BALANCE, December 31, 2012	$199,862

TRILINC GLOBAL IMPACT FUND, LLC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

INCREASE (DECREASE) IN CASH

FOR THE PERIOD FROM APRIL 30, 2012 (DATE OF INCEPTION) TO DECEMBER 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES	$(138)
Net loss	252

Increase in accounts payable — related party	114
NET CASH PROVIDED BY OPERATING ACTIVITIES
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	200,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	200,000

NET INCREASE IN CASH	200,114
CASH, beginning of period	—

CASH, end of period	$200,114

TRILINC GLOBAL IMPACT FUND, LLC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE A — Organization, nature of planned operations

TriLinc Global Impact Fund, LLC (the “Fund”) is a newly formed Delaware limited liability company that intends to make impact investments in Small and Medium Enterprises, known as SMEs, primarily in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact. The Fund intends to use the proceeds of this offering to invest in SMEs through local market sub-advisors in a diversified portfolio of financial assets, including direct loans, convertible debt instruments, trade finance, structured credit and preferred and common equity investments. The Fund anticipates that a substantial portion of its assets will consist of collateralized private debt instruments which, the Fund believes, offer opportunities for competitive risk-adjusted returns through income generation. The Fund’s investment objectives are to generate current income, capital preservation and modest capital appreciation primarily through investments in SMEs. The Fund will be externally managed by TriLinc Advisors, LLC (the “Manager”).

TriLinc Global, LLC (the “Sponsor”) owns 100% of the voting units of TriLinc Advisors, LLC, and is the Sponsor of the Fund. The Sponsor employs staff who operate both the Manager and the Fund. The Sponsor and the Manager are also Delaware limited liability companies.

The Fund’s business objective is to generate competitive financial returns and positive economic, social and/or environmental impact by providing financing to SMEs, primarily in developing economies. The Fund’s style of investment is referred to as impact investing. Impact investing is actively placing capital in businesses and projects that seek to generate market-rate financial returns while also generating a positive measurable social and/or environmental impact. The Fund intends to measure the economic, social and environmental impact of its investments using industry-standard metrics. Through its investments in SMEs, the Fund expects to enable job creation and stimulate economic growth.

The Fund intends to conduct operations so that it will qualify for an exemption under, or otherwise will not be required to register as an investment company under, the Investment Company Act of 1940. The Fund intends to conduct business primarily through direct and indirect wholly-and majority-owned subsidiaries, including foreign subsidiaries, which will be established to carry out specific activities. Although the Fund reserves the right to modify its business methods at any time, at the time of registration with the SEC the Fund expects the focus of its business will involve providing loans and other financing. The Fund intends to conduct operations so that it does not engage in the business of investing, reinvesting, owning, holding or trading in securities and does not intend to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Therefore, the Fund expects that it will not be subject to registration or regulation as an investment company under the Investment Company Act, as defined under Section 3(a)(1)(A) of the Investment Company Act of 1940.

TRILINC GLOBAL IMPACT FUND, LLC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE B — Summary of significant accounting policies

Basis of accounting and use of estimates

The Fund’s financial information is prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates. These financial statements are presented in United States dollars.

Cash

Cash includes an initial $200,000 investment by the Fund’s Manager, TriLinc Advisors, LLC, which represents 100% of its limited liability company membership interest to the Manager.

Income taxes

The Fund, as a limited liability company, allocates all income or loss to its Members according to their respective percentage of ownership. Therefore, no provision for federal or state income taxes has been included in these financial statements. As of December 31, 2012, the Fund is 100% owned by the Manager.

The Fund follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification 740, Income Taxes (ASC 740). Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

At December 31, 2012, the Fund had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Additionally, the Fund had no interest and penalties related to income taxes.

The earliest year that the Fund’s income tax returns are subject to examination is the period ending December 31, 2012.

Payable to TriLinc Global, LLC

The Sponsor remitted payment on behalf of the Fund for Fund formation fees and related fees to expedite the process. The Sponsor may remit payment for Fund obligations and obtain reimbursement from the Fund. All reimbursements will occur in the ordinary course of business.

Comprehensive income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under accounting principles generally accepted in the United States of America are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to member’s equity. No elements of other comprehensive income (loss) were recorded in the Fund’s financial statements as of and for the period ended December 31, 2012.

TRILINC GLOBAL IMPACT FUND, LLC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE B – Summary of significant accounting policies, continued

Member’s equity: TriLinc Advisors, LLC

The Sponsor has made an investment in the Fund through the Manager. The Manager currently owns 100% of the outstanding units of the Fund and may purchase additional units in the future. No additional units will be sold to other Members unless the Fund raises gross offering proceeds of at least $2,000,000 (the “Minimum Offering”). If the Fund does not satisfy the Minimum Offering, all funds (including interest) will be returned to the investors. Once the Fund is deemed effective and at least $2,000,000 is raised, the Manager’s percentage ownership will be diluted, potentially by a material amount.

Organizational and offering costs

The Sponsor has incurred organization and offering costs on behalf of the Fund. Organization and offering costs are reimbursable to the Sponsor up to 5.0% of the gross offering proceeds raised from the offering and will be accrued by the Fund only to the extent that the Fund is successful in satisfying the Minimum Offering. If the Fund does not satisfy the Minimum Offering, no amounts will be payable by the Fund to the Sponsor for reimbursement of these cumulative costs. Organization costs will be expensed in the period they become reimbursable. These expenses are subject to regulatory caps and approval by the Fund’s Board of Managers. If the Fund sells the Maximum Offering, it anticipates that such expenses will equal approximately 1.25% of the gross proceeds raised.

Subsequent events

The Fund has evaluated events and transactions that occurred between December 31, 2012 and February 7, 2013, which is the date that the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.

NOTE C — Risk factors

Global economies and capital markets can and have experienced significant volatility which has increased the risks associated with investments in collateralized private debt instruments. Investment in the Fund carries risk and there are no guarantees that the Fund’s investment objective will be achieved. These risks could cause the actual results to differ materially from those contained in projections or forward-looking statements.

NOTE D — Management fees

Asset management fees payable to the Manager are remitted quarterly in arrears and are equal to 0.5% (2% per annum) of Gross Asset Value. Asset management fees are paid to the Manager in exchange for fund management and administrative services. Although the Manager will manage, on the Fund’s behalf, many of the risks associated with global investments in developing economies, management fees do not include the cost of any hedging instruments or insurance policies that may be required to appropriately manage the Fund’s risk. As of, and for the period ended December 31, 2012, there were no assets under management.

NOTE E — Incentive fees

If certain financial goals are reached by the Fund, the Fund is required to pay the Manager an incentive fee on net investment income and an incentive fee on capital gains.

TRILINC GLOBAL IMPACT FUND, LLC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE E — Incentive fees, continued

The incentive fee on net investment income, or the subordinated incentive fee on income, will be calculated and payable quarterly in arrears and will be based upon the Fund’s pre-incentive fee net investment income for the immediately preceding quarter. No subordinated incentive fee is earned by the Manager in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the preferred return rate of 1.5% (6.0% annualized) (the “Preferred Return”). In any quarter, all of the Fund’s pre-incentive fee net investment income, if any, that exceeds the quarterly Preferred Return, but is less than or equal to 1.875% (7.5% annualized) at the end of the immediately preceding fiscal quarter, will be payable to the Manager. For any quarter in which the Fund’s pre- incentive fee net investment income exceeds 1.875% on its net assets at the end of the immediately preceding fiscal quarter, the incentive fee on income shall equal 20% of the amount of the Fund’s pre- incentive fee net investment income. An incentive fee on capital gains will be earned on investments sold and shall be determined and payable to the Manager in arrears as of the end of each calendar year. The incentive fee on capital gains is equal to 20% of the Fund’s realized capital gains on a cumulative basis from inception, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fees on capital gains.

NOTE F — Organizational and offering costs

As of December 31, 2012, the Sponsor has incurred approximately $2.7 million of offering and organization costs, all of which were paid directly by the Sponsor on behalf of the Fund.

APPENDIX A

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

TRILINC GLOBAL IMPACT FUND, LLC

A Delaware Limited Liability Company

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of TRILINC GLOBAL IMPACT FUND, LLC (the “Company”) is made and entered into as of the 20th of February, 2013, by TRILINC ADVISORS, LLC, a Delaware limited liability company (the “Initial Member”).

*    *    *

ARTICLE I

ORGANIZATION

The Company has been organized as a Delaware limited liability company by filing its Certificate with the Secretary of State of the State of Delaware on April 30, 2012, pursuant to and in accordance with the Act.

ARTICLE II

NAME AND CERTAIN DEFINITIONS

Section 2.1. Name. The name of the Company is “TriLinc Global Impact Fund, LLC”. The Board of Managers of the Company (the “Board of Managers”) may determine that the Company may use any other designation or name for the Company.

Section 2.2. Certain Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

“Acquisition Expenses” means expenses, including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on assets not acquired, accounting fees and expenses, and miscellaneous expenses relating to the purchase or acquisition of assets, whether or not acquired.

“Acquisition Fee” means the total of all fees and commissions paid by any party to any party other than to the Company, in connection with the initial purchase or acquisition of assets by the Company. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

“Adjusted Capital Account” means, with respect to any Member for any taxable year or other period, the balance, if any, in such Member’s Capital Account as of the end of such year or other period, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of the Treasury Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in the Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thereto and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member for any taxable year or other period, the deficit Adjusted Capital Account balance, if any, of such Member as of the end of such year or other period.

“Administrator” means the official or agency administering the securities laws of a state, province, or commonwealth.

“Advisor” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Article XIV hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.

“Advisory Agreement” is defined in Section 14.2.

“Affiliate” means (A) any Person directly or indirectly owning, controlling, or holding, with power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person, (B) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Person, (C) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (D) any executive officer, director, trustee or general partner of such other person, or (E) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Affiliated Person” means the Sponsor, the Advisor, a Manager or any Affiliate of the foregoing.

“Assessment” means additional amounts of capital which may be mandatorily required of, or paid voluntarily by, a Member beyond his or her subscription commitment excluding deferred payments.

“Agreement” is defined in the preamble.

“Asset” means any investments (other than investments in bank accounts, money market funds or other current assets) owned by the Company, directly or indirectly.

“Benefit Plan Investor” means a Member who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

“Board of Managers” is defined in Section 2.1.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-l(b)(2)(iv)(d)-(g).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capital Account” is defined in Section 8.2.

“Capital Contributions” means the total investment, including the original investment and amounts reinvested pursuant to the Reinvestment Plan, by a Member or by all Members, as the case may be.

“Cash Available for Distribution” means Cash Flow plus cash funds available from distribution from the Company reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” means cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements. Cash withdrawn from reserves shall not be included in Cash Flow.

“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

“Class” means any of Class A, Class C, Class I Units or any other class of Units that the Board of Managers may authorize from time to time pursuant to this Agreement.

“Class A Units” is defined in Section 7.1.

“Class C Units” is defined in Section 7.1.

“Class I Units” is defined in Section 7.1.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commencement of the Initial Public Offering” means the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

“Company” is defined in the preamble.

“Company Minimum Gain” means “partnership minimum gain” as defined in the Treasury Regulations Section 1.704-2(b)(2) and as computed in accordance with the Treasury Regulations Section 1.704-2(d).

“Company NAV” means the net fair market value of all of the Company’s assets, including investments in bank accounts, money market funds or other current assets, as determined by the Board of Managers from time to time pursuant to this Agreement.

“Dealer Manager” means SC Distributors, LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Managers to act as the dealer manager for the offering of the Units. SC Distributors, LLC is a member of the Financial Industry Regulatory Authority.

“Distribution Fee” is defined in Section 7.1(b)

“Distributions” means any distributions of money or other property by the Company to owners of Units, including distributions of Cash Available for Distributions, distributions of cash from capital events and distributions that may constitute a return of capital for federal income tax purposes.

“Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credits, or similar items of the Company, and to receive Distributions from the Company, but excluding any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Front End Fees” means all fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated by the Advisor or the Sponsor.

“Gross Proceeds” means the aggregate purchase price of all Units sold for the account of the Company, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement, fees paid to the Dealer Manager or other Organization and Offering Expenses. For the purposes of computing Gross Proceeds, the purchase price of any Unit for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Unit pursuant to the Prospectus for such Offering without reduction.

“Indemnitee” is defined in Section 17.2(b).

“Independent Expert” means a Person with no material current or prior business or personal relationship with the Advisor or the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform such work.

“Independent Manager” means a Manager who is not, and within the last two (2) years has not been, directly or indirectly associated with the Advisor or Sponsor by virtue of (i) ownership of an interest in the Advisor or Sponsor or their Affiliates, other than any compensation received for being a manager or director of the Company or of up to two (2) other funds described in subsection (iii) below, (ii) employment by the Advisor or Sponsor or their Affiliates, (iii) service as an officer, director or manager of the Sponsor, the Advisor or any of their Affiliates, other than as a manager or director for the Company and up to two (2) other funds organized by the Sponsor or advised by the Advisor with securities registered under the federal securities laws, (iv) performance of services, other than as a Manager, or (v) maintenance of a material business or professional relationship with the Advisor or Sponsor or any of their Affiliates. An indirect association with the Advisor or Sponsor shall include circumstances in which a Manager’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor or Sponsor or any of their Affiliates or the Company. A business or professional relationship is considered “material” if the prospective Independent Manager received more than five percent (5%) of his annual gross income in the last two (2) years from the Sponsor, the Advisor or any Affiliate of the Sponsor or the Advisor, or if more than five percent (5%) of his Net Worth, on a fair market value basis, has come from the Sponsor, the Advisor or any Affiliate of the Sponsor or the Advisor.

“Initial Public Offering” means the first Offering pursuant to an effective registration statement filed under the Securities Act.

“Investment in Company Assets” means the amount of capital contributions actually paid or allocated to the origination or purchase of assets by the Company (including working capital reserves allocable thereto, except that working capital reserves in excess of three percent (3%) shall not be included) and other cash payments such as interest and taxes, but excluding Front End Fees.

“Joint Ventures” means those joint venture or partnership arrangements in which the Company or any of its subsidiaries is a co-venturer or general partner in an entity established to acquire or hold Assets.

“Listing” means the listing of the Units on a national securities exchange. Upon such Listing, the Units shall be deemed Listed.

“Loss” for any period means all items of Company loss, deduction and expense for such period determined according to Section 8.3.

“Majority of the Members” means Members holding more than fifty percent (50%) of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

“Manager” is defined in Section 5.3(a).

“Members List” is defined in Section 13.2(a).

“Members” means the holders of record of Units.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in the Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” means “partnership nonrecourse deductions” as defined in Treasury Regulations Section 1.704-2(i)(1) and as computed in accordance with the Treasury Regulations Section 1.704-2(i)(2).

For any taxable year or other period, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt over the aggregate amount of any distributions during such year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(i)(2).

“Membership Interest” means a Member’s rights in one or more Units at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

“Minimum Offering” means the receipt and acceptance by the Managers of subscriptions for Units aggregating at least two million dollars ($2,000,000) in Offering proceeds.

“Minimum Offering Expiration Date” means the one (1) year anniversary of the date of the Prospectus.

“NASAA Omnibus Guidelines” means the NASAA Omnibus Guidelines adopted by the North American Securities Administrators Association, Inc., on March 29, 1992, as amended on May 7, 2007.

“Net Cash Distribution” is defined in Section 9.2(a)(iv).

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles.

“Non-Compliant Tender Offer” is defined in Section 11.5.

“Nonrecourse Deductions” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given period equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during such period, over the aggregate amount of any distributions during such period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(3).

“Offering” means any offering and sale of Units, including pursuant to the Reinvestment Plan.

“Organization and Offering Expenses” means all costs and expenses incurred by and to be paid by the Company in connection with the formation of the Company and the qualification and registration of an Offering, including, but not limited to, total underwriting compensation, legal, accounting, printing, mailing and filing fees, charges of the escrow holder and transfer agent, charges of the Advisor for administrative services related to the issuance of Units in the Offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Advisor for costs in connection with preparing sales materials and the expenses of qualification and sale of the Units under federal and state laws.

“Percentage Interest” means, unless specifically provided otherwise, the percentage ownership interest of any Member determined at any time by dividing a Member’s current Units by the total outstanding Units of all Members. If specifically provided otherwise, the determination of a member’s Percentage Interest may be made on a Class-by-Class basis by dividing a Member’s current Units by the total outstanding Units in a given Class of all Members in that Class. For the avoidance of doubt, the Percentage Interest referred to in Section 9.2(b)(ii) shall be made on a Class-by-Class basis.

“Person” means any natural person, partnership, corporation, association, trust or other legal entity.

“Profit” for any period means all items of Company income and gain for such period determined according to Section 8.3.

“Program” means a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from and interest in the assets to be acquired by such entity.

“Prospectus” means the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

“Regulatory Allocations” is defined in Section 9.5.

“Reinvestment Plan” is defined in Section 7.11.

“Relative NAV” means the Company NAV multiplied by the percentage obtained by dividing the current issued and outstanding Units within each of Class A Units, Class C Units and Class I Units by the total issued and outstanding Units of all Members.

“Roll-Up Entity” means a partnership, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or that are traded through the National Association of Securities Dealers Automated Quotation for at least 12 months, or (ii) a transaction involving the conversion to a corporation, partnership, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of the holders of the Units, the term of existence of the Company, compensation to the Advisor or Sponsor or the investment objectives of the Company.

“Securities” means Units, stock, membership interests or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, stock or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commissions” means any and all commissions payable to underwriters, dealer managers or other Soliciting Dealers in connection with the sale of Units, including, without limitation, commissions payable to the Dealer Manager.

“Soliciting Dealers” means those broker-dealers that are members of the Financial Industry Regulatory Authority or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other selling agreements with the Dealer Manager to sell Units.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Sponsor does not include wholly independent third parties, including attorneys, sub-advisors, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

(a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

(b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

(c) having a substantial number of relationships and contacts with the Company;

(d) possessing significant rights to control Company properties;

(e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the Company’s industry; or

(f) providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company.

“Subscription Agreement” means the document that a Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“Units” is defined in Section 7.1.

ARTICLE III

POWERS AND PURPOSE

Section 3.1. Purpose. The purposes and powers of the Company shall be to engage in any lawful business or activity that may be engaged in by a limited liability company formed under the Act, as such businesses or other activities may be determined by the Board of Managers from time to time.

Section 3.2. No State Law Partnership. The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 3.3. Authority. (a) By executing the Subscription Agreement and subscribing for Units, each Member hereby agrees to be bound by the terms of this Agreement and any amendments or supplements thereto or cancellations thereof and authorizes the Company to make all filings of any and all certificates, instruments, agreements or other documents, whether related to this Agreement or otherwise, as may be required or advisable under the laws of the State of Delaware. Each Member hereby agrees to execute and deliver to the Managers within five (5) days after receipt of the Managers’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the Managers deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the registered agent of the Company in the State of Delaware is The Corporation Trust Company, whose address is 1209 Orange Street, Wilmington, Delaware 19801. The registered agent is a Delaware corporation. The address of the principal office of the Company is 1230 Rosecrans Avenue, Suite 605, Manhattan Beach, California 90266. The Company may have such other offices or places of business as the Board of Managers may from time to time determine.

ARTICLE V

BOARD OF MANAGERS

Section 5.1. Powers.

(a) Subject to the delegation of rights and powers as provided for herein, the Board of Managers shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. No Member, by reason of its status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions specified herein or in the Act to be voted on or approved by the Members. At any time that there is only one Member, any and all action provided for herein to be taken or approved by the Members shall be taken or approved by the sole Member.

(b) The Company shall have such officers as are provided for in Article VI. The Board of Managers may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Managers may delegate to any officer of the Company or to any such other person or entity such authority to act on behalf of the Company as the Board of Managers may from time to time deem appropriate in its sole discretion.

(c) Except as otherwise provided by the Board of Managers, when the taking of such action has been authorized by the Board of Managers, any Manager or officer of the Company, or any other person specifically authorized by the Board of Managers, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Act.

Section 5.2. Limitation on Powers of the Managers. Without the affirmative vote or consent of the Majority of the Members, the Board of Managers shall not:

(a) amend this Agreement, except for amendments which do not adversely affect the rights of the Members, subject to Article XVIII.

(b) sell all or substantially all of the Company’s Assets other than in the ordinary course of the business of the Company, or

(c) cause a merger in which the Company is not the surviving entity or other reorganization; provided that the Board of Managers, upon advice of counsel, may restructure the Company (including the creation or liquidation of subsidiary entities) and / or enter into any agreements the Board of Managers deems necessary, without the prior approval of the Members, if such activities are reasonably determined by the Board of Managers, in its sole discretion, to avoid the characterization under the Code of the Company as a publicly traded partnership that is taxable as a corporation.

Section 5.3. Number and Classification.

(a) The Board of Managers has five (5) members (the “Managers”). The number of Managers may be increased or decreased from time to time by the Board of Managers; provided, however, that upon Commencement of the Initial Public Offering, the total number of Managers shall be five (5) and shall never be fewer than three (3) nor more than ten (10).

(b) The name and address of the Managers who shall serve on the Board of Managers are:

Name	Address
Gloria S. Nelund	c/o 1230 Rosecrans Avenue, Suite 605, Manhattan Beach, California 90266

Mark Torline	c/o 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266

Terry Otton	c/o 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266

Cynthia Hostetler	c/o 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266

R. Michael Barth	c/o 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266

(c) The Managers may increase the number of Managers and fill any vacancy, whether resulting from an increase in the number of Managers or otherwise, on the Board of Managers. Any and all vacancies on the Board of Managers may be filled by the affirmative vote of a majority of the remaining Managers in office, even if the remaining Managers do not constitute a quorum, or by the affirmative vote or consent of a majority of the Members in accordance with Section 11.1. Notwithstanding the foregoing sentence, the

Independent Managers who remain on the Board of Managers shall nominate replacements for vacancies among the Independent Managers’ positions.

(d) Upon the Commencement of the Initial Public Offering, a majority of the Board of Managers will be Independent Managers except for a period of sixty (60) days after the death, removal or resignation of an Independent Manager. Any vacancies will be filled by the affirmative vote of a majority of the remaining Managers, though less than a quorum. No reduction in the number of Managers shall cause the removal of any Manager from office prior to the expiration of his term.

Section 5.4. Committees. The Managers may establish such committees as they deem appropriate, and may delegate to such committees such powers as the Managers deem appropriate, in their discretion, provided that at least a majority of the members of each committee are Independent Managers.

Section 5.5. Audit Committee. The Audit Committee of the Board of Managers shall consist solely of Independent Managers, at least one of whom will be deemed an “audit committee financial expert” in accordance with the applicable regulations of the Securities and Exchange Commission. The Audit Committee shall assist the Board of Managers in overseeing the following: (i) accounting and financial reporting policies; (ii) the integrity and audits of the Company’s financial information; (iii) compliance with legal and regulatory requirements; (iv) any quarterly valuations of the Company’s investment portfolio; and (v) the performance of the Company’s risk management function and independent auditors. The Audit Committee shall select the independent public accountants to audit the Company’s annual financial statements, review with the independent public accountants the plans and results of the audit engagement, and consider and approve the audit and non-audit services provided by the independent public accountants. The Audit Committee may retain its own legal, accounting or other advisors.

Section 5.6. Corporate Governance and Conflicts Committee. The Corporate Governance and Conflicts Committee of the Board of Managers shall consist solely of Independent Managers. The Corporate Governance and Conflicts Committee may review and pass on corporate governance issues and any conflict-of-interest issues. The Corporate Governance and Conflicts Committee may retain its own legal or financial advisors.

Section 5.7. Fiduciary Obligations. The Managers serve in a fiduciary capacity to the Company and have a fiduciary duty to the Members, including, a specific fiduciary duty to supervise the relationship of the Company with the Advisor. The Managers shall have a fiduciary responsibility for the safekeeping and use of all funds and Assets of the Company and shall not employ or permit another to employ such funds or Assets in any manner except for the exclusive benefit of the Company.

Section 5.8. Resignation or Removal.

(a) Any Manager may resign by written notice to the Board of Managers, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. Any Manager, or the entire Board of Managers, may be removed from office at any time, with or without cause, by the affirmative vote of a Majority of the Members (excluding any Units or Percentage Interest of any affiliated Manager being removed) without the necessity for concurrence by the Managers.

(b) Any Manager may be removed, by the affirmative vote of a majority of the Managers (excluding the Manager being removed), for “Cause.” The following, as determined by the remaining Managers in their reasonable judgment, shall constitute “Cause” for such removal:

(i) Such Manager’s conviction of or plea of guilty or nolo contendere to any crime constituting a felony in the jurisdiction involved;

(ii) Such Manager’s willful failure or refusal materially to perform his or her duties and responsibilities as a Manager, as set forth in this Agreement;

(iii) Such Manager commits an act of fraud, misappropriation of funds of the Company, embezzlement or intentional dishonesty in connection with his or her functions as a Manager; and

(iv) Such Manager engages in any drug, alcohol or other substance abuse, or any other act or course of conduct involving moral turpitude that is materially injurious to the business or reputation of the Company or any of its Affiliates.

Section 5.9. Approval by Independent Managers. A majority of Independent Managers must approve all applicable matters as specified in Sections 14.2, 15.1, 15.2, 16.1, 16.3, 16.4, 16.5 and 16.6.

Section 5.10. Certain Determinations by Board of Managers. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Managers consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and every holder of Units: the amount of the net income for any period and the amount of Assets at any time legally available for the payment of distributions or redemption of Units, the amount of net assets, annual or other cash flow, funds from operations or net profit; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Units; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any Asset owned or held by the Company or any Units; the number of Units of any class of the Company; any matter relating to the acquisition, holding and disposition of any Assets by the Company; any conflict between the Act and the provisions set forth in the NASAA Omnibus Guidelines; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Board of Managers; provided, however, that any determination by the Board of Managers as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Manager shall be liable for making or failing to make such a determination; and provided, further, that to the extent the Board determines that the Act conflicts with the provisions set forth in the NASAA Omnibus Guidelines, the NASAA Omnibus Guidelines control to the extent any provisions of the Act are not mandatory.

Section 5.11. Place of Meetings and Meetings by Telephone. All meetings of the Managers may be held at any place that has been designated from time to time by resolution of the Managers. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all Managers participating in the meeting can hear one another, and all Managers participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 5.12. Regular Meetings. Regular meetings of the Managers shall be held at such times and at such places as shall be fixed by unanimous approval of the Managers. Such regular meetings may be held without notice.

Section 5.13. Special Meetings. Special meetings of the Managers for any purpose or purposes may be called at any time by any Manager or by the Chief Executive Officer or the President. Notice of the time and place of a special meeting shall be delivered personally or by telephone to each Manager and sent by first-class mail, by telegram or telecopy (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Manager at that Manager’s address as it is shown on the records of the Company. In case the notice is mailed, it shall be deposited in the United States mail at least five (5) calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means) or overnight courier, it shall be given at least two (2) calendar days before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Managers or to a person at the office of the Managers who the person giving the notice has reason to believe will promptly communicate it to the Manager. The notice need not specify the purpose of the meeting.

Section 5.14. Quorum. A majority of the authorized number of Managers shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 5.16. Every act or decision done or made by the affirmative vote of a majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Managers, except to the extent that the vote of a higher number of Managers is required by this Agreement or applicable law.

Section 5.15. Waiver of Notice. Notice of any meeting need not be given to any Manager who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Manager who attends the meeting without protesting before or at its commencement the lack of notice to that Manager.

Section 5.16. Adjournment. A majority of the Managers present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting.

Section 5.17. Action Without a Meeting. Any action to be taken by the Managers at a meeting may be taken without such meeting by the written consent of a majority of the Managers then in office (or such higher number of Managers as is required to authorize or take such action under the terms of this Agreement or applicable law). Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Managers. If any action is so taken by the Managers by the written consent of less than all of the Managers, prompt notice of the taking of such action shall be furnished to each Manager who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Company shall be a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Investment Officer, a Chief Financial Officer and a Secretary. The Company may also have, at the discretion of the Managers, such other officers as may be appointed in accordance with the provisions of Section 6.3. Any number of offices may be held by the same person. Each of the officers of the Company may but need not be a Manager.

Section 6.2. Election of Officers. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 6.3 or Section 6.5, shall be chosen by the Managers, and each shall serve at the pleasure of the Managers.

Section 6.3. Subordinate Officers. The Managers may appoint and may empower the Chief Executive Officer to appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement or as the Managers (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him or her, the Chief Executive Officer) may from time to time determine.

Section 6.4. Removal and Resignation of Officers. Any officer may be removed, with or without cause, by the Managers at any regular or special meeting of the Managers or by such officer, if any, upon whom such power of removal may be conferred by the Managers. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in notice of a resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

Section 6.5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in this Agreement for regular appointment to that office. The Chief Executive Officer may make temporary appointments to a vacant office pending action by the Managers.

Section 6.6. Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Managers, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Managers or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Managers from time to time.

Section 6.7. President. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a Chief Operating Officer by the Managers, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Managers or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Managers from time to time.

Section 6.8. Chief Investment Officer. The Chief Investment Officer shall serve as the Chairman of the Investment Committee of the Advisor and shall be responsible for the development, implementation and oversight of the firm’s investment strategy, including global macro portfolio optimization, investment implementation and risk management policy. To the extent sub-advisors are used in the investment implementation, the Chief Investment Officer shall be responsible for the development and oversight of the due diligence process, including selection and ongoing monitoring. The Chief Investment Officer shall have such other powers and perform such other duties as may be prescribed by the Managers or the Chief Executive Officer from time to time.

Section 6.9. Chief Financial Officer. The Chief Financial Officer (or Treasurer, should there be one appointed) shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of business transactions of the Company, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital of the Company. The books of account shall at all reasonable times be open to inspection by any Manager. The Chief Financial Officer or Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Managers. He or she shall disburse the funds of the Company as may be ordered by the Managers, shall render to the Chief Executive Officer and the Managers, whenever they request it, an account of all of his or her transactions as Chief Financial Officer or Treasurer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Managers or the Chief Executive Officer or this Agreement.

Section 6.10. Secretary. The Secretary shall keep or cause to be kept at the principal place of business of the Company or such other place as the Managers may direct a book of minutes of all meetings and actions of Managers, committees or other delegates of Managers and Members with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Managers’ meetings or committee or other delegate meetings, the Percentage Interest present or represented at meetings of Members and the proceedings. The Secretary shall keep or cause to be kept at the principal place of business of the Company, a register or a duplicate register showing the names of all Members and their addresses, the number and classes of Percentage Interest held by each, the number and date of certificates issued for the same, if any, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give or cause to be given notice of all meetings of the Members and of the Managers (or committees or other delegates thereof) required to be given by this Agreement or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Managers or the Chief Executive Officer or by this Agreement.

ARTICLE VII

CAPITAL CONTRIBUTIONS; UNITS

Section 7.1. Units. A Member’s Membership Interest in the Company, including such Member’s right to receive Distributions from the Company, shall be represented by the “Unit” or “Units” held by such Member. Initially, there shall be three (3) Classes of Units: (i) class A Units (“Class A Units”), (ii) class C Units (“Class C Units”), and (iii) class I Units (“Class I Units”), and such classes shall have the following commissions and fees relating to them:

(a) Each Class A Unit issued in the primary offering shall be subject to a sales commission of up to 7.00% per Unit and a Dealer Manager fee of up to 2.75% per Unit, which underwriting compensation is subject to change in subsequent offerings. No sales commissions or Dealer Manager fees shall be paid with respect to any Class A Units issued pursuant to the Reinvestment Plan.

(b) Each Class C Unit issued in the primary offering shall be subject to a sales commission of up to 3.00% per Unit and a Dealer Manager fee of up to 2.75% per Unit, which underwriting compensation is subject to change in subsequent offerings. In addition, with respect to Class C Units, the Company shall pay the Dealer Manager on a monthly basis a distribution fee (“Distribution Fee”) that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C Units for such day on a continuous basis from year to year. No sales commissions or Dealer Manager fee shall be paid with respect to any Class C Units issued pursuant to the Reinvestment Plan.

(c) Each Class I Unit issued in the primary offering shall be subject to a Dealer Manager fee of up to 1.75% per Unit, which underwriting compensation is subject to change in subsequent offerings. No Dealer Manager fees shall be paid with respect to any Class I Units issued pursuant to the Reinvestment Plan.

Section 7.2. Capital Contribution by Initial Member. The Initial Member made a cash Capital Contribution to the Company of $200,000. Except as otherwise agreed by all Members, the Initial Member shall have no right or obligation to make any further Capital Contributions to the Company, except that TriLinc Global, LLC has agreed that it or its affiliate will contribute an additional $800,000 for units in the Offering before the Company can accept $10,000,000 in subscriptions.

Section 7.3. Capital Contributions by New Members. The Managers are authorized and directed to raise capital for the Company as provided in the Prospectus by offering and selling Units to Members as follows:

(a) Each Class A Unit shall initially be issued for a purchase price of $10.00, subject to certain possible discounts, until such time as the Board of Managers adjusts the purchase price of Class A Units.

(b) Each Class C Unit shall initially be issued for a purchase price of $9.576, subject to certain possible discounts, until such time as the Board of Managers adjusts the purchase price of Class C Units.

(c) Each Class I Unit shall initially be issued for a purchase price of $9.186, subject to certain possible discounts, until such time as the Board of Managers adjusts the purchase price of Class I Units.

(d) Except as set forth below, the initial minimum purchase of Units shall be two thousand dollars ($2,000) (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner) and any additional purchases of Units shall be five hundred dollars ($500) (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner). Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Reinvestment Plan.

(e) The Managers may accept subscriptions for fractional Units in excess of the minimum subscription amount.

(f) The Managers may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

(g) Each Unit sold to a subscriber shall be fully paid and nonassessable.

(h) The Managers are further authorized to cause the Company to issue additional Units to Members pursuant to the terms of this Agreement, including, but not limited to, pursuant to any plan of merger, plan of exchange or plan of conversion adopted by the Company.

Section 7.4. Public Offering. Subject to compliance with applicable state securities laws and regulations, the Offering shall terminate two (2) years from the original effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the Board of Managers, or unless extended by the Board of Managers for up to an additional eighteen (18) months. Except as otherwise provided in this Agreement, the Board of Managers shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Managers shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the Managers shall determine.

Section 7.5. Minimum Capitalization. The Offering will terminate if the Company has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

Section 7.6. Escrow Account. Until subscriptions for the Minimum Offering are received and accepted by a Manager, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the Board of Managers. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Units are offered. The Managers are, and any one of them is, authorized to enter into one or more escrow agreements on behalf of the Company in such form as is satisfactory to the Managers reflecting the requirements of this Section 7.6 and containing such additional terms as are not inconsistent with this Section 7.6. Upon satisfying the Minimum Offering requirement, funds shall be released from escrow to the Company within approximately thirty (30) days and investors with subscription funds held in the escrow shall be admitted as Members as soon as practicable, but in no event later than fifteen (15) days after such release.

Section 7.7. Admission of Members.

(a) No action or consent by any Members shall be required for the admission of Members to the Company. Subscriptions will be accepted or rejected within thirty (30) days of receipt of each completed Subscription Agreement by the Company and, if rejected, all funds shall be returned to such subscribers and without deduction for any expenses within ten (10) Business Days from the date the subscription is rejected. Prior to satisfying the Minimum Offering requirement, funds of subscribers for Units pursuant to the Offering shall be held in the escrow account described in Section 7.6 above. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Company unless and until the receipt and acceptance by the Company of the Minimum Offering. Any subscriber shall be admitted as a Member no later than the last day of the calendar month following the date his or her subscription was accepted by the Company.

(b) No Person who subscribes for Units in the Offering shall be admitted as a Member who has not executed and delivered to the Company the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the Managers may deem necessary or desirable to effect such admission.

Section 7.8. Interest on Capital Contributions. No interest shall be paid on, or in respect of, any Capital Contribution to the Company by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member’s Capital Contribution.

Section 7.9. Suitability Standards. Upon the Commencement of the Initial Public Offering and until Listing, the following provisions shall apply:

(a) Subject to suitability standards established by individual states or any higher standards established by the Board of Managers to become a Member of the Company, if the prospective Member is an individual (including an individual beneficiary of a purchasing Individual Retirement Account as defined in the Code), or if the prospective Member is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, shall represent to the Company, among other requirements as the Company may require from time to time:

(i) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a minimum annual gross income of seventy thousand dollars ($70,000) and a Net Worth (excluding home, furnishings and automobiles) of not less than seventy thousand dollars ($70,000); or

(ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a Net Worth (excluding home, furnishings and automobiles) of not less than two hundred, fifty thousand dollars ($250,000).

(b) The Sponsor and each Person selling Units on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each Member. In making this determination, the Sponsor or each Person selling Units on behalf of the Sponsor or the Company shall ascertain that the prospective Member:

(i) meets the minimum income and Net Worth standards established for the Company;

(ii) can reasonably benefit from the Company based on the prospective Member’s overall investment objectives and portfolio structure;

(iii) is able to bear the economic risk of the investment based on the prospective Member’s overall financial situation; and

(iv) has apparent understanding of: (1) the fundamental risks of the investment; (2) the risk that the Member may lose the entire investment; (3) the lack of liquidity of the Units; (4) the restrictions on transferability of the Units; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment. The Sponsor or each Person selling Units on behalf of the Sponsor or the Company shall make this determination on the basis of information or representations it has obtained from a prospective Member. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, Net Worth, financial situation, and other investments of the prospective Member, as well as any other pertinent factors. The Sponsor or each Person selling Unit on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Units is suitable and appropriate for a Member. The Sponsor or each Person selling Units on behalf of the Sponsor or the Company shall maintain these records or copies of representations made for at least six (6) years.

(c) Subject to certain individual state requirements, the issuance of Units under the Reinvestment Plan, or higher standards established by the Board of Managers from time to time, no Member will be permitted to make an initial investment in the Company by purchasing a number of Units valued at less than two thousand dollars ($2,000).

Section 7.10. Repurchase of Units. The Board of Managers may establish, from time to time, a program or programs by which the Company voluntarily repurchases Units from its Members, provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, the Advisor, the Managers or any Affiliates thereof may not receive any fees on the repurchase of Units by the Company.

Section 7.11. Distribution Reinvestment Plans. The Board of Managers may establish, from time to time, a distribution reinvestment plan or plans (a “Reinvestment Plan”) if all of the following conditions are met: (i) The Company and any subsequent entities in which the Members reinvest are registered or exempted under applicable state securities laws; (ii) Except as otherwise provided herein, no sales commissions or fees shall be deducted directly or indirectly from the reinvested funds by the Advisor; (iii) Any subsequent entities in which the Members reinvest has substantially identical investment objectives as the Company; (iv) The Members are free to elect or revoke reinvestment within a reasonable time and such right is fully disclosed in the offering documents; (v) The Members shall have received a Prospectus, which is current as of the date of each such reinvestment; and (vi) The broker-dealer or the issuer assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Members to ascertain whether the Members continue to meet the applicable states’ suitability standard for participation in each reinvestment.

Section 7.12. Assessments. Mandatory Assessments of any kind shall be prohibited.

ARTICLE VIII

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 8.1. Company Capital. No Member shall be paid interest on any Capital Contribution to the Company or on such Member’s Capital Account, and no Member shall have any right (i) to demand the return of such Member’s Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Section 20.3 hereof, (ii) to cause a partition of the Company’s assets, or (iii) to own or use any particular or individual assets of the Company.

Section 8.2. Establishment and Determination of Capital Accounts. A capital account (“Capital Account”) shall be established for each Member. The Capital Account of each Member shall consist of his, her or its initial Capital Contribution and shall be (i) increased by (a) any additional Capital Contributions made by such Member pursuant to the terms of this Agreement, (b) the amount of any Company liabilities that are assumed by such Member, and (c) such Member’s share of Profits allocated to such Member pursuant to Section 9.4, (ii) decreased by (a) such Member’s share of Losses allocated to such Member pursuant to Section 9.4 and (b) any Distributions to such Member (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed to such Member and (iii) adjusted as otherwise required by the Code and the regulations thereunder, including but not limited to, the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

Section 8.3. Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided that:

(i) any income that is exempt from Federal income tax shall be added to such taxable income or losses;

(ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

(iii) if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), then the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iv) if property that is reflected on the books of the Company has a Book Value that differs from the adjusted tax basis of such property, then depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value; and

(v) the computation of all items of income, gain, loss, deduction and expense shall be made without regard to any election pursuant to Section 754 of the Code that may be made by the Company, unless the adjustment to basis of Company property pursuant to such election is reflected in Capital Accounts pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m).

Section 8.4. Negative Capital Accounts. No Member shall be required to pay to the Company or any other Member any deficit or negative balance which may exist from time to time in such Member’s Capital Account.

Section 8.5. Adjustments to Book Value. The Company shall adjust the Book Value of its assets to fair market value in accordance with Treasury Regulation Section l.704-l(b)(2)(iv)(f) as of the following times: (a) at the Manager’s discretion, in connection with the issuance of Membership Interests in the Company and the computation of Company NAV; (b) at the Manager’s discretion, in connection with the Distribution by the Company to a Member of more than a de minimis amount of Company assets, including cash, if as a result of such Distribution, such Member’s interest in the Company is reduced (including a redemption); and (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset made pursuant to Section 8.5(a) or (b) shall, as a matter of administrative convenience, occur on a quarterly basis to take into consideration the contributions by and distributions to Members over the course of a given quarter, Furthermore, any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Members under Section 9.4 (determined immediately prior to the issuance of the new Membership Interests or the distribution of assets in an ownership reduction transaction).

Section 8.6. Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Managers determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such regulation, the Managers may make such modification, provided that it is not likely to have a material effect on the amount distributable to any Member pursuant to Section 9.2 on the dissolution of the Company. The Managers also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

Section 8.7. Transfer of Capital Accounts. The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such substituted Member succeeds, at the time such substituted Member is admitted to the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of the transfer of Membership Interests to or from such Member shall be appropriately adjusted to reflect such transfer. Any reference in this Agreement to a Capital Contribution of or Distribution to a Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to the former Member on account of the Membership Interests of such former Member transferred to such Member.

ARTICLE IX

DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

Section 9.1. Generally. Subject to the provisions of Section 18-607 of the Act, the Managers shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention of, or payment to third parties of, such funds or reserves as it deems necessary with respect to anticipated business needs of the Company which shall include (but not by way of limitation) the payment or the making of provision for the payment when due of Company obligations, including the payment of any management or administrative fees and expenses or any other obligations.

Section 9.2. Distributions.

(a) From time to time and not less than quarterly, the Board of Managers shall review the Company’s accounts to determine whether the Company has available cash which is not necessary to retain and can be distributed to its Members. In no event, however, shall funds be advanced or borrowed for purpose of Distributions, if the amount of such Distributions would exceed the Company’s accrued and received revenues for the previous four (4) quarters, less paid and accrued operating costs with respect to such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash Distributions from the Company to the Sponsor shall only be made in conjunction with Distributions to Members and only out of funds properly allocated to the Sponsor’s account. The Board of Managers shall cause the Company to set aside adequate reserves for normal replacements and contingencies (but not for the payment of fees payable to the Advisor). The Company shall make Distributions to the Members pursuant to this Section 9.2 as follows:

(b)

(i) First, Company NAV shall be determined pursuant to this Agreement and Distributions shall be allocated among the Class A Units, the Class C Units and the Class I Units (as well as any subsequently authorized Class) pro rata in proportion to the Relative NAV of each Class;

(ii) Second, the Distributions allocable to any given Class pursuant to Section 9.2(b)(i) shall be allocated and distributed among the respective holders of Units of such Class pro rata based on their Percentage Interests of such Class (with the amount of the Distribution Fee payable by the Company with respect to Class C Units being deducted from the Distributions available to Class C Units pursuant to Section 9.2(b)(i) and reserved by the Company for payment or paid by the Company to the Dealer Manager, which amounts shall be deemed distributed to such holders of Class C Units).

(c) The Company will make no Distributions of in-kind property except for Distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company or Distributions in connection with the liquidation of the Assets in accordance with the terms of this Agreement unless: (i) the Board of Managers advises each Member of the risks associated with direct ownership of the property, (ii) the Board of Managers offers each Member the election of receiving in-kind property Distributions, and (iii) the Company distributes in-kind property only to those Members who accept such offer by the Board of Managers.

Section 9.3. Form of Distribution. A Member, regardless of the nature of the Member’s Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money.

Section 9.4. Allocation of Profit and Loss. For each fiscal year of the Company, after adjusting each Member’s Capital Account for all Capital Contributions and distributions during such fiscal year and all special allocations pursuant to Section 9.5 with respect to such fiscal year, all Profits and Losses (including special allocations of Distribution Fees and other than Profits and Losses specially allocated pursuant to Section 9.5) shall be allocated to the Members’ Capital Accounts in a manner such that, as of the end of such fiscal year, the Capital Account of each Member (which may be either a positive or negative balance) shall be equal to the amount which would be distributed to such Member if the Company were to liquidate all of its assets for the Book Value thereof and distributed the proceeds thereof pursuant to the order of priorities set forth in Section 9.2(b) hereof.

Section 9.5. Special Allocations. Notwithstanding the provisions of Section 9.4:

(i) Nonrecourse Deductions shall be allocated to the Members, pro rata in proportion to the Relative NAV of each Unit. If there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g) (subject to the exceptions thereunder). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Taxable Year, each Member that has a share of such Member Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Member’s share of the net decrease in Member Minimum Gain (subject to the exceptions thereunder). Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirements in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv) No allocation of Loss shall be made pursuant to Section 9.4 to the extent that it causes or increases a deficit balance in any Member’s Adjusted Capital Account. To the extent any allocation of Loss would cause the Adjusted Capital Account balance of any of the Members to have a deficit balance, such Loss shall be allocated to the Members with positive balances in their Adjusted Capital Accounts in proportion with such relative positive Adjusted Capital Account balances.

(v) The allocations set forth in paragraphs (i), (ii), (iii) and (iv) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704.

Notwithstanding any other provisions of this Section 9.5 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

Section 9.6. Amounts Withheld. All amounts withheld pursuant to Sections 9.2(b)(ii) or 9.11 from any distribution to a Member shall be treated as amounts distributed to such Member pursuant to Section 9.2 for all purposes under this Agreement.

Section 9.7. Tax Allocations: Code Section 704(c).

(i) The income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and expenses shall be allocated among the Members so as to reflect as nearly as possible the allocations set forth herein in computing their Capital Accounts.

(ii) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution using any reasonable method (including the “Traditional Method”) provided for in the Treasury Regulations as selected by the Managers in their sole and discretion.

(iii) If the Book Value of any Company asset is adjusted pursuant to Section 8.5, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). Any elections or other decisions relating to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 9.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provisions of this Agreement.

Section 9.8. Preparation of Tax Returns. The Board of Managers shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furnish the tax information reasonably required by Members for federal and state income tax reporting purposes pursuant to Section 13.3.

Section 9.9. Tax Elections. Except as otherwise provided herein, the Board of Managers shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The Board of Managers shall have the right to seek to revoke any such election upon the Board of Manager’s determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

Section 9.10. Tax Matters.

(a) The Board of Managers is authorized, but not required:

(i) to enter into any settlement with the Internal Revenue Service with respect to any administrative or judicial proceedings for the adjustment of Company items (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”);

(ii) to seek judicial review of any adjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(iii) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax; and

(iv) to take any other action on behalf of the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Board of Managers in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Board of Managers and the indemnification provisions set forth in Article XVII, hereof shall be fully applicable with respect to such actions.

Section 9.11. Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Board of Managers determines, in its sole and absolute discretion, that the Company is required to withhold or pay with respect to any amount distributable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to sections 1441, 1442 or 1445 of the Code.

ARTICLE X

RESTRICTION ON TRANSFER AND OWNERSHIP OF UNITS

Section 10.1. Transfer of Membership Interest.

(a) A Member may assign its Economic Interests by a duly executed, written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement and which contains the provisions required by the Board of Managers to effectuate the assignment.

(b) In the case of an assignment by a Member of its Economic Interests where the assignee does not become a substituted Member pursuant to Section 10.2 below, the Company shall recognize the assignment not later than the last day of the calendar month following receipt of notice of the assignment and any other required documentation.

Section 10.2. Substituted Members. No assignee of the whole or any portion of a Membership Interest in the Company shall have the right to become a substituted Member in place of his or her assignor, unless the following conditions are first met:

(a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Managers;

(b) The written consent of the Managers to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the Managers determine that such sale or transfer (i) is to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes; (iii) may violate any applicable laws, including, without limitation, applicable federal and state securities laws (including any investment suitability standards); or (iv) would jeopardize the Company’s existence or qualification as a limited liability company under Delaware law and or under the applicable laws of any other jurisdiction in which the Company is then conducting business. In the case of a Member who is a Benefit Plan Investor, the consent of the Managers to any substitution for all or part of such Benefit Plan Investor’s Units shall not be withheld unless the Managers believe in good faith that (i) the assignee is a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) such sale or transfer may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes or that such sale or transfer may violate any applicable federal or state securities laws (including any investment suitability standards); or (iii) one of the other conditions in Sections 10.2 or 10.3 hereof would not be met;

(c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the Managers may deem necessary to effectuate such substitution;

(d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

(e) Such assignee shall pay or obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys’ fees associated therewith; and

The Company has received, if required by the Managers, a legal opinion satisfactory to the Managers that such transfer will not violate the registration provisions of the Securities Act, which opinion shall be furnished at the Member’s expense. The Company shall amend its records at least once each calendar quarter to effect the substitution of a substituted Member.

Section 10.3. Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Membership Interests or Economic Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio.

(a) No Member shall make any transfer or assignment of all or any part of his Membership Interest or Economic Interest if said transfer or assignment, when considered with all other transfers during the same applicable twelve (12) month period, would, in the opinion of the Board of Managers, result in the termination of the Company’s status as a partnership for federal or state income tax purposes.

(b) No Member shall make any transfer or assignment of all or any of his Membership Interest or Economic Interest if the Managers determine such transfer or assignment would result in the Company being classified as an association taxable as a corporation or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code (determined without reference to Code Section 469(i)) or any rules, regulations or safe-harbor guidelines promulgated thereunder.

(c) No Member shall make any transfer or assignment of all or any of his Membership Interest or Economic Interest unless the transferee that would have been qualified to purchase Units in the Offering and no transferee may acquire or hold fewer than two hundred (200) Units.

(d) Each Member that is a legal entity (other than a Benefit Plan Investor) acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assets that are attributable to any assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the assignee. Each Member, other than a Benefit Plan Investor, agrees that it will not contract away the foregoing fiduciary duty.

Section 10.4. Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article X, the Managers shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary or advisable.

ARTICLE XI

MEMBERS

Section 11.1. Voting and Other Rights of Members. The Members shall have the right to take any of the following actions upon the affirmative vote or consent of the Majority of the Members, without the concurrence of the Board of Managers:

(a) amend this Agreement,

(b) dissolve the Company,

(c) remove a Manager and elect a new Manager, and

(d) approve or disapprove the sale of all or substantially all of the Assets of the Company, when such sale is to be made other than in the ordinary course of the Company’s business.

Section 11.2. Limited Liability of Members. No Member shall be liable for any debts or obligations of the Company beyond the amount of the Capital Contributions made by such Member.

Section 11.3. Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Managers and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Managers and/or their Affiliates.

Section 11.4. Preemptive Rights. Except as may be provided by the Board of Managers, or as may otherwise be provided by contract approved by the Board of Managers, no holder of Units shall, as such holder, have any preemptive right to purchase or subscribe for any additional Units or any other Securities which the Company may issue or sell.

Section 11.5. Tender Offers. If any Person makes a tender offer, including, without limitation, a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent (5%) of the outstanding Units; provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Person must provide notice to the Company at least ten (10) Business Days prior to initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 11.5, including without limitation, expenses incurred in connection with the review of all documents related to such tender offer. In addition, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 11.5 shall be of no force or effect with respect to any Units that are then listed.

ARTICLE XII

MEETINGS OF MEMBERS

Section 12.1. Meetings. The Managers, or Members representing ten percent (10%) of the outstanding Units, may call a meeting of the Company for any matters for which Members may vote as set forth in this Agreement. If Members representing the requisite Units present to the Managers a written request stating the purpose of the meeting, the Managers shall fix a date for such meeting and shall, within ten (10) days after receipt of such request, provide written notice in accordance with Section 12.3 below to all of the Members of the date of such meeting and the purpose for which it has been called. With respect to a meeting duly requested by Members, such meeting shall be held at a date not less than fifteen (15) and not more than sixty (60) days after the Company’s receipt of the Members’ written request for the meeting, and, unless otherwise specified in the notice for such meeting, the meeting shall be held at 2:00 p.m. on such date at the principal place of business of the Company as set forth in Article V. At any meeting of the Company, Members may vote in person or by proxy. A Majority of the Members, present in person or by proxy, shall constitute a quorum at any Company meeting. Any question relating to the Company which may be considered and acted upon by the Members hereunder may be considered and acted upon by vote at a Company meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 18-302 of the Act.

Section 12.2. Manner of Giving Notice. Notice of any meeting of Members shall be given personally or by telephone to each Member or sent by first class mail, by telegram or telecopy (or similar electronic means) or by a nationally recognized overnight courier, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. Notice shall be deemed to have been given at the time when delivered either personally or by telephone, or at the time when deposited in the mail or with a nationally recognized overnight courier, or when sent by telegram or telecopy (or similar electronic means).

Section 12.3. Adjourned Meeting; Notice. Any meeting of Members, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Percentage Interests represented at that meeting, either in person or by proxy. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting. At any adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

Section 12.4. Record Date for Member Notice, Voting and Giving Consents.

(a) For purposes of determining the Members entitled to vote or act at any meeting or adjournment thereof, the Board of Managers may fix in advance a record date which shall not be greater than ninety (90) days nor fewer than ten (10) days before the date of any such meeting. If the Board of Managers do not so fix a record date, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the Business Day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

(b) Only Members of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Member who transfers all or part of such Member’s Membership Interest after a record date (and no transferee of such Membership Interest) shall have the right to vote or act with respect to the transferred Membership Interest as regards the matter for which the record date was set.

Section 12.5. Proxies. Every Member entitled to vote or act on any matter at a meeting of Members shall have the right to do so either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Member in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period. A proxy shall be deemed executed by a Member if the Member’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Member or the Member’s attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy executed by the person who executed the earlier proxy or by attendance at the meeting and voting in person by the person who executed the earlier proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted. A proxy purporting to be executed by the person who executed that proxy or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

ARTICLE XIII

BOOKS AND RECORDS, REPORTS AND RETURNS

Section 13.1. Right of Inspection. As permitted hereunder, any Member and any designated representative thereof shall be permitted access to the records of the Company at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 13.2. Access to Members List.

(a) An alphabetical list of the names, addresses and telephone number of the Members of the Company, along with the number of Units held by each of them (the “Members List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Member or the Member’s designated agent at the home office of the Company upon the request of the Member. For any of the purposes described below, the Members List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list, for any of the purposes described below, shall be mailed to any Member so requesting within ten (10) days of receipt by the Company of the request. The copy of the Members List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for postage costs and expenses incurred in reproduction pursuant to the Member request. A Member may request a copy of the Members List in connection with matters relating to Member’s voting rights and the exercise of Member rights under federal proxy laws.

(b) If the Managers neglect or refuse to exhibit, produce or mail a copy of the Members List as requested, the Advisor and/or the Managers shall be liable to any Member requesting the list for the costs, including reasonable attorney’s fees, incurred by that Member for compelling the production of the Members List, and for actual damages suffered by any Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Members List is to secure such list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose, other than in the interest of the applicant as a Member relative to the affairs of the Company. The Company may require the Member requesting the Members List to represent that the list is not requested for a commercial purpose unrelated to the Member’s Membership Interest in the Company. The remedies provided hereunder to Members requesting copies of the Members List are in addition to and shall not in any way limit other remedies available to Members under federal law, or the laws of any state.

Section 13.3. Tax Information. The Managers shall use commercially reasonable efforts, at the Company’s expense, to cause to be prepared and distributed to the Members not later than seventy-five (75) days after the end of the Company’s fiscal year, all information necessary for the preparation of the Members’ federal income tax returns.

Section 13.4. Annual Report. The Managers shall cause to be prepared at least annually, at Company expense, within one hundred and twenty (120) days after the end of the Company’s fiscal year, an annual report, which will include financial statements audited and reported upon by the Company’s independent public accountants, and will contain: (A) a balance sheet as of the end of each fiscal year and statements of income, Members’ equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant; (B) a report of the activities of the Company during the period covered by the report;

(C) where forecasts have been provided to the Members, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (D) a report setting forth Distributions to Members for the period covered thereby and separately identifying Distributions from: (i) Cash Flow from operations during the period, (ii) Cash Flow from operations during a prior period which have been held as reserves, (iii) proceeds from disposition of Assets and (iv) reserves from the Gross Proceeds of the Offering originally obtained from the Members. The annual report may also contain an estimated value per Unit, the method by which that value was determined, and the date of the data used to develop the estimated value. The Managers shall take reasonable steps to ensure that, (i) within the scope of the annual audit of the Sponsor’s financial statements, the independent certified public accountants preparing such annual report will issue a special report on the allocation of such costs to the Company in accordance with the Advisory Agreement, (ii) the special report shall be in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, (iii) the additional costs of such special report will be itemized and may be reimbursed to the Sponsor by the Company in accordance with this Section 13.4(a) only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above, (iv) the special report shall at minimum provide: a review of the time records of individual employees, the costs of whose services were reimbursed; and a review of the specific nature of the work performed by each such employee, and (v) the prospectus, prospectus supplement or periodic report as filed with the SEC shall disclose in tabular form an itemized estimate of such proposed expenses for the next fiscal year together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Sponsor, if any.

Section 13.5. Quarterly Reports. If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report shall be furnished or made available to Members (in a form and manner consistent with then-current requirements of the Securities and Exchange Commission) after such report is filed with the Securities and Exchange Commission, but no later than forty-five (45) days after the end of the relevant quarter for the quarterly report on Form 10-Q. If and when such reports are not required to be filed, each Member will be furnished (in a form and manner consistent with then-current requirements of the Securities and Exchange Commission), within sixty (60) days after the end of the first six (6) months of the Company’s fiscal year, an unaudited financial report for that period including a balance sheet, a statement of income, a statement of members’ equity and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the Managers to advise the Members of the activities of the Company during the quarter covered by the report.

Section 13.6. Filings. The Managers, at Company expense, shall use commercially reasonable efforts to cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities (with due regard for any extension of time for filing any such income tax returns as elected by the Managers). The Managers, at Company expense, shall also use commercially reasonable efforts to cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Member shall be provided with a copy of any of the reports upon request without expense to him or her. The Managers, at Company expense, shall file, with the Administrators for the various states in which this Company is registered, as required by such states, a copy of each report referred to in this Article XIII.

Section 13.7. Method of Accounting. The accrual method of accounting in accordance with accounting principles generally accepted in the United States shall be used for both income tax purposes and financial reporting purposes; provided, however, the Managers reserve the right to change the method of accounting from time to time, provided that such change is permitted (under the Code and accounting principles generally accepted in the United States) and disclosed in a report publicly filed by the Company with the Securities and Exchange Commission or is disclosed in a written notice sent to Members.

ARTICLE XIV

ADVISOR

Section 14.1. Appointment and Initial Investment of Advisor. The Board of Managers is responsible for setting the general policies of the Company and for the general supervision of the Company’s business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Managers are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Manager) as an Advisor and may grant or delegate such authority to the Advisor as the Board of Managers may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor or its Affiliates have made an initial aggregate investment of $200,000 in the Company. The Advisor or any such Affiliate may not sell this initial investment while the Advisor remains the Advisor but may transfer the initial investment to other Affiliates.

Section 14.2. Supervision of Advisor Compensation and the Advisor.

(a) The Board of Managers shall review and evaluate the qualifications of the Advisor before entering into, and shall evaluate the performance of the Advisor before renewing, an Advisory Agreement and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board of Managers. All agreements between the Advisor and the Company must be approved by a majority of the Independent Managers. The Board of Managers may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board of Managers. The Board of Managers shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Members and are fulfilled and that (i) the expenses incurred are reasonable in light of the investment performance of the Company, its net assets and net income, (ii) all Front End Fees shall be reasonable and shall not exceed eighteen percent (18%) of the Gross Proceeds of any offering, regardless of the source of payment, and (iii) the percentage of Gross Proceeds of any offering committed to Investment in Company Assets shall be at least eighty-two percent (82%). All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Company, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

(b) The Board of Managers is responsible for determining that compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement entered into with the Advisor (the “Advisory Agreement”) are being carried out. All agreements between the Advisor and the Company must be approved by a majority of the Independent Managers. The Board of Managers may consider all factors that they deem relevant in making these determinations.

Section 14.3. Fiduciary Obligations. Any investment advisory agreement with the Advisor shall provide that the Advisor has a fiduciary responsibility to the Company and to the Members.

Section 14.4. Termination. The Advisor may not voluntarily withdraw from the Company without one hundred and twenty (120) days prior written notice. If the Advisor fails to give such notice, the withdrawing Advisor shall pay all expenses incurred as a result of its withdrawal. Upon termination of the Advisory Agreement, the Company may be required to pay to the terminated Advisor all amounts then accrued and owing.

Section 14.5. Organization and Offering Expenses Limitation. Unless otherwise provided in any resolution adopted by the Board of Managers, the Company shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all

Organization and Offering Expenses shall be reasonable and shall be included in Front End Fees for purposes of the limit on such Front End Fees set forth in Section 14.2.

Section 14.6. Reimbursement for Operating Expenses.

(a) Unless otherwise provided in any resolution adopted by the Board of Managers, and subject to Section 14.6(b) below, the Company may reimburse the Advisor or its Affiliates, at the end of each fiscal quarter, for goods and services, including, but not limited to, impact monitoring services and Acquisition Expenses. The Advisor may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Advisor’s actual cost or the amount the Company would be required to pay Persons other than the Advisor’s Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. Except as otherwise provided herein, no reimbursement shall be permitted for services for which the Advisor is entitled to compensation by way of a separate fee.

(b) Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment and similar items; and (ii) salaries, fringe benefits, travel expenses and similar items incurred or allocated to any controlling person of the Advisor. For purposes of this Section 14.6, “controlling person” means persons with responsibilities similar to those of an executive, or a member of the Board of Managers, or any person who holds more than ten percent (10%) of the Advisor’s equity securities or who has the power to control the Advisor.

Section 14.7. Section 707 Compliance. Any fees paid to a Member (including those pursuant to this Article XIV) shall be treated as payments governed by Section 707 of the Code.

ARTICLE XV

INVESTMENT POLICIES AND LIMITATIONS

Section 15.1. Review of Policies. The Independent Managers shall review the investment and borrowing policies of the Company with sufficient frequency (and, upon Commencement of the Initial Public Offering, at least annually) to determine that the policies being followed by the Company at any time are in the best interests of its Members. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Managers.

Section 15.2. Certain Permitted Investments. Until such time as the Units are Listed, the Company may invest in Joint Ventures with an Affiliated Person if a majority of Managers (including a majority of Independent Managers) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on terms substantially similar to the terms of third parties making comparable investments.

Section 15.3. Reinvestment of Proceeds. Reinvestment of proceeds resulting from the sale or refinancing of a Company Asset may take place if sufficient cash will be distributed to pay federal income tax, if any (assuming investors are in a specified tax bracket) created by the sale or refinancing of such Asset. To the extent that any cash available for distribution is reinvested, such reinvested cash shall not be considered “investments” in the Company for the purposes of calculating Capital Contributions.

Section 15.4. Investments in Other Programs

(a) The Company shall not invest in general partnerships or joint ventures with non-Affiliates that own and operate specific assets, unless the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (b) below, acquires a controlling interest in such a general partnership or joint venture, but in no event shall the Advisor be entitled to duplicate fees; provided, however that the foregoing is not intended to prevent the Company from investing and reinvesting its assets in securities of other issuers. For purposes of this Section 15.4, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to: (i) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets; (ii) cause a sale or refinancing of the assets or its interest therein subject, in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture partner or consent of the joint venture partner; (iii) approve budgets and major capital expenditures, subject to a stated minimum amount; (iv) veto any sale or refinancing of the assets, or alternatively, to receive a specified preference on sale or refinancing proceeds; and (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the assets, except for transfer to an Affiliate of the joint venture partner.

(b) The Company shall have the authority to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Company if all of the following conditions are met: (i) the Affiliate and the Company have substantially identical investment objectives; (ii) there are no duplicate fees to the Advisor; (iii) the compensation payable by the general partnership or joint venture to the Advisor and the Sponsors of each Affiliate that invests in such partnership or joint venture is substantially identical; (iv) each of the Company and the Affiliate has a right of first refusal to buy if the other party wishes to sell assets held in the joint venture; (v) the investment of each of the Company and its Affiliate is on substantially the same terms and conditions; and (vi) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions since neither the Company nor its Affiliate controls the partnership or joint venture, and the potential risk that while a the Company or its Affiliate may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.

(c) The Company shall have the authority to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Company only if all of the following conditions are met: (i) the investment is necessary to relieve the Advisor from any commitment to purchase the assets prior to the closing of the offering period of the Company; (ii) there are no duplicate fees to the Advisor; (iii) the investment of each entity is on substantially the same terms and conditions; (iv) the Company has a right of first refusal to buy if the Advisor wishes to sell assets held in the joint venture; and (v) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions.

(d) The Company may be structured to conduct operations through separate single-purpose entities managed by the Advisor (multi-tier arrangements); provided that the terms of any such arrangements do not result in the circumvention of any of the requirements or prohibitions contained herein. Any agreements regarding such arrangements shall accompany any prospectus of the Company, if such agreement is then available, and the terms of such agreement shall contain provisions assuring that all of the following restrictions apply: (i) there will be no duplication or increase in Organization and Offering Expenses, fees payable to the Advisor, program expenses or other fees and costs; (ii) there will be no substantive alteration in the fiduciary and contractual relationship between the Advisor, the Company and the Members and (iii) there will be no diminishment in the voting rights of the Members.

(e) Other than as specifically permitted in subsections (b), (c) and (d) above, the Company shall not invest in general partnerships or joint ventures with Affiliates.

(f) The Company shall be permitted to invest in general partnership interests of limited partnerships only if the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (b) above, acquires a “controlling interest” as defined in subsection (a) above, the Advisor is not entitled to any duplicate fees, no additional compensation beyond that permitted under applicable law is paid to the Advisor, and the agreement of limited partnership or other applicable agreement complies with this Section 15.4.

ARTICLE XVI

CONFLICTS OF INTEREST

Section 16.1. Investments with Affiliates. The Company shall not invest in any asset or company in which the Advisor, any of the Managers or officers or any of their Affiliates has a direct economic interest without a determination by a majority of the Board of Managers (including a majority of the Independent Managers) that such an investment is fair and reasonable to the Company. In addition, with respect to any potential debt investment in a portfolio company in which a sub-advisor has an equity interest, the Advisor must determine, before the investment is made, that the procedures by which this potential debt investment is evaluated and priced are fair and reasonable.

Section 16.2. Voting of Units Owned by Affiliates. The Advisor, the Sponsor, the Managers and officers, and their Affiliates may not vote their Units regarding the removal of any of Affiliates or any other transaction between such Affiliates and the Company. All Units owned by the Advisor, the Sponsor, the Managers and officers, and their Affiliates shall be excluded in determining the requisite percentage of interest in Units necessary to approve a matter on which the Advisor, the Sponsor, the Managers and officers, and their Affiliates, as applicable, may not vote or consent.

Section 16.3. Purchase of Assets from Affiliates. The Company shall not purchase Assets from the Sponsor, the Advisor, the Managers or any of their Affiliates unless a majority of the Board of Managers (including a majority of the Independent Managers) not otherwise interested in the transaction determines that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the Assets to the Advisor or its Affiliates or such Manager, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

Section 16.4. Sale of Assets to Affiliates. The Company shall not sell or lease Assets to the Sponsor, the Advisor, the Managers or any of their Affiliates without a determination by a majority of the Board of Managers (including a majority of the Independent Managers) not otherwise interested in the transaction, that such transaction is fair and reasonable to the Company.

Section 16.5. Loans to Affiliates. Except for the advancement of funds pursuant to Section 17.3, no loans, credit facilities, credit agreements or otherwise shall be made by the Company to the Advisor or any Affiliate thereof.

Section 16.6. Other Transactions with Affiliates. The Company shall not engage in a transaction with an Affiliated Person unless a majority of the Board of Managers (including a majority of the Independent Managers) not otherwise interested in the transaction concludes that such transactions between the Company and the Sponsor, the Advisor, any of the Managers or any of their Affiliates are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties. The terms pursuant to which any goods or services, other than those services provided pursuant to the Advisory Agreement, are provided to the Company by the Advisor, shall be embodied in a written contract, the material terms of which must be fully disclosed to the Members.

Section 16.7. Exchange of Interests in the Company. The Company may not acquire Assets in exchange for Units or other indicia of ownership in the Company.

Section 16.8. Exclusive Agreement. The Company shall not give the Advisor an exclusive right to sell or exclusive employment to sell Assets for the Company.

Section 16.9. Commissions on Financing, Refinancing or Reinvestment. The Sponsor and the Advisor may only receive commissions on the reinvestment of Cash Flow or proceeds from the sale, exchange or refinancing of Assets to the extent permitted under Section 14.2 and 14.6.

Section 16.10. Rebates, Kickbacks and Reciprocal Arrangements.

(a) No rebates or give-ups may be received by the Sponsor nor may the Sponsor participate in any reciprocal business arrangements which would circumvent the NASAA Omnibus Guidelines or the provisions contained in this Agreement.

(b) The Sponsor may only pay underwriting compensation to a registered broker-dealer or other properly licensed Person.

Section 16.11. Commingling. The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that the foregoing shall not prohibit the Advisor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated Programs, if Company funds are protected from claims of such other Programs and/or creditors. The foregoing prohibition shall not apply to investments described in Section 15.2.

Section 16.12. Lending Practices. The Company may not borrow money from the Sponsor, the Advisor, the Managers, or any of their Affiliates, unless a majority of the Board of Managers (including a majority of Independent Managers) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

Section 16.13. No Permanent Financing. The Advisor shall be prohibited from providing permanent financing for the Company. For purposes of this Section 16.13, “permanent financing” shall mean any financing with a term in excess of 12 months.

ARTICLE XVII

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE COMPANY

Section 17.1. Limitation of Member Liability. No Member shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of being a Member, nor shall any Member be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Company by reason of being a Member.

Section 17.2. Limitation of Liability.

(a) Subject to any non-waivable limitations set forth under Delaware law or in paragraph (b), no Manager or officer of the Company shall be liable to the Company or its Members for money damages. Neither the amendment nor repeal of this Section 17.2(a), nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 17.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Company shall not provide that the Sponsor, a Manager, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(ii) The Indemnitee was acting on behalf of or performing services for the Company.

(iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Manager (other than an Independent Manager), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Manager.

(iv) Such agreement to hold harmless is recoverable only out of the Company’s assets and not from the Members.

Section 17.3. Indemnification.

(a) Subject to any non-waivable limitations set forth under Delaware law or in paragraph (b) or (c) below, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Manager or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Manager or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another partnership, corporation, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Advisor or any of its Affiliates acting as an agent of the Company. The rights to indemnification and advance of expenses provided hereby shall vest immediately upon appointment of a Manager, officer, Advisor or an Affiliate. The Company may, with the approval of the Board of Managers or any duly authorized committee thereof, provide such indemnification and advance for expenses. The Board of Managers may take such action as is necessary to carry out this Section 17.3(a). No amendment of this Agreement or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

(c) The Company may not incur the cost of that portion of liability insurance which insures the Advisor or its Affiliates for any liability as to which the Advisor or its Affiliates is prohibited from being indemnified under this section.

(d) The advancement of Company funds to the Advisor or its Affiliates for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

(i) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or its subsidiaries.

(ii) The legal action is initiated by a third party who is not a Member or, if by a Member acting in his or her capacity as such, a court of competent jurisdiction approves such advancement.

(iii) The Advisor or its Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which found not to be entitled to indemnification.

Section 17.4. Express Exculpatory Clauses in Instruments. Neither the Members nor the Managers, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Members, Managers, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s Assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Member, Manager, officer, employee or agent liable thereunder to any third party, nor shall the Managers or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

ARTICLE XVIII

AMENDMENTS

This Agreement is subject to amendment by the affirmative vote or consent of the Majority of the Members in accordance with Sections 5.2 and 11.1, except for amendments which do not adversely affect the rights of the Members; provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Manager or Member or diminish the rights or benefits to which any Manager or Member is entitled under this Agreement, without the affirmative vote or consent of a majority of the Percentage Interests held by the Members who would be adversely affected thereby (or the consent of a Manager if it will be adversely affected thereby). This Agreement shall in no event be amended to change the limited liability of the Members without the affirmative vote or consent of all of the Members. Any amendment to this Agreement modifying the compensation or Distributions to which the Managers are entitled or which affects the duties of the Managers shall require the consent of the Managers. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Managers shall have the right to amend this Agreement, without the vote or consent of any of the Members, when:

(a) There is a change in the name of the Company or the amount of the contribution of any Member;

(b) A Person is substituted as a Member;

(c) An additional Member is admitted;

(d) A Person is admitted as a successor or additional Manager in accordance with the terms of this Agreement;

(e) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

(f) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State “Blue Sky” Administrator or similar official, which request will be accepted as a determination by such Administrator or officer that such change is required by the Administrator or official for the benefit or protection of the Members;

(g) To elect for the Company to be governed by any successor Delaware statute governing limited liability companies;

(h) To modify provisions of this Agreement to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b); and

(i) To improve, upon advice of counsel, the Company’s position in avoiding being treated as a publicly traded partnership taxable as a corporation under the Code or any other tax position of the Company.

The Managers shall notify the Members within a reasonable time of the adoption of any such amendment, provided that such notice shall be deemed to have been given if the adopted amendment is disclosed in a report that the Company publicly files with the Securities and Exchange Commission.

ARTICLE XIX

ROLL-UP TRANSACTIONS

In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s Assets shall be obtained from an Independent Expert. The Company’s Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the Assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Members. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Members in connection with a proposed Roll-Up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holder of Units who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as Members of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Members’ pro rata share of the appraised value of the net assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(c) that would result in the holder of Units having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.1 and 12.1 of this Agreement;

(d) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Units by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that investor;

(e) in which investor’s rights to access of records of the Roll-Up Entity will be less than those required by the laws of the state in which the Roll-Up Entity was formed; or

(f) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is rejected by the holders of Units.

ARTICLE XX

DURATION AND DISSOLUTION OF THE COMPANY

Section 20.1. Duration. The Company shall continue perpetually unless terminated pursuant to Section 20.3 or pursuant to any applicable provision of the Act.

Section 20.2. Authority of Managers. Subject to the provisions of any class or series of Units at the time outstanding, the Board of Managers shall have the power to dissolve or liquidate the Company; provided; however, that except as otherwise permitted by law, such action shall have been approved, at a meeting of the Members called for that purpose, by the affirmative vote of the holders of not less than a majority of the Units then outstanding and entitled to vote thereon (other than a sale in the ordinary course of the Company’s business, as to which no such vote is required).

Section 20.3. Dissolution.

(a) The Company may be dissolved upon the affirmative vote of the holders of a majority of the outstanding Units entitled to vote thereon. Upon the dissolution of the Company:

(i) The Company shall carry on no business except for the purpose of winding up its affairs.

(ii) The Board of Managers shall proceed to wind up the affairs of the Company and all of the powers of the Board of Managers under this Agreement shall continue, including the powers to fulfill or discharge the Company’s contracts, collect its Assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Company to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(iii) In connection with the winding up of the affairs of the Company, the Board of Managers shall liquidate the Assets as promptly as is consistent with obtaining current fair market value of such Assets.

(iv) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Company may distribute the remaining property of the Company among the Members so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Units at the time outstanding shall be entitled, the remaining property of the Company shall, subject to any participating or similar rights of Units at the time outstanding, be distributed among the holders of Units at the time outstanding pursuant to the priorities set forth in Section 9.2(b) of this Agreement.

(b) Upon completion of the distribution of the Company property as provided in Section 20.3(a), the Board of Managers shall cause the filing of a certificate of cancellation with the Secretary of State of the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions in which the Company shall be qualified to transact business, and shall take such other actions as may be necessary to terminate the Company.

ARTICLE XXI

MISCELLANEOUS

Section 21.1. Covenant to Sign Documents. Each Member covenants, for himself or herself and his or her successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, the Certificate and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company shall conduct its business.

Section 21.2. Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid.

Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Managers or to the Company shall be delivered to the Company’s principal place of business, as set forth in Article V above or as hereafter charged as provided herein.

Section 21.3. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

Section 21.4. Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

Section 21.5. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 21.6. Application of Delaware law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware applicable to contracts to be made and performed entirely in such state.

Section 21.7. Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

Section 21.8. Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

Section 21.9. Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a Manager on behalf of the Members as their attorney-in-fact.

Section 21.10. Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company or to cause the Company to be dissolved or liquidated.

Section 21.11. Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article X.

Section 21.12. No Third Party Beneficiaries. For the avoidance of doubt, except for the Indemnitees, there are no intended or unintended third party beneficiaries of this Agreement (it being understood that each Indemnitee is an express third party beneficiary with respect to the provisions of this Agreement applicable to them as if they were parties to this Agreement).

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Limited Liability Company Operating Agreement to be signed, and attested to, on this 20th day of February, 2013.

MEMBER:

TRILINC ADVISORS, LLC

By:	/s/ Gloria S. Nelund
Name:	Gloria S. Nelund
Title:	Chairman & Chief Executive Officer

ATTEST: NOTARY PUBLIC

APPENDIX B

TRILINC GLOBAL IMPACT FUND

Subscription Agreement

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired

2. Investment Type

Please consult with your financial advisor and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class.

☐ Class A Units ☐ Class C Units ☐ Class I Units

3. Account Type - Check One Box Only

Non-Qualified Registration Types

☐ Individual (If TOD, attach application)
☐ Joint Tenant* (If TOD, attach application)
☐ Tenants in Common*
☐ Community Property*
☐ Trust**
☐ Non-Profit Organization**
☐ Estate
☐ UGMA: State of ________
☐ UTMA: State of ________
☐ Corporation**
☐ S-Corp ☐ C-Corp
(Will default to S-Corp if nothing is marked)
☐ Partnership**
☐ Other (Specify) ________

Qualified Registration Types

☐ Traditional (Individual) IRA
☐ Simple IRA
☐ Beneficial IRA
as Beneficiary for: ________
☐ Profit Sharing Plan**
☐ KEOGH Plan**
☐ SEP IRA
☐ ROTH IRA
☐ Pension Plan**

*All parties must sign.

**Please attach pages of trust/plan document (or Articles of Incorporation) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

4. Investor Information - SSN or TIN Required. (Individual Investors only)

Investor # I Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional
Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

☐ US Citizen ☐ US Citizen residing outside the US ☐ Check here if you are subject to backup withholding

☐ Foreign citizen, country: ________ Select one: ☐ Employed ☐ Not-employed ☐ Retired

If you checked not-employed or retired, please provide source of income: ________

Occupation: Name of employer:

Address of employer: City: State: Zip Code:

4. Investor Information - SSN or TIN Required, continued (Individual Investors only)

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional
Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

☐ US Citizen ☐ US Citizen residing outside the US ☐ Check here if you are subject to backup withholding

☐ Foreign citizen, country: ______ Select one: ☐ Employed ☐ Not-employed ☐ Retired

If you checked not-employed or retired, please provide source of income: ______

Occupation: Name of employer:

Address of employer: City: State: Zip Code:

5. Trust/Business Account Information (ex: trusts, corporations, partnerships, etc.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

Select one: ☐ Yes ☐ No

Name of trustee/guardian/conservator/authorized signer | Social Security number of trustee/guardian/conservator/authorized signer | Date of birth – MM/DD/YYYY

US residential address (PO Box not acceptable) | City | State | Zip Code

Mailing address (if different) | City | State | Zip Code

Daytime phone number | Extension | E-mail address

Select one: ☐ US citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Name of trustee/guardian/conservator/authorized signer | Social Security number of trustee/guardian/conservator/authorized signer | Date of birth – MM/DD/YYYY

US residential address (PO Box not acceptable) | City | State | Zip Code

Mailing address (if different) | City | State | Zip Code

Daytime phone number | Extension | E-mail address

Select one: ☐ US citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

For Trust Accounts Only

☐ Check here if the grantor/settlor is the same as the trustee

For trust accounts, name of grantor/settlor (if different from trustee) | Social Security number of grantor/settlor | Date of birth – MM/DD/YYYY

US residential address (P.O. Box not acceptable) | City | State | Zip Code

Select one: ☐ US citizen ☐ Resident alien If resident alien, please provide country of citizenship: ______

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

For Business Accounts Only

Please provide the industry in which the legal entity operates: ____________________

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write "none" above name or leave blank)

Name ____________ Social Security number ____________ Date of birth – MM/DD/YYYY ____________

US residential address (P.O. Box not acceptable) ____________ City ____________ State ____ Zip Code ____

Select one: ☐ US citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____________________

Name ____________ Social Security number ____________ Date of birth – MM/DD/YYYY ____________

US residential address (P.O. Box not acceptable) ____________ City ____________ State ____ Zip Code ____

Select one: ☐ US citizen ☐ Resident alien If resident alien, please provide country of citizenship: ____________________

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

6. Investment Title - SSN or TIN Required

Please print names in which units are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write "Same."

Title Line 1: ____________________

Title Line 2: ____________________

Primary SSN/TIN: ____________ Secondary SSN/TIN: ____________

7. Custodian/ Trustee Information

> Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Trustee Name: ____________________

Trustee Address 1: ____________________

Trustee Address 2: ____________________

Trustee City: ____________ State: ____________ Zip Code: ____________

Trustee Telephone Number: ____________ Trustee Tax Identification Number: ____________

Investor's Account Number with Trustee: ____________________

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of units of TriLinc Global Impact Fund that are beneficially owned by the investor as reflected on the records of TriLinc Global Impact Fund as of the applicable record date at any meeting of the unitholders of TriLinc Global Impact Fund. This authorization shall remain in place until revoked in writing by Custodian/Trustee. TriLinc Global Impact Fund is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

8. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian's approval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to TriLinc Global Impact Fund, c/o DST Systems, Inc., 430 W. 7th Street, **Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of** residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of TriLinc Global Impact Fund's sponsor, or any other person selling units on behalf of TriLinc Global Impact Fund to you, to make every reasonable effort to determine that the purchase of TriLinc Global Impact Fund's units is a suitable and appropriate investment based on information provided by you.

	% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.	____
☐ Send distributions via check to investor's home address (or for Qualified Plans to the address listed in Section 7)	____
☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without the custodian's approval)	____

Name: ____________________

Address: ____________________

City: ____________ State: ____________ Zip Code: ____________

Account Number: ____________________

8. Distribution Information, continued (Choose one or more of the following options)

☐ Direct Deposit (Attach Voided Check) I authorize TriLinc Global Impact Fund or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify TriLinc Global Impact Fund in writing to cancel it. In the event that TriLinc Global Impact Fund deposits funds erroneously into my account, TriLinc Global Impact Fund is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: % of Distribution ☐ Checking

ABA/ Routing Number: Account Number: ☐ Savings

9. Broker - Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative's Firm Name: Branch ID:

Representative's Address:

Representative's City: State: Zip Code:

Representative's Phone: Representative's Fax Number:

Representative's E-mail Address:

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

☐ Units are being purchased net of commissions (Class A and Class C Units only)

*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to TriLinc Global Impact Fund that I have reasonable grounds for believing that the purchase of the units by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)
Branch Manager Signature: Date:

10. Limited Liability Company Agreement

11. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com.

12. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner 1. A copy of the prospectus of TriLinc Global Impact Fund, LLC has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through TriLinc Global Impact Fund's website.

____ Owner ____ Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."

____ Owner ____ Co-Owner 3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

____ Owner ____ Co-Owner 4. I am purchasing the units for the account referenced above.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, TRILINC GLOBAL IMPACT FUND WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF TRILINC GLOBAL IMPACT FUND MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE FINAL PROSPECTUS.

The undersigned hereby applies to purchase units in TRILINC GLOBAL IMPACT FUND, LLC in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the prospectus dated _______________.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: Date:

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to "TriLinc Global Impact Fund" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: xxxxxxxxx
FAO: (Include Account Title)

Until TriLinc Global Impact Fund has raised the minimum offering amount, all payments should be made payable to the order of "UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund" for the full purchase price, should be sent/wired by your Broker-Dealer or Registered Investment Advisor to UMB Bank directly. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):

Regular Mail
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

For Payments (including wires):

Payment may be wired to:
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872012763
FAO: (Include Account Title)

1/13 TL0007-A

TRILINC GLOBAL IMPACT FUND

Investor Instructions

1. Investment

PLEASE NOTE: We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash.

Generally, you must initially invest at least $2,000 in our units to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be at least $500. The investment minimum for subsequent purchases does not apply to units purchased pursuant to our distribution reinvestment plan.

2. Investment Type

Please check the appropriate box to indicate the class of units you intend to purchase.

3. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

4. Investor Information - SSN or TIN Required. (Individual Investors only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including DWS Investments, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 12, you are certifying that this number is correct.

5. Trust/Business Account Information (ex: trusts, corporations, partnerships, etc.)

Please Note: You must indicate if the Account is engaged in internet gambling or support companies engaged in internet gambling.

You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens. Non-resident aliens must also supply IRS form W-8BEN.

Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s).

For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/settlor, or authorized signer.

For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner.

6. Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 12, you are certifying that this number is correct.

Please print the exact name(s) in which units are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

Over Please

7. Custodian/ Trustee Information

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you wish to purchase units through an IRA, and need an IRA account, First Trust Retirement has agreed to serve as IRA custodian for such purpose. TriLinc Global Impact Fund will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees. A separate IRA Application from First Trust Retirement must be completed and can be found in the TriLinc Global Impact Fund Combined/Traditional Roth Package. Further information about custodial services is also available through your broker or our dealer manager.

8. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: **If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly notify TriLinc Global Impact Fund in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of TriLinc Global Impact Fund's sponsor, or any other person selling units on behalf of TriLinc Global Impact Fund to you, to make every reasonable effort to determine that the purchase of TriLinc Global Impact Fund's units is a suitable and appropriate investment based on information provided by you.**

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you choose to enroll in the DRP, all of your distributions will be reinvested through the Distribution Reinvestment Plan. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian's approval.)

9. Broker - Dealer and Registered Representative Information

PLEASE NOTE: **The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.**

Required Representations: By signing Section 9, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

- has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
- has discussed the investor's prospective purchase of units with such investor;
- has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the units and other fundamental risks related to the investment in the units, the restrictions on transfer of the units and the risk that the investor could lose his or her entire investment in the units;
- has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
- has reasonable grounds to believe the investor is purchasing these units for the account referenced in Section 6, and
- has reasonable grounds to believe the purchase of units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the units in the state where the investment was made and in the state designated as the investor's legal residence in Section 4; and (ii) agree to maintain records of the information used to determine that an investment in units is suitable and appropriate for the investor for a period of six years.

10. Limited Liability Company Agreement

By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize TriLinc Global Impact Fund to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.

11. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund, LLC. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com.

12. Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Kentucky resident you must also initial paragraph (9), if a Maine resident you must also initial paragraph (10), if a Massachusetts resident you must also initial paragraph (11), if a Nebraska resident you must also initial paragraph (12), if a New Jersey resident you must also initial paragraph (13), if a New Mexico resident you must also initial paragraph (14), if a North Dakota resident you must also initial paragraph (15), if an Ohio resident you must also initial paragraph (16), if a Oregon resident you must also initial paragraph (17), if a Tennessee resident you must also initial paragraph (18), and if a Texas resident you must also initial paragraph (19). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 12 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

APPENDIX C

TRILINC GLOBAL IMPACT FUND, LLC

DISTRIBUTION REINVESTMENT PLAN

TriLinc Global Impact Fund, LLC, a Delaware limited liability company (the “Company”), has adopted the following Distribution Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s Amended and Restated Limited Liability Company Operating Agreement, as such agreement may be amended (“Operating Agreement”) unless otherwise defined herein.

1. Distribution Reinvestment. As an agent for the unitholders (“Unitholders”) of the Company who purchase units of the Company’s limited liability company interests (the “Units”) pursuant to an offering by the Company (“Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all cash distributions, other than Designated Special Distributions (as defined below), (“Distributions”), including Distributions paid with respect to any full or fractional Units acquired under the DRP, to the purchase of the Units for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. The Units purchased pursuant to the DRP shall be of the same Unit class as the Units with respect to which the Participant is receiving cash distributions to be reinvested through DRP. As used in the DRP, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of Managers.

2. Participation. Any Unitholder who owns Units and who has received a prospectus, as contained in the Company’s Registration Statement filed with the Securities and Exchange Commission (“Commission”), may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization, provided such subscription, enrollment or authorization is received at least 15 business days prior to the last day of the calendar month. Units will be purchased under the DRP on the date that Distributions are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Units on a national securities exchange, he or she does not meet the minimum income and net worth standards established for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

Participation in the DRP shall continue until such participation is terminated in writing by the Participant pursuant to Section 7 below

3. Unit Purchases. Any purchases of Units pursuant to the DRP will be dependent on the continued registration of the securities or the availability of an exemption from registration in the Participant’s home state. Each class of units under DRP will be initially sold at $9.025 per unit until such time as the Company commences valuations of its assets during the first full quarter following the satisfaction of the minimum offering requirement and, thereafter, at the price equal to the then current offering price per each class of Units, less the sales fees associated with that class of Units in the primary offering. Participants in the DRP may also purchase fractional Units so that 100% of the Distributions will be used to acquire Units. However, a Participant will not be able to acquire DRP Units to the extent that any such purchase would cause such Participant to violate any provision of the Operating Agreement. Units issued pursuant to the DRP will have the same voting rights as the Units offered in the primary offering.

Units to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Units which are being registered with the Commission in connection with the Offering, (b) Units to be registered with the Commission after the Offering for use in the DRP (a “Future

Registration”), or (c) Units purchased by the Company for the DRP in a secondary market (if available) or on a securities exchange (if listed) (collectively, the “Secondary Market”). Units purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Units in the DRP. Units acquired by the Company on the Secondary Market will have a price per unit equal to the then-prevailing market price, which shall equal the price on the securities exchange, or over-the-counter market on which such Units are listed at the date of purchase if such Units are then listed. If Units are not so listed, the Board of Managers will determine the price at which Units will be issued under the DRP.

If the Company acquires Units in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Units for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Units so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Units in the Secondary Market or to complete a Future Registration for Units to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

4. Timing of Purchases. The plan administrator will make every reasonable effort to reinvest all Distributions on the day the cash distribution is paid, except where necessary for the Company to comply with applicable securities laws. If, for any reason beyond the control of the plan administrator, reinvestment of the Distribution cannot be completed within 30 days after the applicable distribution payment date, Participants’ funds held by the plan administrator will be distributed to the Participants.

5. Taxation of Distributions. The reinvestment of Distributions does not relieve the Participant of any taxes which may be payable as a result of those Distributions and their reinvestment in Units pursuant to the terms of the DRP.

6. Commissions. The Company will not pay any selling commissions or Dealer Manager fees in connection with Units sold pursuant to the DRP. The distribution fee is payable with respect to all Class C units, including Class C units issued under our distribution reinvestment plan, and will result in lower cash distributions with respect to the Class C units than the cash distributions with respect to Class A and Class I units.

7. Termination by Participant. A Participant may terminate participation in the DRP at any time by written instructions to that effect to the plan administrator. To be effective on a distribution payment date, the notice of termination must be received by the plan administrator at least 15 days before that distribution payment date. Prior to listing of the Units on a national securities exchange, any transfer of Units by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Units. Upon termination of DRP participation, future Distributions, if any, will be distributed to the Unitholder in cash.

All correspondence concerning the plan should be directed to the plan administrator by mail at DST Systems, Inc., P.O. Box 219312, Kansas City, MO 64121-9312.

8. Amendment or Termination by the Company. The Company reserves the right to amend, suspend or terminate the DRP any time by the giving of written notice to each Participant at least 10 days prior to the effective date of the amendment, supplement or termination.

9. No Unit Certificates. The ownership of the Units purchased through the DRP will be in book-entry form only.

10. Reports. The Company shall provide to each Participant a confirmation at least once every calendar quarter showing the number of Units owned by such Participant at the beginning of the covered period, the amount of the Distributions paid in the covered period and the number of Units owned at the end of the covered period. During each fiscal quarter, but in no event later than 30 days after the end of each fiscal quarter, the

Company’s transfer agent will mail and/or make electronically available to each Participant, a statement of account describing, as to such Participant, the distributions received during such quarter, the number of Units purchased during such quarter, and the per unit purchase price for such Units.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Units are purchased or sold for Participant’s account.

APPENDIX D

TRILINC GLOBAL IMPACT FUND, LLC

UNIT REPURCHASE PROGRAM

The Board of Managers of TriLinc Global Impact Fund, LLC, a Delaware limited liability company (the “Company”), has adopted a unit repurchase program (the “Repurchase Program”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Amended and Restated Limited Liability Company Operating Agreement unless otherwise defined herein.

1. Effective Date of Repurchase Program. The Repurchase Program shall become effective beginning twelve months following the date on which the Company raises gross offering proceeds of two million dollars ($2,000,000).

2. Unit Repurchase. Subject to the terms and conditions of the Repurchase Program, including the limitations on repurchases set forth in paragraph 5 and the procedures for repurchases set forth in paragraph 6, the Company shall repurchase such number of Units as requested by a Member on a quarterly basis. A Member may request that the Company repurchase all of the Units owned by such Member.

3. Repurchase Price. The price at which the Company shall repurchase the Units of a Member is equal to the current offering price of the Units, as disclosed in the Company’s prospectus, less the sales fees (consisting of selling commissions and the dealer manager fee) associated with that class of Units.

4. One-year Holding Period. Subject to paragraph 7 below, a Member shall hold his or her units for a minimum of one year before he or she can participate in the Repurchase Program. If a Member made more than one purchase of the Units, the one-year holding period shall be calculated separately with respect to each such purchase.

5. Limitations on Repurchases. The Company’s obligation to repurchase Units hereunder is limited as follows:

a. The Company may repurchase no more than five percent (5%) of the weighted-average number of Units outstanding in any twelve-month period.

b. The Company has no obligation to repurchase Units if the repurchase would violate the restrictions on distributions under federal law or Delaware law.

c. All Units to be repurchased under the Repurchase Program must be (i) fully transferable and not be subject to any liens or other encumbrances and (ii) free from any restrictions on transfer. If the Company determines that a lien or other encumbrance or restriction exists against the Units requested to be repurchased, the Company shall not repurchase any such Units.

Unless the Board of Managers determines otherwise, the Company shall limit the number of Units to be repurchased during any calendar year to the number of Units the Company can repurchase with the proceeds the Company receives from the sale of Units under the Company’s distribution reinvestment plan. At the sole discretion of the Board of Managers, the Company may also use cash on hand, cash available from borrowings and cash from liquidation of investments as of the end of the applicable quarter to repurchase Units.

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6. Procedures for Repurchase. The Company shall repurchase Units on the last business day of each quarter (the “Repurchase Date”). As of the Repurchase Date, repurchased Units shall cease earning distributions notwithstanding the fact that the repurchase payment for such Units may have not yet have been remitted to the former holder of such Units.

For a Member’s Units to be eligible for repurchase in a given quarter, the Company must receive a written repurchase request from the Member or from an authorized representative of the Member setting forth the number of Units requested to be repurchased at least five business days before the Repurchase Date. Members may contact the Company to receive required repurchase forms and instructions concerning required signature. If the Company cannot repurchase all Units presented for repurchase in any quarter because of the limitations on repurchases set forth in paragraph 5, then the Company shall honor repurchase requests on a pro rata basis.

If the Company does not completely satisfy a repurchase request at quarter-end because the Company did not receive the request in time or because of the limitations on repurchases set forth in paragraph 5, then the Company shall treat the unsatisfied portion of the repurchase request as a request for repurchase at the next Repurchase Date, unless the repurchase request is withdrawn. Any Member can withdraw a repurchase request by sending written notice to the Company, provided that such notice is received at least five business days before the Repurchase Date.

7. Special Provisions upon a Member’s Death or Disability. The Company shall treat repurchase requests made upon a Member’s death or disability differently, as follows: The one-year holding period requirement set forth in paragraph 4 above shall be waived. The Company shall not be obligated to repurchase Units if more than 360 days have elapsed since the date of the death or disability of the Member and, in the case of disability, if the Member fails to provide an opinion of a qualified independent physician. For purposes of the Repurchase Program, a disability shall be deemed to have occurred when a Member suffers a disability for a period of time, as determined by the Board of Managers and confirmed by a qualified independent physician.

8. Termination, Suspension or Amendment of the Repurchase Program by the Company. The Board of Managers has the right to amend, suspend or terminate the Repurchase Program. The Company shall promptly notify Members of any changes to the Repurchase Program, including any suspension or termination of it, in the Company’s periodic or current reports filed with the SEC or by means of other notice.

The Repurchase Program shall terminate on the date that the Units are listed on a national securities exchange, are included for quotation in a national securities market or, in the sole determination of the Board of Managers, a secondary trading market for the Units otherwise develops.

9. Liability of the Company. The Company shall not be liable for any act done in good faith or for any good faith omission to act.

10. Governing Law. The Repurchase Program shall be governed by the laws of the State of Delaware.

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UP TO $1,500,000,000 IN UNITS

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. Until May 28, 2013 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.